     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 1995
                                                  REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                ELDORADO BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                CALIFORNIA                                   6712                                   95-3642383
     (STATE OF OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NO.)

            17752 EAST SEVENTEENTH STREET, TUSTIN, CALIFORNIA 92680
                                 (714) 798-1100
               (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

              J. B. CROWELL, PRESIDENT AND CHIEF EXECUTIVE OFFICER
            17752 EAST SEVENTEENTH STREET, TUSTIN, CALIFORNIA 92680
                                 (714) 798-1100
            (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:

           Robert F. Nichols, Jr., Esq.                           Ben A. Frydman, Esq.
                 Nichols & Andrews                          Stradling, Yocca, Carlson & Rauth
          22992 Mill Creek Road, Suite B                  660 Newport Center Drive, Suite 1600
          Laguna Hills, California 92653                     Newport Beach, California 92660

     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and the effective time of the merger (the "Merger") of Mariners Bancorp ("Mariners") with and into Eldorado Bank, a wholly-owned subsidiary of the Registrant, as described in the Agreement and Plan of Reorganization and Merger, dated as of May 22, 1995 (the "Merger Agreement"), attached as Annex A to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------
                                                     PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
      TITLE OF EACH CLASS OF         AMOUNT TO BE     OFFERING PRICE    AGGREGATE OFFERING    REGISTRATION
   SECURITIES TO BE REGISTERED        REGISTERED         PER SHARE             PRICE              FEE
- ------------------------------------------------------------------------------------------------------------
Common Stock, no par value........    630,276(1)         $4.90(2)          $3,088,352(2)      $1,064.95(2)
- ------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------

(1) Based upon the number of outstanding shares of Mariners Common Stock as of July 15, 1995.

(2) Pursuant to Rule 457(f)(2), the registration fee was computed as follows: one-twenty-ninth (1/29th) of one percent (1%) of (a) $12.20, representing the book value of a share of Mariners Common Stock on June 30, 1995, less $7.30, representing the cash to be paid by the Registrant in connection with the Merger for each share of Common Stock of Mariners, multiplied by (b) 630,276, representing the number of shares of Mariners Common Stock to be exchanged upon consummation of the Merger. Pursuant to Rule 14a-6(j) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no additional fee is filed herewith with respect to the Joint Proxy Statement, forms of proxy and other soliciting material included in this Registration Statement.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                ELDORADO BANCORP

        CROSS REFERENCE SHEET PURSUANT TO ITEM 501(B) OF REGULATION S-K

                                                                  LOCATION OR CAPTION IN
ITEM NUMBER                   CAPTION                        JOINT PROXY STATEMENT/PROSPECTUS
- -----------   ----------------------------------------    --------------------------------------
     1.       Forepart of Registration Statement and
              Outside Front Cover Page of
              Prospectus..............................    Facing Page of Registration Statement;
                                                          Cross Reference Sheet; Outside Front
                                                          Cover Page of Joint Proxy
                                                          Statement/Prospectus
     2.       Inside Front and Outside Back Cover
              Pages of Prospectus.....................    Available Information; Table of
                                                          Contents
     3.       Risk Factors, Ratio of Earnings to Fixed
              Charges and Other Information...........    Summary; Investment Considerations;
                                                          Summary Historical and Unaudited Pro
                                                          Forma combined Financial Information;
                                                          Comparative Per Share Data;
                                                          Comparative Stock Prices and Dividends
     4.       Terms of the Transaction................    Summary; The Merger; The Merger
                                                          Agreement; Security Ownership of
                                                          Certain Beneficial Owners and
                                                          Management of Eldorado; Description of
                                                          Eldorado Common Stock; Comparison of
                                                          Rights of Shareholders; Annex A
     5.       Pro Forma Financial Information.........    Summary; Summary Historical and
                                                          Unaudited Pro Forma Combined Financial
                                                          Information; The Merger; Pro Forma
                                                          Combined Financial Information
     6.       Material Contacts with the Company Being
              Acquired................................    Summary; The Merger; The Merger
                                                          Agreement
     7.       Additional Information Required for
              Reoffering by Persons and Parties Deemed
              to be Underwriters......................    Not Applicable
     8.       Interests of Named Experts and
              Counsel.................................    The Merger; Legal Matters; Experts
     9.       Disclosure of Commission Position on
              Indemnification for Securities Act
              Liabilities.............................    Not Applicable
    10.       Information With Respect to S-3
              Registrants.............................    Not Applicable
    11.       Incorporation of Certain Information by
              Reference...............................    Not Applicable
    12.       Information With Respect to S-2 or S-3
              Registrants.............................    Not Applicable
    13.       Incorporation of Certain Information by
              Reference...............................    Not Applicable

                                                                  LOCATION OR CAPTION IN
ITEM NUMBER                   CAPTION                        JOINT PROXY STATEMENT/PROSPECTUS
- -----------   ----------------------------------------    --------------------------------------
    14.       Information With Respect to Registrants
              Other Than S-3 or S-2 Registrants.......    Summary; Information Concerning
                                                          Eldorado; The Special Meetings;
                                                          Comparative Stock Prices and
                                                          Dividends; Security Ownership of
                                                          Certain Beneficial Owners and
                                                          Management of Eldorado; Index to
                                                          Financial Statements; Summary
                                                          Historical and Unaudited Pro Forma
                                                          Combined Financial Information;
                                                          Eldorado Bancorp Management's
                                                          Discussion and Analysis of Results of
                                                          Operations and Financial Condition
    15.       Information With Respect to S-3
              Companies...............................    Not Applicable
    16.       Information With Respect to S-2 or S-3
              Companies...............................    Not Applicable
    17.       Information With Respect to Companies
              Other Than S-3 or S-2 Companies.........    Summary; Information Concerning
                                                          Mariners; Comparative Stock Prices and
                                                          Dividends; Summary Historical and
                                                          Unaudited Pro Forma Combined Financial
                                                          Information; Mariners Bancorp
                                                          Management's Discussion and Analysis
                                                          of Results of Operations and Financial
                                                          Condition; Index to Financial
                                                          Statements
    18.       Information if Proxies, Consents or
              Authorizations are to be Solicited......    Outside Front Cover Page of Joint
                                                          Proxy Statement; Summary; The Special
                                                          Meetings; The Merger; Security
                                                          Ownership of Certain Beneficial Owners
                                                          and Management of Eldorado; Security
                                                          Ownership of Certain Beneficial Owners
                                                          and Management of Mariners; Management
                                                          and Operations After the Merger
    19.       Information if Proxies, Consents or
              Authorizations are not to be Solicited
              or in an Exchange Offer.................    Not Applicable

                                ELDORADO BANCORP
                             17752 EAST 17TH STREET
                            TUSTIN, CALIFORNIA 92680

                                                                          , 1995

Dear Shareholders:

     You are cordially invited to attend a Special Meeting of Shareholders of Eldorado Bancorp ("Eldorado"), which will be held at the Sheraton Newport Hotel, located at 4545 MacArthur Boulevard, Newport Beach, California, at 9:00 a.m. local time on Tuesday, September 12, 1995.

     The purpose of the meeting is to consider and vote upon a proposal for the merger of Mariners Bancorp ("Mariners") and Mariners Bank, its wholly-owned subsidiary, with and into Eldorado Bank (the "Merger"), that is to be consummated under the terms of an Agreement and Plan of Reorganization and Merger, dated as of May 22, 1995, by and among Eldorado, Eldorado Bank, Mariners and Mariners Bank, and the issuance of shares of Eldorado Common Stock in the Merger. If the proposed Merger is consummated, Mariners will be merged with and into Eldorado Bank and each shareholder will receive, for each of his or her outstanding shares of Mariners Common Stock, one share of Eldorado Common Stock and $7.30 in cash (the cash component of such consideration being subject to certain adjustments described in the Agreement and Plan of Reorganization and Merger).

     The proposed Merger requires certain regulatory approvals and the approval of the principal terms of the Agreement and Plan of Reorganization and Merger by the holders of a majority of the outstanding shares of Common Stock of Eldorado and of Mariners, in addition to the satisfaction of other conditions. Mariners shareholders will consider approval of the Agreement and Plan of Reorganization and Merger at their separate meeting also to be held on September 12, 1995.

     The Board of Directors of Eldorado believes that the Merger is in the best interests of Eldorado and its shareholders and unanimously recommends that you vote FOR the approval of the principal terms of the Agreement and Plan of Reorganization and Merger and the transactions contemplated thereby. The accompanying Joint Proxy Statement/Prospectus provides details of the proposed Merger and additional related information. Please carefully review and consider all of this information.

     It is especially important that your shares be represented and voted at this meeting. Although you may currently plan to attend the meeting, please complete, sign, date and return the enclosed proxy card. If you hold shares in more than one name, or if your shares are registered in more than one way, you may receive more than one copy of the proxy materials. So, please complete, sign, date and return each of the proxy cards you receive so that all of your shares may be voted. If you attend the meeting and vote in person, your vote will supersede your proxy. I look forward to seeing you at the meeting.

                                          Sincerely,

                                          J. B. Crowell
                                          President and Chief Executive Officer

                                ELDORADO BANCORP
                             17752 EAST 17TH STREET
                            TUSTIN, CALIFORNIA 92680

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD SEPTEMBER 12, 1995
                            ------------------------

To the Shareholders of
Eldorado Bancorp

     A Special Meeting of Shareholders of Eldorado Bancorp ("Eldorado") will be held at the Sheraton Newport Hotel, located at 4545 MacArthur Boulevard, Newport Beach, California, on Tuesday, September 12, 1995, at 9:00 a.m. local time.

     The special meeting is being held for the purpose of considering and voting upon a proposal to approve the principal terms of an Agreement and Plan of Reorganization and Merger, dated as of May 22, 1995 (the "Merger Agreement"), by and among Eldorado, Eldorado Bank, a California state-chartered bank and wholly-owned subsidiary of Eldorado ("Eldorado Bank"), Mariners Bancorp, a California corporation ("Mariners"), and Mariners Bank, a California state-chartered bank and wholly-owned subsidiary of Mariners ("Mariners Bank"), and the transactions contemplated thereby, including the issuance of shares of Eldorado Common Stock in the Merger. A copy of the Merger Agreement is included as Annex A to the enclosed Joint Proxy Statement/Prospectus. The Merger Agreement provides for:

          (1) The merger (the "Merger") of Mariners with and into Eldorado Bank, with Eldorado Bank continuing as the surviving corporation;

          (2) The conversion of each outstanding share of Common Stock of Mariners (other than shares as to which dissenters' rights are perfected) into one share of Common Stock of Eldorado and cash in the amount of $7.30 per share (such cash component being subject to adjustment as provided in the Merger Agreement); and

          (3) Immediately following consummation of the Merger, the merger (the "Bank Merger") of Mariners Bank with and into Eldorado Bank, with Eldorado Bank continuing as the surviving corporation.

     Only shareholders of record at the close of business on July 26, 1995 will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. Each share of Eldorado Common Stock will entitle the holder to one vote at the meeting.

     The affirmative vote of the holders of a majority of the outstanding shares of Eldorado Common Stock is necessary to approve the Merger Agreement. All shareholders, whether or not they expect to attend the meeting in person, are requested to complete, sign, date and return the enclosed form of proxy in the accompanying envelope (which requires no additional postage if mailed in the United States). Your proxy will be revocable by filing with the Secretary a written revocation or a proxy bearing a later date at any time prior to the time it is voted, or by attending the meeting and voting in person.

                                          By Order of the Board of Directors,

                                          Elaine P. Crouch
                                          Secretary

            , 1995

                                MARINERS BANCORP
                            111 CALLE DE INDUSTRIAS
                         SAN CLEMENTE, CALIFORNIA 92672

                                                                          , 1995

Dear Shareholders:

     You are cordially invited to attend a Special Meeting of Shareholders of Mariners Bancorp ("Mariners"), which will be held at Mariner Bank's San Clemente office, located at 115 Calle de Industrias, San Clemente, California at 10:00 a.m., local time on Tuesday, September 12, 1995.

     The purpose of the meeting is to consider and vote upon a proposal for the merger of Mariners and Mariners Bank, its wholly-owned subsidiary, with and into Eldorado Bank. Shareholders will be asked to vote on and approve the Agreement and Plan of Reorganization and Merger, dated as of May 22, 1995, by and among Mariners, Mariners Bank, Eldorado Bancorp and Eldorado Bank.

     The Agreement and Plan of Reorganization and Merger provides for the conversion of each outstanding share of Mariners Bancorp Common Stock, into the right to receive one share of Eldorado Bancorp Common Stock and $7.30 in cash (the cash component of such consideration being subject to certain adjustments described in the Agreement and Plan of Reorganization and Merger). The proposed Merger requires certain regulatory approvals and the approval and adoption of the Agreement and Plan of Reorganization and Merger by the holders of a majority of the outstanding shares of Common Stock of Mariners and Eldorado Bancorp, in addition to the satisfaction of other conditions. Eldorado Bancorp shareholders will consider approval of the Agreement and Plan of Reorganization and Merger at their separate meeting also to be held on September 12, 1995.

     The Board of Directors of Mariners believes that the Merger is in the best interests of Mariners and its shareholders and unanimously recommends that you vote FOR the approval of the Agreement and Plan of Reorganization and Merger and the transactions contemplated thereby. The accompanying Joint Proxy Statement/Prospectus provides details of the proposed Merger and additional related information. Please carefully review and consider all of this information.

     It is especially important that your shares be represented and voted at this meeting. Although you may currently plan to attend the meeting, please complete, sign, date and return the enclosed proxy card. If you hold shares in more than one name, or if your shares are registered in more than one way, you may receive more than one copy of the proxy materials. So, please complete, sign, date and return each of the proxy cards you receive so that all of your shares may be voted. If you attend the meeting and vote in person, your vote will supersede your proxy. I look forward to seeing you at the meeting.

                                          Sincerely,

                                          Richard Korsgaard
                                          President and Chief Executive Officer

                                MARINERS BANCORP
                            111 CALLE DE INDUSTRIAS
                         SAN CLEMENTE, CALIFORNIA 92672

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 12, 1995
                            ------------------------

To the Shareholders of
Mariners Bancorp

     A Special Meeting of Shareholders of Mariners Bancorp ("Mariners") will be held at Mariners Bank's San Clemente Office, located at 115 Calle de Industrias, San Clemente, California, on Tuesday, September 12, 1995, at 10:00 a.m. local time.

     The special meeting is being held for the purpose of considering and voting upon a proposal to approve the principal terms of an Agreement and Plan of Reorganization and Merger, dated as of May 22, 1995 (the "Merger Agreement"), by and among Mariners, Mariners Bank, a California state-chartered bank and wholly-owned subsidiary of Mariners ("Mariners Bank"), Eldorado Bancorp, a California corporation ("Eldorado"), and Eldorado Bank, a California state-chartered bank and wholly-owned subsidiary of Eldorado ("Eldorado Bank"), and the transactions contemplated thereby. A copy of the Merger Agreement is included as Annex A to the enclosed Joint Proxy Statement/Prospectus. The Merger Agreement provides for:

          (1) The merger (the "Merger") of Mariners with and into Eldorado Bank, with Eldorado Bank continuing as the surviving corporation;

          (2) The conversion of each outstanding share of Common Stock of Mariners (other than shares as to which dissenters' rights are perfected) into one share of Common Stock of Eldorado and cash in the amount of $7.30 per share (such cash component being subject to adjustment as provided in the Merger Agreement); and

          (3) Immediately following consummation of the Merger, the merger (the "Bank Merger") of Mariners Bank with and into Eldorado Bank, with Eldorado Bank continuing as the surviving corporation.

     Only shareholders of record at the close of business on July 26, 1995 will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. Each share of Mariners Common Stock will entitle the holder to one vote at the meeting.

     The affirmative vote of the holders of a majority of the outstanding shares of Mariners Common Stock is necessary to approve the principal terms of the Merger Agreement. All shareholders, whether or not they expect to attend the meeting in person, are requested to complete, sign, date and return the enclosed form of proxy in the accompanying envelope (which requires no additional postage if mailed in the United States). Your proxy will be revocable by filing with the Secretary a written revocation or a proxy bearing a later date at any time prior to the time it is voted, or by attending the meeting and voting in person.

                                          By Order of the Board of Directors,

                                          Eric R. Smith,
                                          Secretary

            , 1995

                     ELDORADO BANCORP AND MARINERS BANCORP
                             JOINT PROXY STATEMENT
                            ------------------------

                                ELDORADO BANCORP
                                   PROSPECTUS

                         630,276 Shares of Common Stock

     This Joint Proxy Statement/Prospectus (the "Joint Proxy Statement") is being furnished to the shareholders of Eldorado Bancorp ("Eldorado") and Mariners Bancorp ("Mariners") in connection with the solicitation of proxies by the respective Boards of Directors of Eldorado and Mariners for use at special meetings of shareholders of Eldorado and Mariners, each of which is to be held on September 12, 1995, and at any adjournments or postponements thereof. At the special meetings, shareholders of Eldorado and Mariners will be asked to consider and vote upon a proposal to approve the principal terms of an Agreement and Plan of Reorganization and Merger, dated as of May 22, 1995 (the "Merger Agreement"), by and among Eldorado, Eldorado Bank, a California state-chartered bank and wholly-owned subsidiary of Eldorado ("Eldorado Bank"), Mariners and Mariners Bank, a California state-chartered bank and wholly-owned subsidiary of Mariners ("Mariners Bank"), and the transactions contemplated thereby, including the issuance of 630,276 shares of Eldorado Common Stock in the Merger to the shareholders of Mariners. The Merger Agreement provides for the merger of Mariners with and into Eldorado Bank, with Eldorado Bank as the surviving corporation (the "Merger"). A copy of the Merger Agreement, without schedules, is attached to this Joint Proxy Statement as Annex A and is incorporated herein by reference.

     Upon consummation of the Merger, each outstanding share of Mariners Common Stock (other than shares as to which dissenters' rights are perfected) will be converted into the right to receive one share of Eldorado Common Stock and cash in the amount of $7.30. The cash component of such merger consideration is subject to adjustment as provided in the Merger Agreement. See "THE
MERGER -- Merger Consideration."

     This Joint Proxy Statement and the accompanying forms of proxy are first being mailed to the respective shareholders of Eldorado and Mariners on or about
August   , 1995.

     This Joint Proxy Statement also serves as a Prospectus of Eldorado under the Securities Act of 1933, as amended (the "Securities Act"), for the issuance of shares of Eldorado Common Stock into which shares of Mariners Common Stock will be converted upon consummation of the Merger.

     Eldorado Common Stock is listed in the American Stock Exchange under the symbol "ELB." On May 22, 1995, the last trading day prior to the first public announcement of the Merger, the closing price of the Eldorado Common Stock on
the American Stock Exchange was $12.00, and the closing price on July   , 1995
was $          .

THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS JOINT PROXY STATEMENT. THE
    PROPOSED MERGER IS A COMPLEX TRANSACTION. SHAREHOLDERS ARE STRONGLY
       URGED TO READ AND CAREFULLY CONSIDER THIS JOINT PROXY STATEMENT
         IN ITS ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO UNDER
            "INVESTMENT CONSIDERATIONS."

THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR
   DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
     SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
       OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
         ADEQUACY OF THIS JOINT PROXY STATEMENT. ANY REPRESENTATION
           TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Joint Proxy Statement is             , 1995.

                             AVAILABLE INFORMATION

     Eldorado is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Eldorado with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Eldorado Common Stock is listed on the American Stock Exchange. Material filed by Eldorado can be inspected at the offices of The American Stock Exchange.

     Eldorado has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act with respect to the Eldorado Common Stock to be issued upon consummation of the Merger. This Joint Proxy Statement does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Copies of the Registration Statement are available from the Commission, upon payment of prescribed rates. For further information, reference is made to the Registration Statement and the exhibits filed therewith. Statements contained in this Joint Proxy Statement or in any document incorporated by reference in this Joint Proxy Statement relating to the contents of any contract or other document referenced to herein or therein are summaries of the terms thereof and, therefore, not necessarily complete, and in each instance reference is hereby made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement qualified in all respects by such reference.

     NO PERSONS HAVE BEEN AUTHORIZED BY ELDORADO OR MARINERS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT, IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ELDORADO, MARINERS OR ANY OTHER PERSON. THIS JOINT PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ELDORADO OR MARINERS SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO SUCH DATE. ALL INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT RELATING TO ELDORADO AND ELDORADO BANK HAS BEEN SUPPLIED BY ELDORADO. ALL INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT RELATING TO MARINERS AND MARINERS BANK HAS BEEN SUPPLIED BY MARINERS.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ---
SUMMARY..............................................................................     1
  Introduction.......................................................................     1
  The Parties........................................................................     1
  The Meetings.......................................................................     1
  Votes Required.....................................................................     2
  The Merger.........................................................................     2
  Selected Consolidated Financial Data of Eldorado...................................     7
  Selected Consolidated Financial Data of Mariners...................................     8
  Pro Forma Selected Financial Data..................................................     9
  Comparative Per Share Data.........................................................    10
COMPARATIVE STOCK PRICES AND DIVIDENDS...............................................    11
INVESTMENT CONSIDERATIONS............................................................    13
THE SPECIAL MEETINGS.................................................................    14
  Date, Place and Time...............................................................    14
  Record Date and Voting Rights......................................................    14
  Quorum and Voting of Proxies.......................................................    15
  Shareholder Vote Required..........................................................    15
  Dissenters' Rights.................................................................    16
  Agreements with Certain Shareholders...............................................    18
THE MERGER...........................................................................    19
  Form of the Merger.................................................................    19
  Merger Consideration...............................................................    19
  Background of and Reasons for the Merger; Recommendations of the Boards of
     Directors.......................................................................    19
  Opinions of Financial Advisors.....................................................    22
  Interests of Certain Persons in the Merger.........................................    25
  Effective Time of Merger...........................................................    27
  Conversion of Shares...............................................................    27
  Procedures for Exchange of Certificates............................................    27
  Treatment of Mariners Stock Options................................................    28
  Acquisition Proposals..............................................................    28
  Conditions to Consummation of the Merger...........................................    29
  Regulatory Approvals Required......................................................    29
  Operations Pending the Merger......................................................    30
  Accounting Treatment...............................................................    31
  Certain Federal Income Tax Consequences............................................    31
  Resales of Eldorado Common Stock...................................................    35
  Stock Exchange Listing.............................................................    35
THE MERGER AGREEMENT.................................................................    36
  Representations and Warranties.....................................................    36
  Conduct of Business Pending the Merger.............................................    36
  Conditions to the Merger...........................................................    38
  Termination........................................................................    41
  Liquidated Damages; Cancellation Fee...............................................    42
  Expenses...........................................................................    42
  Shareholder Agreements.............................................................    43
  Amendment and Waiver...............................................................    43

                                                                                        PAGE
                                                                                        ---
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION...................................    44
ELDORADO MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL
  CONDITION..........................................................................    53
MARINERS MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL
  CONDITION..........................................................................    67
INFORMATION CONCERNING ELDORADO......................................................    79
INFORMATION CONCERNING MARINERS......................................................    81
MANAGEMENT AND OPERATIONS AFTER THE MERGER...........................................    82
  Management.........................................................................    82
  Committees of the Board of Directors...............................................    84
  Executive Officers.................................................................    84
  Operations After the Merger........................................................    85
  Compensation of Executive Officers of Eldorado.....................................    85
  Compensation of Executive Officers of Mariners.....................................    89
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ELDORADO...........    91
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF MARINERS...........    92
DESCRIPTION OF ELDORADO COMMON STOCK.................................................    93
CERTAIN REGULATORY CONSIDERATIONS....................................................    94
  General............................................................................    94
  Capital............................................................................    94
  Limitations on Dividends...........................................................    95
  Support of Bank Subsidiaries.......................................................    95
  Borrowings by Holding Companies from Affiliates....................................    96
  FDICIA.............................................................................    96
  Potential Enforcement Actions......................................................    99
  Interstate Banking and Branching Legislation.......................................    99
COMPARISON OF RIGHTS OF SHAREHOLDERS.................................................   100
SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING OF SHAREHOLDERS........................   101
LEGAL MATTERS........................................................................   102
EXPERTS..............................................................................   102
ANNEXES
ANNEX A AGREEMENT AND PLAN OF REORGANIZATION AND MERGER                                 A-1
ANNEX B OPINION OF THE FINDLEY GROUP                                                    B-1
ANNEX C OPINION OF JAMES R. MILLER                                                      C-1
ANNEX D CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW                            D-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Joint Proxy Statement and in the attached Annexes. Shareholders are urged to carefully read this Joint Proxy Statement and the attached Annexes in their entirety, and in particular the section entitled "The Merger -- Certain Considerations."

INTRODUCTION

     The shareholders of Eldorado Bancorp, a California corporation ("Eldorado"), and Mariners Bancorp, a California corporation ("Mariners"), are being asked to approve the principal terms of the Agreement and Plan of Reorganization and Merger, dated as of May 22, 1995 (the "Merger Agreement"). The Merger Agreement provides for the merger (the "Merger") of Mariners with and into Eldorado Bank, a California state-chartered bank and wholly-owned subsidiary of Eldorado ("Eldorado Bank").

THE PARTIES

     Eldorado. Eldorado, a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "1956 Act") that was incorporated in the State of California in January 1981. Eldorado's primary asset is the capital stock of Eldorado Bank, a California state banking corporation that commenced operations in May 1972 and currently operates 10 banking offices in Southern California. Eldorado Bank's accounts are insured to the maximum extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC"). Eldorado Bank is not a member of the Federal Reserve System. Eldorado Bank offers a wide range of commercial banking services including the acceptance of checking and savings deposits, the making of commercial loans, consumer loans and real estate loans, and provision of safe deposit, collection, travelers' checks, notary public and other customary non-deposit banking services.

     Eldorado's principal executive office is located at 17752 East Seventeenth Street, Tustin, California 92680, and its telephone number is (714) 798-1100.

     Mariners. Mariners is a California corporation organized in May, 1982 and, as a one-bank holding company, is subject to regulation under the 1956 Act. Mariners' principal business is to serve as a holding company for Mariners Bank, a California state-chartered bank and wholly-owned subsidiary of Mariners ("Mariners Bank") that commenced operations in 1982. Mariners Bank currently operates three banking offices in south Orange County, California and offers a wide range of commercial banking services primarily to small-to-medium sized businesses, professionals and individuals.

     Mariners Bank engages in a broad range of lending activities, including commercial, real estate and consumer loans, with a particular emphasis on real estate construction loans which typically have short term (12 to 18 month) maturities and are usually secured by deeds of trust on real property.

     Mariners Bank was organized by Mariners and commenced operations in October 1982 as a national banking association. In 1989, Mariners Bank was converted into a California state-chartered bank.

     Mariners' principal executive office is located at 115 Calle de Industrias, San Clemente, California 92672, and its telephone number is (714) 248-2100.

THE MEETINGS

     Eldorado. A special meeting of the shareholders of Eldorado (the "Eldorado Meeting") will be held on Tuesday, September 12, 1995, at 9:00 a.m., Pacific Time, at the Sheraton Newport Hotel, 4545 MacArthur Boulevard, Newport Beach, California. Only holders of record of Eldorado Common Stock at the close of business on July 26, 1995 (the "Eldorado Record Date") will be entitled to notice of and to vote at the

Eldorado Meeting. At the Eldorado Meeting, holders of Eldorado Common Stock will be asked to consider and to vote on the approval of the principal terms of the Merger Agreement and the transactions contemplated thereby, including the issuance of shares of Eldorado Common Stock in the Merger.

     Mariners. A special meeting of the shareholders of Mariners (the "Mariners Meeting") will be held on Tuesday, September 12, 1995, at 10:00 a.m., Pacific Time, at Mariners Bank's San Clemente office located at 115 Calle de Industrias, San Clemente, California. Only holders of record of Mariners Common Stock at the close of business on July 26, 1995 (the "Mariners Record Date") will be entitled to notice of and to vote at the Mariners Meeting. At the Mariners Meeting, holders of Mariners Common Stock will be asked to consider and to vote on the approval of the principal terms of the Merger Agreement and the transactions contemplated thereby.

VOTES REQUIRED

     Eldorado. The affirmative vote of the holders of a majority of the outstanding shares of Eldorado Common Stock is required for the approval of the Merger. In addition, the rules and regulations of the American Stock Exchange (the "AMEX") require that the holders of Eldorado Common Stock approve the issuance of shares of Eldorado Common Stock in the Merger by the affirmative vote of a majority of the votes cast at the Eldorado Meeting. Approval of the Merger by holders of Eldorado Common Stock will also constitute the approval required by the AMEX of the issuance of shares of Eldorado Common Stock in the Merger. As of July 15, 1995, there were 2,758,788 shares of Eldorado Common Stock outstanding, of which 657,327 shares (approximately 22.9%) were beneficially owned by directors and executive officers of Eldorado and their affiliates.

     An Eldorado shareholder may revoke a proxy at any time before it is voted by filing with the Corporate Secretary of Eldorado an instrument revoking the proxy or by submitting a duly executed proxy bearing a later date or by attending the Eldorado Meeting and voting in person. Attendance at the Eldorado Meeting will not by itself constitute revocation of a proxy.

     Mariners. The affirmative vote of the holders of a majority of the outstanding shares of Mariners Common Stock is required for the approval of the Merger. As of July 15, 1995, there were 630,276 shares of Mariners Common Stock outstanding, of which 319,684 shares (approximately 50.7%) were beneficially owned by directors and executive officers of Mariners and their affiliates. Each of the members of the Board of Directors of Mariners has entered into a Shareholder Agreement with Eldorado, by which such directors have agreed to vote their shares of Mariners Common Stock for approval of the Merger. Such directors have the right to vote 316,874 shares of Mariners Common Stock, representing approximately 50.3% of the outstanding shares.

     A Mariners shareholder may revoke a proxy at any time before it is voted by filing with the Corporate Secretary of Mariners an instrument revoking the proxy or by submitting a duly executed proxy bearing a later date or by attending the Mariners Meeting and voting in person. Attendance at the Mariners Meeting will not by itself constitute revocation of a proxy.

THE MERGER

     Terms of the Merger. The Merger Agreement provides for the Merger of Mariners with and into Eldorado Bank, with Eldorado Bank as the surviving corporation, and Eldorado Bank will succeed to the business of Mariners and will continue operations under the name Eldorado Bank. Upon the Merger becoming effective, each outstanding share of Mariners Common Stock, exclusive of shares whose holders effectively exercise and who do not withdraw their dissenters' rights, will be converted into the right to receive one (1) share of Eldorado Common Stock and cash in the amount of $7.30 per share. The cash portion of the Merger consideration is subject to adjustment as follows:

          (a) if the Average Eldorado Closing Price (as defined in the Merger Agreement and described in "THE MERGER -- Merger Consideration") of Eldorado Common Stock is less than $12.00, then the cash component of the Merger consideration shall be increased by an amount equal to the difference between $12.00 and such Average; provided, however, that the maximum amount of such increase shall not exceed $1.50 per share. If, on the other hand, the Average Eldorado Closing Price exceeds $13.00, then the cash component of the Merger consideration shall be decreased in an amount equal to the difference between the Average Eldorado Closing Price and $13.00; provided, however, that the maximum amount of such decrease shall not exceed $1.00 per share.

          (b) If the sum of $7,400,000 exceeds Mariners' Consolidated Tangible Net Worth (as such term is defined in the Merger Agreement) as of the last business day of the calendar month immediately preceding the calendar month in which the Merger occurs (the "Determination Date"), then the cash component of the Merger consideration (as the same may have been adjusted as described above), shall be reduced by an amount equal to the quotient obtained by dividing such excess by the total number of shares of Mariners Common Stock outstanding immediately prior to the effective time of the Merger. If Mariners' Consolidated Tangible Net Worth exceeds $7,600,000 as of the Determination Date, then the cash component of the Merger consideration (as adjusted), shall be increased by an amount equal to the quotient obtained by dividing such excess by the total number of shares of Mariners Common Stock outstanding immediately prior to the effective time of the Merger.

     See "THE MERGER -- Merger Consideration."

     Although not a condition to the Merger, Eldorado and Mariners have agreed to use their reasonable efforts to cause Mariners' bank subsidiary, Mariners Bank, to be merged into Eldorado Bank on the same day as, or as soon as practicable after, the Merger of Mariners into Eldorado Bank. If the shareholders of Eldorado and Mariners approve the Merger at the Special Meetings and the other conditions to the Merger are satisfied so that the Merger may be consummated, management of Eldorado currently anticipates that the merger of Mariners into Eldorado Bank, as well as the merger of Mariners Bank into Eldorado Bank, will occur in October of 1995. See "MANAGEMENT AND OPERATIONS AFTER THE MERGER -- Operations After the Merger."

Reasons for the Merger and Recommendations of the Board of Directors.

     Representatives of Eldorado and Mariners initiated discussions regarding the possibility of a business combination of their respective institutions during the first quarter of 1995. After various discussions and negotiations between certain of their respective officers and directors, and after conducting due diligence examinations of the other, Eldorado and Mariners entered into the Merger Agreement on May 22, 1995.

     Eldorado. The Board of Directors of Eldorado has unanimously approved the Merger and the issuance of Eldorado Common Stock in connection with the Merger. It believes that the Merger offers the potential for achieving cost savings and earnings growth, and the ability to compete more effectively in its Southern California target market area. Eldorado expects to achieve significant cost savings as a result of the Merger through reduction in personnel and consolidation of banking offices in southern Orange County, California, and the consolidation of administrative, data processing and centralized support functions. The Eldorado Board of Directors believes that the terms of the Merger are in the best interests of Eldorado and its shareholders. THE ELDORADO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE ELDORADO SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER. See "THE MERGER -- Background of and Reasons for the Merger; Recommendations of the Boards of Directors."

     Mariners. The Board of Directors of Mariners has unanimously approved the Merger Agreement and believes the transactions contemplated by the Merger to be in the best interests of Mariners, its shareholders, Mariners Bank and its banking customers. The Board expects the consummation of the transactions contemplated by the Merger Agreement to result in a stronger institution in terms of management, growth opportunities and profitability. If consummated, Eldorado will have expanded its market to include a larger portion of the South Orange County area, where Mariners Bank's branches are located. The resulting bank will also have the advantages of consolidation and centralization of certain management and administrative functions, as well as economies of scale. The Merger also will enable the Mariners shareholders to convert their shares of Mariners Common Stock, for which there is virtually no trading market, into shares of Eldorado Common Stock, which is listed and trades on the American Stock Exchange, and to share in the possible future growth of a larger, more diversified banking institution following consummation of the transactions described herein. ACCORDINGLY, THE BOARD OF DIRECTORS OF MARINERS UNANIMOUSLY RECOMMENDS APPROVAL OF THE MERGER AGREEMENT AND THE MERGER. See "THE MERGER -- Background of and Reasons for the Merger; Recommendations of the Boards of Directors."

     In evaluating the recommendations of the Boards of Directors summarized above, shareholders should carefully consider the matters described under "INVESTMENT CONSIDERATIONS."

Opinions of Financial Advisors.

     Eldorado. The Findley Group ("Findley") has delivered its written opinion dated May 22, 1995 stating that the terms of the Merger are fair, from a financial point of view, to the shareholders of Eldorado. The full text of the opinion of Findley, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Findley, is attached as Annex B to this Joint Proxy Statement. Eldorado shareholders are urged to read the opinion in its entirety. See "THE MERGER -- Opinions of Financial Advisors -- Opinion of Eldorado's Financial Advisor."

     Mariners. James R. Miller, of Brookstreet Securities Corporation, has delivered his written opinion dated May 22, 1995 stating that the terms of the Merger are fair to Mariners shareholders from a financial point of view. The full text of Mr. Miller's opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Mr. Miller, is attached as Annex C to this Joint Proxy Statement. Mariners shareholders are urged to read the opinion in its entirety. See "THE MERGER -- Opinions of Financial Advisors -- Opinion of Mariners' Financial Advisor."

     Regulatory Approvals Required. The transactions contemplated by the Merger Agreement are subject to prior approval by the FDIC and the State of California's Superintendent of Banks. Eldorado submitted applications seeking approval of the Merger with the FDIC and the California Superintendent of Banks on June 30, 1995. If approved by the FDIC, the proposed Merger must be submitted to the Department of Justice for a determination as to whether the Merger will have any anti-competitive effects.

     There can be no assurance that any of these regulatory authorities will approve the Merger or the Bank Merger, or if approved, as to the date of such approvals. There can also be no assurances that such approvals will not contain requirements or conditions which will cause such approvals to fail to satisfy the conditions to the consummation of the Merger. See "THE MERGER -- Regulatory Approvals Required."

     Interests of Certain Persons in the Merger. Certain members of Mariners' management and the Mariners Board of Directors may be deemed to have interests in the Merger in addition to their interests as shareholders of Mariners generally. The Merger Agreement provides that, subsequent to the Merger, Eldorado and Eldorado Bank shall cause the number of directors on their boards of directors to be increased by two and the vacancies thus created to be filled by the election of two directors who are directors of Mariners on the date of the Merger Agreement. It is contemplated that such directors will be Julia M. Di Giovanni and Richard Korsgaard. See "MANAGEMENT AND OPERATIONS AFTER THE MERGER" for a description of the fees paid to members of the Board of Directors of Eldorado and its committees. Mr. Korsgaard has also accepted a position as an Executive Vice President of Eldorado Bank if the Merger is consummated. The position calls for an annual salary of $125,000. See "THE MERGER -- Interests of Certain Persons in the Merger."

     Agreements with Certain Shareholders. On the same day it entered into the Merger Agreement, May 22, 1995, Eldorado entered into a Shareholder Agreement with each of the members of the Mariners Board of Directors, in their capacities as shareholders of Mariners. Under the Shareholder Agreements, the shareholders agree to vote the number of shares of Mariners Common Stock owned by them in favor of the Merger and the Merger Agreement. The number of shares of Mariners Common Stock covered by the Shareholder Agreements is 316,874, which constitutes approximately 50.3% of the number of outstanding shares of Mariners Common Stock. See "THE SPECIAL MEETINGS -- Agreements with Certain Shareholders."

     Conditions to the Merger; Termination. The obligations of Eldorado and Mariners to consummate the Merger are subject to various conditions, including approval by the shareholders of each company and regulatory approvals without the imposition of any term determined in good faith by Eldorado to have a material adverse effect on Eldorado and Eldorado Bank, taken as a whole, or to detract from the value of Mariners to Eldorado. In addition, the obligation of Eldorado and Eldorado Bank to consummate the Merger is subject to the condition that the Average Eldorado Closing Price must not be more than $15.00 per share; whereas, it is a condition to Mariners' obligation to consummate the Merger that the Average Eldorado Closing Price must not be less than $9.50 per share. Another condition to the obligation of both parties to consummate the Merger is the receipt by them of a legal opinion from Covington & Burling to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that Eldorado and Mariners will both be a party to that reorganization within the meaning of Section 368(b) of the Code. Some of the conditions may be waived by the party benefitted, while those required by law, such as shareholder and regulatory approvals, are not subject to waiver. See "THE MERGER -- Conditions to the Merger" and "THE
MERGER -- Regulatory Approvals Required."

     Among other reasons described under "THE MERGER -- Termination," including failure to remedy a breach by one party after notice by the other, the Merger Agreement may be terminated any time prior to the Effective Time by mutual consent of Eldorado and Mariners, or by either party if the Merger is not consummated prior to March 31, 1996. See "THE MERGER -- Termination."

     No Solicitation of Transactions. Under the Merger Agreement, Mariners agrees that it will not initiate, solicit, or encourage any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Event (as such term is defined in the Merger Agreement), and agrees not to negotiate with any person in furtherance of such inquiries or to obtain an Acquisition Event; provided, however, the foregoing is not to prohibit the Board of Directors of Mariners from taking such actions if, based on the written advice of counsel, it determines in good faith and on the advice of legal counsel that such action is required for the Board to comply with its fiduciary duties to shareholders imposed by law. See "THE MERGER -- No Solicitation of Transactions."

     Certain Considerations. In deciding whether to approve the Merger, shareholders of Eldorado and Mariners should carefully evaluate the matters under "INVESTMENT CONSIDERATIONS." Such considerations include the risk that the combined entity will not be able to fully realize the cost savings Eldorado and Mariners concurrently expect to realize, the risk that such savings will not be realized at the times currently anticipated, and the risk that costs savings that are realized may be offset by increases in expenses, operating losses, losses of revenues or other charges to earnings. Such considerations also include the possibility of legislative or regulatory changes affecting the banking industry. See "INVESTMENT CONSIDERATIONS."

     Surrender of Certificates. If the Merger is approved and becomes effective, Eldorado will mail a letter of transmittal with instructions to all holders of record of Mariners Common Stock as of the Effective Time for use in surrendering their stock certificates in exchange for cash and certificates representing shares of Eldorado Common Stock as provided in the Merger Agreement. CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL IS RECEIVED.

     Accounting Treatment. The Merger will be accounted for as a purchase for financial reporting purposes. See "THE MERGER -- Accounting Treatment."

     Certain Federal Income Tax Consequences. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. A condition to the obligation of both Eldorado and Mariners to consummate the Merger is the receipt by them of a legal opinion from Covington & Burling to the effect that the Merger will be treated as a reorganization within the meaning of
Section 368(a) of the Code, and that Eldorado, Eldorado Bank, and Mariners will each be a party to that reorganization within the meaning of Section 368(b) of the Code.

     If the Merger so qualifies, (i) no gain or loss will be recognized by Eldorado, Eldorado Bank, or Mariners; (ii) a holder of Mariners Common Stock that receives both Eldorado Bank Common Stock and cash in exchange therefor will recognize any realized gain only to the extent of the cash received, although part or all of such gain could be treated as a dividend; and (iii) a holder of Mariners Common Stock that perfects applicable dissenter's rights under California law and receives only cash for that shareholder's Mariners Common Stock will either recognize capital gain or loss measured by the difference between the cash received and the holder's basis in the Mariners Common Stock or will be treated as having received a dividend to the extent of the lesser of the cash received or the amount of such shareholder's ratable share of Mariners' earnings and profits (both current and accumulated) through the date of the Merger. See "THE MERGER -- Certain Federal Income Tax Consequences."

     Recent Market Prices. The following table sets forth the last reported sale prices per share of the Eldorado Common Stock on the AMEX on, and the last sale price per share of the Mariners Common Stock of which Mariners is aware prior to, May 22, 1995, the last trading day before announcement of the Merger
Agreement, and on July   , 1995, the latest practicable trading day before the
printing of this Joint Proxy Statement, and the equivalent per share prices for Mariners Common Stock based on the Eldorado Common Stock prices multiplied by the exchange ratio (one for one):

                                                        ELDORADO     MARINERS
                                                         COMMON       COMMON       MARINERS
                                                         STOCK        STOCK       EQUIVALENT
                                                        --------     --------     ----------
        May 22, 1995................................     $12.00       $ 9.25        $12.00
        July   , 1995...............................     $            $             $

     Shareholders are advised to obtain current market quotations for Eldorado Common Stock and Mariners Common Stock. No assurance can be given as to the market price of Eldorado Common Stock or Mariners Common Stock at, or in the case of Eldorado Common Stock after, the Effective Time of the Merger. See "COMPARATIVE STOCK PRICES AND DIVIDENDS."

     Dissenters' Rights. Under Chapter 13 of the California General Corporation Law, the full text of which is attached hereto as Annex D, holders of record of Eldorado Common Stock and Mariners Common Stock are entitled to dissenters' rights in connection with the Merger, subject to compliance with the procedures set forth therein. Failure to take any of the steps required under Chapter 13 of the California General Corporation Law on a timely basis may result in the loss of such dissenters' rights. See "THE MERGER -- Dissenters' Rights."

                SELECTED CONSOLIDATED FINANCIAL DATA OF ELDORADO

     The following tables set forth certain selected consolidated financial data of Eldorado for the periods and as of the dates indicated. The following information should be read with and is qualified in its entirety by the consolidated financial statements of Eldorado, including the notes thereto and Eldorado Management's Discussion and Analysis of Financial Condition and Results of Operations, which are provided elsewhere herein. The selected historical information for Eldorado for the three-month periods ended March 31, 1995 and 1994 have been derived from the unaudited financial statements of Eldorado and include, in the opinion of the management of Eldorado, all adjustments (comprising only normal recurring accruals) necessary for a fair presentation of the consolidated operating results and financial position of Eldorado for such interim periods. Results for the interim periods are not necessarily indicative of results for the full year or any other period.

                                  AT OR FOR THE
                                  THREE MONTHS
                                      ENDED
                                    MARCH 31,                           AT OR FOR THE YEAR ENDED DECEMBER 31,
                              ---------------------      --------------------------------------------------------------------
                                1995         1994          1994         1993          1992           1991             1990
                              --------     --------      --------     --------     ----------     ----------       ----------
                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
Net interest income.........  $  4,405     $  3,876      $ 16,408     $ 15,893     $   18,058     $   15,580       $   15,690
Provision for possible
  credit losses.............       302          652         2,006        3,576          1,735          1,159              824
Other income................       990        1,086         4,848        4,979          4,830          3,970            3,688
Operating expenses..........     3,596        3,467        14,936       20,141         16,563         13,974           12,924
Earnings (loss) before
  cumulative effect of
  accounting change.........       882          503         2,556       (1,727)         2,758          2,730            3,520
Net earnings (loss).........       882          503         2,556       (1,727)         2,758          2,480(1)         3,520
Net earnings (loss) per
  common share(2)...........      0.32         0.18          0.93        (0.63)          1.00            .91(1)(3)       1.27
Cash dividends per share....      0.08           --          0.16         0.08            .32            .32              .31
Weighted average shares
  outstanding(2)............  2,756,728    2,747,891     2,753,934    2,751,445     2,755,549      2,731,740        2,767,350
Stock dividends.............        --           --            --           --             --             --              10%
BALANCE SHEET DATA:
Assets......................  $307,764     $324,898      $304,022     $323,287     $  340,782(1)  $  355,352       $  293,991
Net loans and direct lease
  financing.................   162,109      180,833       166,310      177,725        209,259        239,688          204,064
Deposits....................   268,844      295,016       271,326      292,799        309,132        324,366          263,869
Shareholders equity.........    30,131       28,070        29,094       27,289         29,210(1)      27,337(1)        26,071
Book value per share(2).....     10.93        10.20         10.55         9.92          10.64(1)       10.06(1)          9.47

- ---------------
(1) Adjusted for retroactive implementation of change in accounting for income taxes.

(2) Retroactively adjusted for all stock dividends.

(3) Earnings per share before cumulative effect of accounting change was $1.00.

                SELECTED CONSOLIDATED FINANCIAL DATA OF MARINERS

     The following tables set forth certain selected consolidated financial data of Mariners for the periods and as of the dates indicated. The following information should be read with and is qualified in its entirety by the consolidated financial statements of Mariners, including the notes thereto and Mariners Management's Discussion and Analysis of Financial Condition and Results of Operations, which are provided elsewhere herein. The selected historical information for Mariners for the three-month periods ended March 31, 1995 and 1994 have been derived from the unaudited financial statements of Mariners and include, in the opinion of the managements of Mariners, all adjustments (comprising only normal recurring accruals) necessary for a fair presentation of the consolidated operating results and financial position of Mariners for such interim periods. Results for the interim periods are not necessarily indicative of results for the full year or any other period.

                                                 AT OR FOR THE
                                                 THREE MONTHS
                                                     ENDED
                                                   MARCH 31,                   AT OR FOR THE YEAR ENDED DECEMBER 31,
                                              -------------------       ----------------------------------------------------
                                                1995       1994           1994       1993       1992       1991       1990
                                              --------   --------       --------   --------   --------   --------   --------
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
Net Interest Income.........................  $  1,324   $  1,093       $  4,835   $  4,639   $  4,580   $  3,937   $  4,083
Provision for Possible Loan Losses..........        30         54            182        280        148         49        140
Noninterest Income..........................       278        613          1,631      2,764      2,420      1,473      1,191
Noninterest Expenses........................     1,299      1,424          5,950      5,932      5,489      4,140      3,509
Income before Income Taxes..................       273        228            334      1,191      1,363      1,221      1,625
Income Taxes................................       115         96            115        488        551        465        671
Net Income..................................       158        132            219        703        812        756        954
Earnings per Share..........................      0.25       0.21           0.35       1.12       1.29       1.23       1.64
Cash Dividends per Share....................      0.05       0.05           0.10          0          0          0          0
Weighted Average Shares Outstanding.........   630,276    630,276        630,276    628,838    627,635    617,893    581,129
BALANCE SHEET DATA:
Total Assets................................  $ 78,926   $ 81,071       $ 81,792   $ 82,140   $ 89,537   $ 77,790   $ 73,268
Net Loans...................................    50,052     47,757         49,252     49,320     57,178     58,155     52,880
Total Deposits..............................    70,860     73,392         73,962     74,637     82,492     71,262     67,689
Shareholders' Equity........................     7,449      7,268          7,323      7,167      6,447      5,632      4,508
Book value per share........................     11.87      11.53          11.62      11.37      10.27       8.97       7.76

                       PRO FORMA SELECTED FINANCIAL DATA

     The following table sets forth selected unaudited pro forma combined financial information of Eldorado and Mariners giving effect to the proposed Merger. The pro forma operating data reflects the effect of the Merger as if it had been consummated on January 1, 1995 and January 1, 1994, and the pro forma balance sheet data reflects the effect of the Merger as if it had been consummated on March 31, 1995. The summary pro forma financial data does not purport to be indicative of the results of operations that actually would have been obtained had the Merger occurred on those dates, or the results that may occur in the future. The summary pro forma financial data is derived from and should be read in conjunction with the more detailed pro forma combined statements and notes thereto, as well as the historical financial statements and notes thereto of each of Eldorado and Mariners, included elsewhere herein. See "Pro Forma Combined Financial Information" and "Index to Financial Statements."

                                                       AT OR FOR THE                              AT OR FOR THE
                                                     THREE MONTHS ENDED                             YEAR ENDED
                                                       MARCH 31, 1995                           DECEMBER 31, 1994
                                           --------------------------------------     --------------------------------------
                                                                       PRO FORMA                                  PRO FORMA
                                            ELDORADO      MARINERS      COMBINED       ELDORADO      MARINERS      COMBINED
                                           ----------     --------     ----------     ----------     --------     ----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
Net interest income....................    $    4,405     $  1,324     $    5,658     $   16,408     $  4,835     $   20,959
Provision for possible credit losses...           302           30            332          2,006          182          2,188
Other income...........................           990          278          1,268          4,848        1,631          6,479
Operating expenses.....................         3,596        1,299          4,973         14,936        5,950         21,200
Net earnings...........................           882          158            919          2,556          219          2,287
Net earnings per common share..........          0.32         0.25           0.27           0.93         0.35           0.68
Cash dividends per share...............          0.08           --           0.07           0.16         0.10           0.13
Weighted average shares outstanding....     2,756,728      630,276      3,387,004      2,753,934      630,276      3,384,210
Stock dividends........................            --           --             --             --           --             --
BALANCE SHEET DATA:
Assets.................................    $  307,764     $ 78,926     $  387,202
Net loans and direct lease financing...       162,109       50,052        212,624
Deposits...............................       268,844       70,860        339,702
Shareholders' equity...................        30,131        7,449         37,694
Book value per share...................         10.93        11.87          11.13

                           COMPARATIVE PER SHARE DATA

     The following table presents book value per share of Common Stock, cash dividends declared per share and earnings per share (a) on a historical basis for Eldorado and Mariners; (b) on a pro forma basis for Eldorado, giving effect to the Merger, assuming the Merger had been effective for all periods presented; and (c) for Mariners, on a pro forma equivalent basis per share of Common Stock, assuming that the Merger had been effective for all periods presented. Pro forma per share amounts are based on a conversion ratio of one share of Eldorado Common Stock for each share of Mariners Common Stock. The following information should be read in conjunction with and is qualified in its entirety by the consolidated financial statements and accompanying notes of Eldorado and Mariners included elsewhere herein and the pro forma combined financial statements and accompanying discussion and notes set forth under "PRO FORMA COMBINED FINANCIAL INFORMATION."

                                                                MARCH 31,          DECEMBER 31,
                                                                   1995                1994
                                                            ------------------     ------------
    BOOK VALUE PER SHARE:
    Eldorado:
      Historical book value per share.....................        $10.93              $10.55
      Eldorado & Mariners pro forma book value per
         share............................................         11.13               10.83
    Mariners:
      Historical book value per share.....................         11.87               11.62
      Pro forma equivalent book value per share (1).......         11.13               10.83

                                                            THREE MONTHS ENDED      YEAR ENDED
                                                                MARCH 31,          DECEMBER 31,
                                                                   1995                1994
                                                            ------------------     ------------
    CASH DIVIDENDS DECLARED PER SHARE:
    Eldorado:
      Historical cash dividends per share.................        $ 0.08              $ 0.16
      Eldorado & Mariners pro forma cash dividends
         per share (2)....................................          0.07                0.13
    Mariners:
      Historical cash dividends per share.................          0.05                0.10
      Pro forma equivalent cash dividends per share
         (1)(2)...........................................          0.08                0.16
    EARNINGS PER SHARE:
    Eldorado:
      Historical primary earnings per share...............          0.32                0.93
      Eldorado & Mariners pro forma primary earnings per
         share............................................          0.27                0.68
    Mariners:
      Historical primary earnings per share...............          0.25                0.35
      Pro forma equivalent primary earnings per share
         (1)..............................................          0.27                0.68

- ---------------
(1) Mariners pro forma equivalent per share data is computed by multiplying Eldorado's pro forma per share data (giving effect to the Merger) by the conversion ratio of one share of Eldorado Common Stock for each share of Mariners Common Stock.

(2) Pro forma amounts of cash dividends declared assume that Eldorado would have declared cash dividends per share equal to its historical cash dividends per share declared.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

     Eldorado. Eldorado Common Stock is listed on the American Stock Exchange. As of July 13, 1995, there were 800 holders of record of Eldorado Common Stock. The following table sets forth, for the periods indicated, the high and low sales prices per share of the Eldorado Common Stock on the AMEX, and the quarterly cash dividends per share declared by Eldorado on such shares.

                                                            SALES PRICES
                                                          -----------------     CASH DIVIDENDS
                                                           HIGH       LOW       --------------
                                                          ------     ------
    1995
      First Quarter.....................................  $11.00     $10.00         $ 0.08
      Second Quarter....................................   13.00      10.00           0.08
    1994
      First Quarter.....................................    8.38       6.75             --
      Second Quarter....................................   10.50       7.50             --
      Third Quarter.....................................   12.50       9.75           0.08
      Fourth Quarter....................................   10.38       9.75           0.08
    1993
      First Quarter.....................................   11.25       9.25           0.08
      Second Quarter....................................    9.88       6.75             --
      Third Quarter.....................................    8.50       6.88             --
      Fourth Quarter....................................    7.75       6.75             --

     Mariners. Trading in Mariners Common Stock has been sporadic and such trades cannot be characterized as constituting an active trading market. Mariners Common Stock is not listed in any national or regional stock exchange or on NASDAQ. As of July 15, 1995, there were 196 holders of record of Mariners Common Stock. The following table sets forth, for the periods indicated, the ranges of the highest and lowest prices per share at which trades or Mariners Common Stock have taken place, based upon the best information available to management of Mariners, and the quarterly cash dividends per share declared by Mariners on such shares.

                                                            SALES PRICES
                                                          -----------------     CASH DIVIDENDS
                                                           HIGH       LOW       --------------
                                                          ------     ------
    1995
      First Quarter.....................................  $10.00     $ 9.00         $ 0.05
      Second Quarter....................................   10.00      10.00           0.05
    1994
      First Quarter.....................................     N/A        N/A           0.05
      Second Quarter....................................   11.25      10.25             --
      Third Quarter.....................................   10.50      10.13             --
      Fourth Quarter....................................    9.88       9.50             --
    1993
      First Quarter.....................................   12.00      12.00             --
      Second Quarter....................................   12.00      12.00             --
      Third Quarter.....................................     N/A        N/A             --
      Fourth Quarter....................................   12.00      10.00           0.05

     Mariners does not maintain records of, nor does it usually have access to, information relating to the prices at which its Common Stock trades. Based upon information available to management of Mariners, it appears that during the years ended December 31, 1993 and 1994, a total of 19,845 shares and 10,664 shares, respectively, of Mariners Common Stock were traded (some of which trades may not have effected changes in the beneficial ownership of the shares transferred). Accordingly, the foregoing table may not accurately reflect the full trading range of Mariners Common Stock during the periods indicated because other transactions may have occurred during such periods, the terms of which were not conveyed to management. Additionally, the books and records of Mariners' transfer agent do not reflect trading prices. Other than with respect to trades involving officers and directors, and trades of which management is aware, Mariners has no mechanism by which to reconstruct information relating to the per share market price at which its shares have historically traded.

     Recent Stock Prices. The following table sets forth the last reported sales price of the Eldorado Common Stock on the AMEX on May 22, 1995, the date immediately prior to the public announcement of the Merger Agreement, and on
July   , 1995, the latest practicable date before the printing of this Joint
Proxy Statement, and the prices at which, to the knowledge of Mariners, sales of the Mariners Common Stock were last made preceding the foregoing dates:

                                                   ELDORADO                  MARINERS
                                                 COMMON STOCK              COMMON STOCK
                                             ---------------------     ---------------------
        July   , 1995......................         $                         $
        May 22, 1995.......................         $ 12.00                   $  9.25

     Shareholders are advised to obtain current market quotations for Eldorado Common Stock and Mariners Common Stock. No assurances can be given as to the market price of Eldorado Common Stock or Mariners Common Stock at, or in the case of Eldorado Common Stock, after the Effective Time of the Merger.

DIVIDENDS

     Eldorado is a legal entity separate and distinct from Eldorado Bank. At present, substantially all of Eldorado's revenues and cash flow, including funds available for the payment of dividends and other operating expenses, are paid by dividends to Eldorado from Eldorado Bank.

     There are statutory and regulatory limitations on the amount of dividends which may be paid to Eldorado by Eldorado Bank. California law restricts the amount available for cash dividends by state-chartered banks to the lesser of retained earnings or a bank's net income for its last three fiscal years (less any distributions to shareholders made during such period). In the event a bank has no retained earnings or net income for its last three fiscal years, cash dividends may be paid in an amount not exceeding the net income for such bank's last preceding fiscal year only after obtaining the prior approval of the Superintendent. At December 31, 1994, Eldorado Bank had $2,243,000 legally available for the payment of cash dividends.

     Under the prompt corrective action rules of FDICIA, no bank or other depository institution may issue a dividend or pay a management fee if it would cause the institution to become undercapitalized. Additionally, undercapitalized institutions are subject to restrictions on dividends and management fees, as well as other automatic actions. Other supervisory actions may be taken against institutions that are significantly undercapitalized, as well as undercapitalized institutions that fail to submit an acceptable capital restoration plan as required by law or that fail in any material respect to implement an accepted plan. Under applicable regulations, Eldorado Bank is not an undercapitalized institution and, accordingly, it is not subject to these regulations. See "CERTAIN REGULATORY CONSIDERATIONS -- Limitations on Dividends."

                           INVESTMENT CONSIDERATIONS

     In deciding how to vote their shares at the Special Meetings, holders of shares of Eldorado Common Stock and holders of shares of Mariners Common Stock should carefully consider the following factors, in addition to the other matters set forth information in this Joint Proxy Statement.

     Prospects of Eldorado After the Merger. The earnings, financial condition, and prospects of Eldorado after the Merger will be dependent in part to a significant extent on the performance of the combined loan portfolios of Eldorado Bank and Mariners Bank and ultimately on the financial condition of the credit and other customers they serve. The existing loan portfolios of Eldorado Bank and Mariners Bank differ to some extent in the types of borrowers, industries and credits represented. In addition, there are differences in the documentation, classifications, credit ratings and management of the two portfolios. As a result, the combined company's loan portfolio will have a different risk profile than the loan portfolio of either bank before the Merger. The valuation and management of a loan portfolio (including Eldorado's and Mariners' valuations of their own portfolios and the anticipated purchase accounting adjustments related to the estimated fair value of Mariners' portfolio in connection with the Merger) involve certain assumptions about the future performance of credit customers and national, regional and local economic and market conditions. The performance of the combined loan portfolio will be adversely affected if any of such factors is worse than currently anticipated.

     The banking industry is highly competitive. To the extent that either present customers are not retained by the combined company or additional expenses are incurred in retaining them, there could be adverse effects on future results of operations of the combined company. Realization of improvement in profitability is dependent, in part, on the extent to which the revenues of Eldorado Bank and Mariners Bank are maintained.

     Ability to Realize Cost Savings. Because of the inherent uncertainties associated with merging two companies and because the markets in which Eldorado and Mariners operate are highly competitive, there can be no assurance that the combined company will be able to realize the full cost savings Eldorado and Mariners currently expect to realize as a result of the Merger and the consolidation of their operations or that such savings will be realized at the times currently anticipated. Furthermore, there can be no assurance that cost savings, if any, which are realized will not be offset by increases in other expenses, operating losses, other charges to earnings or losses of revenue, including losses due to problems in integrating the two companies. See "MANAGEMENT AND OPERATIONS AFTER THE MERGER -- Operations After the Merger."

     Legislative and Regulatory Environment. The banking businesses in which Eldorado and Mariners engage are highly regulated and the laws and regulations affecting such businesses are periodically reviewed by federal and state legislative bodies and may be changed in the future. Such changes could enhance the ability of banks and bank holding companies to branch across state lines and thereby increase competition for Eldorado and Mariners, and their respective subsidiary banks, if Eldorado and Mariners do not merge, or for Eldorado and Eldorado Bank, if they do merge. Such changes may also affect the amount of capital that banks and bank holding companies are required to maintain, the premiums paid for or the availability of deposit insurance or other matters directly affecting earnings. It is not certain what changes will occur or the effect that any such changes would have on the profitability of the combined company, its ability to effectively compete, or its ability to take advantage of new opportunities after the Merger.

                              THE SPECIAL MEETINGS

     This Joint Proxy Statement is being furnished to shareholders of Eldorado in connection with the solicitation of proxies by the Board of Directors of Eldorado for use at the Eldorado Meeting. It is also being furnished to shareholders of Mariners in connection with the solicitation of proxies by the Board of Directors of Mariners for use at the Mariners Meeting. At each such special meeting, shareholders of Eldorado and Mariners will be asked to consider and vote upon a proposal to approve the Merger. Each copy of this Joint Proxy Statement mailed to holders of Eldorado Common Stock is accompanied by a form of proxy for use at the Eldorado Meeting, and each copy of this Joint Proxy Statement mailed to holders of Mariners Common Stock is accompanied by a form of proxy for use at the Mariners Meeting.

     This Joint Proxy Statement is also furnished by Eldorado to holders of Mariners Common Stock as a prospectus in connection with the issuance by Eldorado of the shares of Eldorado Common Stock upon consummation of the Merger.

DATE, PLACE AND TIME

     Eldorado Meeting. The Eldorado Meeting will be held at the Sheraton Newport Hotel, located at 4545 MacArthur Boulevard in the City of Newport Beach, California, on Tuesday, September 12, 1995 at 9:00 a.m. local time.

     Mariners Meeting. The Mariners Meeting will be held at Mariners Bank's San Clemente office, located at 115 Calle de Industrias in the City of San Clemente, California, on Tuesday, September 12, 1995 at 10:00 a.m. local time.

RECORD DATE AND VOTING RIGHTS

     Eldorado. The Board of Directors of Eldorado has fixed July 26, 1995 as the record date (the "Eldorado Record Date") for the determination of shareholders entitled to notice of and to vote at the Eldorado Meeting. Accordingly, only holders of record of shares of Eldorado Common Stock on the Eldorado Record Date will be entitled to notice of and to vote at the Eldorado Meeting. As of the Eldorado Record Date, there were 2,758,788 shares of Eldorado Common Stock outstanding, held by approximately 800 holders of record. Each holder of record of shares of Eldorado Common Stock on the Eldorado Record Date is entitled to cast one vote per share, in person or by proxy.

     As of July 15, 1995, directors and executive officers of Eldorado and their affiliates have the right to vote 657,327 shares, or approximately 22.9% of the outstanding shares of Eldorado Common Stock, including an aggregate of 113,00 shares that the directors, executive officers and their respective affiliates had the right to acquire within 60 days after July 26, 1995 through the exercise of stock options. At July 26, 1995, an aggregate of 271,517 shares (or approximately 9.8% of the outstanding shares of Eldorado Common Stock) were beneficially owned by J.B. Crowell, the President and Chief Executive Officer and a Director of Eldorado, of which 21,600 shares are issuable upon the exercise of stock options. Other than Mr. Crowell, Eldorado knows of no person who beneficially owned more than five percent of any class of Eldorado voting securities as of July 15, 1995. The directors and executive officers of Eldorado have indicated that they intend to vote their shares of Eldorado Common Stock FOR approval of the Merger Agreement. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ELDORADO."

     Mariners. The Board of Directors of Mariners has fixed July 26, 1995 as the record date (the "Mariners Record Date") for the determination of shareholders entitled to notice of and to vote at the Mariners Meeting. Accordingly, only holders of record of shares of Mariners Common Stock on the Mariners Record Date will be entitled to notice of and to vote at the Mariners Meeting. As of the Record Date, there were 630,276 shares of Mariners Common Stock outstanding, held by approximately 196 holders of record. Each holder of record of shares of Mariners Common Stock on the Mariners Record Date is entitled to cast one vote per share, in person or by proxy.

     As of July 15, 1995, directors and executive officers of Mariners and their affiliates have the right to vote 319,884 shares, or approximately 50.7% of the outstanding shares of Mariners Common Stock. In connection with the execution and delivery of the Merger Agreement, Shareholder Agreements were entered into by each of the directors of Mariners in their capacities as shareholders of Mariners. The Shareholders Agreements bind these shareholders (and their spouses, where applicable) to vote their shares in favor of the Merger and the Merger Agreement. The number of shares of Mariners Common Stock subject to the Shareholders Agreements in 316,874, representing approximately 50.3% of the outstanding Mariners Common Stock. See "Agreements with Certain Shareholders," "THE MERGER -- Interests of Certain Persons in the Merger" and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF MARINERS."

QUORUM AND VOTING OF PROXIES

     Eldorado. The presence, in person or by proxy, of a majority of the outstanding shares of Eldorado Common Stock is necessary to constitute a quorum at the Eldorado Meeting. Shareholders voting or abstaining from voting on any issue will be counted as present for purposes of constituting a quorum. Under the rules of the AMEX, brokers who hold shares in street name for customers will not have authority to vote such shares on the proposal to approve the Merger Agreement unless they have received written instructions from beneficial owners. Because the affirmative vote of a majority of the outstanding shares of Common Stock of Eldorado is required to approve the Merger, shares not voted on the proposal and abstentions will have the same effect as votes against the proposal.

     Mariners. The presence, in person or by proxy, of a majority of the outstanding shares of Mariners Common Stock is necessary to constitute a quorum at the Mariners Meeting. Shareholders voting or abstaining from voting on any issue will be counted as present for purposes of constituting a quorum. Shares not voted and abstentions will have the effect of a vote against the proposal because the affirmative vote of a majority of the outstanding shares is required for approval of the Merger.

     All shares which are entitled to vote and are represented at the Special Meetings by properly executed proxies received prior to or at the Special Meetings, and not revoked, will be voted at the Special Meetings in accordance with the instructions indicated on such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT. The Boards of Directors of Eldorado and Mariners know of no matters to be presented at the Special Meeting other than those described in this Joint Proxy Statement. If any other matters are properly presented at a Special Meeting for consideration, including, among other things, consideration of a motion to adjourn the Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons appointed as proxy will have discretion to vote on such matters in accordance with their best judgment.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked or superseded by: (i) filing with the respective Secretaries of Eldorado (Elaine P. Crouch) and Mariners (Eric R. Smith) at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy;
(ii) duly executing a later dated proxy relating to the same shares and delivering it to the respective Secretaries of Eldorado (Elaine P. Crouch) and Mariners (Eric R. Smith) before the taking of the vote at the Special Meeting; or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

     All expenses of this solicitation, including the cost of preparing and mailing this Joint Proxy Statement, will be borne by Eldorado. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Eldorado and Mariners in person or by telephone, telegram, facsimile transmission or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Eldorado will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

SHAREHOLDER VOTE REQUIRED

     Eldorado. Under the California General Corporation Law (the "California GCL"), the approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Eldorado

Common Stock. The Eldorado Common Stock is listed on the AMEX. Because of the number of shares of Eldorado Common Stock to be issued in the Merger, the rules and regulations of the AMEX require that the holders of Eldorado Common Stock approve the issuance of such shares by the affirmative vote of a majority of the votes cast at the Eldorado Meeting. Approval of the Merger by holders of Eldorado Common Stock will also constitute the approval required by the AMEX of the issuance by Eldorado of the shares of Eldorado Common Stock to be issued in the Merger.

     Mariners. Under the California GCL, the approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Mariners Common Stock.

DISSENTERS' RIGHTS

     General. If the Merger is approved and consummated, dissenters' rights will be available to holders of Eldorado Common Stock and to holders of Mariners Common Stock who exercise such rights in accordance with Chapter 13 of the California GCL. THE REQUIRED PROCEDURE SET FORTH IN CHAPTER 13 MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS' RIGHTS MAY BE LOST. The information set forth below is a general summary of all the material aspects of dissenters' rights and is qualified in its entirety by reference to Chapter 13, a copy of which is attached hereto as Annex D. Shareholders should read Annex D in its entirety for more complete information concerning dissenters' rights.

     Mariners. Each holder of shares of Mariners Common Stock which are outstanding as of the Mariners Record Date who follows the procedures set forth in Chapter 13 and who did not vote any of his or her shares in favor of the proposal to approve the Merger Agreement would be entitled to receive an amount equal to the fair market value of his or her shares as of May 22, 1995, the day before the public announcement of the Merger Agreement, excluding any appreciation or depreciation in consequence of the proposed Merger, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

     In order to be entitled to exercise dissenters' rights, a shareholder of Mariners must not vote "FOR" the Merger Agreement. Thus, any shareholder who wishes to dissent and executes and returns a proxy in the accompanying form must specify that his or her shares are to be either voted "AGAINST" or "ABSTAIN" on the proposal to approve the Merger Agreement. If the shareholder returns a proxy without voting instructions or with instructions to vote "FOR" the Merger Agreement, his or her shares will automatically be voted in favor of the Merger Agreement and the shareholder will lose his or her dissenters' rights.

     If the Merger Agreement is approved by Mariners' shareholders, Mariners will have ten days after such approval to mail a notice of such approval to those shareholders of Mariners who did not vote in favor of the Merger Agreement, together with a copy of Sections 1300 to 1304 of Chapter 13, a statement of the price determined by Mariners to represent the fair market value of the dissenting shares as of May 22, 1995 and a brief description of the procedure to be followed if a shareholder desires to exercise dissenters' rights. Within 30 days after the date on which the notice of the approval of the Merger Agreement is mailed, the dissenting shareholder must make written demand upon Mariners for the purchase of dissenting shares and payment in cash of their fair market value. The demand should specify the number of shares held of record by such shareholder which the shareholder demands to be purchased and a statement of what the shareholder claims to be the fair market value of those shares as of May 22, 1995. Such statement of the fair market value of the shares of Mariners Common Stock constitutes an offer by the shareholder to sell the shares at that price.

     Within 30 days after the date on which the notice of the approval of the Merger Agreement is mailed, the dissenting shareholder must surrender to Mariners, at its principal office or at the office of any transfer of the Mariners Common Stock, the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of Mariners Common Stock that are transferred prior to their submission for endorsement lose their status as dissenting shares.

     If Mariners and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price with interest thereon at the legal rate on judgments from the date of such agreement. Subject to the restrictions imposed under the California GCL on the ability of Mariners to purchase its outstanding shares, payment of the fair market value of the dissenting shares shall be made within 30 days after the amount thereof has been agreed upon or 30 days after any statutory or contractual conditions to the Merger have been satisfied, whichever is later, subject to the surrender of the certificates therefor, unless provided otherwise by agreement.

     If Mariners denies that the shares surrendered are dissenting shares, or Mariners and the dissenting shareholder fail to agree upon a fair market value of such shares of Mariners Stock, then the dissenting shareholder of Mariners must, within six months after the notice of approval is mailed, file a complaint at the Superior Court of the proper county requesting the court to make such determinations or intervene in any pending action brought by any other dissenting shareholder. If the complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenter's rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, such fair market value.

     A dissenting shareholder who has elected to proceed under Chapter 13 may not withdraw his or her dissent or demand for payment unless Mariners consents to such withdrawal.

     Eldorado. Each holder of shares of Eldorado Common Stock which are outstanding as of the Eldorado Record Date who follows the procedures set forth in Chapter 13 and who votes against the proposal to approve the Merger Agreement would be entitled to receive an amount equal to the fair market value of his or her shares, so long as demands for such payment are properly and timely filed with respect to five percent or more of the outstanding shares of Eldorado Common Stock by shareholders of Eldorado who voted against the Merger. The fair market value of shares of Eldorado Common Stock will be determined as of May 22, 1995, the day before the public announcement of the Merger Agreement, excluding any appreciation or depreciation in consequence of the proposed Merger, but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter.

     In order to be entitled to exercise dissenters' rights, a shareholder of Eldorado must vote "AGAINST" the Merger Agreement. Thus, any shareholder who wishes to dissent and executes and returns a proxy in the accompanying form must specify that his or her shares are to be voted "AGAINST" the proposal to approve Merger Agreement. If the shareholder returns a proxy without voting instructions or with instructions to vote "FOR" or to "ABSTAIN" on the proposal to approve the Merger Agreement, his or her shares will not be voted against the Merger Agreement and the shareholder will lose his or her dissenters' rights.

     A shareholder of Eldorado electing to exercise dissenters' rights must make written demand upon Eldorado for the purchase of dissenting shares and payment to such shareholder in cash of their fair market value. However, no such demand by an Eldorado shareholder will be effective for any purpose unless it is received by Eldorado or Eldorado's transfer agent on or prior to the date of the Eldorado Meeting. The demand should specify the number of shares held of record by such shareholder which the shareholder demands to be purchased and a statement of what the shareholder claims to be the fair market value of those shares as of May 22, 1995. Such statement of the fair market value of the shares of Eldorado Common Stock constitutes an offer by the shareholder to sell the shares at that price. Eldorado's transfer agent is First Interstate Bank, Corporate Trust Department, and its address is Encino Terrace Center, Suite 670, 15821 Ventura Boulevard, Encino, California 91436-2946.

     If the Merger Agreement is approved by Eldorado's shareholders and demands for payment have been properly and timely filed by holders of five percent or more of the outstanding shares of Eldorado Common Stock, Eldorado will have ten days after such approval to mail a notice of such approval to each Eldorado shareholder who voted against the Merger Agreement, together with a copy of Sections 1300 to 1304 of Chapter 13, a statement of the price determined by Eldorado to represent the fair market value of the dissenting shares as of May 22, 1995 and a brief description of the procedure to be followed if the shareholder desires to exercise dissenters' rights.

     Within 30 days after the date on which notice of the approval of the Merger Agreement is mailed, the dissenting shareholder must surrender to Eldorado, at its principal office or at the office of any transfer of the Eldorado Common Stock, the certificates representing the dissenting shares to be stamped or endorsed with a statement that they are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of Eldorado Common Stock that are transferred prior to their submission for endorsement lose their status as dissenting shares.

     If Eldorado and the dissenting shareholder agree that the surrendered shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price with interest thereon at the legal rate on judgments from the date of such agreement, so long as demands for such consideration are properly filed with respect to five percent or more of the outstanding shares of Eldorado Common Stock. Subject to the restrictions imposed under the California GCL on the ability of Eldorado to purchase its outstanding shares, payment of the fair market value of the dissenting shares shall be made within 30 days after the amount thereof has been agreed upon or 30 days after any statutory or contractual conditions to the Merger have been satisfied, whichever is later, subject to the surrender of the certificates therefor, unless provided otherwise by agreement.

     If Eldorado denies that the shares surrendered are dissenting shares, or Eldorado and the dissenting shareholder fail to agree upon a fair market value of such shares of Eldorado Common Stock, then the dissenting shareholder of Eldorado must, within six months after the notice of approval is mailed, file a complaint at the Superior Court of the proper county requesting the court to make such determinations or intervene in any pending action brought by any other dissenting shareholder. If the complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenter's rights are lost. If the fair market value of the dissenting shares is at issue, the court will determine, or will appoint one or more impartial appraisers to determine, such fair market value.

     A dissenting shareholder who has elected to proceed under Chapter 13 may not withdraw his or her dissent or demand for payment unless Eldorado consents to such withdrawal.

     ELDORADO SHAREHOLDERS WILL NOT HAVE DISSENTERS' RIGHTS UNLESS DEMANDS FOR PURCHASE AND PAYMENT ARE RECEIVED BY ELDORADO OR ELDORADO'S TRANSFER AGENT ON OR PRIOR TO THE DATE OF THE ELDORADO MEETING FROM RECORD HOLDERS OF 5% OR MORE OF THE OUTSTANDING SHARES OF ELDORADO COMMON STOCK WHO HAVE VOTED AGAINST THE MERGER.

AGREEMENTS WITH CERTAIN SHAREHOLDERS

     Eldorado has entered into a Shareholder Agreement (the "Shareholder Agreement") with each of the persons ("Agreeing Shareholders") specified below. Pursuant to the Shareholder Agreements, the Agreeing Shareholders have agreed
(a) to vote the number of shares of Mariners Common Stock owed by them in favor of the Merger and the Merger Agreement, (b) to vote against any proposal which would in any manner impede, frustrate, prevent or nullify the Merger or the Merger Agreement, and (c) not to sell or transfer any shares of Mariners Common Stock owed by them. The Agreeing Shareholders and the number of shares of Mariners Common Stock such persons are entitled to vote at the Mariners Meeting which are subject to the Shareholder Agreements are as follows:

                                                   NUMBER OF SHARES     PERCENTAGE OF MARINERS
                         NAME                      ENTITLED TO VOTE          COMMON STOCK
        ---------------------------------------    ----------------     ----------------------
        Julia M. Di Giovanni...................         102,595                 16.28%
        Richard Korsgaard......................          42,220                  6.70%
        Dwayne H. Berger.......................          39,938                  6.34%
        William P. Moffatt, M.D................          37,151                  5.89%
        Eric R. Smith..........................          35,260                  5.59%
        Harry W. Finigan.......................           4,345                  0.69%
        William G. Kearns......................          11,864                  1.88%
        Don R. McCanne, M.D....................          26,646                  4.23%
        Robert F. Nichols, Jr..................          16,855                  2.67%
                                                   ----------------           --------
                  Totals:......................         316,874                 50.27%
                                                   =============        ================

                                   THE MERGER

     This section of the Joint Proxy Statement describes the material aspects of the proposed Merger. To the extent that it relates to the Merger Agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Annex A to this Joint Proxy Statement/Prospectus. All shareholders are urged to read the Merger Agreement in its entirety.

FORM OF THE MERGER

     Pursuant to the Merger Agreement, Mariners will be merged with and into Eldorado Bank, with Eldorado Bank being the surviving corporation. As a result of the Merger, Eldorado Bank will own the entire equity interest in, and become the sole shareholder of, Mariners Bank.

MERGER CONSIDERATION

     Upon consummation of the Merger, each outstanding share of Mariners Common Stock, other than shares of Mariners Common Stock with respect to which the holders properly exercise their dissenters' rights, will be converted into the right to receive one (1) share of Eldorado Common Stock and cash in the amount of $7.30. The cash portion of the Merger consideration is subject to adjustment as follows:

          (a) if the Average Eldorado Closing Price (as defined in the Merger Agreement) of Eldorado Common Stock is less than $12.00, then the cash component of the Merger consideration shall be increased by an amount equal to the difference between $12.00 and such Average; provided, however, that the maximum amount of such increase shall not exceed $1.50 per share. If, on the other hand, the Average Eldorado Closing Price exceeds $13.00, then the cash component of the Merger consideration shall be decreased in an amount equal to the difference between the Average Eldorado Closing Price and $13.00; provided, however, that the maximum amount of such decrease shall not exceed $1.00 per share.

          (b) If the sum of $7,400,000 exceeds Mariners' Consolidated Tangible Net Worth (as such term is defined in the Merger Agreement) as of the Determination Date, then the cash component of the Merger consideration (as the same may have been adjusted as described above), shall be reduced by an amount equal to the quotient obtained by dividing such excess by the total number of shares of Mariners Common Stock outstanding immediately prior to the Effective Time. If Mariners' Consolidated Tangible Net Worth exceeds $7,600,000 as of the Determination Date, then the cash component of the Merger consideration (as adjusted), shall be increased by an amount equal to the quotient obtained by dividing such excess by the total number of shares of Mariners Common Stock outstanding immediately prior to the Effective Time.

     As used in the Merger Agreement, the term "Average Eldorado Closing Price" is defined as the average of the closing prices of Eldorado Common Stock for all of the trading days in the calendar month immediately prior to the month in which the Effective Time of the Merger occurs.

BACKGROUND OF AND REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     Eldorado's Board of Directors has developed a strategic plan to enhance long-term shareholder value, which contemplates an expansion of Eldorado through mergers and acquisitions of banking organizations within Southern California, as well as internal growth. During the past several years, in furtherance of that plan, Eldorado has acquired or merged with banking organizations located in Orange and Riverside counties, has considered the desirability of various acquisition/merger opportunities and has carefully reviewed options to achieve its strategic objectives. In December 1994, the Board of Directors of Eldorado engaged The Findley Group to advise Eldorado concerning the possible acquisition of one or more banking companies with operations in Southern California.

     In March 1995, representatives of Eldorado contacted, on an unsolicited basis, Mariners' Chief Executive Officer, Richard Korsgaard, regarding the possibility of a business combination between the two companies. On March 22, 1995, Mr. Korsgaard and Don R. McCanne, M.D. and Dwayne H. Berger, both of whom are directors of Mariners, met with Eldorado representatives to discuss a tentative proposal for the acquisition of Mariners. Between March 22, 1995 and April 5, 1995, representatives of Mariners and Eldorado discussed on several occasions the terms of the tentative proposal and, on April 5, 1995, representatives of Eldorado presented Eldorado's initial proposal to Mariners' Board of Directors. Between April 5, 1995 and April 22, 1995, representatives of Eldorado and Mariners discussed on several occasions alternative terms of Eldorado's acquisition proposal.

     On April 25, 1995, Eldorado submitted a revised proposal for the acquisition of Mariners that would result in an exchange of approximately $7.30 in cash and one share of Eldorado Common Stock for each share of Mariners Common Stock outstanding at the closing.

     From April 25, 1995 to May 18, 1995, each party conducted a due diligence examination of the other and negotiated the terms of a definitive agreement. Following presentations from management and their respective financial advisors, and after consideration of the foregoing factors, the Boards of Directors of Eldorado and Mariners unanimously approved the Merger Agreement on May 22, 1995.

     Eldorado. In determining the merger consideration to be offered to the Mariners shareholders, Eldorado's management, with assistance from its financial advisor, The Findley Group, obtained financial data and other information from Mariners and prepared financial analyses with respect to the combined company that would result from a merger of Eldorado and Mariners, including projected cost savings and synergies. These cost savings were expected to be achieved through consolidation of banking offices in South Orange County, where Eldorado currently operates two offices and Mariners currently operates all three of its offices; reductions in personnel; and consolidation and elimination of duplicative back office operations, including administration, data processing, and centralized support functions.

     The Eldorado Board of Directors determined on May 22, 1995 that the acquisition of Mariners by Eldorado pursuant to the Merger was in the best interests of Eldorado and its shareholders and authorized the execution of the Merger Agreement. In reaching that decision Eldorado's Board of Directors consulted with its financial and other advisors, as well as with Eldorado's management, and considered a number of factors, including, but not limited to, the following:

          (a) the financial condition and results of operations of, and prospects for, each of Eldorado and Mariners;

          (b) the amount and type of consideration to be paid by Eldorado to Mariners's shareholders pursuant to the Merger Agreement;

          (c) the opportunity, by means of the Merger to expand Eldorado's market share in Southern California through an in-market acquisition;

          (d) the possibility that synergies resulting from the in-market nature of the acquisition would enable Eldorado to achieve cost savings in excess of those which must be realized for the transaction to be nondilutive; and

          (e) the Merger would enable Eldorado to expand within its market area and thereby better compete with other banking institutions with greater financial resources.

     In addition, Eldorado's Board of Directors received a written opinion of The Findley Group dated May 22, 1995, the date of the Merger Agreement, that the consideration to be paid pursuant to the Merger, when taken as a whole, is fair to the shareholders of Eldorado from a financial point of view, as of the date thereof (see "Opinions of Financial Advisors -- Opinions of Eldorado's Financial Advisor" below).

     Eldorado's Board of Directors did not assign any specific or relative weight to the foregoing factors in its considerations. Eldorado's Board believes that the Merger Agreement will provide significant value to all

Eldorado shareholders and will enable them to participate in opportunities for growth and cost savings that Eldorado's Board of Directors believes the Merger makes possible.

     BASED ON THE FOREGOING, THE BOARD OF DIRECTORS OF ELDORADO HAS APPROVED THE MERGER UPON THE TERMS SET FORTH IN THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT THE ELDORADO SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER.

     Mariners. From the inception of Mariners, its Board of Directors has maintained the philosophy that it was in the best interests of Mariners and its shareholders to remain independent. The philosophy was tempered, however, by the belief that if an offer to purchase Mariners was received that would result in a perceptibly greater return to shareholders than that expected within a reasonable period of time through continued independence, that offer should be given appropriate consideration. After reviewing the Merger proposal submitted by Eldorado on April 25, 1995, that provided for an exchange of one share of Eldorado Common Stock and $7.30 in cash, Mariners' management concluded that Eldorado's proposal satisfied this requirement and should be submitted to the Mariners Board of Directors for its consideration. From April 1, 1995 through April 25, 1995, Eldorado Common Stock traded in the range of $10.00 to $11.00 per share. Consequently, management of Mariners believed that the Merger consideration represented a significant premium over the historical trading prices of Mariners' Common Stock and a return on investment for Mariners shareholders that was substantially greater than that which had been attained historically or which the Mariners Board of Directors expected could be attained within a reasonable period of time if Mariners were to continue as an independent bank holding company. Additionally, the proposed Merger consideration represented value to Mariners shareholders in excess of 1.6 times the book value of Mariners at March 31, 1995. The proposal, if adopted, would also offer Mariners' shareholders (i) a share of a larger and more diversified banking institution with greater prospects for growth and (ii) increased liquidity in their investment because, unlike the shares of Mariners Common Stock, for which there is no established market, the shares of Eldorado Common Stock are listed and trade on the American Stock Exchange.

     After considering the Merger proposal, the Board of Directors of Mariners concluded that the Merger was in the best interests of Mariners and its shareholders. The Board concluded that the consummation of the Merger would result in an institution which is stronger in terms of management, that would have more growth opportunities and the ability to achieve greater profitability than either institution at present.

     After the Merger, the resulting institution will have the advantage of the consolidation of branch offices in south Orange County and the consolidation and centralization of certain duplicative management functions which should result in resulting economies of scale and cost savings. After the consummation of the transactions contemplated by the Merger Agreement and the resulting merger of Mariners Bank into Eldorado Bank, Eldorado Bank will enjoy a larger capital base than either Eldorado or Mariners has presently, which will permit Eldorado Bank to make loans that have been beyond the lending capacity of either institution. Furthermore, it is believed that Eldorado Bank, as a strong, independent financial institution, will be better able to compete with the major banks in the communities now served by Eldorado and Mariners and will benefit such communities by providing increased banking services.

     In evaluating the proposed Merger and approving the formula for calculating the Merger consideration, the Board of Directors of Mariners considered a variety of factors, including those considered by Mariners' management in recommending that the Board consider the Merger proposal, reviewed information relating to Eldorado and Mariners and received reports from and presentations by its officers, financial advisers and legal counsel, including the opinion of James R. Miller attached hereto as Annex C. Among the factors considered by the Mariners Board of Directors were the fact that the value of the consideration to be paid in the Merger, in terms of the amount of cash and the value of Eldorado stock, represents a premium over the historical market price of Mariners Common Stock; the historic performance of Eldorado Common Stock; the value and form of the consideration to be paid in the Merger compared with that paid in recent acquisitions of other banks and bank holding companies in California; the book value and earnings per share of Mariners; the results of operations and prospects of Eldorado and Mariners; the advisability of continuing to operate Mariners as an independent entity; the fact that the Merger and the conversion of Mariners shares into Eldorado shares will increase the liquidity of Mariners shareholders' investment and such shareholder will have the choice of either remaining as a shareholder of the combined institution or selling their Eldorado shares to liquidate that investment; the tax consequences of the transaction to shareholders of Mariners; and the value of Eldorado Common Stock as an investment. The Board of Directors of Mariners concluded, in light of these factors, that the Merger is in the best interest of Mariners and its shareholders.

     ACCORDINGLY, THE BOARD OF DIRECTORS OF MARINERS HAS UNANIMOUSLY APPROVED THE MERGER UPON THE TERMS SET FORTH IN THE MERGER AGREEMENT AND RECOMMENDS APPROVAL OF THE MERGER AGREEMENT BY ITS SHAREHOLDERS.

OPINIONS OF FINANCIAL ADVISORS

     Opinion of Eldorado's Financial Advisors.

     GENERAL. As part of Eldorado's strategic planning activities in the fourth quarter of 1994 and finalized with an engagement letter dated April 21, 1995 (the "Engagement Letter"), Eldorado engaged The Findley Group ("Findley") to advise Eldorado in connection with the consideration by Eldorado's Board of Directors of the acquisition of one or more companies in the banking industry in Southern California. Eldorado selected Findley as its financial advisor on the basis of its experience in bank merger transactions and its reputation in the banking and financial services community. Findley assisted Eldorado in structuring and analyzing the Merger and determining the consideration to be paid to shareholders of Mariners in connection with the Merger.

     J. B. Crowell, the President and Chief Executive Officer of Eldorado, David
R. Brown, an Executive Vice President and the Chief Financial Officer of Eldorado, and Findley conducted Eldorado's negotiations for the Merger. Mr. Crowell received an oral opinion from Findley on April 25, 1995, stating that the consideration to be paid by Eldorado in the Merger based on the negotiations as they then existed and when taken as a whole was fair to the shareholders of Eldorado from a financial point of view as of such date. Eldorado then commenced preparation of the Merger Agreement. On May 22, 1995, Eldorado's Board of Directors approved the essential terms of the Merger and entry into an agreement for the Merger embodying those terms. At the May 22, 1995 meeting of the Board of Directors, Findley delivered its written opinion that the consideration to be paid by Eldorado pursuant to the Merger Agreement, when taken as a whole, is fair to the shareholders of Eldorado from a financial point of view as of the date thereof. No limitations were imposed by Eldorado on Findley with respect to the investigations made or procedures followed by Findley in rendering its opinion.

     THE FULL TEXT OF FINDLEY'S WRITTEN OPINION TO ELDORADO'S BOARD OF DIRECTORS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITATIONS OF THE REVIEW OF FINDLEY, IS ATTACHED HERETO AS ANNEX B AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS JOINT PROXY STATEMENT. THE FOLLOWING SUMMARY OF FINDLEY'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. FINDLEY'S OPINION IS ADDRESSED TO ELDORADO'S BOARD OF DIRECTORS ONLY AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF ELDORADO AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE ELDORADO MEETING.

     In connection with its opinion, Findley, among other things: (a) reviewed certain publicly valuable financial and other data with respect to Eldorado and Mariners, including the consolidated financial statements for recent years and interim periods to March 31, 1995, and certain other relevant financial and operating data relating to Eldorado and Mariners made available to Findley from published sources and from the internal records of Eldorado and Mariners; (b) reviewed the Merger Agreement; (c) reviewed certain historical market prices and trading volumes of the Eldorado Common Stock on the American Stock Exchange; (d) compared Eldorado and Mariners from a financial point of view with certain other companies that Findley deemed to be relevant; (e) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies that Findley deemed to be comparable, in whole or in part, to the Merger; (f) reviewed and discussed with representatives of the management of Eldorado certain information of a business and financial nature regarding Eldorado and Mariners furnished to Findley by

Eldorado and Mariners, including financial forecasts and related assumptions of Eldorado and Mariners; (g) made inquiries regarding and discussed the Merger and Merger Agreement and other matters related thereto with Eldorado's counsel; and
(h) performed such other analyses and examinations as Findley deemed appropriate.

     In connection with its review, Findley did not independently verify any of the foregoing information, and relied on such information and assumed such information was complete and accurate in all material respects. With respect to the financial forecasts for Eldorado and Mariners provided to Findley by their respective managements, Findley assumed for purposes of its opinion that such forecasts were reasonably prepared on bases reflecting the best available estimates and judgments of such managements at the time of preparation as to the future financial performance of Eldorado and Mariners and that such forecasts provided a reasonable basis upon which Findley could form its opinion. Findley also assumed that there were no material changes in Eldorado's or Mariners' assets, financial condition, results of operations, business, or prospects since the dates of the last financial statements made available to Findley. In addition, Findley did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of Eldorado or Mariners and was not furnished with any such appraisals. Further, Findley's opinion was based on economic, monetary, and general market and other conditions existing as of the date of the opinion and on the assumption that the Merger Agreement will be consummated in accordance with the terms thereof, without any amendments thereto, and without waiver by Eldorado of any of the conditions to its obligations thereunder.

     Set forth below is a brief summary of the report presented by Findley to Eldorado's Board of Directors on May 22, 1995 in connection with the delivery of its written opinion.

     ANALYSIS OF SELECTED BANK MERGER TRANSACTIONS. Findley reviewed the consideration paid in recently announced transactions whereby certain banks were acquired. Specifically, Findley reviewed 36 transactions involving acquisitions of selected banks in California announced since January 1994 (the "California Acquisitions"). For each bank acquired or to be acquired in such transactions, Findley compiled figures illustrating, among other things, the ratio of the premium (i.e., purchase price in excess of tangible book value) to deposits, purchase price to book value, and purchase price to previous year's earnings.

     The figures for all banks acquired or to be acquired in the California Acquisitions produced: (a) a median percentage of premium to deposits of 4.4%;
(b) a median ratio of purchase price to book value of 1.48; and (c) a median ratio of purchase price to previous year's earnings of 12.85. In reviewing strong performing banks that were comparable to Mariners, the figures were (a) an average/median percentage of premium to deposits of 7.94/7.08%; (b) an average/median ratio of purchase price to book value of 1.74/1.70%; and (c) an average/median ratio of purchase price to previous year's earnings of 17.72/14.22%. In comparison, assuming that the consideration to be paid in the Merger equals a conversion ratio of one share of Mariners Common Stock per share of Eldorado Common Stock and that the market value of Eldorado Common Stock equals $12.00 per share, Findley determined that the consideration to be paid by Eldorado in the Merger represented a percentage of premium to deposits of 6.60%, a ratio of purchase price to book value of 1.63 and a ratio of purchase price to previous year's earnings of 16.22.

     No other company or transaction used in the above analysis as a comparison is identical to Eldorado, Mariners or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which Eldorado, Mariners, and the Merger are being compared.

     CONTRIBUTION ANALYSIS. Findley analyzed the contribution of each of Eldorado and Mariners to, among other things, common equity and net income of the pro forma combined companies for the year ended December 31, 1994. This analysis showed, among other things, that based on pro forma combined balance sheets and income statements for Eldorado and Mariners as of December 31, 1994, Eldorado would have contributed 78.5% of the deposits and 82% of the net income of the combined companies (before cost savings and revenue enhancements). Based upon the consideration to be paid in the Merger as provided in the Merger Agreement, the Eldorado shareholders would own 81.4% of the combined companies.

     DILUTION ANALYSIS. Using estimates of future earnings prepared by Mariners's management and analysts' estimates for Eldorado, Findley compared the calendar year 1995 estimated earnings per share of Mariners Common Stock and Eldorado Common Stock to the calendar year 1995 estimated earnings per share of the common stock of the pro forma combined companies. Based on such analysis, the proposed transaction would be dilutive to Eldorado's earnings per share in 1995, prior to projected revenue enhancements and cost savings estimated to approximate $2.5 million. Eldorado management informed Findley that it estimated that $2.5 million of potential revenue enhancements and cost savings could be achieved, which would result in the proposed transaction being accretive to Eldorado's shareholders.

     COMPARABLE COMPANY ANALYSIS. Using public and other available information, Findley compared certain financial ratios of Eldorado and Mariners (including the ratio of net income to average total assets ("return on average assets"), the ratio of net income to average total equity ("return on average equity"), the ratio of average equity to average assets and certain credit ratios for the year ended December 31, 1994) to a peer group consisting of 19 selected banks located in California. No company used in the analysis is identical to Eldorado or Mariners. The analysis necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies. The results of this analysis indicated that both Eldorado and Mariners performed better than the peer group on the basis of profitability, credit control and cost control.

     The foregoing summarizes the material portions of Findley's report, but does not purport to be a complete description of the presentation by Findley to Eldorado's Board of Directors or of the analyses performed by Findley. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Findley believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and of the factors considered, without considering all analyses and factors would create an incomplete view of the process underlying the analyses set forth in its presentation to the Eldorado Board of Directors. In addition, Findley may have given certain analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Findley's view of the actual value of Eldorado, Mariners, or the combined company. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

     In performing its analyses, Findley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Eldorado or Mariners. The analyses performed by Findley are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Findley's analysis of the fairness, from a financial standpoint, of the Merger to Eldorado's shareholders and were provided to the Eldorado Board of Directors in connection with the delivery of Findley's opinion. The analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future. Findley used in its analyses various projections of future performance prepared by the management of Eldorado. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

     As described above, Findley's opinion and presentation to the Board of Directors of Eldorado were among the many factors taken into consideration by the Eldorado Board of Directors in making its determination to approve the Merger Agreement.

     Pursuant to the Engagement Letter, Eldorado agreed to pay Findley a fee of $120,000 for Findley's services rendered to Eldorado in connection with this transaction, which services include the issuance of Findley's fairness opinion and the preparation of Eldorado's applications for regulatory approvals of the Merger.

     Opinion of Mariners' Financial Advisor.

     Pursuant to a Letter of Agreement dated May 11, 1995, Mariners engaged James R. Miller, of Brookstreet Securities Corporation ("Brookstreet") to render a written opinion of the fair market value of the outstanding common stock of Mariners and the fairness of the proposed merger with Eldorado as it relates to the shareholders of Mariners.

     The Board of Directors of Mariners selected Mr. Miller for this engagement on the basis of his experience in rendering fairness opinions for other community banks. Mr. Miller is currently Director, Corporate Finance for Community Banks, with Brookstreet and has over 25 years experience in the securities industry encompassing research and management positions. Mariners received one other written proposal for a fairness opinion and discussed Mr. Miller's qualifications and experience with several other independent banks who had used his services before deciding to engage Mr. Miller.

     Other than the Letter of Agreement, there has been no previous relationship between James R. Miller or Brookstreet and Mariners or its affiliates. James R. Miller received a fee of $8,500 for providing the Fairness Opinion to Mariners.

     In connection with his opinion, Mr. Miller, among other things: (a) conducted appropriate research and an analysis of the relevant financial, organizational, and operational data and information identified with Mariners and Eldorado, inclusive of senior management interviews and probes and discussions with other parties informed and knowledgeable of Mariners' and Eldorado's current and reasonably predictable future financial status; (b) considered factors such as the status of the area's banking industry, the general economic environment, Mariners' and Eldorado's financial and general condition, capital structures, strategic plans, stock trading histories; and (c) a comparison of peer market valuations.

     It was Mr. Miller's professional opinion, based on the discussions and calculations presented in his report, that a price of one share of Eldorado Common Stock and approximately $7.30 in cash for each share of Mariners' Common Stock is fair to Mariners shareholders. In arriving at this conclusion, Mr. Miller utilized both a qualitative and quantitative bases, utilizing Book Value, Market Value and Fairness Opinion valuations.

     Mariners only instructed Mr. Miller to provide them with a fairness opinion of the proposed transaction and imposed no limitations on the scope of his investigation.

     THE FULL TEXT OF MR. MILLER'S OPINION TO MARINERS' BOARD OF DIRECTORS IS ATTACHED HERETO AS ANNEX C AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONNECTION WITH THIS JOINT PROXY STATEMENT.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of the Boards of Directors of Eldorado and Mariners with respect to the Merger, shareholders should be aware that Richard Korsgaard, the President and a director of Mariners, and Julia M. Di Giovanni, a director of Mariners, have certain interests in the Merger that are in addition to and potentially in conflict with the interests of shareholders of Mariners generally. The Boards of Directors of Eldorado and Mariners were aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

     Employment Agreement between Eldorado and Richard Korsgaard. In connection with the execution of the Merger Agreement on May 22, 1995, Eldorado, Eldorado Bank, Mariners and Mariners Bank entered into an agreement with Mr. Korsgaard providing for the employment of Mr. Korsgaard by Eldorado Bank upon consummation of the Merger (the "Korsgaard Agreement").

     Mr. Korsgaard and Mariners Bank are parties to an Employment Agreement, dated July 1, 1992 and an Executive Salary Continuation Agreement, dated January 3, 1989 (collectively, the "Korsgaard Mariners Agreements"). Pursuant to the Korsgaard Agreement, Mr. Korsgaard and Eldorado Bank have agreed to terminate the Korsgaard Mariners Agreements and to replace them with a new Employment Agreement and a new Executive Salary Continuation Agreement, both upon consummation of the Merger. The Employment

Agreement will provide for Eldorado Bank's employment of Mr. Korsgaard as an Executive Vice President of Eldorado Bank for a period of three years at a starting base salary of $125,000 per year. Mr. Korsgaard's principal responsibilities in this position will be to manage the activities and operations of Eldorado Bank's Real Estate Lending Department. In addition to standard health and life insurance benefits and four weeks of paid vacation time per year, Mr. Korsgaard will be entitled to a monthly automobile allowance of $600 and to reimbursement of ordinary and necessary business expenses, including entertainment, meals and travel expenses.

     The Employment Agreement will further provide for certain payments to be made to Mr. Korsgaard in the event of a termination of the Employment Agreement. If the Employment Agreement is terminated for certain reasons, including willful or illegal conduct or physical or mental disability, Mr. Korsgaard will be entitled to be paid one month's salary and to continuation of certain insurance benefits at Eldorado Bank's expense for a period of 30 days. If the Employment Agreement is terminated for any other reason, Mr. Korsgaard will be entitled to termination pay in an amount equal to the greater of the balance payable under the Employment Agreement or twelve (12) months of his then current base salary, in either case payable in one lump sum payment, and to continuation of certain insurance benefits at Eldorado's expense for a period of six months.

     The Employment Agreement will further provide for the indemnification of Mr. Korsgaard by Eldorado Bank, to the extent permitted by law, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred by Mr. Korsgaard in connection with any action brought by a third party to which Mr. Korsgaard was or is a party or is threatened to be made a party, if Mr. Korsgaard acted in good faith and in a manner Mr. Korsgaard reasonably believed to be in the best interest of Eldorado Bank or, with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, provided that Mr. Korsgaard's alleged conduct arose out of and was within the course and scope of his employment as an officer or employee of Eldorado Bank.

     Mr. Korsgaard's new Executive Salary Continuation Agreement (the "Continuation Agreement") will provide Mr. Korsgaard with certain salary continuation benefits. If Mr. Korsgaard remains in the continuous employment of Eldorado Bank until he reaches the age of 65, Mr. Korsgaard (or his designated beneficiary, in the event of his death) will be entitled to receive $65,000 per year from Eldorado Bank for 13 years. Finally, the Continuation Agreement will provide for the payment, by Eldorado Bank to Mr. Korsgaard, of $65,000 per year for 13 years beginning in the month following the month in which Mr. Korsgaard's employment is terminated and he attains 65 years of age or, if earlier, beginning with the month following his death, in the event that Mr. Korsgaard's employment with Eldorado Bank is terminated for any reason, including a voluntary termination by Mr. Korsgaard, but other than a termination by reason of Mr. Korsgaard's disability, death, cause, or retirement at the age of 65.

     The Korsgaard Mariners Agreements, as presently in effect, provide for compensation, benefits and salary continuation benefits to Mr. Korsgaard on substantially the same terms as those to which he will become entitled under his new Employment Agreement and new Continuation Agreement. In addition, as a result of the termination of the Korsgaard Mariners Agreements, Mr. Korsgaard has agreed to waive his right to receive certain payments which would otherwise have become payable to Mr. Korsgaard in the event of a change of control of Mariners Bank.

     Persons To Serve as Eldorado Directors. The Merger Agreement provides for the appointment of Mr. Korsgaard and Mrs. Di Giovanni as directors of Eldorado and Eldorado Bank at the Effective Time of the Merger. Eldorado and Eldorado Bank will cause their authorized numbers of directors to be increased by two, and the vacancies on those Boards of Directors thereby created to be filled by the appointment of Mr. Korsgaard and Mrs. Di Giovanni to the respective Boards of Directors of Eldorado and Eldorado Bank. See "MANAGEMENT AND OPERATIONS AFTER THE MERGER -- Management."

     Mariners Stock Options.  Mr. Korsgaard, Irma I. Carel, Jamie S. Davis, Mary
L. Kluver, Dwayne H. Berger and William G. Kearns, each of whom is an officer and/or director of Mariners and/or Mariners Bank, each hold options to purchase 1,200 shares of Common Stock of Mariners at an exercise price of $11.00 per share under the 1982 Mariners Bancorp Stock Option Plan. The Merger Agreement provides for the cancellation of these stock options by the payment, before the Effective Time of the Merger, to such persons of an amount equal to the difference between the same consideration per share to which holders of Mariners Common Stock will be entitled by reason of the Merger and the $11.00 option exercise price, multiplied by the number of shares purchasable on exercise of the options. For example, if the Average Eldorado Closing Price is $12.00 per share and there is no adjustment to the cash portion of the merger consideration, each of such persons would be entitled to a cash payment of $9,960. This option cancellation payment would become payable to such persons only if they are employed by or serving as a director of Mariners or Mariners Bank on the date of payment.

     Noncompetition Agreements. The Merger Agreement provides, as a condition to Eldorado's obligations to consummate the Merger, that Mr. Korsgaard, Mrs. Di Giovanni, Mr. Berger, Mr. Kearns, Don R. McCanne, M.D., William P. Moffatt, M.D., Robert F. Nichols, Jr. and Eric R. Smith, each of whom is an officer and/or director of Mariners and/or Mariners Bank, will enter into non-competition agreements with Eldorado. Pursuant to these non-competition agreements, such persons will agree, for a period of two (2) years from the Effective Time of the Merger, not to engage in, or have any financial or other interests in, or provide assistance to any person, firm, corporation or business that engages in the commercial banking or savings and loan business, or which accepts deposits or makes commercial or real estate loans to the public, anywhere in the counties of Orange, Riverside or San Bernardino, California, or in any activity, which is the same as, similar to or competitive with any activity that was engaged in by Mariners or Mariners Bank during the 12-month period ending at the Effective Time.

EFFECTIVE TIME OF MERGER

     The Merger will become effective at the time (the "Effective Time") when the Subsidiary Merger Agreement with respect to the Merger is filed with the Secretary of State of the State of California. It is currently anticipated that if the Merger Agreement is approved by the shareholders of Eldorado and Mariners at the Special Meetings, and all other conditions to the Merger are satisfied, the Merger will become effective during the fourth quarter of 1995. There can be no assurance, however, that the Effective Time will not be delayed. If the Merger has not been consummated by March 31, 1996, the Board of Directors of Eldorado or Mariners may terminate the Merger Agreement notwithstanding any approvals previously given by shareholders of Eldorado or Mariners. See "THE MERGER AGREEMENT -- Termination."

CONVERSION OF SHARES

     The conversion of outstanding shares of Mariners Common Stock (other than dissenting shares, if any), into shares of Eldorado Common Stock will occur automatically at the Effective Time. Outstanding shares of Mariners Common Stock will be converted into the right to receive that number of shares of Eldorado Common Stock determined in accordance with the Merger Agreement. See "Merger Consideration" above.

PROCEDURES FOR EXCHANGE OF CERTIFICATES

     As soon as is practicable after the Effective Time, First Interstate Bank, or another person chosen by Eldorado, in its capacity as Exchange Agent (the "Exchange Agent"), will send to each Mariners shareholder a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to certificates for shares of Mariners Common Stock will pass, only upon proper delivery of such certificates to the Exchange Agent) and instructions for use in effecting the exchange of the certificates for shares of Eldorado Common Stock and cash (including cash, if any, in lieu of fractional shares).

     MARINERS SHAREHOLDERS SHOULD NOT FORWARD MARINERS CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED THE LETTER OF TRANSMITTAL. MARINERS SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED FORM OF PROXY.

     Until the certificates representing Mariners Common Stock are surrendered for exchange after the consummation of the Merger, holders of such certificates will not be paid dividends or other distributions that are declared on Eldorado Common Stock, or have the right to vote or exercise rights with respect to the shares of Eldorado Common Stock to which they will be entitled. Upon surrender and exchange of such certificates, any such unpaid dividends or other distributions will be paid (without interest) in accordance with the terms of such Eldorado Common Stock.

     No transfer taxes will be payable by any shareholder in respect of the issuance of the new certificates, except that if any new certificate is to be issued in a name other than that in which the Mariners certificates surrendered shall have been registered, it shall be a condition of such issuance that the holder requesting such issuance shall properly endorse the certificate or certificates and shall pay to Eldorado or the Exchange Agent any transfer taxes payable on the issuance, or on any prior transfer of such surrendered certificate, or establish to the satisfaction of Eldorado or the Exchange Agent that such taxes have been paid or are not payable.

     Any Eldorado Common Stock or cash delivered to the Exchange Agent (together with any interest or profits earned thereon) and not distributed at the end of nine months from the Effective Time, will be returned to Eldorado, in which event the persons entitled to payment shall look only to Eldorado for reimbursement. If any holder of Mariners Common Stock shall be unable to surrender such holder's certificates for such stock because such certificates have been stolen, lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance with surety reasonably satisfactory to the Exchange Agent.

     After the Effective Time, there will be no further registration of transfers on the stock transfer books of the surviving corporation of the shares of Mariners Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such shares are presented to the surviving corporation in the Merger, they will be canceled and exchanged for Eldorado Common Stock as provided in the Merger Agreement.

TREATMENT OF MARINERS STOCK OPTIONS

     As of May 22, 1995, the date the Merger Agreement was signed, there were 630,276 shares of Mariners Common Stock outstanding. In the Merger Agreement, Mariners agreed not to issue any additional shares of Mariners Common Stock without the prior written consent of Eldorado, including shares issuable upon exercise of stock options. As of May 22, 1995, options to purchase 7,200 shares of Mariners Common Stock were outstanding. The Merger Agreement provides that, as a condition of the Merger, all of such options shall have been cancelled by the payment, on or prior to the Effective Time, to the optionholders (provided they are employed by Mariners or Mariners Bank at the date of payment) of an amount equal to the difference between the per share Merger Consideration (using the Average Eldorado Closing Price) and the exercise price of the options, multiplied by the number of shares underlying those options. Assuming there is no adjustment to the cash component of the Merger Consideration, such cash payment will total $9,960 to each of the six officers or employees of Mariners Bank that hold the options. See "THE MERGER -- Interests of Certain Persons in the Merger -- Mariners Stock Options."

ACQUISITION PROPOSALS

     For the period between the execution of the Merger Agreement and the Effective Time of the Merger, Mariners has agreed not to authorize or knowingly permit any of its representatives, directly or indirectly, to solicit or encourage any Acquisition Proposal (as defined below), or participate in any discussion or negotiations with, or provide any nonpublic information to, any person or group of persons other than Eldorado, Eldorado Bank or their representatives concerning any Acquisition Proposal.

     An "Acquisition Proposal" is defined in the Merger Agreement as any (i) proposal pursuant to which any person other than Eldorado or Eldorado Bank would acquire or participate in a merger or other business combination involving Mariners or Mariners Bank; (ii) proposal by which any person or group, other than Eldorado or Eldorado Bank, would acquire the right to vote 10% or more of the capital stock of Mariners or Mariners Bank entitled to vote for the election of directors; (iii) acquisition of the assets of Mariners or Mariners Bank other than in the ordinary course of business; or (iv) acquisition in excess of 10% of the outstanding capital stock of Mariners, other than as contemplated by the Merger Agreement. However, Mariners or its Board of Directors may not be prevented from (A) furnishing non-public information to, or entering into discussion or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity, or recommending an unsolicited bona fide written Acquisition proposal to the shareholders of Mariners, if and only to the extent that (1) the Board of Directors of Mariners has determined and believes in good faith (after consultation with and the concurrence of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction materially more favorable, from a financial point of view, to Mariners' shareholders than the transaction contemplated by the Merger Agreement and the Mariners Board of Directors has determined in good faith, after consultation with and based on written advice from its outside legal counsel, that such action is necessary for Mariners to comply with its fiduciary duties to shareholders under applicable law, and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Mariners Board of Directors received from such person or entity an executed confidentiality agreement, with terms no more favorable to such party than those contained in the confidentiality agreement between Eldorado and Mariners, or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if such Rule is applicable thereto. Mariners is required to notify Eldorado immediately upon receipt of any such Acquisition Proposal.

CONDITIONS TO CONSUMMATION OF THE MERGER

     The obligations of Eldorado and Mariners under the Merger Agreement to consummate the Merger are subject to various conditions, including but not limited to, obtaining requisite shareholder and regulatory approvals; the absence of any materially burdensome condition imposed in connection with obtaining any such regulatory approvals; the absence of any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any governmental entity which makes the Merger illegal, requires any material divestiture or imposes a materially burdensome condition; the accuracy in all material respects of the representations and warranties of, and performance in all material respects of the covenants required to be performed prior to the Effective Time by, the other parties to the Merger Agreement; the absence of any materially adverse change to the other parties to the Merger Agreement or their subsidiaries; receipt of a legal opinion of Covington & Burling in respect of certain federal income tax consequences of the Merger (see "THE MERGER -- Certain Federal Income Tax Consequences" below); receipt of legal opinions of their respective legal counsel with respect to the validity of the transactions contemplated in the Merger Agreement; and approval for listing of the shares of the Eldorado Common Stock to be issued in the Merger on the AMEX and receipt of letters from each of KPMG Peat Marwick LLP and Dayton & Associates dated the effective date of the Registration Statement to be filed in connection with the Merger and the Effective Time, in form and substance satisfactory to Eldorado and Mariners and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. There can be no assurance that the conditions to the Merger will be satisfied. See "THE MERGER AGREEMENT -- Conditions to the Merger."

     Under certain circumstances, the Merger Agreement may be terminated by Eldorado, or Mariners, as applicable, at any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of Mariners or by the shareholders of Eldorado. See "THE MERGER AGREEMENT -- Termination."

REGULATORY APPROVALS REQUIRED

     The Merger, and the Bank Merger pursuant to which Mariners Bank will be merged into Eldorado Bank promptly after consummation of the Merger, are subject to prior approval by the Federal Deposit Insurance Corporation (the "FDIC") under the Bank Merger Act, as amended (the "BMA"). Application for approval of the Merger and the Bank Merger has been filed with the FDIC under the BMA. The BMA prohibits the FDIC from approving the Merger or the Bank Merger (i) if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or (ii) if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be in restraint of trade, unless the FDIC finds that the anticompetitive effects of the Merger or the Bank Merger are clearly outweighed in the public interest by the probable effects of the transaction in meeting the needs and convenience of the communities to be served. Neither the Merger nor the Bank Merger may ordinarily be consummated until the thirtieth day following the date of the FDIC approval, during which time period the United States Department of Justice may challenge the Merger or the Bank Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the FDIC's approval unless a court specifically orders otherwise. Under legislation enacted in September, 1994, the post-approval waiting period may be shortened from 30 to 15 days, with the consent of the FDIC, as the case may be, and if the United States Department of Justice does not object.

     It is possible that the FDIC or the United States Department of Justice may request that Eldorado or Mariners divest certain operations in order to alleviate an adverse competitive effect believed to be created by the Merger or Bank Merger. Neither Eldorado nor Mariners can predict whether such divestitures will be required, or if required, what the aggregate amount of any such divestitures may be, but each believes that divestitures are unlikely to be required, and if required, that the aggregate amount of any such divestitures will not be material, on a pro forma basis, to the business, operations or financial condition of the combined institution and its subsidiaries, taken as a whole. The application to the FDIC has not proposed any divestiture. If the level of any required divestitures is sufficiently large in amount so as to render the consummation of the Merger inadvisable in the reasonable judgment of either the Eldorado Board or the Mariners Board, one of the conditions to the consummation of the Merger will not be satisfied and either Eldorado or Mariners may terminate the Merger Agreement. See "THE MERGER AGREEMENT -- Conditions to the Merger" and -- "Termination" below.

     In addition, the BMA requires that the FDIC take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The FDIC has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the requirements of the Community Reinvestment Act of 1977 are not satisfied.

     The California Superintendent of Banks (the "California Superintendent") must also approve the Merger and Bank Merger, under provisions of California law that require such approval in connection with the acquisition of a California bank or bank holding company. No assurances can be given that the California Superintendent will approve the Merger and the Bank Merger, and the Merger and Bank Merger will not be consummated unless such approval is obtained. An application for this approval under these provisions has been filed.

     The Merger and the Bank Merger will not be consummated unless all of the requisite regulatory approvals for such transactions are obtained. See "THE MERGER -- Conditions to Consummation of the Merger" above and "THE MERGER AGREEMENT -- Amendment and Waiver" and "THE MERGER AGREEMENT -- Termination" below.

     THERE CAN BE NO ASSURANCE THAT THE REGULATORY AUTHORITIES DESCRIBED ABOVE WILL APPROVE THE MERGER AND THE BANK MERGER, AND IF SUCH TRANSACTIONS ARE APPROVED, THERE CAN BE NO ASSURANCE AS TO THE DATE OF SUCH APPROVALS. THERE CAN ALSO BE NO ASSURANCE THAT ANY SUCH APPROVALS WILL NOT CONTAIN A MATERIALLY BURDENSOME CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS TO CONSUMMATION OF THE MERGER SET FORTH IN THE MERGER AGREEMENT. THERE CAN LIKEWISE BE NO ASSURANCE THAT THE DEPARTMENT OF JUSTICE WILL NOT CHALLENGE THE MERGER OR THE BANK MERGER, OR IF SUCH A CHALLENGE IS MADE, AS TO THE RESULT THEREOF.

OPERATIONS PENDING THE MERGER

     In the Merger Agreement, Mariners and Mariners Bank have agreed to carry on their businesses, in the ordinary course, in substantially the manner as conducted prior to the execution of the Merger Agreement, subject to changes in law applicable to all California banks and directives from regulators, and use commercially reasonable efforts to preserve intact their business organizations, keep available the services of their officers and employees and preserve their relationships with customers, suppliers and others having business dealings with it to notify Eldorado promptly of any material adverse changes or events, to maintain material permits, insurance and bonding coverage, to perform contractual obligations, observe legal require-ments, to file governmental reports and returns. In addition, Mariners and Mariners Bank have agreed to maintain their and properties in good condition and repair, normal wear and tear excepted, to advise Eldorado of certain acquisitions of its common stock, to maintain an adequate reserve for loan and lease losses, continue its current practice of charging a provision of $10,000 per month in respect of other real estate owned ("OREO") properties owned by Mariners or Mariners Bank and to properly charge off loans, receivables and other assets and furnish certain reports and financial information and statements to Eldorado, maintain reserves for contingent liabilities, and furnish certain information to Eldorado with respect to litigation. Mariners also agreed that it will not take certain actions, including, by way of example and not of limitation, declare or pay dividends (other than one cash dividend of $0.05 per share, which was declared on June 26, 1995 and paid on July 14, 1995) issue capital stock or issue other securities convertible into capital stock, amend its Articles of Incorporation or Bylaws, solicit Acquisition Proposals, acquire or dispose of material assets, incur indebtedness other than in the ordinary course of business, make credit policies less stringent, make any capital expenditures in excess of certain amounts, renew or enter into any new employment agreements or terminate any employment benefit plan or arrangement, except as contemplated by the Merger Agreement, or take any action that would result in any of its representations and warranties in the Merger Agreement becoming untrue or in any condition to the Merger not being satisfied, or amend its Articles of Incorporation or Bylaws. See "THE MERGER AGREEMENT -- Conduct of Business Pending the Merger."

ACCOUNTING TREATMENT

     The Merger will be accounted for as a "purchase" for financial reporting purposes. Under this method of accounting, Eldorado will adjust the assets and liabilities of Mariners to their fair values as of the Effective Time. The purchase price will be allocated to assets acquired and liabilities assumed based upon their estimated fair values at the Effective Time of the Merger. Deferred tax assets and liabilities will be adjusted for the difference between the tax basis of the assets and liabilities and their estimated fair values. Income of the combined company will not include income (or loss) of Mariners prior to the Effective Time.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes certain of the federal income tax consequences of the Merger. It is intended to provide only a general summary and does not include a complete analysis of the consequences that may vary with or are contingent upon a shareholder's individual circumstances, such as that shareholder's being subject to certain special provisions of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not address any aspects of state, local, or foreign tax laws or any federal tax laws other than those pertaining to the income tax. Consequently, each Mariners shareholder is advised to consult his or her own tax advisor as to the specific tax consequences of the Merger for that shareholder.

     The obligation of Eldorado and Mariners to consummate the Merger is conditioned upon the receipt by the parties of a legal opinion from Covington & Burling ("Counsel") stating that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a)(1) of the Code and that Eldorado, Eldorado Bank, and Mariners will each be a party to the reorganization under Section 368(b) of the Code. In the event that such a legal opinion is not obtained, the Merger may not be consummated.

     Neither Eldorado nor Mariners has requested a ruling from the Internal Revenue Service (the "IRS") with respect to any of the matters discussed in this summary. Although this summary represents Counsel's best judgment as to the matters discussed herein, it does not in any way bind the IRS or the courts or in any way constitute an assurance that the federal income tax consequences discussed herein will be accepted by the IRS or the courts.

     The discussion in this summary is based on current legal authorities as of the date hereof. No assurance can be given that further legislation, regulations, administrative pronouncements or court decisions will not significantly change the law and materially affect the conclusions expressed herein. Any such change, even though made after consummation of the Merger, could be applied retroactively. The following summary is also based on certain assumptions regarding the factual circumstances that will exist at the time of the Merger and on certain representations made by Eldorado and Mariners with respect to the Merger, including representations regarding actions of Eldorado and certain shareholders of Mariners following the Merger. If any of these factual assumptions or representations were not in fact correct, the tax consequences of the Merger could differ from those described in this summary.

     For example, for the Merger to qualify as a reorganization, the judicially created "continuity of interest" requirement must be satisfied. As a general matter, the continuity of interest requirement will be satisfied if the shareholders of Mariners collectively continue to own a definite and substantial interest in Eldorado following the Merger. For advance ruling purposes, the IRS has required that the shareholders of an acquired corporation receive stock of the acquiring corporation in exchange for at least 50% of the value of the stock of the acquired corporation. Stock of the acquiring corporation that is disposed of following the acquisition pursuant to a prearranged plan may not be used to satisfy this requirement. A conclusion of Counsel that the Merger should satisfy the continuity of interest requirement will be based upon representations of Eldorado and Mariners that each has no knowledge of any plan or intention on the part of the shareholders of Mariners to sell or otherwise dispose of any of the Eldorado Common Stock to be received in the merger. That conclusion will also be based on, and the Merger itself is conditioned on the receipt of, representations of certain shareholders of Mariners that such shareholders have no plan or intention to dispose of the Eldorado Common Stock to be received in the Merger. The opinion of Counsel will be conditioned upon the accuracy of all such representations at the Effective Time.

     If the Merger fails to qualify as a reorganization, the IRS will likely take the position that Mariners will be deemed to have sold its assets in a taxable transaction and thereafter to have distributed to its shareholders in a liquidation of Mariners the same consideration that the shareholders of Mariners received in fact. Mariners would recognize gain (or loss) on the deemed asset sale, and a holder of Mariners Common Stock would recognize gain or loss equal to the difference between (i) the sum of the fair market value of the Eldorado Common Stock and cash actually received by the shareholder in the Merger and
(ii) such shareholder's basis in the Mariners Common Stock exchanged therefor. In addition, failure of the Merger to qualify as a reorganization could have adverse federal income tax consequences for Eldorado and Eldorado Bank.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO ELDORADO, ELDORADO BANK, AND MARINERS

     Assuming the Merger qualifies as a reorganization under Section 368(a) of the Code, no gain or loss will be recognized by Eldorado, Eldorado Bank, or Mariners in connection with the Merger, and each will be a party to the reorganization under Section 368(b) of the Code.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF MARINERS COMMON STOCK

     Assuming the Merger qualifies as a reorganization under Section 368(a) of the Code, the federal income tax consequences to the shareholders of Mariners may vary for each shareholder depending on whether he or she receives shares of Eldorado Common Stock and cash pursuant to the Merger (the "Merger Consideration") or receives only cash by perfecting dissenter's rights under California law. The latter shareholders should read "Certain Federal Income Tax Consequences to Dissenting Holders of Mariners Common Stock."

     A shareholder that receives the Merger Consideration in exchange for all of the shares of Mariners Common Stock actually owned by such shareholder will not be permitted to recognize any loss as a result of the Merger but will be required to recognize gain (if any) equal to the lessor of: (i) the amount of cash received and (ii) the gain realized (i.e., the amount by which the sum of the amount of cash received and the market price on the date of the Merger of the shares of Eldorado Common Stock received exceeds the tax basis for such shareholder's shares of Mariners Common Stock). The characterization of any such gain will depend upon whether the receipt of cash by such shareholder has the effect of a distribution of a dividend under Section 302 of the Code with respect to Eldorado Common Stock. See "Impact of Section 302 of the Code" below.

     In general, Section 302 of the Code sets forth three tests for determining the character of gain. Provided that any one of the three tests is satisfied, the gain so recognized will be capital gain if such shareholder's shares of Mariners Common Stock, and hence, Eldorado Common Stock, are held as a capital asset. If none of the three tests is satisfied, the entire amount of gain required to be recognized by such shareholder will be treated as a dividend to the extent of such shareholder's ratable share of the accumulated earnings and profits of one or more parties to the reorganization, and any remaining amount of gain will be recognized as such and characterized in accordance with the preceding sentence. The aggregate basis of the shares of Eldorado Common Stock received by such shareholder will equal such shareholder's aggregate basis in the shares of

Mariners Common Stock surrendered in the Merger, increased by the amount recognized as either dividend income or capital gain, if any, and decreased by the amount of cash received in the Merger. The holding period of the shares of Eldorado Common Stock received by such shareholder will include the holding period of the shares of Mariners Common Stock exchanged therefor, provided such shares of Mariners Common Stock are held as a capital asset at the Effective Time.

     Impact of Section 302 of the Code. The receipt of cash by a shareholder of Mariners will be considered not to have the effect of a distribution of a dividend under Section 302 of the Code only if, after giving effect to the constructive ownership rules of Section 318 of the Code as discussed below under "Constructive Ownership," (and, if applicable, the exception thereto provided in Section 302(a)(2) of the Code) such receipt is either (i) "not essentially equivalent to a dividend"; (ii) a "substantially disproportionate redemption" with respect to such shareholder; or (iii) a "complete termination of the shareholder's interest" in all the shares of Mariners Common Stock actually and constructively owned by such shareholder.

     If a shareholder of Mariners receives the Merger Consideration, part of which will consist of cash, in exchange for the Mariners Common Stock actually owned by the shareholder, the determination whether any of the three tests of
Section 302 of the Code is satisfied is made by treating the exchange as if all the shares of Mariners Common Stock actually and constructively owned by the shareholder had been exchanged in the Merger solely for shares of Eldorado Common Stock and the shares of Eldorado Common Stock that were not in fact received had then been redeemed by Eldorado for cash. The rules of Section 302 of the Code are then applied by comparing a shareholder's hypothetical stock ownership in Eldorado before the hypothetical redemption with the shareholder's actual and constructive stock ownership in Eldorado after the Merger.

     Whether the receipt of cash by a shareholder who receives Merger Consideration will be "not essentially equivalent to a dividend" depends on the facts and circumstances of the individual shareholder. The receipt of cash by such a shareholder should not be taxable as a dividend if the shareholder's relative stock interest in Eldorado is minimal, the shareholder exercises no control over Eldorado's affairs and the hypothetical redemption of shares of Eldorado Common Stock described above causes the shareholder to suffer some (even small) reduction in equity interest in Eldorado (taking into account all shares of Eldorado Common Stock actually and constructively owned by such shareholder) relative to all Eldorado shareholders taken as a group. It is not clear what constitutes a "minimal" stock interest for this purpose, nor how much reduction in relative equity interest is required. Shareholders are strongly urged to consult their own tax advisors as to whether their receipt of cash would qualify for capital gain treatment under this test.

     Whether the receipt of cash by a shareholder who receives Merger Consideration will constitute a "substantially disproportionate redemption" is determined by the application of certain mechanical tests. First, immediately after the exchange, the shareholder must own, both actually and constructively, less than 50% of the total combined voting power of all classes of Eldorado Common Stock entitled to vote. Second, the ratio that the voting stock of Eldorado owned, both actually and constructively, by the shareholder immediately after the exchange bears to all the voting stock of Eldorado at such time must be less than 80% of the ratio that the voting stock of Eldorado owned, both actually and constructively, by the shareholder immediately after the hypothetical exchange but before the hypothetical redemption described above bears to all the voting stock of Eldorado at such time.

     A shareholder that receives the Merger Consideration, which will consist of Eldorado Common Stock as well as cash, cannot qualify as having had a "complete termination of the shareholder's interest." Thus, in order to obtain capital gain as opposed to dividend treatment, the shareholder must qualify under one of the other two tests under Section 302 of the Code discussed above.

     CONSTRUCTIVE OWNERSHIP

     Under Section 318 of the Code, a shareholder of Mariners will be deemed to own Mariners Common Stock that is owned or deemed to be owned by, in the case of an individual shareholder, certain family members (spouse, children, grandchildren, and parents unless, under Section 302(c)(2) of the Code, a waiver of such rule applies) and, in the case of either an individual or an entity shareholder, other related parties including, for example, certain entities in which the shareholder has a direct or indirect ownership interest (including partnerships, estates, trusts, and corporations) as well as shares of Mariners Common Stock that such shareholder (or a related party) has the right to acquire upon exercise of an option or conversion right held by such shareholder (or related party). Similarly, a shareholder of Eldorado, including a former shareholder of Mariners after the Merger, will be deemed to own Eldorado Common Stock that is owned or deemed to be owned as described in the preceding sentence, including any Eldorado Common Stock received in exchange for Mariners Common Stock as a result of the Merger. Because application of these constructive ownership rules could result in the recognition of ordinary income by a shareholder, each shareholder should consult his or her own tax advisor with respect to the application of the constructive ownership rules to his or her particular circumstances.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO DISSENTING HOLDERS OF MARINERS COMMON STOCK

     Any shareholder of Mariners that effectively dissents from the Merger (a "Dissenting Holder") will receive only cash in exchange for the shares of Mariners Common Stock actually owned by such shareholder. If either: (i) such shareholder is not treated as owning any additional shares of Mariners Common Stock pursuant to the constructive ownership rules of Section 318 of the Code, as described above in "Certain Federal Income Tax Consequences to Holders of Mariners Common Stock -- Constructive Ownership," or (ii) none of the Mariners Common Stock treated as owned by such shareholder pursuant to such rules is exchanged for Merger Consideration, such shareholder will recognize gain or loss in an amount equal to the difference between the cash received by the shareholder and the tax basis for the shareholder's shares of Mariners Common stock. Such gain or loss will be capital gain or loss if such shares are held as a capital asset.

     However, if any of the Mariners Common Stock treated as constructively owned by a Dissenting Holder (pursuant to Section 318 of the Code) is exchanged for shares of Eldorado Common Stock in the Merger, such shareholder will recognize gain or loss with respect to the Mariners Common Stock actually owned by the shareholder in the manner described in the preceding paragraph only if the receipt of cash by such shareholder does not have the effect of a distribution of a dividend under Section 302 of the Code. See "Impact of Section 302 of the Code" below. If none of three tests of Section 302 of the Code (as described in the first paragraph of "Certain Federal Tax Consequences to Holders of Mariners Common Stock -- Impact of Section 302 of the Code" above) is satisfied, a Dissenting Holder as described in this paragraph will be treated as having received a dividend to the extent of the lesser of the cash received or the amount of such shareholder's ratable share of Mariners' earnings and profits (both current and accumulated) through the date of the Merger.

     Impact of Section 302 of the Code. If a Dissenting Holder receives only cash in exchange for all shares of Mariners Common Stock actually owned by such shareholder but shares of Eldorado Common Stock are received for some shares of Mariners Common Stock constructively owned by that Dissenting Holder, the determination whether any of the tests of Section 302 of the Code is satisfied should be made by comparing the shareholder's actual and constructive stock ownership in Mariners before the Merger with the hypothetical constructive ownership in Mariners that the shareholder would have had if the shares exchanged for Eldorado Common Stock had been retained.

     Whether the receipt of cash by a Dissenting Holder will be "not essentially equivalent to a dividend" will depend on the facts and circumstances of the individual Dissenting Holder. Based on a ruling published by the IRS, the receipt of cash in exchange for all the shares of Mariners Common Stock actually owned by a Dissenting Holder whose relative stock interest in Mariners is minimal and who exercises no control of Mariners' affairs should not be taxable as a dividend if such shareholder suffers some reduction in equity interest (taking into account all shares of Mariners Common Stock actually and constructively owned by the shareholder) in relation to all shareholders taken as a group.

     The receipt of cash by a Dissenting Holder will constitute a "substantially disproportionate redemption" if the following mechanical tests are satisfied. First, immediately after the exchange, the shareholder's hypothetical constructive ownership of Mariners Common Stock, as described above, must comprise less than 50% of the total combined voting power of all classes of Mariners Common Stock entitled to vote. Second, the ratio that the voting stock of Mariners constructively owned, as described above, by the shareholder immediately after the exchange bears to all the voting stock of Mariners at such time must be less than 80% of the ratio that the voting stock of Mariners owned (actually and constructively) by the shareholder immediately before the exchange bears to all the voting stock of Mariners at such time.

     The receipt of cash by a Dissenting Holder will be a "complete termination of interest" only if all of the shares of Mariners Common Stock actually and constructively owned by such Dissenting Holder are exchanged for cash. For these purposes, the attribution rules of Section 318 of the Code will apply as described above. However, Section 302(c)(2) of the Code provides that, for the purpose of determining whether there is a "complete termination of interest," the family attribution rules of Section 318(a)(1) of the Code will not apply if certain conditions are met. If those conditions are met, a Dissenting Holder will not be deemed to own shares of Mariners Common Stock owned or deemed to be owned by family members for the purpose of determining whether there is a complete termination of that Dissenting Holder's interest.

     OTHER CONSIDERATIONS APPLICABLE TO SHAREHOLDERS OF MARINERS

     Holders of Mariners Common Stock will be required to provide their social security numbers or other taxpayer identification numbers, or in some instances, certain other information, to the Exchange Agent in order to avoid the "backup withholding" requirements that might otherwise apply under the Code.

     The preceding discussion of federal income tax consequences may not be applicable to a shareholder that acquired shares of Mariners common Stock: (i) pursuant to the exercise of any incentive stock option that was granted less than two years prior to the date of the Merger, (ii) pursuant to the exercise of an incentive stock option that was exercised less than one year prior to the date of the Merger, or (iii) in connection with the performance of services where such shares of Mariners Common Stock continue to be subject to a "substantial risk of forfeiture" (or are "substantially nonvested") as of the date of the Merger. Also, any shareholder that owns Mariners Common Stock that is subject to Section 305(c) or Section 306 of the Code may have different tax consequences. Accordingly, any such shareholder should consult his or her own tax advisor with respect to the federal income tax consequences of the Merger.

     THE FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. HOLDERS OF MARINERS COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

RESALES OF ELDORADO COMMON STOCK

     All shares of Eldorado Common Stock issued in connection with the Merger will be registered under the Securities Act and will be freely transferable under the Securities Act, except that shares of Eldorado Common Stock issued to any shareholder of Mariners who may be deemed to be an "affiliate" of Mariners may be resold only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act. Persons who may be deemed to be "affiliates" of an entity generally include individuals or entities that control, are controlled by, or are under common control with, the entity and may include certain officers and directors of the entity as well as principal stockholders of the entity. The Merger Agreement requires Mariners to use its best efforts to cause each person who is an "affiliate" of Mariners to execute a written agreement to the effect that such "affiliate" will not sell, pledge, transfer or otherwise dispose of any shares of Eldorado Common Stock issued to such "affiliate" pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act.

STOCK EXCHANGE LISTING

     It is a condition of the Merger that the shares of Eldorado Common Stock to be issued pursuant to the Merger Agreement be authorized for listing on the AMEX, subject to notice of official issuance. An application has been filed for listing such shares of Eldorado Common Stock on the AMEX and such listing has been approved, subject to official notice of issuance.

                              THE MERGER AGREEMENT

     The following is a brief summary of the material provisions of the Merger Agreement not otherwise described in this Joint Proxy Statement and is qualified in its entirety by reference to the Merger Agreement which is attached as Annex A to this Joint Proxy Statement. The Merger Agreement is incorporated herein by reference. Shareholders are urged to read the Merger Agreement carefully.

REPRESENTATIONS AND WARRANTIES

     In the Merger Agreement, each of Mariners and Eldorado have made certain customary representations relating to, among other things: (i) each of their organization and similar corporate matters; (ii) certain licenses, permits, and certificates necessary for each to conduct their respective businesses; (iii) authorization, execution, delivery, performance, and enforceability of the Merger Agreement and related matters; (iv) documents filed by each party with the Commission and other regulatory authorities and the accuracy of information contained therein; (v) the capital structure of each party; (vi) the accuracy of information supplied by each party in connection with this Joint Proxy Statement and the Registration Statement on Form S-4 of which this Joint Proxy Statement forms a part; (vii) compliance with applicable laws; (viii) the absence of material pending or threatened litigation except as disclosed by the parties on schedules attached to the Merger Agreement; (ix) in the case of Mariners, good and marketable title to real and personal property; (x) in the case of Mariners and Eldorado, filing of tax returns and payment of taxes; (xi) the performance of all material obligations; (xii) the absence of material adverse change in the assets or financial condition of the parties; (xiii) the use of brokers and finders; (xiv) the absence of any material adverse changes to the businesses of the parties; (xv) the absence of any undisclosed liabilities of the parties;
(xvi) disclosures made in the schedules to the Merger Agreement; (xvii) the performance of all material obligations; and (xviii) no actual knowledge of misrepresentation or breach of warranty.

     Mariners also made certain specific representations to Eldorado relating to: (i) in the case of Mariners, the validity, payment, and nonassessability of the authorized capital stock of Mariners; (ii) in the case of Mariners, the existence of insurance policies; (iii) in the case of Mariners, the validity of certain loans and investments; (xiv) in the case of Mariners, the status of trust assets; (v) in the case of Mariners, material contracts; (vi) in the case of Mariners, retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (vii) in the case of Mariners, certain intellectual property rights; (viii) in the case of Mariners, certain environmental matters; (ix) in the case of Mariners, the absence of any power of attorney; (x) in the case of Mariners, outstanding stock options; (xi) in the case of Mariners, subsidiaries; (xii) in the case of Mariners, interest rate risk management instruments;

CONDUCT OF BUSINESS PENDING THE MERGER

     In the Merger Agreement, Mariners has agreed to carry on its business in substantially the manner as conducted prior to the execution of the Merger Agreement, and Mariners has agreed to notify Eldorado promptly in writing of any change that would have a material adverse effect on the capital structure, financial condition, assets, results of operations, business or prospects of Mariners or of any matter which would make the representations and warranties set forth in the Merger Agreement not true and correct in any material respects as of the effective date of the Registration Statement and at the Effective Time. All capitalized terms not defined in this paragraph have the meanings given to them in the Merger Agreement.

     In addition, Mariners has agreed in the Merger Agreement that it will (i) use commercially reasonable efforts to satisfy the conditions to the Merger specified in the Merger Agreement, (ii) keep in full force all material permits and licenses and those of its subsidiaries, (iii) use commercially reasonable efforts to maintain insurance and bonding coverage, (iv) perform its contractual obligations and not amend, modify, or terminate any material agreement, understanding, commitment, or offer (each, an "Understanding") or materially default under any Understanding, (v) observe legal requirements applicable to its business, (vi) duly and timely file all reports and returns required with any governmental entity, (vii) maintain its assets and properties in good condition and repair, (viii) promptly advise Eldorado of the acquisition by any person or group of ownership or control of 5% or more of the outstanding shares of Mariners Common Stock,

(ix) maintain reserves for loan and lease losses below certain levels and charge-off loans consistent with past practice, (x) furnish to Eldorado copies of reports and other filings with its Board of Directors and regulatory agencies and copies of monthly and quarterly financial statements, (xi) maintain reserves for contingent liabilities in accordance with generally accepted accounting principals consistent with past practice, (xii) notify Eldorado of the filing of any litigation or governmental or regulatory action or investigation, (xiii) inform Eldorado of the amounts and categories of loans, leases, and other extensions of credit that have been classified as "Specially Mentioned," "Renegotiated," "Substandard," "Doubtful," "Loss," or any comparable classification and furnish Eldorado monthly schedules of certain classified credits, (xiv) furnish Eldorado upon request information with respect to participating loans and leases, loans and leases (including commitments) to any Mariners director, officer at or above the vice president level, or 5% stockholder, and standby letters of credit, and (xv) furnish Eldorado copies of loan applications of $100,000 or more and related financial information.

     Mariners has also agreed that it will not, without the written consent of Eldorado, among other things, (i) declare or pay any dividend or make any other distribution in respect of its capital stock, other than the declaration of one
(1) cash dividend of five cents ($0.05) per share in the quarter ending June 30, 1995 (which was declared on June 26, 1995 and was paid on July 14, 1995), (ii) split, combine or reclassify any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) repurchase or otherwise acquire any shares of its capital stock, other than through customary repossession, (iv) take any action that would or might result in any of its representations and warranties contained in the Merger Agreement being or becoming materially untrue or in any of the conditions precedent to the Merger not being satisfied, (v) issue, deliver, or sell, or authorize the issuance, delivery, or sale of any shares of its capital stock or any class of securities convertible into capital stock, or rights, warrants, or options therefor, (vi) amend its articles of incorporation or bylaws, except as required by law or the Merger Agreement,
(vii) authorize or knowingly permit any direct or indirect solicitation of any Acquisition Proposal, unless such Acquisition Proposal shall be in writing and shall have been received by the Mariners Board without solicitation after the date of the Merger Agreement, (viii) other than in the ordinary course of business consistent with prior practice, acquire, or agree to acquire, the assets of any business or person which would be material to Mariners, (ix) sell, lease or otherwise dispose of any material assets, except in the ordinary course of business consistent with prior practice, (x) incur any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of business consistent with prior practice, (xi) enter into any understanding, except relating to deposits incurred, loans made in connection with the Merger Agreement, loan sales made in the ordinary course of business and having a term of not more than one year, (xii) make, or commit to make, any loan or other extension of credit to any Mariners director, officer or employee, except in accordance with a practice or policy in effect as of the date of the Merger Agreement, (xiii) grant any general or uniform increase in pay and benefits for employees outside the ordinary course of business consistent with prior practice, (xiv) sell, transfer, mortgage, encumber or otherwise dispose of any assets or liabilities, except in the ordinary course and consistent with prior practice or as required by an existing contract, (xv) make its credit underwriting policies, standards or practices relating to the making of loans and other extension of credit, or commitments to make loans and other extensions of credit, or its Loan Loss reserve policies, less stringent than those in effect on April 30, 1995 or reduce the amount of its Loan Loss reserves or any other reserves for potential losses or contingencies, (xvi) make any capital expenditures, or commitments with respect thereto, except those in the ordinary course of business which do not exceed $15,000 individually or $50,000 in the aggregate, (xvii) renew or extend any existing employment contract, enter into any new employment contract or make special or extraordinary payments to any person, (xviii) make any material investments, by purchase of stock or securities or by capital contribution, in any other individual, corporation, or other entity, except in the ordinary course of business consistent with prior practice, (xix) except as otherwise required to correct a prior filing, compromise or settle any assertion or claim of a deficiency in taxes or file any appeal from an asserted deficiency except in a form previously approved by Eldorado, or make any tax election or change any method or period of accounting unless required by generally accepted accounting principles or law, (xx) terminate any employee plan or benefit arrangement, except as anticipated under the Merger Agreement, (xxi) change its fiscal year or methods of accounting, except as required by changes in generally accepted accounting principles, (xxi) take any action which would disqualify the Merger as a "reorganization" for tax purposes, and (xxii) take or cause to be acquired any real estate interest without an environmental assessment thereof and the written consent of Eldorado.

     Eldorado has agreed to use commercially reasonable efforts to expeditiously satisfy the conditions to the Merger specified in the Merger Agreement, refrain from any action that would or might result in any of its representations and warranties under the Merger Agreement becoming untrue, except to the extent such actions are required by any applicable law, regulation, or at the direction of any regulatory authority, and to refrain from any action that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

CONDITIONS TO THE MERGER

     Conditions in favor of Eldorado, and Mariners. Each of Eldorado's and Mariners' obligations to effect the Merger is subject to the following conditions:

          (i) the Merger Agreement, the Subsidiary Merger Agreement and the Merger shall have been validly approved by the holders of a majority of the outstanding Mariners Common Stock entitled to vote and by the holders of a majority of the outstanding shares of Eldorado Common Stock entitled to vote;

          (ii) all permits, approvals, and consents required to be obtained, and all waiting periods required to expire, prior to the consummation of the Merger and the Bank Merger under applicable federal laws of the United States or applicable laws of any state having jurisdiction over the transactions contemplated by the Merger Agreement, the Subsidiary Merger or the Bank Merger Agreement shall have been obtained or expired, as the case may be (all such permits, approvals, and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), without the imposition of any condition which in the reasonable judgment of any party to be affected by such condition is materially burdensome upon such party or its affiliates or Eldorado Bank;

          (iii) there shall not be any action taken, or any statute, rule, regulation, or order enacted, entered, enforced or deemed applicable to the Merger, by any governmental entity which: (a) makes the consummation of the Merger or the Bank Merger illegal; (b) requires the divestiture by Eldorado or Eldorado Bank of any material subsidiary or of a material portion of the business of Eldorado or Eldorado Bank; or (c) imposes any condition upon Eldorado or Eldorado Bank or their subsidiaries (other than general provisions of law applicable to all banks and bank holding companies) which in the judgment of Eldorado or Eldorado Bank would be materially burdensome;

          (iv) the Registration Statement on Form S-4 of which this Joint Proxy Statement forms a part shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall remain in effect, and no legal, administrative, arbitration, investigatory, or other proceeding by any governmental entity or any other person shall have been instituted and, at what otherwise would have been the Effective Time, remain pending by or before any governmental entity to restrain or prohibit the transactions contemplated by the Merger Agreement;

          (v) the shares of Eldorado Common Stock deliverable pursuant to the Merger Agreement shall have been duly authorized for listing, subject to notice of issuance, on the AMEX;

          (vi) Eldorado and Mariners shall have received a legal opinion from Covington & Burling, dated the Effective Time, subject to assumptions and exceptions normally included, and in form and substance reasonably satisfactory to Eldorado and Mariners, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Eldorado and Mariners will each be a party to that reorganization within the meaning of Section 368(b) of the Code (See "THE MERGER -- Certain Federal Income Tax Consequences");

          (vii) Eldorado and Mariners shall have received from each of KPMG Peat Marwick LLP and Dayton & Associates who are the independent public accountants of, respectively, Eldorado and Mariners, letters, dated at the effective date of the Registration Statement and at the Effective Time, in form and substance satisfactory to Eldorado, Eldorado Bank and Mariners and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement;

          (viii) Eldorado and Mariners shall have received opinions of counsel for the other party in substantially the forms provided for in the Merger Agreement; and

          (ix) no action, suit or proceeding shall have been instituted or threatened before any court or governmental body seeking to challenge or restrain the transactions contemplated by the Merger Agreement, the Subsidiary Merger Agreement or the Bank Merger Agreement which presents a substantial risk that such transactions will be restrained or that either party thereto may suffer material damages or other relief as a result of consummating such transaction.

     Conditions in Favor of Eldorado and Eldorado Bank. The obligations of Eldorado and Eldorado Bank to effect the Merger are subject to the fulfillment of the conditions specified in the Merger Agreement, including, but not limited to, the following:

          (i) except as otherwise provided in this paragraph (i), (a) the representations and warranties of Mariners and Mariners Bank contained in the Merger Agreement shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a material adverse effect on Mariners or Mariners Bank or Eldorado Bank or upon the consummation of the transactions contemplated by the Merger Agreement; (b) Mariners and Mariners Bank shall have duly performed and complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have, a material adverse effect on Mariners and Mariners Bank or upon the consummation of the transactions contemplated by the Merger Agreement; (c) none of the events or conditions entitling Eldorado to terminate the Merger Agreement shall have occurred and be continuing; and (d) Mariners and Mariners Bank shall have delivered to Eldorado certificates dated the date of the Effective Time and signed by their Chief Executive Officer to the effect set forth in the clauses (a), (b) and (c) of this paragraph (i);

          (ii) there shall have been obtained, without the imposition of any material burden or restriction on any of the parties to the Merger Agreement not in existence on the date thereof, each consent to the consummation of the Merger or the Bank Merger required under any agreement, contract, or license to which Mariners or Mariners Bank is a party or by or under which it is bound or licensed, the withholding of which might have a material adverse effect on Eldorado or Eldorado Bank at or following the Effective Time, or in the transactions contemplated by the Merger Agreement;

          (iii) Eldorado shall have received the closing schedules to the Merger Agreement (the "Closing Schedules"), and none of the Closing Schedules shall reflect any item that was not on the schedules delivered with the execution copy of the Merger Agreement that would have, or could be reasonably likely to have, a material adverse effect on Mariners or Mariners Bank, or on the consummation of the transactions contemplated by the Merger Agreement;

          (iv) Mariners Bank's Loan Loss Reserve on the determination date shall be an amount that is at least equal to 1.27% of the average of Mariners Bank's total outstanding gross loans, leases and other extensions of credit for the month ending on that date, after giving effect to Mariners Bank's compliance with certain related requirements of the Merger Agreement, and Mariners Bank shall have complied with certain requirements under the Merger Agreement with respect to appraised values of Mariners Bank's OREO properties;

          (v) between the date of the Merger Agreement and the Effective Time, no event or circumstance shall have occurred which had or could reasonably be expected to have a material adverse effect on Mariners or Mariners Bank, or their Subsidiaries, and Eldorado shall have received a certificate signed on behalf of Mariners by the President and Chief Executive Officer of Mariners and Mariners Bank to such effect;

          (vi) Eldorado shall have received letters from Dayton & Associates, independent public accountants, dated the Effective Time, after customary review but without audit, in form and substance satisfactory to Eldorado:
     (i) certifying that the conditions set forth in paragraph (iv) above have been satisfied; and (ii) setting forth, as of the Determination Date, (A) Mariners Consolidated Net Worth, (B) Mariners Bank's Loan Loss Reserve, (C) the amount of Mariners Bank's OREO and OREO Valuation Reserves, and (D) the amount of expenses incurred by Mariners in connection with the Merger Agreement and the Merger;

          (vii) Eldorado shall have received copies of agreements by which all outstanding options to purchase Mariners Common Stock will be cancelled prior to the Effective Time;

          (viii) Eldorado shall have received from its legal counsel an opinion regarding securities matters in form and substance customary for transactions of the type contemplated by the Merger Agreement and reasonably satisfactory to Eldorado;

          (ix) counsel for Eldorado shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions contemplated by the Merger Agreement, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to Eldorado under the Merger Agreement or that are reasonably requested by such counsel;

          (x) the sale of the Eldorado Common Stock resulting from the Merger shall have been qualified or registered with the appropriate State securities law or "blue sky" regulatory authorities of all States in which qualification or registration is required under the State securities laws, and such qualifications or registrations shall not have been suspended or revoked;

          (xi) Mariners shall have delivered to Eldorado all of the executed Affiliate Agreements in the form attached as an exhibit to the Merger Agreement;

          (xii) None of Mariners, Mariners Bank or any of their Subsidiaries shall be subject to any memorandum of understanding, cease and desist order, or other agreement with any governmental entity restricting the conduct of any of their respective businesses, prospects and operations, so as to have a material adverse effect;

          (xiii) The Findley Group shall not have revoked, at any time prior to the Effective Time, its opinion, rendered to the Board of Directors of Eldorado on May 22, 1995, to the effect that the term of the Merger, from a financial standpoint, are fair to the shareholders of Eldorado;

          (xiv) The Average Eldorado Closing Price is less than $15.00;

          (xv) All of Mariners' director-shareholders shall have delivered to Eldorado Shareholder Agreements in the form attached to the Merger Agreement; and

          (xvi) Eldorado shall have received non-competition agreements, in substantially the form attached to the Merger Agreement from selected officers and directors of Mariners and Mariners Bank;

     Conditions in Favor of Mariners. The obligation of Mariners to effect the Merger shall be subject to the fulfillment of the conditions specified in the Merger Agreement, including, without limitation, the following:

          (i) except as otherwise provided in this paragraph (i), (a) the representations and warranties of Eldorado and Eldorado Bank contained in the Merger Agreement shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a material adverse effect on Eldorado and Eldorado Bank, taken as a whole, or upon the consummation of the transactions contemplated by the Merger Agreement; (b) Eldorado and Eldorado Bank shall have duly performed and complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have, a material adverse effect on Eldorado and Eldorado Bank, taken as a whole, or upon the consummation of the transactions contemplated by the Merger Agreement; (c) none of the events or conditions entitling Mariners to terminate the Merger Agreement shall have occurred and be continuing; and (d) Eldorado and Eldorado Bank shall have delivered to Mariners certificates dated the date of the Effective Time and signed by a duly authorized officer to the effect set forth in clauses (a), (b) and (c) of this paragraph (i);

          (ii) counsel for Mariners shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to Mariners under the Merger Agreement or reasonably requested by such counsel;

          (iii) there shall not have been any change in the consolidated financial condition, aggregate consolidated net assets, shareholders' equity, business, or consolidated operating results of Eldorado and its subsidiaries (including Eldorado Bank) taken as whole, from December 31, 1994 to the Effective Time that results in a material adverse effect as to Eldorado and its subsidiaries (including Eldorado Bank) taken as a whole;

          (iv) The Average Eldorado Closing Price shall be greater than $9.50 per share;

          (v) Prior to the closing date, Eldorado and Eldorado Bank shall have taken all corporate action required to effectuate the appointment of Mr. Korsgaard and Mrs. Di Giovanni to their respective Boards of Directors effective immediately after the Effective Time of the Merger;

          (vi) Eldorado shall have received the closing schedules to the Merger Agreement (the "Closing Schedules"), and none of the Closing Schedules shall reflect any item that was not on the schedules delivered with the execution copy of the Merger Agreement that would have, or could be reasonably likely to have, a material adverse effect on Eldorado or Eldorado Bank, or on the consummation of the transactions contemplated by the Merger Agreement; and

          (vii) James R. Miller shall not have revoked, at any time prior to the Mariners Meeting, its opinion, rendered to the Board of Directors of Mariners on May 22, 1995, to the effect that the terms of the Merger, from a financial standpoint, are fair to the shareholders of Mariners.

TERMINATION

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Mariners and the shareholders of Eldorado: (a) by mutual consent of the Boards of Directors of Mariners and Eldorado; (b) by Eldorado or Mariners upon the failure to satisfy any conditions specified in Section 7.1 of the Merger Agreement if such failure is not caused by any action or inaction of the party requesting termination of the Agreement; (c) by Eldorado if an Acquisition Event shall have occurred; (d) by Mariners or Eldorado if there shall have been a material breach of any of the representations or warranties set forth in the Merger Agreement on the part of the other party, which breach in the reasonable opinion of the non-breaching party, by its nature cannot be cured prior to the closing and which breach would, in the reasonable opinion of the non-breaching party, individually or in the aggregate, have, or be reasonably likely to have, a material adverse effect on the breaching party or upon the consummation of the transactions contemplated by the Merger Agreement; (e) by Mariners or Eldorado if the Merger Agreement, the Subsidiary Merger Agreement and the Merger are not approved by Mariners' shareholders; (f) by Mariners after the occurrence of a default by Eldorado or Eldorado Bank and the continuance of such default for a period of 20 business days after written notice of such default, if such default, in the reasonable opinion of Mariners, cannot be cured prior to closing or, even though curable by the closing, is not cured prior to the closing; (g) by Eldorado after the occurrence of a default by Mariners and the continuance of such default for a period of 20 business days after written notice of such default, if such default, in the reasonable opinion of Eldorado, cannot be cured prior to closing or, even though curable by the closing, is not cured prior to the closing; (h) by Eldorado if any environmental site assessment provided for in the Merger Agreement discloses any environmental condition which would be reasonably likely to have a material adverse effect on the property which is the subject thereof in an amount that totals, individually or in the aggregate, $100,000 or more, or would require expenditures for remediation or could reasonably be expected to result in the incurrence of liabilities or penalties or fines, in excess of $100,000 individually or in the aggregate; (i) by Eldorado if the Mariners Board of Directors does not publicly recommend in this Joint Proxy Statement that Mariners shareholders approve the Merger Agreement and the transactions contemplated thereby, or if, prior to the vote of the Mariners shareholders, the Mariners Board of Directors shall have withdrawn such recommendation or modified or amended such recommendation in any respect materially adverse to Eldorado, or if the Mariners Board of Directors does not call and hold the Mariners Meeting;
(j) by Mariners if the Eldorado Board of Directors does not publicly recommend in this Joint Proxy Statement that Eldorado shareholders approve the Merger Agreement and the transactions contemplated thereby, or if, prior to the vote of the Eldorado shareholders, the Eldorado Board of Directors shall have withdrawn such recommendation or modified or amended such recommendation in any respect materially adverse to Mariners, or if the Eldorado Board of Directors does not call and hold the Eldorado Meeting; (k) by Eldorado if the Closing Date Schedules disclose the occurrence of an event or the existence of any facts or circumstances, not disclosed in the Schedules or the Mariners Financial Statements delivered to Eldorado on or before the date of the Merger Agreement, that has had or could reasonably be expected to have a material adverse effect on Mariners or Mariners Bank or, after the Effective Time, on Eldorado or Eldorado Bank, or on the consummation of the transactions contemplated by the Merger Agreement; (l) by Mariners if the Closing Date Schedules disclose the occurrence of an event or the existence of any facts or circumstances, not disclosed in the Schedules or the Eldorado Financial Statements delivered to Mariners on or before the date of the Merger Agreement, that has had or could reasonably be expected to have a material adverse effect on Eldorado or Eldorado Bank or, after the Effective Time, on Mariners or Mariners Bank, or on the consummation of the transactions contemplated by the Merger Agreement; (m) by Mariners upon the failure of Eldorado to satisfy any conditions to Mariners' obligations to close specified in the Merger Agreement by March 31, 1996; and
(n) by Eldorado upon the failure of Mariners to satisfy any conditions to Eldorado's obligation to close specified in the Merger Agreement by March 31, 1996.

LIQUIDATED DAMAGES; CANCELLATION FEE

     The Merger Agreement provides that, in the event of the occurrence of an Acquisition Event, Mariners shall pay to Eldorado the sum of $1,500,000 in cash. The Merger Agreement also provides that, in the event the Merger Agreement is terminated by Mariners as a result of the revocation of James R. Miller's fairness opinion, or a termination of the Merger Agreement by Eldorado because
(i) the Merger Agreement and the Merger are not approved by Mariners' shareholders, (ii) Mariners has breached any of its representations and warranties set forth in the Merger Agreement; (iii) there is a default by Mariners; or (iv) the Mariners Board did not publicly recommend in this Joint Proxy Statement that Mariners shareholders approve the Merger Agreement or shall withdraw, modify or amend such recommendation in any respect materially adverse to Eldorado, Mariners shall pay to Eldorado, as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, the sum of $750,000.

     The Merger Agreement provides that, in the event of termination by Mariners of this Agreement because (i) the Merger Agreement and the Merger are not approved by Eldorado's shareholders; (ii) Eldorado has breached any of its representations and warranties set forth in the Merger Agreement; (iii) a default by Eldorado; or (iv) the Eldorado Board fails to publicly recommend in this Joint Proxy Statement that Eldorado shareholders approve the Merger Agreement or shall withdraw, modify or amend such recommendation in any respect materially adverse to Mariners, then Eldorado shall pay to Mariners, as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, the sum of $750,000.

EXPENSES

     Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring the same;

provided, however, that Eldorado will file on a timely basis the reports required by Rule 144(c) of the Securities Act. Mariners' expenses incurred in connection with the Merger Agreement and the transactions contemplated therein, including attorneys', accountants', financial advisors', investments bankers' and any other fees and payments made or to be made in connection with the cancellation of Mariners stock options, shall be deducted from Mariners' Consolidated Tangible Net Worth. As a result, the payment of such expenses may result in a downward adjustment in the cash component of the merger consideration payable to shareholder of Mariners. See "THE MERGER -- Merger Consideration."

SHAREHOLDER AGREEMENTS

     As noted above in item (xix) under the caption "Conditions to the Merger -- Conditions in favor of Eldorado," the Merger is conditioned upon delivery by each of the Mariners director-stockholders of a Shareholder Agreement, the form of which is prescribed by the Merger Agreement. The Shareholder Agreements, which have been received from each of the Mariners directors, obligate each of the parties thereto who owns shares of Mariners Common Stock to vote those shares, as well as any other shares of Mariners Common Stock over which any such person exercises voting power, in favor of the Merger at any shareholder meeting or in connection with any solicitation of shareholder written consents. Pursuant to the Shareholder Agreement, each such person also agrees not to pledge or otherwise encumber, or to sell, assign or otherwise dispose of, any of such person's Mariners Common Stock, or enter into any agreement to do any of the foregoing, until (i) adjournment of the meeting of Mariners shareholders called to approve the Merger, (ii) termination of the Merger Agreement in accordance with its terms, or (iii) March 31, 1996, except with Eldorado's prior written consent or pursuant to the Merger. Finally, the Shareholder Agreement obligates each such person not to directly or indirectly solicit or initiate any inquiries, proposals or offers from any person or entity other than Eldorado or an affiliate of Eldorado, or vote in favor of, any proposal or transaction for disposition of, the business or assets of Mariners or any of its subsidiaries, the acquisition of the securities of Mariners or any such subsidiary, or any business combination other than with Eldorado or one of its affiliates.

AMENDMENT AND WAIVER

     Subject to applicable law, the Merger Agreement may be amended by the parties thereto, by action taken or authorized by the Board of Directors of Mariners or the duly authorized committees thereof, and by the duly authorized officers or Board of Directors of Eldorado, at any time before or after approval of the Merger Agreement by the shareholders of Mariners and the shareholders of Eldorado; provided, however, that after any such approval by the shareholders, no amendments shall be made which by law requires further approval by such shareholders without such further approval. Any term or provision of the Merger Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits of the specific term or provision. Neither Eldorado nor Mariners has determined under what circumstances it would waive any of the terms and provisions of the Merger Agreement.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following unaudited Pro Forma Combined Balance Sheet as of March 31, 1995 combines the historical consolidated balance sheets of Eldorado and subsidiary and Mariners and subsidiary as if the Merger had been effective on March 31, 1995 after giving effect to the purchase accounting adjustments described in the accompanying notes. The unaudited Pro Forma Combined Statements of Operations present the combined results of operations of Eldorado and Mariners for the three-month period ended March 31, 1995 and the year ended December 31, 1994, as if the Merger had been effective on January 1, 1995 and January 1, 1994, respectively, after giving effect to the purchase accounting adjustments described in the accompanying notes.

     Upon consummation of the Merger, each outstanding share of Mariners Common Stock, other than shares of Mariners Common Stock with respect to which the holders properly exercise their dissenters' rights, will be converted into the right to receive one (1) share of Eldorado Common Stock and cash in the amount of $7.30. The cash portion of the Merger consideration is subject to adjustment as follows:

          (a) if the Average Eldorado Closing Price (as defined in the Merger Agreement) of Eldorado Common Stock is less than $12.00, then the cash component of the Merger consideration shall be increased by an amount equal to the difference between $12.00 and such Average; provided, however, that the maximum amount of such increase shall not exceed $1.50 per share. If, on the other hand, the Average Eldorado Closing Price exceeds $13.00, then the cash component of the Merger consideration shall be decreased in an amount equal to the difference between the Average Eldorado Closing Price and $13.00; provided, however, that the maximum amount of such decrease shall not exceed $1.00 per share.

          (b) If the sum of $7,400,000 exceeds Mariners' Consolidated Tangible Net Worth (as such term is defined in the Merger Agreement) as of the Determination Date, then the cash component of the Merger consideration (as the same may have been adjusted as described above), shall be reduced by an amount equal to the quotient obtained by dividing such excess by the total number of shares of Mariners Common Stock outstanding immediately prior to the Effective Time. If Mariners' Consolidated Tangible Net Worth exceeds $7,600,000 as of the Determination Date, then the cash component of the Merger consideration (as adjusted), shall be increased by an amount equal to the quotient obtained by dividing such excess by the total number of shares of Mariners Common Stock outstanding immediately prior to the Effective Time.

     The unaudited pro forma combined financial statements and accompanying notes reflect the application of the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. Deferred tax assets and liabilities will be adjusted for the difference between the tax basis of the assets and liabilities and their estimated fair values. The excess, if any, of the total acquisition cost over the sum of the assigned fair values of the tangible and identifiable intangible assets acquired less liabilities assumed is recorded as goodwill. As described in the accompanying notes, estimates of the fair values of Mariners' assets and liabilities have been combined with the recorded values of the assets and liabilities of Eldorado.

     The pro forma financial information provides information to assist in assessing the continuing impact upon Eldorado Bancorp after the mergers of Mariners and its wholly-owned subsidiary, Mariners Bank, with and into Eldorado Bank. Such statements are intended to assist in analyzing the future prospects of Eldorado by illustrating the possible scope of the change in Eldorado's historical financial position and results of operations caused by the Merger.

     The Unaudited Pro Forma Condensed Balance Sheet shows the effect the Merger would have had on Eldorado's asset and liability balances if the transaction had been consummated as of March 31, 1995. The total acquisition cost of $12.6 million is allocated to the individual assets of Mariners based upon estimates of fair market values. Goodwill of $5.0 million is shown, representing the excess of acquisition cost over the fair value of the assets acquired less liabilities assumed. The pro forma adjustments include only items that are directly attributable to the acquisition and are factually supportable. (See Explanatory Note (2) to the Unaudited Pro Forma Condensed Balance Sheet).

     The Unaudited Pro Forma Condensed Income Statements for the year ended December 31, 1994 and the three months ended March 31, 1995 show the effect the Merger might have had on historical operations. The pro forma adjustments include only items that are directly attributable to the transaction, are expected to have a continuing impact on the operations and are factually supportable.

     Pro forma earnings per share for the year ended December 31, 1994 is $0.67 compared to $0.93 for Eldorado Bancorp and $0.35 for Mariners. Pro forma earnings per share for the three month period ended March 31, 1995 is $0.27 compared to $0.32 and $0.25 for Eldorado Bancorp and Mariners, respectively, as a result of the increase in the number of Eldorado shares that would have occurred as of January 1, 1994 and January 1, 1995 had the Merger taken place on those respective dates. The pro forma earnings per share do not include anticipated economies, from the consolidation of branch and administrative operations, or other anticipated opportunities provided by the Merger.

     Results of operations of Mariners subsequent to March 31, 1995 may affect the allocation of the purchase price by increasing or decreasing the amount of the unallocated portion of the purchase price. In addition, changes to the adjustments already included in the unaudited pro forma combined financial statements are expected as evaluations of assets and liabilities are completed and as additional information becomes available. Accordingly, the final pro forma combined amounts will differ from those set forth in the unaudited pro forma combined financial statements.

     THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS ARE INTENDED FOR INFORMATIONAL PURPOSES AND ARE NOT NECESSARILY INDICATIVE OF THE FUTURE FINANCIAL POSITION OR FUTURE RESULTS OF OPERATIONS OF THE COMBINED COMPANY, OR OF THE FINANCIAL POSITION OR THE RESULTS OF OPERATIONS OF THE COMBINED COMPANY THAT WOULD HAVE ACTUALLY OCCURRED HAD THE MERGER BEEN IN EFFECT AS OF THE DATE OR FOR THE PERIODS PRESENTED.

     These unaudited pro forma combined financial statements and the accompanying notes should be read in conjunction with and are qualified in their entirety by the consolidated financial statements, including the accompanying notes, of Eldorado and Mariners appearing elsewhere in this Joint Proxy Statement.

                        PRO FORMA FINANCIAL INFORMATION
             MERGER OF MARINERS BANCORP WITH AND INTO ELDORADO BANK
                           PURCHASE ACCOUNTING METHOD
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 1995

                                                                       PURCHASE
                                         ELDORADO        MARINERS     ACCOUNTING         PROFORMA
                                          BANCORP        BANCORP      ADJUSTMENTS        COMBINED
                                       -------------   ------------   -----------      -------------
Cash and due from banks..............  $  24,411,000   $  4,497,000   $(4,601,000)(a)  $  24,307,000
Interest-bearing deposits in
  other banks........................             --      1,180,000                        1,180,000
Federal funds sold...................     21,800,000      6,400,000                       28,200,000
Investment securities
  available-for-sale.................     81,231,000             --                       81,231,000
Investment securities
  held-to-maturity...................      1,088,000     12,653,000      (219,000)(b)     13,522,000
Loans and leases, gross..............    167,262,000     50,839,000       463,000(c)     218,564,000
Less: Allowance for credit losses....      5,153,000        787,000                        5,940,000
                                       -------------   ------------                    -------------
          Net Loans..................    162,109,000     50,052,000                      212,624,000
Premises and equipment...............      7,462,000      1,548,000      (200,000)(d)      8,810,000
Other real estate owned..............      2,300,000        881,000                        3,181,000
Goodwill and identified
  intangibles........................      1,085,000             --     5,037,000(e)       6,122,000
Deferred tax asset...................        443,000        304,000        32,000(f)         779,000
Other assets.........................      5,835,000      1,411,000                        7,246,000
                                       -------------   ------------                    -------------
          Total assets...............    307,764,000     78,926,000                      387,202,000
                                         ===========     ==========                      ===========
Deposits.............................    268,844,000     70,860,000        (2,000)(g)    339,702,000
Federal funds purchased..............      5,888,000             --                        5,888,000
Other liabilities....................      2,901,000        617,000       400,000(h)       3,918,000
Shareholders' equity:
  Preferred stock....................             --             --                               --
  Common stock.......................     17,462,000      2,111,000    (2,111,000)(i)
                                                                        7,563,000(j)      25,025,000
  Retained earnings..................     12,638,000      5,338,000    (5,338,000)(i)     12,638,000
  Securities valuation allowance,
     net.............................         31,000             --                           31,000
                                       -------------   ------------                    -------------
          Total shareholders'
            equity...................     30,131,000      7,449,000                       37,694,000
                                       -------------   ------------                    -------------
Total liabilities and shareholders'
  equity.............................  $ 307,764,000   $ 78,926,000                    $ 387,202,000
                                         ===========     ==========                      ===========

           See accompanying notes to pro forma financial statements.

                        PRO FORMA FINANCIAL INFORMATION
             MERGER OF MARINERS BANCORP WITH AND INTO ELDORADO BANK
                           PURCHASE ACCOUNTING METHOD
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 1995

                               EXPLANATORY NOTES

(1) UNAUDITED PRO FORMA CONDENSED BALANCE SHEET ASSUMPTIONS

     The pro forma condensed balance sheet shows the effect the business combination would have had on Eldorado Bancorp's asset and liability balances if the transaction had been consummated as of March 31, 1995.

     The pro forma condensed balance sheet accounts for the business combination under the purchase accounting method, whereby a portion of the total cost of the acquisition is allocated to each individual asset acquired on the basis of its fair value. The excess of the total acquisition cost over the sum of the assigned fair values of the tangible and identifiable intangible assets acquired less liabilities assumed is recorded as goodwill.

     The total acquisition cost, for the purpose of the pro forma condensed balance sheet presentation, is 1) the estimated fair value of the right to receive one (1) share of Eldorado Bancorp common stock of $12.00, and 2) the cash component of the merger consideration of $7.30 without adjustment, the sum of which is multiplied by the number of Mariners' common shares outstanding; plus 3) the estimated direct costs of the acquisition of $400,000. The Merger Agreement provides for adjustment to the cash component of the merger consideration, as described in the Introduction above, contingent upon the market price of Eldorado Bancorp common stock based upon a future period. This contingent adjustment may affect the actual total acquisition cost upon consummation of the merger.

     The pro forma total acquisition cost of $12.6 million is allocated to the individual assets of Mariners based upon Mariners' historical cost with adjustments for estimated fair values. The tax basis of an asset or liability has not been considered in determining its fair value. A deferred tax asset has been recorded for the deferred tax consequences of differences between the assigned values and the tax bases of the assets and liabilities (except the portion of goodwill for which amortization is not deductible for tax purposes). Goodwill of $5.0 million is shown, representing the excess of acquisition cost over the fair value of the assets acquired less liabilities assumed. The pro forma adjustments, subject to later adjustment, include only items that are directly attributable to the acquisition and are factually supportable and are described in Note (2) below.

(2) DESCRIPTION OF PRO FORMA ADJUSTMENTS

     The following descriptions reference the adjustments as labeled on the pro forma condensed balance sheet as of March 31, 1995:

          (a) Reduction of Cash and Due From Banks balances to reflect cash disbursement of approximately $4.6 million to Mariners shareholders representing the total cash component of the merger consideration at $7.30 per share.

          (b) Reduction to Investment Securities Held-to-Maturity balances to reflect the fair value of the investment securities acquired in the merger.

        (c) Adjustment to loans to reflect fair value of assets acquired.

        (d) Adjustment to Premises and Equipment to reflect fair value of assets acquired.

          (e) Increase to Goodwill balance to reflect the excess of the total acquisition cost over the fair value of the assets acquired less liabilities assumed.

          (f) Adjustment required to record deferred tax asset for the differences between the assigned values and the tax bases of the assets and liabilities.

        (g) Adjustment to deposits to reflect fair value of liabilities assumed.

        (h) Increase to Other Liabilities to reflect the direct costs of acquisition (e.g. legal, accounting, etc.).

          (i) Adjustments to Common Stock and Retained Earnings to reflect the elimination of Mariners shareholder equity interest.

          (j) Adjustment to reflect the Eldorado Bancorp common stock issued to Mariners shareholders representing the total stock component of the merger consideration estimated at $12.00 per share.

(3) POSSIBLE RANGE OF ACQUISITION COST

     As described in the Introduction above, the Merger Agreement provides for adjustment to the cash component of the merger consideration, contingent upon the market price of Eldorado Common Stock based upon the average daily price of the shares for the month preceding the consummation of the transaction (the "Average Eldorado Closing Price"). This contingent adjustment may affect the actual total acquisition cost upon consummation of the merger. The table below indicates the range of possible adjustment to the acquisition cost (excluding direct costs) based upon the range of the Average Eldorado Closing Price:

                                            POSSIBLE RANGE OF AVERAGE ELDORADO CLOSING PRICE
                      --------------------------------------------------------------------------------------------
                         $9.50           $10.50          $12.00          $13.00          $14.00          $15.00
                      ------------    ------------    ------------    ------------    ------------    ------------
Cash per share to
  be paid.........           $8.80           $8.80           $7.30           $7.30           $6.30           $6.30
Total acquisition
  cost per
  share...........          $18.30          $19.30          $19.30          $20.30          $20.30          $21.30
Total acquisition
  cost............     $11,534,000     $12,164,000     $12,164,000     $12,795,000     $12,795,000     $13,425,000

                        PRO FORMA FINANCIAL INFORMATION
             MERGER OF MARINERS BANCORP WITH AND INTO ELDORADO BANK
                           PURCHASE ACCOUNTING METHOD
                 UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                           ELDORADO        MARINERS                       PROFORMA
                                            BANCORP        BANCORP       ADJUSTMENTS      COMBINED
                                          -----------     ----------     -----------     -----------
Interest and fees on loans..............  $16,170,000     $5,035,000        (56,000)(a)  $21,149,000
Interest on investment securities.......    3,721,000        682,000         48,000(b)     4,451,000
Other interest income...................    1,143,000        511,000       (276,000)(c)    1,378,000
                                          -----------     ----------                     -----------
          Total interest income.........   21,034,000      6,228,000                      26,978,000
Interest on deposits and other
  borrowings............................    4,626,000      1,393,000                       6,019,000
                                          -----------     ----------                     -----------
Net interest income.....................   16,408,000      4,835,000                      20,959,000
Provision for credit losses.............    2,006,000        182,000                       2,188,000
                                          -----------     ----------                     -----------
Net interest income after provision for
  credit losses.........................   14,402,000      4,653,000                      18,771,000
Other income............................    4,848,000      1,631,000                       6,479,000
Other expenses:
  Salaries and related expense..........    6,309,000      2,334,000                       8,643,000
  Occupancy.............................    1,865,000        576,000        (20,000)(d)    2,421,000
  Goodwill/Intangibles amortization.....      110,000             --        334,000(e)       444,000
  Settlement of litigation..............           --        785,000                         785,000
  Other.................................    6,652,000      2,255,000                       8,907,000
                                          -----------     ----------                     -----------
          Total noninterest expense.....   14,936,000      5,950,000                      21,200,000
Income before taxes.....................    4,314,000        334,000                       4,050,000
Taxes...................................    1,758,000        115,000       (110,000)(f)    1,763,000
                                          -----------     ----------                     -----------
Net income..............................  $ 2,556,000     $  219,000                     $ 2,287,000
                                           ==========      =========                      ==========
Average shares outstanding..............    2,753,934        630,276                       3,384,210
Earnings per share......................  $      0.93     $     0.35                     $      0.68
                                           ==========      =========                      ==========

           See accompanying notes to pro forma financial statements.

                        PRO FORMA FINANCIAL INFORMATION
             MERGER OF MARINERS BANCORP WITH AND INTO ELDORADO BANK
                           PURCHASE ACCOUNTING METHOD
                 UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1994

                               EXPLANATORY NOTES

(1) UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT ASSUMPTIONS

     The Pro forma Condensed Income Statement for the year ended December 31, 1994 shows the effect the acquisition might have had on historical operations if the merger had been consummated on January 1, 1994.

     The pro forma condensed income statement accounts for the business combination under the purchase accounting method, whereby the reported income includes the operations of Mariners only after acquisition based upon the costs assigned (fair value) to the assets acquired. The Goodwill recorded, which is the excess of the total acquisition cost over the sum of the assigned fair values of the assets acquired less liabilities assumed, is amortized by systematic charges to income over a period not exceeding the estimated remaining life of the existing customer (deposit) base. The pro forma condensed income statement uses a period of 15 years for such amortization.

     The pro forma adjustments, subject to later adjustment, include only items that are directly attributable to the transaction, are expected to have a continuing impact on the operations and are factually supportable. The pro forma adjustments do not include anticipated economies, from the consolidation of branch and administrative operations, or other anticipated opportunities provided by the acquisition. The pro forma adjustments are described in Note (2) below.

(2) DESCRIPTION OF PRO FORMA ADJUSTMENTS

     The following descriptions reference the adjustments as labeled on the pro forma condensed income statement for the year ended December 31, 1994:

          (a) Amortization of purchase accounting premium adjustment to loans.

          (b) Amortization of purchase accounting discount adjustment to investment securities.

          (c) Reduction of Other Interest Income reflecting the opportunity cost of the cash paid to Mariners shareholders for partial merger consideration. The interest opportunity cost assumes a rate at the current federal funds rate of approximately 6.0 percent per annum.

          (d) Reduction in fixed asset depreciation due to purchase accounting adjustment to premises and equipment.

          (e) Increase in Goodwill Amortization reflecting the charge to income assuming an estimated life of 15 years.

          (f) Tax effect of adjustments at an effective federal and state income tax rate of 40 percent excluding nondeductible portion of goodwill.

                        PRO FORMA FINANCIAL INFORMATION
             MERGER OF MARINERS BANCORP WITH AND INTO ELDORADO BANK
                           PURCHASE ACCOUNTING METHOD
                 UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT
                   FOR THE THREE MONTHS ENDED MARCH 31, 1995

                                             ELDORADO       MARINERS                     PROFORMA
                                             BANCORP        BANCORP       ADJUSTMENTS    COMBINED
                                            ----------     ----------     -------       ----------
Interest and fees on loans................  $4,129,000     $1,428,000     (14,000)(a)   $5,543,000
Interest on investment securities.........   1,255,000        186,000      12,000(b)     1,453,000
Other interest income.....................     260,000         83,000     (69,000)(c)      274,000
                                            ----------     ----------                   ----------
          Total interest income...........   5,644,000      1,697,000                    7,270,000
Interest on deposits and other
  borrowings..............................   1,239,000        373,000                    1,612,000
                                            ----------     ----------                   ----------
Net interest income before provision......   4,405,000      1,324,000                    5,658,000
Provision for credit losses...............     302,000         30,000                      332,000
                                            ----------     ----------                   ----------
Net interest income after provision.......   4,103,000      1,294,000                    5,326,000
Other income..............................     990,000        278,000                    1,268,000

Other expenses:
  Salaries and related expense............   1,624,000        585,000                    2,209,000
  Occupancy...............................     376,000        164,000      (5,000)(d)      535,000
  Goodwill amortization...................      28,000             --      83,000(e)       111,000
  Other...................................   1,568,000        550,000                    2,118,000
                                            ----------     ----------                   ----------
          Total noninterest expense.......   3,596,000      1,299,000                    4,973,000
Income before taxes.......................   1,497,000        273,000                    1,621,000
Taxes.....................................     615,000        115,000     (28,000)(f)      702,000
                                            ----------     ----------                   ----------
Net income................................  $  882,000     $  158,000                   $  919,000
                                            ==========     ==========                   ==========
Average shares outstanding................   2,756,728        630,276                    3,387,004
Earnings per share........................  $     0.32     $     0.25                   $     0.27
                                            ==========     ==========                   ==========

     See accompanying explanatory notes to pro forma financial statements.

                        PRO FORMA FINANCIAL INFORMATION
             MERGER OF MARINERS BANCORP WITH AND INTO ELDORADO BANK
                           PURCHASE ACCOUNTING METHOD
                 UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT
                   FOR THE THREE MONTHS ENDED MARCH 31, 1995

                               EXPLANATORY NOTES

(1) UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT ASSUMPTIONS

     The Pro forma Condensed Income Statement for the three months ended March 31, 1995 shows the effect the acquisition might have had on historical operations if the merger had been consummated on January 1, 1995.

     The pro forma condensed income statement accounts for the business combination under the purchase accounting method, whereby the reported income includes the operations of Mariners only after acquisition based upon the costs assigned (fair value) to the assets acquired. The Goodwill recorded, which is the excess of the total acquisition cost over the sum of the assigned fair values of the assets acquired less liabilities assumed, is amortized by systematic charges to income over a period not exceeding the estimated remaining life of the existing customer (deposit) base. The pro forma condensed income statement uses a period of 15 years for such amortization.

     The pro forma adjustments include only items that are directly attributable to the transaction, are expected to have a continuing impact on the operations and are factually supportable. The pro forma adjustments do not include anticipated economies, from the consolidation of branch and administrative operations, or other anticipated opportunities provided by the acquisition. The pro forma adjustments are described in Note (2) below.

(2) DESCRIPTION OF PRO FORMA ADJUSTMENTS

     The following descriptions reference the adjustments as labeled on the pro forma condensed income statement for the three months ended March 31, 1995:

          (a) Amortization of purchase accounting premium adjustment to loans.

          (b) Amortization of purchase accounting discount adjustment to investment securities.

          (c) Reduction of Other Interest Income reflecting the opportunity cost of the cash paid to Mariners shareholders for partial merger consideration. The interest opportunity cost assumes a rate at the current federal funds rate of approximately 6.0 percent per annum.

          (d) Reduction in fixed asset depreciation due to purchase accounting adjustment to premises and equipment.

          (e) Increase in Goodwill Amortization reflecting the charge to income assuming an estimated life of 15 years.

          (f) Tax effect of adjustments at an effective federal and state income tax rate of 40 percent excluding nondeductible portion of goodwill.

                ELDORADO MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The following discussion of Eldorado's results of operations and financial condition should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Joint Proxy Statement.

EARNINGS SUMMARY

     Net earnings for the three months ended March 31, 1995 was $882 thousand, or $0.32 per share, compared to $503 thousand, or $0.18 per share, for the same period in 1994. The first quarter 1995 earnings improvement was due to greater net interest income and lower provisions for loans and lease losses.

     Net earnings for 1994 was $2.6 million compared to a net loss of $1.7 million for 1993 and net income of $2.8 million reported for 1992. On a per share basis, 1994 recorded net earnings $0.93 compared to a net loss of $0.63 in 1993 and net income of $1.00 in 1992. The 1994 earnings improvement was largely due to significantly lower write-downs of other real estate owned and lower provisions to the allowances for possible credit losses. Also contributing to the improved earnings was a reduction in non-interest expenses and widened net interest margins. The 1993 loss was due to significant write-downs of other real estate owned and increased provisions to the allowances for possible credit losses. Additionally, net interest income was significantly lower than 1992 levels due to declining loan volumes. These factors negatively impacting earnings were partially offset by higher levels of other income and declines in other operating expenses.

     The following table summarizes key performance ratios for Eldorado:

                                                        FOR THE
                                                      THREE MONTHS       FOR THE YEAR ENDED
                                                         ENDED              DECEMBER 31,
                                                       MARCH 31,       -----------------------
                                                          1995         1994     1993      1992
                                                      ------------     ----     -----     ----
    Return on Average Assets........................       1.17%       0.82%    (0.53)%   0.79%
    Return on Average Equity........................      11.88%       8.95%    (6.17)%   9.42%
    Dividend Payout Ratio...........................       25.0%       17.2%      N/A     32.0%
    Average Equity to Average Total Assets..........       9.90%       9.14%     8.60%    8.35%

NET INTEREST INCOME

     Net interest income is the amount by which the interest earned on loans and other investments exceeds the interest paid on deposits and other sources of funds and is the principal component of Eldorado's earnings.

     Net interest income was $4.4 million for the first three months of 1995, an increase of $529 thousand compared to the same period last year. The increase was due to higher levels of interest income only partially offset by an increase in interest expense. Interest income was $603 thousand higher in the 1995 period primarily due to an increase in overall yields on earning assets despite lower volumes of earning assets. The higher yields were a result of higher market rates of interest and the repricing of Eldorado's relatively short-term investment securities.

     Interest expense was $74 thousand higher for the first quarter ended March 31, 1995 compared to the same period in 1994. This increase was due to higher rates on certificates of deposit partially offset by lower volumes of savings, NOW and money market accounts.

     Net interest income totaled $16.5 million for the year 1994 compared to $16.0 million and $18.3 million in 1993 and 1992, respectively. The increase for 1994 was largely attributable to lower cost of funds and lower volumes of deposits partially offset by a lower volume of earning assets. Eldorado Bank continued to experience loan and deposit runoff in 1994. The 1993 decrease in net interest income over 1992 levels is attributable to lower loan volumes due to borrowers paying down their bank debt and fewer qualified borrowers capable of satisfying the Bank's underwriting criteria during the recessionary environment. Consequently, Eldorado Bank experienced lower levels of earning assets. While the cost of funds declined significantly in

1993 from 1992, the change in earning asset mix resulted in the yield on earning assets declining more rapidly than the cost of funds.

     The following table presents, for the periods indicated, the distribution of average assets, liabilities and shareholders' equity, as well as the total dollar amounts of interest income from average interest-bearing assets and the resultant yields, and the dollar amounts of interest expense and average interest-bearing liabilities, expressed both in dollars and rates. Nonaccrual loans are included in the calculation of the average balances of loans, and interest not accrued is excluded:

                                                             (FULLY TAXABLE EQUIVALENT)
                                                        FOR THE THREE MONTHS ENDED MARCH 31,
                                            ------------------------------------------------------------
                                                        1995                            1994
                                            ----------------------------    ----------------------------
                                                       INTEREST                        INTEREST
                                                       EARNED   AVERAGE                EARNED   AVERAGE
                                            AVERAGE      OR     YIELD OR    AVERAGE      OR     YIELD OR
                                            BALANCE     PAID      RATE      BALANCE     PAID      RATE
                                             (000S)    (000S)     PAID       (000S)    (000S)     PAID
                                            --------   ------   --------    --------   ------   --------
ASSETS
Interest-Earning Assets:
  Investment Securities...................  $ 84,488   $1,259      5.96%    $ 60,644   $  702      4.63%
  Federal Funds Sold......................    15,424      224      5.81       30,167      237      3.14
  Other Earning Asset.....................     1,195       36     12.05        2,652       85     12.82
  Loans...................................   168,548    4,129      9.80      184,310    4,017      8.72
                                            --------   ------               --------   ------
          Total Interest Earning Assets...   269,655   $5,648      8.38%     277,773   $5,041      7.26%
                                                       ======     =====                ======     =====
          Total Non Interest-Earning
            Assets........................    30,915                          41,692
                                            --------                        --------
          Total Assets....................  $300,570                        $319,465
                                            ========                        ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
  Savings, NOW and Money Market...........  $145,882   $  735      2.02%    $164,951   $  773      1.87%
  Time Deposits of $100,000 or More.......    22,256      225      4.04       25,248      188      2.98
  Other Deposits..........................    23,530      240      4.08       26,949      202      3.00
  Short-Term Borrowings...................     2,887       39      5.40          301        2      2.66
                                            --------   ------               --------   ------
          Total Interest-Bearing
            Liabilities...................   194,555    1,239      2.55      217,449    1,165      2.14
                                                       ======     =====                ======     =====
Non Interest-Bearing Liabilities:
  Demand Deposits.........................    74,479                          72,844
  Other Liabilities.......................     1,793                           1,387
  Shareholders' Equity....................    29,743                          27,785
                                            --------                        --------
          Total Liabilities and
            Shareholders' Equity..........  $300,570                        $319,465
                                            ========                        ========
          Net Interest Income.............             $4,409                          $3,876
                                                       ======                          ======
          Net Yield on Interest-Earnings
            Assets........................                         5.83                            5.12
          Net Interest Margin.............                         6.53%                           5.58%
                                                                  =====                           =====

     The net interest margin widened to 6.53 percent for the three months ended March 31, 1995 compared to 5.58 percent for the same period in 1994. The yield on earning assets for the 1995 period widened 111 basis points to 8.37 percent while the cost of interest-bearing liabilities increased only 41 basis points to
2.55 percent. The net interest margin was widened further in the 1995 period by an increase in noninterest-bearing liabilities used to fund earning assets, resulting in the total cost of funds increasing only 16 basis points.

                                                                   (FULLY TAXABLE EQUIVALENT)
                                                                FOR THE YEARS ENDED DECEMBER 31,
                               --------------------------------------------------------------------------------------------------
                                            1994                              1993                              1992
                               ------------------------------    ------------------------------    ------------------------------
                                          INTEREST   AVERAGE                INTEREST   AVERAGE                INTEREST   AVERAGE
                               AVERAGE     EARNED    YIELD OR    AVERAGE     EARNED    YIELD OR    AVERAGE     EARNED    YIELD OR
                               BALANCE    OR PAID      RATE      BALANCE    OR PAID      RATE      BALANCE    OR PAID      RATE
                                (000S)     (000S)      PAID       (000S)     (000S)      PAID       (000S)     (000S)      PAID
                               --------   --------   --------    --------   --------   --------    --------   --------   --------
ASSETS
Interest-Earning Assets......  $ 75,592   $  3,774      4.99%    $ 44,905   $  2,737      6.10%    $ 42,506   $  3,389      7.97%
Federal Funds Sold...........    22,467        905      4.03       46,441      1,385      2.98       34,436      1,175      3.41
Other Earning Assets.........     1,754        227     12.94        2,655        309     11.64        2,966        369     12.44
Loans........................   177,111     16,183      9.14      191,182     17,265      9.03      229,407     21,779      9.49
                               --------   --------               --------   --------               --------   --------
        Total
          Interest-Earning
          Assets.............  $276,924   $ 21,089      7.62%    $285,183   $ 21,696      7.61%     309,315   $ 26,712      8.64%
                                           =======   =======                 =======   =======                 =======   =======
        Total Non Interest-
          Earning Assets.....    36,641                            41,449                            40,684
                               --------                          --------                          --------
Total Assets.................  $313,565                          $326,632                          $349,999
                               ========                          ========                          ========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Interest-Bearing Liabilities:
  Savings, NOW and Money
    Market...................  $160,695   $  3,103      1.93%    $166,876   $  3,669      2.20%    $168,576   $  4,989      2.96%
  Time Deposits of $100,000
    or More..................    23,040        725      3.15       28,584      1,252      4.38       34,082      1,850      5.43
  Other Deposits.............    24,885        782      3.14       31,608        738      2.33       40,923      1,560      3.81
  Short-Term Borrowings......       361         16      4.43        1,056         27      2.56        1,712         51      2.98
                               --------   --------               --------   --------               --------   --------
        Total
          Interest-Bearing
          Liabilities........   208,981      4,626      2.21%     228,124      5,686      2.49%     245,293      8,450      3.44%
                                           =======   =======                 =======   =======                 =======   =======
Non Interest-Bearing
  Liabilities:
  Demand Deposits............    73,915                            68,865                            73,013
  Other Liabilities..........     2,110                             1,672                             2,685
  Shareholders' Equity.......    28,559                            27,971                            29,008
                               --------                          --------                          --------
        Total Liabilities and
          Shareholders'
          Equity.............  $313,565                          $326,632                          $349,999
                               ========                          ========                          ========
        Net Interest
          Income.............             $ 16,463                          $ 16,010                          $ 18,262
        Net Yield on
          Interest-Earnings
          Assets.............                           5.41%                             5.12%                             5.20%
        Net Interest
          Margin.............                           5.94%                             5.62%                             5.91%
                                                     =======                           =======                           =======

     The net interest margin widened to 5.94 percent in 1994 from 5.62 percent in 1993 and 5.91 percent in 1992. The yield on earning assets in 1994 increased only 1 basis point while the cost of interest-bearing liabilities declined 28 basis points. The net interest margin was widened further by a larger percentage of noninterest-bearing liabilities used to fund earning assets, resulting in the total cost of funds declining 32 basis points.

     The rate and volume components associated with earning assets and interest-bearing liabilities are further separated in the table below to analyze the year-to-year changes attributable to the rate and volume components of net interest income:

                                                             THREE MONTHS ENDED MARCH 31, 1995
                                                                           OVER
                                                             THREE MONTHS ENDED MARCH 31, 1994
                                                                          (000S)
                                                            -----------------------------------
                                                                INCREASE (DECREASE) DUE TO
                                                                         CHANGE IN
                                                            -----------------------------------
                                                            VOLUME         RATE          CHANGE
                                                            ------         -----         ------
Interest-Earning Assets:
  Investment Securities.................................    $  276         $ 281         $ 557
  Federal Funds Sold....................................      (116)          103           (13)
  Other Earning Assets..................................       (47)           (2)          (49)
  Loans.................................................      (344)          456           112
                                                            ------         -----         -----
          Total Interest Income.........................      (231)          838           607

Interest-Bearing Liabilities:
  Savings, NOW and Money Market.........................       (89)           51           (38)
  Time Deposits of $100,000 or More.....................       (22)           59            37
  Other Deposits........................................       (26)           64            38
  Short-Term Borrowings.................................        17            20            37
                                                            ------         -----         -----
          Total Interest Expense........................      (120)          194            74
                                                            ------         -----         -----
          Interest Differential or Net Interest
            Income......................................    $ (111)        $ 644         $ 533
                                                            ======         =====         =====

     Total interest income for the three months ended March 31, 1995 increased $607 thousand over the same period in 1994 due to higher yields on loans, federal funds sold and investment securities partially offset by lower volumes of loans and federal funds sold. Total interest expense increased $74 thousand for the first quarter 1995 compared to the first quarter 1994 due to higher costs of funds in all deposit categories largely offset by lower volumes of interest-bearing deposits. The increase in earning asset yields less the higher cost funding liabilities resulted in an increase in net interest income of $533 thousand.

                                                      (FULLY TAXABLE EQUIVALENT)
                                    YEAR ENDED DECEMBER 31, 1994     YEAR ENDED DECEMBER 31, 1993
                                                OVER                             OVER
                                    YEAR ENDED DECEMBER 31, 1993     YEAR ENDED DECEMBER 31, 1992
                                               (000S)                           (000S)
                                    ----------------------------    -------------------------------
                                     INCREASE (DECREASE) DUE TO       INCREASE (DECREASE) DUE TO
                                             CHANGE IN                         CHANGE IN
                                    ----------------------------    -------------------------------
                                     VOLUME     RATE     CHANGE      VOLUME       RATE      CHANGE
                                    --------    -----    -------    --------    --------    -------
Interest-Earning Assets:
  Investment Securities...........  $  1,870    $(833)   $ 1,037    $    191    $   (843)   $  (652)
  Federal Funds Sold..............      (715)     235       (480)        410        (200)       210
  Other Earning Assets............      (105)      23        (82)        (39)        (21)       (60)
  Loans...........................    (1,271)     189     (1,082)     (3,629)       (885)    (4,514)
          Total Interest Income...      (221)    (386)      (607)     (3,067)     (1,949)    (5,016)

Interest-Bearing Liabilities:
  Savings, NOW and Money Market...      (119)    (447)      (566)        (37)     (1,283)    (1,320)
  Time Deposits of $100,000 or
     More.........................      (174)    (353)      (527)       (241)       (357)      (598)
  Other Deposits..................      (167)     211         44        (291)       (531)      (822)
  Short-Term Borrowings...........       (18)       7        (11)        (20)         (4)       (24)
          Total
            Interest-Expense......      (478)    (582)    (1,060)       (589)     (2,175)    (2,764)
          Interest Differential or
            Net Interest Income...  $    257    $ 196    $   453    $ (2,478)   $    226     (2,252)

     Total interest income for 1994 decreased $607 thousand from 1993 due to a lower volume of earning assets. The decline in earning assets was attributable to an outflow of deposits during the year. Total interest expense declined $1.060 million in 1994 from 1993 due to a 32 basis point decline in the cost rate of funding deposits and due to the lower volume of deposits. This decline in the cost of funds, only partially offset by lower levels of earning assets, resulted in an increase in net interest income of $453 thousand.

     Total interest income for 1993 declined $5.0 million from 1992 levels due to significantly lower rates on earning assets and a lower volume of earning assets. This decline in rates was due to a trend of lower market rates of interest during the year and a shift to lower yielding earning assets as loans and higher yielding investments paid off. Total interest expense declined by $2.8 million due similarly to a decline in cost of fund rates and a decline in funding sources. The decline in earning assets, therefore, resulted in lower net interest income of $2.5 million while a more rapid decline in rates on funding liabilities than earning assets increased net interest income by $226 thousand resulting in a net decrease of $2.3 million.

ALLOWANCE AND PROVISION FOR POSSIBLE CREDIT LOSSES

     The allowance for possible credit losses was $5.2 million at March 31, 1995 representing 3.08 percent of gross loans. The allowance for possible credit losses was $5.6 million at year-end 1994 from $4.7 million for 1993, resulting in an allowance of 3.2 percent of total loans and leases compared to 2.6 percent at year-end 1993.

     During the first quarter of 1995, the provision for possible credit losses was $302 thousand compared to $652 thousand for the first quarter 1994. Net charge offs during the first quarter of 1995 were $713 thousand. The 1994 provision for loan and lease losses was $2.0 million compared to $3.6 million in 1993 and $1.7 million in 1992. Net loans and leases charged off (less recoveries of loans previously charged off) totaled $1.4 million in 1994 compared to $2.4 million and $2.0 million in 1993 and 1992, respectively. The reduction in net charge offs in 1994 was largely due to lower losses from Eldorado Bank's real estate loan portfolio than in the previous two years.

     The following table summarizes, for the periods indicated, changes in the allowance for possible credit losses arising from loans charged off, recoveries on loans previously charged off, and additions to the allowance which have been charged to operating expenses and certain ratios relating to the allowance for possible credit losses (amounts in thousands):

                                    FOR THE
                                  THREE MONTHS
                                     ENDED
                                   MARCH 31,                FOR THE YEAR ENDED DECEMBER 31,
                                  ------------     --------------------------------------------------
                                      1995          1994       1993       1992       1991       1990
                                  ------------     ------     ------     ------     ------     ------
ALLOWANCE FOR POSSIBLE CREDIT
  LOSSES:
Balance at Beginning of
  Period........................     $5,564        $4,740     $3,530     $3,757     $2,656     $2,448
Actual Charge-offs:
  Commercial....................        302           570        502        574        406        308
  Credit Cards..................         13            36         35         66         48         30
  Consumer......................         75           151         98        494        307        279
  Real Estate...................        355           720      1,867        883          0        333
  Direct Lease Financing........          1            97         32         60         21          4
                                     ------        ------     ------     ------     ------     ------
          Total Charge-Offs.....        746         1,574      2,534      2,077        782        954
                                     ------        ------     ------     ------     ------     ------
Less Recoveries:
  Commercial....................         21           118         27         54         61        250
  Credit Cards..................          3            13         21          5          8          1
  Consumer......................          9            30        106         50         60         87
  Real Estate...................          0             0         11          0          0          0
  Direct Lease Financing........          0             8          3          6          0          0
                                     ------        ------     ------     ------     ------     ------
          Total Recoveries......         33           169        168        115        129        338
                                     ------        ------     ------     ------     ------     ------
Net Loans Charged Off...........        713         1,405      2,366      1,962        653        616
Provision for Credit Losses.....        302         2,006      3,576      1,735      1,159        824
                                     ------        ------     ------     ------     ------     ------
Changes Incident to Acquisition
  of Loans......................         --           223         --         --        595         --
Balance at End of Period........     $5,153        $5,564     $4,740     $3,530     $3,757     $2,656
                                     ======        ======     ======     ======     ======     ======
RATIOS:
Net Loans Charged Off to Average
  Loans.........................       0.44%         0.79%      1.22%      0.84%      0.30%      0.29%
Allowance for Credit Losses to
  Total Gross Loans.............       3.06%         3.24%      2.60%      1.66%      1.54%      1.28%
Net Loans Charged Off to
  Allowance for Credit Losses...      13.83%        25.25%     49.92%     55.58%     17.38%     23.19%
Net Loans Charged Off to
  Provision for Credit Losses...     236.09%        70.04%     66.16%    113.08%     56.34%     74.76%
Allowance for Credit Losses to
  Non-Performing Loans..........     202.63%       163.39%    220.67%    107.36%     43.12%     42.96%

     The allowance for possible credit losses is established by a provision for possible credit losses charged against current period income. Loans and leases are charged against the allowance for possible credit losses when management believes that the collectability of principal is unlikely. The allowance for possible credit losses is established based upon an analysis providing specific allowances for loans that management has identified to have potential loss and general allowances for unidentified losses inherent in the portfolio. The general allowance is determined by segmenting the portfolio by risk rating and loan type with allowances established based upon historical losses in each portfolio segment. The evaluations take into consideration such factors as changes in the nature and volume of the portfolio, overall portfolio quality; loan concentrations; specific problem loans, leases and commitments; and current and anticipated economic conditions that may affect the borrowers' ability to pay.

     Management believes that the allowance for possible credit losses is adequate. While management uses available information to recognize losses on loans and leases, future additions to the allowance may be necessary based on changes in economic conditions. In addition, both Federal and state regulators, as an integral part of their examination process, periodically review Eldorado Bank's allowance for possible credit losses and may recommend additions based upon their evaluation of the portfolio at the time of their examination.

ALLOCATION OF ALLOWANCE FOR POSSIBLE CREDIT LOSSES

     Eldorado has allocated the allowance for credit losses according to the amount deemed to be reasonably necessary to provide for the possibility of losses being incurred within the categories of loans set forth in the following table:

                       FOR THE                                   FOR THE YEAR ENDED DECEMBER 31,
                    THREE MONTHS     ---------------------------------------------------------------------------------------
                        ENDED
                   MARCH 31, 1995         1994              1993              1992              1991              1990
                   ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
                   AMOUNT  PERCENT   AMOUNT  PERCENT   AMOUNT  PERCENT   AMOUNT  PERCENT   AMOUNT  PERCENT   AMOUNT  PERCENT
                   ------  -------   ------  -------   ------  -------   ------  -------   ------  -------   ------  -------
Commercial,
  Secured and
  Unsecured....... $2,051    39.8%   $2,281    39.0%   $2,164    37.1%   $1,715    35.1%   $1,296    34.5%   $1,020    36.0%
Interim
  Construction....   134      2.6      310      2.8      325      7.1      440     10.1      443     11.8      385     15.1
Real Estate....... 2,303     44.7    2,597     45.7    1,780     43.9    1,091     42.8    1,518     40.4      845     33.0
Installment.......   593     11.5      271     11.0      334      9.8      245     10.0      428     11.4      345     13.5
Credit Card.......    36      0.7       52      0.8      101      0.8       11      0.7       23      0.6       18      0.7
Lease Financing...    36      0.7       53      0.7       36      1.3       28      1.3       49      1.3       43      1.7
                   ------   -----    ------   -----    ------   -----    ------   -----    ------   -----    ------   -----
        Total..... $5,153   100.0%   $5,564   100.0%   $4,740   100.0%   $3,530   100.0%   $3,757   100.0%   $2,656   100.0%
                   ======   =====    ======   =====    ======   =====    ======   =====    ======   =====    ======   =====

OTHER INCOME

     Other income for the three months ended March 31, 1995 was $990 thousand compared to $1.086 million for the same quarter in 1994. The decrease for the 1995 period is due to lesser gains on the sale of Small Business
Administration-guaranteed loans as a result of management's decision to retain these loans rather than sell them as was done in the past.

     Other income totaled $4.8 million in 1994 compared to $5.0 million and $4.8 million in 1993 and 1992, respectively. While 1994 was nearly equal with previous years, the composition of other income changed significantly. Despite a decline in deposit accounts, service charges on deposit accounts increased $357 thousand in 1994 from prior year levels as a result of changes in Eldorado Bank's fees and charges. Loan servicing income increased $592 thousand in 1994 from 1993 attributable to the purchase of SBA loan pools in January 1994. Additionally, other miscellaneous income and bankcard merchant discounts were up in 1994 over prior year income amounts. Gains on sales of Small Business Administration (SBA)-guaranteed loans were down sharply to $279 thousand from $1.4 million in 1993 due to a lower volume of loan sales and lower market prices. Also, no escrow fees were reported in 1994 as the department was closed in 1993.

     While Eldorado Bank conducts no investment trading activity, some of its securities have early mandatory redemption features that require a sale prior to maturity and sometimes securities classified as available-for-sale are sold to achieve certain liquidity and other asset/liability objectives. A net loss on sales and write-downs of investment securities of $131 thousand was reported in 1994 compared to net losses of $81 thousand and $502 thousand in 1993 and 1992, respectively.

OPERATING EXPENSES

     Operating expenses were $3.6 million for the quarter ended March 31, 1995 compared to $3.5 million for the same quarter the prior year. Salaries were lower for the 1995 period offset by higher other real estate owned expense and write-downs.

     Operating expenses declined $5.2 million to $14.9 million in 1994 compared to $20.1 million in 1993. This sharp decrease was primarily due to greatly reduced write-downs of foreclosed real estate (other real estate owned or OREO) in 1994. OREO expenses and write-downs were $388 thousand in 1994 compared to an unusually high $4.6 million in 1993 necessary to recognize declining real estate values in Eldorado Bank's market area. Additionally, salaries and other employee benefit expenses decreased $1.4 million in 1994 due to the reengineering of Bank operations, and related downsizing of staffing, including the outsourcing of the data processing function mid-year 1993. Partially offsetting these expense decreases was an increase in occupancy expense and furniture and equipment expense. Occupancy expense was $258 thousand higher in 1994 compared to 1993, however, the 1994 expense included a one-time charge of $350 thousand related to the recognition of remaining net costs of a preexisting lease no longer used for Bank operations. Other miscellaneous expenses in 1994 were nearly level with the prior year.

     Operating expenses totaled nearly $20.1 million in 1993 compared to $16.6 million in 1992. This increase was primarily due to significant write-downs of foreclosed real estate due to declining real estate values in Eldorado Bank's market area. Additionally, other employee expense increased due to higher expenses associated with group health insurance and employer taxes. A slight decline in salary expense was reported in 1993 from 1992 despite severance costs of nearly $300 thousand related to the reduction of staffing levels. Declines in expense were also achieved in occupancy expense and furniture and equipment expense due to the mid-year 1992 relocation of the Newport/Irvine office and the 1993 closing of the data processing center. The general other expenses also decreased to $5.5 million in 1993 from $6.0 million in 1992 largely due to lower marketing expenses and declines in legal, merchant bankcard and customer service expenses. The data processing expense component of other expenses increased due to the outsourcing of certain data processing functions previously handled in-house and due to a contract surcharge from a vendor related to a computer system conversion.

INCOME TAXES

     Income tax expense was $615 thousand and $340 thousand for the quarters ended March 31, 1995 and 1994, respectively. Income tax expense was $1.8 million for 1994, while 1993 had a income tax benefit of $1.1 million due to the loss in that year. Income tax expense was $1.8 million for 1992. Eldorado s effective tax rate was approximately 40 percent during these periods.

INVESTMENTS

     The objectives of Eldorado's investment policy is to manage interest rate risk, provide adequate liquidity and reinvest in its community while maximizing earnings with a portfolio of investment-grade securities. Each security purchased is subject to the credit and maturity guidelines defined in the investment policy and is reviewed regularly to verify its continued creditworthiness.

     Effective January 1, 1994, Eldorado adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115") and reclassified its entire investment security portfolio as Investment Securities Available-For-Sale. Previously, the investment securities were carried at cost, adjusted for the accretion of discounts and amortization of premiums. The classification of securities is made by management at the time of acquisition. Eldorado has purchased securities designated "held-to-maturity" since the implementation of SFAS 115.

     The following table summarizes the components of Eldorado's investment securities at the dates indicated (in thousands):


                                      MARCH 31,                                DECEMBER 31,
                                  ------------------   ------------------------------------------------------------
                                         1995                 1994                 1993                 1992
                                  ------------------   ------------------   ------------------   ------------------
                                  AMORTIZED  MARKET    AMORTIZED  MARKET    AMORTIZED  MARKET    AMORTIZED  MARKET
                                    COST      VALUE      COST      VALUE      COST      VALUE      COST      VALUE
                                  ---------  -------   ---------  -------   ---------  -------   ---------  ------
INVESTMENT SECURITIES
  HELD-TO-MATURITY:
  U.S. Treasury and Agency.......  $    --   $    --    $    --   $    --    $44,222   $44,730    $12,555   $12,928
  State and Political
    Subdivisions.................      586       586        586       562      1,195     1,222      2,796     2,851
  Corporate Debt.................      502       499         --        --      8,380     8,757     12,349    12,665
  Mortgage Backed Securities.....       --        --         --        --      4,589     4,862      7,305     7,468
  Other Securities...............       --        --         --        --      3,515     3,509      8,448     8,448
                                   -------   -------    -------   -------    -------   -------    -------   -------
         Total Investment
           Securities............  $ 1,088   $ 1,085    $   586   $   562    $61,901   $63,080    $43,453   $44,360
                                   =======   =======    =======   =======    =======   =======    =======   =======
INVESTMENT SECURITIES
  AVAILABLE-FOR-SALE:
  U.S. Treasury and Agency.......  $73,085   $73,056    $76,948   $76,410    $    --   $    --    $    --   $    --
  State and Political
    Subdivisions.................      290       296        290       295         --        --         --        --
  Corporate Debt.................    5,854     5,844      7,389     7,281         --        --         --        --
  Mortgage Backed Securities.....    1,920     2,010      2,055     2,121         --        --         --        --
  Other Securities...............       29        25         --        --         --        --         --        --
                                   -------   -------    -------   -------    -------   -------    -------   -------
         Total Investment
           Securities............  $81,178   $81,231    $86,682   $86,107    $    --   $    --    $    --   $    --
                                   =======   =======    =======   =======    =======   =======    =======   =======

     The following table summarizes the maturities of investment securities and the weighted average yields at March 31, 1995 (in thousands):

                                                              AFTER ONE BUT      AFTER FIVE BUT
                                         WITHIN ONE YEAR       WITHIN FIVE         WITHIN TEN           AFTER
                                                                  YEARS              YEARS            TEN YEARS
                                         ---------------     ---------------     --------------     --------------
                                         AMOUNT    YIELD     AMOUNT    YIELD     AMOUNT   YIELD     AMOUNT   YIELD
                                         -------   -----     -------   -----     ------   -----     ------   -----
INVESTMENT SECURITIES HELD-TO-MATURITY:
  State and Political Subdivisions.....  $    --     --      $    --     --      $1,088   8.06 %    $  --      --
INVESTMENT SECURITIES
  AVAILABLE-FOR-SALE
  U.S. Treasury and Agency.............  $59,035   5.87 %    $12,010   6.98 %    $2,012   7.42 %    $  --      --
  State and Political Subdivisions.....        5   9.99          195   8.25 %       --      --         96    8.71 %
  Corporate Debt.......................    1,004   7.55        4,334   7.57 %      505    7.96 %       --      --
  Mortgage Backed Securities                  --     --           --     --        527    9.87 %    1,483    9.00 %
                                         -------             -------             -------            -------
Total Investment Securities*...........  $60,044   5.90 %    $16,539   7.15 %    $3,044   7.93 %    $1,579   8.98 %
                                         =======   ====      =======   ====      =======  ====      =======  ====

- ---------------
* Excludes equity investments

LOANS

     The following table summarizes the components of total gross loans outstanding in each category at the date indicated (in thousands):

                                      MARCH
                                       31,                          DECEMBER 31,
                                     --------   ----------------------------------------------------
                                       1995       1994       1993       1992       1991       1990
                                     --------   --------   --------   --------   --------   --------
LOANS
Commercial, Secured and
  Unsecured........................  $ 66,353   $ 66,987   $ 67,723   $ 74,603   $ 83,937   $ 74,377
Interim Construction...............     4,304      4,789     13,039     21,595     28,770     31,165
Real Estate........................    75,032     78,607     80,088     90,985     98,373     68,366
Installment........................    19,223     18,945     17,961     21,374     28,229     28,927
Credit Card........................     1,249      1,298      1,357      1,456      1,491      1,422
Lease Financing....................     1,241      1,286      2,716      3,515      3,853      4,351
Less: Unearned Income..............      (140)       (38)      (419)      (739)    (1,208)    (1,888)
                                     --------   --------   --------   --------   --------   --------
          Total Gross Loans........  $167,262   $171,874   $182,465   $212,789   $243,445   $206,720
                                     ========   ========   ========   ========   ========   ========

     The following table shows the maturities of loans and their sensitivities to changes in interest rates at December 31, 1994. Lease financing is not included in this schedule.

                                                  DUE IN       DUE AFTER
                                                 ONE YEAR     ONE YEAR TO     DUE AFTER
                                                 OR LESS      FIVE YEARS      FIVE YEARS      TOTAL
                                                 --------     -----------     ----------     --------
Commercial, Secured and Unsecured..............  $ 51,358       $12,264         $3,365       $ 66,987
Interim Construction...........................     3,672           877            240          4,789
Real Estate....................................    60,713        14,392          3,502         78,607
Installment....................................    14,525         3,468            952         18,945
Credit Card....................................     1,298             0              0          1,298
                                                 --------       -------         ------       --------
                                                 $131,566       $31,001         $8,059       $170,626
                                                 ========       =======         ======       ========

                                                                        MATURING
                                                            WITHIN       AFTER
                                                           ONE YEAR     ONE YEAR      TOTAL
                                                           --------     --------     --------
    Loans with Predetermined Interest Rates..............  $42,305      $17,146      $ 59,451
    Loans with Floating or Adjustable Interest Rates.....  $89,261      $21,914      $111,175

ASSET QUALITY

     The risk of nonpayment of loans is an inherent feature of the banking business. That risk varies with the type and purpose of the loan, the collateral which is utilized to secure payment, and ultimately, the credit worthiness of the borrower. In order to minimize this credit risk, Eldorado Bank has established lending limits for each of its officers having lending authority, in each case based upon the officer's experience level and prior performance. Whenever a proposed loan by itself, or when aggregated with outstanding extensions of credit to the same borrower, exceeds the officer's lending limits, the loan must be approved by Eldorado Bank's Chairman, President or Executive Vice President/Chief Credit Officer or by Eldorado Bank's loan committee, depending upon the dollar amount involved. The loan committee is comprised of two directors and four members of Eldorado Bank's senior management. In addition, each loan officer has primary responsibilities to conduct credit documentation reviews of all loans made by that officer.

     Furthermore, Eldorado Bank also maintains a program of periodic review of all existing loans and employs a specialist who reviews loans over a certain dollar amount and grades these loans based upon the dollar amount and credit worthiness using a grading system. Loans are graded from "one" to "eight" depending on credit quality, with "grade one" representing a prime loan with a definite and reliable repayment program based upon liquid collateral with adequate margin or supported by a strong up-to-date financial statement. Problem or substandard loans identified in the review process are scheduled for remedial action, and where appropriate, allowances are established for such loans. Periodically, an outside loan review consultant further reviews loans for credit quality. Additionally, Eldorado Bank is examined regularly by the FDIC and California State Banking Department at which time a further review of loans is conducted.

     Eldorado Bank makes construction, commercial and consumer loans to customers throughout the Southern California area. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors ability to honor their contracts is dependent upon the real estate markets in Orange, Riverside and San Bernardino counties of California.

     The following table provides information with respect to the components of Eldorado's nonperforming assets at the dates indicated (amounts in thousands):

                                                                          DECEMBER 31,
                                               MARCH 31,   ------------------------------------------
                                                 1995       1994     1993     1992     1991     1990
                                               ---------   ------   ------   ------   ------   ------
Nonaccrual Loans(1)..........................   $ 2,507    $3,161   $2,092   $2,927   $8,364   $6,108
Loans More Than 90 Days Past Due.............        36       246       56      361      349       74
Troubled Debt Restructured(2)................     8,069     7,069    1,431       --       --       --

- ---------------

(1) Reflects loans for which there has been no payment of interest and/or principal due for 90 days or more. Ordinarily, the accrual of interest ceases when no payment of interest or principal has been made for 90 days or if Eldorado Bank has reason to believe that continued payment of interest and principal is unlikely. Accrued interest, if any, is reversed at the time such loans are placed on nonaccrual status. If these loans had been current throughout their terms, interest and fees on loans would have increased by approximately $30,000 for the three months ended March 31, 1995 and $144,000, $108,000, $103,000, $166,000, and $157,000, for 1994, 1993, 1992,
    1991, and 1990 respectively.

(2) Rate renegotiated loans are those loans for which the interest rate was reduced because of the inability of the borrower to service the obligation under the original terms of the agreement. Income is accrued at the lower rate so long as the borrower is current under the revised terms and conditions of the agreement. Under the original terms of the restructured loans, interest earned would have totaled approximately $250 thousand for the three months ended March 31, 1995. Under the restructured terms, interest income recorded amounted to $210 thousand.

     Total delinquent loans were 3.8 percent of total loans at March 31, 1995 compared to 3.2 percent, 1.5 percent and 2.1 percent at year-end 1994, 1993 and 1992, respectively.

     Effective January 1, 1995, Eldorado adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" ("SFAS 114"), as amended by Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures" ("SFAS 118"). Under SFAS 114, a loan is impaired when it is "probable" that a creditor will be unable to collect all amounts due (i.e. both principal and interest) according to the contractual terms of the loan agreement. The measurement of impairment may be based on (i) the present value of the expected future cash flows of the impaired loan discounted at the loans' original effective interest rate, (ii) the observable market price of the impaired loan, or (iii) the fair value of the collateral of a collateral-dependent loan. The adoption of SFAS 114, as amended by SFAS 118, had no material impact on Eldorado's consolidated financial statements as Eldorado's existing policy of measuring loan impairment is consistent with methods prescribed in these standards.

     Eldorado considers a loan to be impaired when, based upon current information and events, it believes it is probable that Eldorado will be unable to collect all amounts due according to the contractual terms of the loan agreement. In determining impairment, Eldorado considers large non-homogeneous loans including nonaccrual loans, troubled debt restructurings and performing loans which exhibit, among other characteristics, high loan-to-value ratios, low debt-coverage ratios, or other indications that the borrowers are experiencing increased levels of financial difficulty. Eldorado bases the measurement of collateral-dependent impaired loans on the fair value of the loan's collateral. The amount by which the recorded investment of the loan exceeds the measure of the impaired loan's value is recognized by recording a valuation allowance.

     At March 31, 1995, the carrying value of loans that are considered to be impaired under SFAS 114 totaled $2.8 million. At March 31, 1995, the allowance for possible credit losses determined in accordance with the provisions of SFAS 114, related to loans considered to be impaired under SFAS 114 totaled $306 thousand. The carrying value of loans considered impaired under SFAS 114 for which there is no related allowance for possible credit losses amounted to $296 thousand at March 31, 1995. The average recorded investment in impaired loans during the three months ended March 31, 1995 was approximately $2.8 million. For the three months ended March 31, 1995, Eldorado recognized interest income on those impaired loans of $79 thousand, which includes $43 thousand of interest income recognized using the cash basis method of income.

     Eldorado Bank sometimes acquires real estate properties in satisfaction of loan receivables through foreclosure or other means. Eldorado Bank accounts for these properties pursuant to Statement of Position 92-3 Accounting for Foreclosed Assets (SOP 92-3) which presumes that foreclosed assets are held for sale and not for the production of income. Accordingly, the real estate properties are carried at fair value less estimated costs to sell. Eldorado Bank determines fair value based upon appraisals near the date of foreclosure. These appraisals are periodically updated and subsequent write-downs of value may be recognized in the event of declining fair values.

     On March 31, 1995 Eldorado Bank had other real estate owned of approximately $2.3 million compared to $973 thousand at year end 1994.

DEPOSITS

     Deposits represent the primary source of funding for Eldorado's lending and investing needs. Total deposits have declined since 1992, consistent with the overall reduction in loan demand.

     The following table summarizes the distribution of average deposits and the average rates paid for the periods indicated (amounts in thousands):

                                                                                  YEAR ENDED DECEMBER 31,
                                        THREE MONTHS ENDED    ---------------------------------------------------------------
                                          MARCH 31, 1994             1994                  1993                  1992
                                        -------------------   -------------------   -------------------   -------------------
                                        AVERAGE    AVERAGE    AVERAGE    AVERAGE    AVERAGE    AVERAGE    AVERAGE    AVERAGE
                                        BALANCE      RATE     BALANCE      RATE     BALANCE      RATE     BALANCE      RATE
                                        --------   --------   --------   --------   --------   --------   --------   --------
In Domestic Offices:
  Interest-Bearing Demand.............  $43,702      1.01%    $45,813      1.01%    $45,702      1.94%    $45,703      1.34%
  Savings and Money Market............  102,180      2.45     114,882      2.30     121,174      2.30     122,873      3.56
  Time................................   45,786      4.06      47,925      3.14      60,192      3.30      75,005      4.55
                                        -------              --------              --------              --------
        Total Interest-Bearing
          Deposits....................  191,668      2.50%    208,620      2.21%    227,068      2.49%    243,581      3.45%
        Noninterest-Bearing
          Deposits....................   74,479                73,915                68,865                73,013
                                        --------              --------              --------              --------
        Total Average Deposits........  $266,147     1.80%    $282,535     1.63%    $295,933     1.91%    $316,594     2.65%
                                        ========     ====     ========     ====     ========     ====     ========     ====

     Maturities of domestic time certificates of deposit of $100,000 or more, as of March 31, 1995 were (in thousands:

        Three Months or Less...............................................  $11,248
        Over Three through Six Months......................................    3,253
        Over Six through Twelve Months.....................................    6,438
        Over Twelve Months.................................................    1,792
                                                                             -------
                                                                             $22,731
                                                                             =======

LIQUIDITY AND ASSET/LIABILITY MANAGEMENT

     The primary objectives of Eldorado's asset and liability management strategy are the maintenance of adequate liquidity and effective management of interest rate risk. Liquidity management attempts to match sources and uses of funds in order to meet the requirements of customers for loans and deposit withdrawals.

Asset/liability management seeks to maintain a stable growth of income and manage the risk associated with changes in interest rates.

     Eldorado maintains short-term sources of funds to meet periodic increases in loan demand and deposit withdrawals and maturities. At March 31, 1995, the principal source of asset liquidity consisted of $24.4 million in cash and demand balances due from banks and federal funds sold of $21.8 million totaling $46.2 million, compared to a total of $33.0 million in these same assets at year end. Other sources included $81.2 million in securities available for sale, of which approximately 74 percent mature within one year.

     Eldorado has established facilities to borrow federal funds from other banks in excess of $24 million. Additionally, there is a strong secondary market providing for the sale of the government guaranteed portion of Eldorado's SBA-guaranteed loans that total approximately $1.3 million at first quarter-end 1995. Also, in the past Eldorado has issued commercial paper to generate liquidity at the holding company level, however, during 1995, 1994 and 1993, Eldorado sold no commercial paper. Furthermore, substantially all of the installment loans and leases require regular installment payments, providing a steady flow of cash funds.

     Eldorado manages its interest rate sensitivity by matching the repricing opportunities on its earning assets to those on its funding liabilities. Management uses various asset/liability strategies to manage the repricing characteristics of its assets and liabilities to ensure that exposure to interest rate fluctuations is limited within guidelines of acceptable levels of risk-taking. Hedging strategies, including the terms and pricing of loans and deposits, and managing the deployment of its securities are used to reduce mismatches in interest rate repricing opportunities of portfolio assets and their funding sources.

     One way to measure the impact that future change in interest rates will have on net interest income is through a cumulative gap measure. The gap represents the net position of assets and liabilities subject to repricing in specified time periods. Generally, a liability sensitive gap indicates that there would be a net positive impact on the net interest margin for the period measured in a declining interest rate environment since the bank's liabilities would reprice to lower market interest rates before its assets would. A net negative impact would result from an increasing interest rate environment. Conversely, an asset sensitive gap indicates that there would be a net positive impact on the net interest margin in a rising interest rate environment since the bank's assets would reprice to higher market interest rates before its liabilities would. The following table shows the assets and liabilities as of March 31, 1995 and the cumulative gap for the periods shown. For purposes of the following table, an asset or liability is considered rate sensitive within a specified period when it can be repriced or matures within its contractual terms.

                                                             AFTER
                                                             THREE       AFTER ONE
                                                           MONTHS BUT    YEAR BUT
                                            WITHIN THREE   WITHIN ONE   WITHIN FIVE   AFTER FIVE
                                               MONTHS         YEAR         YEARS        YEARS       TOTAL
                                            ------------   ----------   -----------   ----------   --------
Federal Funds Sold........................    $ 21,800      $     --      $    --      $     --    $ 21,800
Investment Securities.....................      19,383        40,661       16,539         5,711      82,294
Loans and Lease Financing.................     108,929        16,492       38,521         4,673     168,615
                                              --------       -------      -------       -------    --------
          Total...........................     150,112        57,153       55,060        10,384     272,709
INTEREST-BEARING LIABILITIES:
  Savings, NOW and Money Market...........     143,078            --           --            --     143,078
  Time Deposits...........................      23,205        19,992        3,696            --      46,893
  Short-Term Borrowings...................       5,888            --           --            --       5,888
                                              --------       -------      -------       -------    --------
          Total...........................     172,171        19,992        3,696            --    $195,859
Cumulative Interest Rate Sensitivity
  Gap.....................................    $(22,059)     $ 15,102      $66,466      $ 76,850
Cumulative Interest Rate Sensitivity Gap
  to Total Assets.........................       (7.17)%        4.91%       21.60%        24.97%

     Since interest rate changes do not affect all categories of assets and liabilities equally or simultaneously, a cumulative gap analysis alone cannot be used to evaluate Eldorado's interest rate sensitivity position. To supplement traditional gap analysis, Eldorado performs simulation modeling to estimate the potential effects of changing interest rates. The process allows Eldorado to explore the complex relationships within the gap over time and various interest rate environments.

CAPITAL MANAGEMENT

     During the quarter ended March 31, 1995, shareholders' equity averaged $29.7 million or 9.9 percent of average total assets. During 1994, shareholders' equity averaged $28.6 million or 9.1 percent of average total assets compared to $28.0 million or 8.6 percent of average total assets in 1993. On March 31, 1995, shareholders equity was 9.8 percent of total assets and on December 31, 1994 and 1993, shareholders' equity was 9.6 percent and 8.4 percent of total assets, respectively. The increase in the capital ratio for the quarter ended 1995 was due to growth in retained earnings. Eldorado declared cash dividends of $0.08 per share in the first quarter of 1995, $0.16 per share in 1994 and $0.08 per share in 1993.

     Risk-based capital guidelines issued by the Federal Reserve Board (the "FRB") for bank holding companies establish an analytical framework that makes regulatory capital requirements sensitive to the risk profile of a banking organization's balance sheet. The guidelines provide for risk-based capital standards requiring banking institutions to have minimum total regulatory capital equivalent to 8 percent of assets and off-balance sheet exposures, weighted by risk. At least half of the required capital must be Tier 1 capital, which consists of core capital elements including common stockholders' equity and retained earnings.

     To supplement the risk-based capital guidelines, the FRB established a minimum leverage ratio guideline of 3 percent. The leverage ratio consists of Tier 1 capital divided by total assets (excluding intangibles and other items which were deducted to arrive at Tier 1 capital).

     Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a "well capitalized" bank must have a Tier 1 risk-based capital ratio of at least 6 percent, a combined Tier 1 and Tier 2 ratio of at least 10 percent and a leverage ratio of at least 5 percent (and not be subject to a capital directive order).

     The following table shows the regulatory capital ratios for Eldorado and Eldorado Bank as of March 31, 1995:

                                                             MINIMUM       ELDORADO     ELDORADO
                                                            REGULATORY     BANCORP        BANK
                                                            ----------     --------     --------
    Tier 1 Leverage Ratio.................................     3.00%          9.71%        9.38%
    Tier 1 Risk-Based Ratio...............................     4.00          14.80        14.54
    Total Risk-Based Ratio................................     8.00          16.07        15.80

     The primary source of funds for payment of dividends and miscellaneous cash needs of Eldorado is dividends received from Eldorado Bank. The amount of dividends that a bank may pay in any year is subject to certain regulatory restrictions. Generally, dividends paid in a given year by a bank are limited to its net profit, as defined by regulatory agencies, for the year combined with its retained net income for the preceding two years. However, a bank may not pay dividends if such payments would leave the bank inadequately capitalized. Hence, the ability of Eldorado Bank to pay dividends will depend on its future net income and capital requirements.

                MARINERS MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The following discussion of Mariners' results of operations and financial condition should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Joint Proxy Statement.

EARNINGS SUMMARY

     Net income for the quarter ended March 31, 1995 was $158,000 or $0.25 per share, increasing 19.7% from $132,000 or $0.21 per share for the same period in 1994. This increase was primarily attributable to increases in the net yield on interest-earning assets partially reduced by declining profits from Mariners Bank's mortgage loan department. The operations of Mariners Bank's mortgage loan department were discontinued as of June 30, 1995.

     Net income for 1994 was $219,000 or $0.35 per share, compared to $703,000 or $1.12 per share in 1993 and $812,000 or $1.29 per share in 1992. The 1994 decrease of 68.8% was primarily attributable to declining profitability of Mariners Bank's mortgage loan department and the costs associated with the settlement of a lawsuit against Mariners Bank. The decline in 1993 was primarily attributable to increases in the provision for possible loan losses and other operating expenses.

     The following table summarizes key performance ratios for Mariners:

                                                      FOR THE
                                                    THREE MONTHS        FOR THE YEAR ENDED
                                                       ENDED               DECEMBER 31,
                                                     MARCH 31,       -------------------------
                                                        1995         1994      1993      1992
                                                    ------------     -----     -----     -----
    Return on Average Assets......................       0.81%        0.27%     0.83%     0.96%
    Return on Average Equity......................       8.62         3.04     10.09     13.43
    Declared to Net Earnings......................       20.3         29.4       N/A       N/A
    Average Equity to Average Total Assets........       9.40         8.89      8.25      7.17

NET INTEREST INCOME

     Net interest income, the difference between interest earned on loans and investments and the interest paid on deposits, is the principal component of Mariners' earnings.

     Net interest income for the quarter ended March 31, 1995 was $1,324,000, an increase of $231,000 from $1,093,000 in the same period of 1994. This increase was primarily due to the yield on interest-earning assets increasing more rapidly than the rates paid for deposits. During the first quarter of 1995, the average yield on interest-earning assets was 9.66%, up 176 basis points from the average yield of 7.90% in the first quarter of 1994. Meanwhile, the rates paid on deposits only increased 46 basis points from 2.26% to 2.72%.

     During 1994, net interest income was $4,835,000, up 4.2% from $4,639,000 in 1993. This increase was primarily attributable to increases in the net yield on interest-earning assets offset partially by declining totals of interest-earning assets. During 1994, the net yield on interest-earning assets grew by 56 basis points from 6.05% in 1993 to 6.61% in 1994, increasing net interest income by $576,000. However, reductions in the totals of average interest-earning assets and interest-bearing liabilities reduced that benefit by $380,000.

     Net interest income in 1993 was up slightly from the $4,580,000 in 1992. During 1993, Mariners benefited from falling interest rates as the average rates paid on deposits fell 119 basis points while the average yield on interestearning assets only declined 91 basis points. Again, this benefit was reduced by declining volumes of interest-earning assets and deposits.

     The following table presents, for the periods indicated, the distribution of average assets, liabilities and shareholders' equity, as well as the total dollar amounts of interest income from average interest-earning assets and the resultant yields, and the dollar amounts of interest expense and average interest-bearing liabilities, expressed both in dollars and in rates. Nonaccrual loans are included in the calculation of the average balances of loans, and interest not accrued is excluded. The tax equivalent adjustment has not been reflected on the basis that any such adjustment would not be material.

                                                            FOR THE YEAR ENDED DECEMBER 31,
                               ------------------------------------------------------------------------------------------
                                           1994                           1993                           1992
                               ----------------------------   ----------------------------   ----------------------------
                                         INTEREST  AVERAGE              INTEREST  AVERAGE              INTEREST  AVERAGE
                               AVERAGE   EARNED    YIELD OR   AVERAGE   EARNED    YIELD OR   AVERAGE   EARNED    YIELD OR
                               BALANCE   OR PAID     RATE     BALANCE   OR PAID     RATE     BALANCE   OR PAID     RATE
                               (000'S)   (000'S)     PAID     (000'S)   (000'S)     PAID     (000'S)   (000'S)     PAID
                               -------   -------   --------   -------   -------   --------   -------   -------   --------
ASSETS
Interest-Earning Assets:
Investment Securities......... $13,636   $  682       5.00%   $ 7,857   $  473      6.02%    $ 4,865   $  374       7.69%
Federal Funds Sold............   8,976      370       4.12%    11,793      352      2.98%      7,742      264       3.41%
Other Earning Assets..........   2,789      140       5.02%     1,891       90      4.76%      1,402       94       6.70%
Loans.........................  47,715    5,036      10.55%    55,184    5,491      9.95%     63,095    6,411      10.16%
                               -------   ------               -------   ------               -------   ------
Total Interest-Earning
  Assets......................  73,116    6,228       8.52%    76,725    6,406      8.35%     77,104    7,143       9.26%
                                         ======      =====              ======      ====               ======      =====
Total Non Interest-Earning
  Assets......................   8,027                          7,739                          7,170
                               -------                        -------                        -------
Total Assets.................. $81,143                        $84,464                        $84,274
                               =======                        =======                        =======

LIABILITIES AND STOCKHOLDERS'
  EQUITY
Interest-Bearing Liabilities:
NOW and Money Market
  Accounts.................... $27,169      505       1.86%   $28,456      613      2.15%    $28,005      881       3.15%
Savings.......................  17,046      386       2.26%    20,783      603      2.90%     19,422      833       4.29%
Time Deposits under
  $100,000....................  10,058      374       3.72%    10,960      425      3.88%     13,089      647       4.94%
Time Deposits of $100,000 or
  More........................   3,668      128       3.49%     3,268      126      3.86%      4,107      202       4.92%
                               -------   ------               -------   ------               -------   ------

Total Interest-Bearing
  Liabilities.................  57,941    1,393       2.40%    63,467    1,767      2.78%     64,623    2,563       3.97%
                                         ======      =====              ======      ====               ======      =====
Non Interest-Bearing
  Liabilities:
Demand Deposits...............  15,405                         13,528                         12,977
Other Liabilities.............     586                            502                            628
Capital.......................   7,211                          6,967                          6,046
                               -------                        -------                        -------
Total Liabilities and
  Capital..................... $81,143                        $84,464                        $84,274
                               =======                        =======                        =======
Net Interest Income...........           $4,835                         $4,639                         $4,580
                                         ======                         ======                         ======
Net Yield on Interest-Earning
  Assets......................                        6.61%                         6.05%                           5.94%
                                                     =====                          ====                           =====
Net Interest Spread...........                        6.12%                         5.57%                           5.29%
                                                     =====                          ====                           =====

                                                                  FOR THE THREE MONTHS ENDED MARCH 31,
                                                       -----------------------------------------------------------
                                                                   1995                           1994
                                                       ----------------------------   ----------------------------
                                                                 INTEREST  AVERAGE              INTEREST  AVERAGE
                                                       AVERAGE   EARNED    YIELD OR   AVERAGE   EARNED    YIELD OR
                                                       BALANCE   OR PAID     RATE     BALANCE   OR PAID     RATE
                                                       (000'S)   (000'S)     PAID     (000'S)   (000'S)     PAID
                                                       -------   -------   --------   -------   -------   --------
ASSETS
Interest-Earning Assets:
Investment Securities................................  $13,168   $  167       5.07%   $10,505   $   95       3.62%
Federal Funds Sold...................................    5,445       78       5.73%    10,696       90       3.37%
Other Earning Assets.................................    1,584       24       6.06%     2,707       29       4.29%
Loans................................................   50,079    1,428      11.41%    48,434    1,215      10.03%
                                                       -------   -------              -------   -------
Total Interest-Earning Assets........................   70,276    1,697       9.66%    72,342    1,429       7.90%
                                                                 =======   =======              =======   =======
Total Non Interest-Earning Assets....................    7,679                          8,755
                                                       -------                        -------
Total Assets.........................................  $77,955                        $81,097
                                                       ========                       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
NOW and Money Market Accounts........................  $27,024      131       1.94%   $27,551      122       1.77%
Savings..............................................   12,286       70       2.28%    18,502      100       2.16%
Time Deposits under $100,000.........................   10,706      117       4.37%    10,020       89       3.55%
Time Deposits of $100,000 or More....................    4,872       55       4.52%     3,277       25       3.05%
                                                       -------   -------              -------   -------
Total Interest-Bearing Liabilities...................   54,888      373       2.72%    59,350      336       2.26%
                                                                 =======   =======              =======   =======
Non Interest-Bearing Liabilities:
Demand Deposits......................................   15,161                         14,090
Other Liabilities....................................      578                            484
Capital..............................................    7,328                          7,173
                                                       -------                        -------
Total Liabilities and Capital........................  $77,955                        $81,097
                                                       ========                       ========
Net Interest Income..................................            $1,324                         $1,093
                                                                 =======                        =======
Net Yield on Interest-Earning Assets.................                         7.54%                          6.04%
                                                                           =======                        =======
Net Interest Spread..................................                         6.94%                          5.64%
                                                                           =======                        =======

     Mariners' net interest income is affected by changes in the amount and mix of interest-earning assets and interest-bearing liabilities, referred to as a "volume change". It is also affected by changes in yields earned on interest-earning assets and rates paid on interest-bearing deposits and other borrowed funds, referred to as a "rate change". The following tables set forth changes in interest income and interest expense for each major category of interest-earning assets and interest-bearing liabilities, and the amount of change attributable to volume and rate changes for the periods indicated. Changes not solely attributable to rate or volume have been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the changes in each.

                                           YEAR ENDED DECEMBER 31,         YEAR ENDED DECEMBER 31,
                                                    1994                            1993
                                                    OVER                            OVER
                                           YEAR ENDED DECEMBER 31,         YEAR ENDED DECEMBER 31,
                                                    1993                            1992
                                         ---------------------------     ---------------------------
                                           INCREASE (DECREASE) DUE         INCREASE (DECREASE) DUE
                                            TO CHANGE IN (000'S)            TO CHANGE IN (000'S)
                                         ---------------------------     ---------------------------
                                         VOLUME     RATE      CHANGE     VOLUME     RATE      CHANGE
                                         ------     -----     ------     ------     -----     ------
INTEREST-EARNING ASSETS:
Investment Securities..................  $ 300      $ (91)     $209      $ 193      $ (94)     $ 99
Federal Funds Sold.....................    (96)       114        18        124        (36)       88
Other Earning Assets...................     45          5        50         28        (32)       (4)
Loans..................................   (774)       319      (455)      (789)      (131)     (920)
                                         -----      -----     -----      -----      -----     -----
Total Interest Income..................   (525)       347      (178)      (444)      (293)     (737)
INTEREST-BEARING LIABILITIES:
NOW and Money Market Accounts..........    (27)       (81)     (108)        14       (282)     (268)
Savings................................    (98)      (119)     (217)        55       (285)     (230)
Time Deposits under $100,000...........    (34)       (17)      (51)       (96)      (126)     (222)
Time Deposits $100,000 or More.........     14        (12)        2        (37)       (39)      (76)
                                         -----      -----     -----      -----      -----     -----
Total Interest Expense.................   (145)      (229)     (374)       (64)      (732)     (796)
                                         -----      -----     -----      -----      -----     -----
Interest Differential or Net Interest
  Income...............................  $(380)     $ 576      $196      $(380)     $ 439      $ 59
                                         =====      =====     =====      =====      =====     =====

                                                                  THREE MONTHS ENDED MARCH 31,
                                                                              1995
                                                                              OVER
                                                                  THREE MONTHS ENDED MARCH 31,
                                                                              1994
                                                                 ------------------------------
                                                                    INCREASE (DECREASE) DUE
                                                                      TO CHANGE IN (000'S)
                                                                 ------------------------------
                                                                 VOLUME       RATE       CHANGE
                                                                 ------       ----       ------
INTEREST-EARNING ASSETS:
Investment Securities..........................................  $  28        $ 44        $ 72
Federal Funds Sold.............................................   (213)        201         (12)
Other Earning Assets...........................................    (51)         46          (5)
Loans..........................................................     42         171         213
                                                                 -----        ----       -----
Total Interest Income..........................................   (194)        462         268
INTEREST-BEARING LIABILITIES:
NOW and Money Market Accounts..................................    (14)         23           9
Savings........................................................    (64)         34         (30)
Time Deposits under $100,000...................................      6          22          28
Time Deposits $100,000 or More.................................     15          15          30
                                                                 -----        ----       -----
Total Interest Expense.........................................    (57)         94          37
                                                                 -----        ----       -----
Interest Differential or Net Interest Income...................  $(137)       $368        $231
                                                                 =====        ====       =====

ALLOWANCE AND PROVISION FOR POSSIBLE CREDIT LOSSES

     The allowance for possible credit losses is maintained at a level that is considered adequate to provide for the credit losses inherent in Mariners' loans. During the first quarter of 1995, the provision for possible credit losses was $30,000, down 44.5% from $54,000 in the same period of 1994. The provision for possible credit losses was $182,000 in 1994 compared to $280,000 in 1993 and $148,000 in 1992.

     The following table summarizes, for the periods indicated, changes in the allowances for possible credit losses arising from loans charged off, recoveries on loans previously charged off, and additions to the allowance which have been charged to operating expenses and certain ratios relating to the allowance for possible credit losses (amounts in thousands):

                                                   THREE MONTHS
                                                      ENDED            YEAR ENDED DECEMBER 31,
                                                    MARCH 31,       ------------------------------
                                                       1995          1994        1993       1992
                                                   ------------     -------     ------     -------
ALLOWANCE FOR POSSIBLE CREDIT LOSSES:
Balance at Beginning of Period...................    $    807       $   700     $  690     $   687
Actual Charge-offs:
  Commercial.....................................          35             0         43          15
  Credit Cards...................................          18            25         25          25
  Consumer.......................................           0            18         13          25
  Real Estate....................................           0            35        221          83
                                                         ----          ----       ----        ----
Total Charge-Offs................................          53            78        302         148
                                                         ----          ----       ----        ----
Less Recoveries:
  Commercial.....................................           2             0          0           0
  Consumer.......................................           0             0          2           3
  Real Estate....................................           1             3         30           0
                                                         ----          ----       ----        ----
Total Recoveries.................................           3             3         32           3
                                                         ----          ----       ----        ----
Net Loans Charged Off............................          50            75        270         145
Provision for Credit Losses......................          30           182        280         148
                                                         ----          ----       ----        ----
Balance at End of Period.........................    $    787       $   807     $  700     $   690
                                                         ====          ====       ====        ====
RATIOS:
Net Loans Charged Off to Average Loans...........        0.10%         0.16%      0.49%       0.23%
Allowance for Credit Losses to Total Gross
  Loans..........................................        1.54%         1.61%      1.39%       1.19%
Net Loans Charged Off to Allowance for Credit
  Losses.........................................        6.35%         9.29%     38.57%      21.01%
Net Loans Charged Off to Provision for Credit
  Losses.........................................      166.67%        41.21%     96.43%      97.97%
Allowance for Credit Losses to Nonperforming
  Loans..........................................       85.45%       154.30%     47.11%     119.79%

     Effective January 1, 1995, Mariners adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" ("SFAS 114"), as amended by Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures" ("SFAS 118"). Under SFAS 114, a loan is impaired when it is "probable" that a creditor will be unable to collect all amounts due (i.e. both principal and interest) according to the contractual terms of the loan agreement. The measurement of impairment may be based on (i) the present value of the expected future cash flows of the impaired loan discounted at the loan's original effective interest rate, (ii) the observable market price of the impaired loan, or (iii) the fair value of the collateral of a collateral-dependent loan. The adoption of SFAS 114, as amended by SFAS 118, had no material impact on Mariners' consolidated financial statements as Mariners' existing policy of measuring loan impairment is consistent with methods prescribed in these standards.

     At March, 31, 1995, the carrying value of loans that are considered to be impaired under SFAS 114 totaled $680,000 (all of which were on non-accrual status). At March 31, 1995, the allowance for possible credit losses determined in accordance with the provisions of SFAS 114, related to loans considered to be impaired under SFAS 114 totaled $171,000. The average recorded investment in impaired loans during the three months ended March 31, 1995 was approximately $212,000. For the three months ended March 31, 1995, Mariners recognized no interest income on those impaired loans.

     Management of Mariners believes that the allowance for possible credit losses is adequate. While management uses available information to recognize losses on loans and leases, future additions to the allowance may be necessary based on changes in economic conditions. In addition, both Federal and state regulators, as an integral part of their examination process, periodically review Mariners Bank's allowance for possible credit losses and may recommend additions based upon their evaluation of the portfolio at the time of their examination.

     The following table summarizes the allocation of the allowance for possible loan losses by loan type for the periods indicated and the percent of loans in each category to total loans (amounts in thousands):

                                    MARCH 31, 1995             DECEMBER 31, 1994           DECEMBER 31, 1993
                               -------------------------   -------------------------   -------------------------
                                            PERCENT OF                  PERCENT OF                  PERCENT OF
                                           LOANS IN EACH               LOANS IN EACH               LOANS IN EACH
                               ALLOWANCE    CATEGORY TO    ALLOWANCE    CATEGORY TO    ALLOWANCE    CATEGORY TO
                                AMOUNT      TOTAL LOANS     AMOUNT      TOTAL LOANS     AMOUNT      TOTAL LOANS
                               ---------   -------------   ---------   -------------   ---------   -------------
Commercial...................    $  80           10%         $ 143           13%         $ 184           16%
Real Estate -- Construction..      133           42            146           34            110           28
Real Estate..................      489           42            435           47            329           50
Installment..................       50            5             41            5             47            5
Credit Card..................       35            1             42            1             30            1
                                  ----        -----           ----       ---- -           ----       ---- -
                                 $ 787          100%         $ 807          100%         $ 700          100%
                                  ====        =====           ====        =====           ====        =====

NONINTEREST INCOME

     Noninterest income for the quarter ended March 31, 1995 was $278,000 or a 54.7% decrease from $613,000 for the same period in 1994. The primary reasons for this decrease were a $228,000 decrease in the fees and processing income generated by Mariners Bank's mortgage loan department and a $104,000 reduction from the gain on sale of OREO.

     Noninterest income in 1994 was $1,631,000 compared to $2,764,000 in 1993 and $2,420,000 in 1992. Again, the 41.0% decline in 1994 was primarily attributable to reduced activity in the mortgage loan department which generated $1,332,000 less in fees and processing income in 1994. Increases of $93,000 in voucher control and appraisal fees and $139,000 in other income helped offset the large reduction in mortgage fees and processing income.

     Noninterest income increased by $344,000 or 14.2% in 1993 compared to 1992. This increase was comprised primarily of a $221,000 increase in mortgage fees and processing income and $141,000 in other income.

NONINTEREST EXPENSES

     Noninterest expenses decreased 8.8% to $1,299,000 for the first quarter of 1995 when compared to $1,424,000 for the first quarter of 1994. Salaries and benefits, the largest component of noninterest expenses, were reduced 8.2% or $52,000 through cost cutting measures. Other expenses were down $109,000, primarily attributable to reduced commissions and operating costs associated with Mariners Bank's mortgage loan department.

     Noninterest expenses for 1994 were $5,950,000 compared to $5,932,000 in 1993. While essentially unchanged in total, the components of noninterest expenses changed significantly. Commissions and loan processing costs associated with Mariners Bank's mortgage loan department decreased $617,000, while Mariners incurred a loss of $785,000 in settlement of litigation.

     Noninterest expenses in 1993 increased $443,000 or 8.1% from $5,489,000 in 1992. This increase was a combination of three major factors. Salaries and employee benefits increased 10.0% or $219,000. Occupancy expenses decreased $140,000 from 1992 when Mariners Bank had incurred significant expenses in connection with the relocation of its main office. Commissions and processing costs of the mortgage loan department peaked at $866,000, an increase of $225,000 from the $641,000 in 1992.

INCOME TAXES

     Income tax expense was $115,000 and $96,000 for the quarters ended March 31, 1995 and March 31, 1994, respectively, and $115,000, $488,000, and $551,000 for 1994, 1993, and 1992, respectively. These expenses resulted in an effective tax rate of 42% for the quarters ended March 31, 1995 and March 31, 1994 and 34%, 41%, and 40% for 1994, 1993, and 1992, respectively. The decrease in 1994 was primarily attributable to miscellaneous nontaxable income.

     In February 1992, The Financial Accounting Standards Board issued Statement No. 109, Accounting for Income Taxes. Mariners adopted the provisions of the new standard in its financial statements for the year ended December 31, 1993. As permitted by the statement, prior year financial statements have not been restated to reflect the change in accounting method. The cumulative effect of adopting Statement No. 109 as of January 1, 1993 did not have a material effect on Mariners' financial statements.

INVESTMENTS

     The primary objective of Mariners' investment policy is to provide adequate liquidity through secondary reserves, while maximizing earnings and providing an investment portfolio of top grade securities with well spaced maturities. Each security purchased is subject to the credit and maturity guidelines defined in Mariners Bank's investment policy and is reviewed regularly to verify its continued creditworthiness.

     Effective January 1, 1994, the Bank adopted SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, and reclassified all investments to the held to maturity category.

     The following table summarizes the components of Mariners' investment securities (amounts in thousands):

                                                 MARCH 31,                     DECEMBER 31,
                                            ------------------   --------------------------------------
                                                   1995                 1994                1993
                                            ------------------   ------------------   -----------------
                                            CARRYING   MARKET    CARRYING   MARKET    CARRYING   MARKET
                                             VALUE      VALUE     VALUE      VALUE     VALUE     VALUE
                                            --------   -------   --------   -------   --------   ------
INVESTMENT SECURITIES:
U.S. Treasury Securities..................  $  5,864   $ 5,825   $  5,386   $ 5,291    $4,084    $4,131
U.S. Government Agencies..................     3,490     3,366      5,462     5,240       501       514
Mortgage Backed Securities................     2,393     2,339      2,495     2,506     3,165     3,185
State and Municipal Securities............       905       903        908       891       595       618
                                             -------   -------    -------   -------    ------    ------
          Total Investment Securities.....  $ 12,652   $12,433   $ 14,251   $13,928    $8,345    $8,448
                                             =======   =======    =======   =======    ======    ======

     The following table summarizes the maturities of the Bank's investment securities and their weighted average yield (tax exempt obligations have been computed on a tax equivalent basis) as of March 31, 1995 (amounts in thousands):

                                                        AFTER ONE BUT
                                                         WITHIN FIVE
                                  WITHIN ONE YEAR           YEARS
                                  ----------------     ----------------
                                  AMOUNT     YIELD     AMOUNT     YIELD     AMOUNT     YIELD     AMOUNT     YIELD
                                  ------     -----     ------     -----     ------     -----     ------     -----
U.S. Treasury Securities........  $4,859      4.58%    $1,005     6.68%     $   0                 $  0
U.S. Government Agencies........       0                3,490     5.49          0                    0
Mortgage Backed Securities......       0                2,335     6.84         58      9.31          0
State and Political
  Subdivisions..................       0                  593     7.41        126      6.14        186      9.64
                                  ------     -----     ------     ---- -    -----      ---- -    -----      ---- -
                                  $4,859     4.58%     $7,423     6.22%     $184       7.19%      $186      9.64%
                                  ======     =====     ======     =====     =====      =====     =====      =====

LOANS

     Total net loans at March 31, 1995 were $50,052,000, an increase of 4.81% compared to the $47,757,000 outstanding at March 31, 1994. This increase reversed a trend of declining loans outstanding from the high of $57,178,000 in 1992 to $49,320,000 in 1993 and $49,252,000 in 1994.

     The following table sets forth the components of total net loans outstanding in each category at the date indicated (amounts in thousands):

                                                           MARCH 31,          DECEMBER 31,
                                                           ---------   ---------------------------
                                                             1995       1994      1993      1992
                                                           ---------   -------   -------   -------
LOANS
Construction Financing...................................   $21,281    $15,134   $13,889   $16,529
Real Estate..............................................    22,274     24,945    27,822    32,613
Commercial...............................................     4,960      7,434     5,962     6,131
Consumer.................................................     2,551      2,761     2,539     2,891
                                                            -------    -------   -------   -------
          Total Gross Loans..............................    51,066     50,274    50,212    58,164
Less:
Unearned Fees, Discounts and Undisbursed Loans Funds.....       227        215       192       296
Allowance for Credit Losses..............................       787        807       700       690
                                                            -------    -------   -------   -------
Total Net Loans..........................................   $50,052    $49,252   $49,320   $57,178
                                                            =======    =======   =======   =======
COMMITMENTS
Standby Letters of Credit................................   $   595    $   651   $   316   $   326
Undisbursed Loans and Commitments to Grant Loans.........    28,194     26,595    18,228    24,714
                                                            -------    -------   -------   -------
          Total Commitments..............................   $28,789    $27,246   $18,544   $25,040
                                                            =======    =======   =======   =======

     The majority of the loans have floating rates tied to market rate indicators. This serves to lessen the risk to Mariners Bank from movement in interest rates, particularly rate increases. The following table shows the maturity of certain loan categories outstanding as of December 31, 1994:

                                                DUE IN       DUE AFTER
                                               ONE YEAR     ONE YEAR TO     DUE AFTER
                                               OR LESS      FIVE YEARS      FIVE YEARS      TOTAL
                                               --------     -----------     ----------     -------
    Commercial...............................  $ 3,854        $ 2,579         $1,001       $ 7,434
    Real Estate -- Construction..............   15,134              0              0        15,134
    Real Estate..............................   11,943          8,604          4,398        24,945
    Consumer.................................    1,001          1,599            161         2,761
                                               -------        -------         ------       -------
                                               $31,932        $12,782         $5,560       $50,274
                                               =======        =======         ======       =======
    Floating Rate............................  $27,551        $ 8,224         $3,577       $39,352
    Fixed Rate...............................    4,381          4,558          1,983        10,922
                                               -------        -------         ------       -------
                                               $31,932        $12,782         $5,560       $50,274
                                               =======        =======         ======       =======

ASSET QUALITY

     The risk of nonpayment of loans is an inherent feature of the banking business. That risk varies with the type and purpose of the loan, the collateral which is utilized to secure payment, and ultimately, the credit worthiness of the borrower. In order to minimize this credit risk, Mariners Bank has established lending limits for each of its officers having lending authority, in each case based upon the officer's experience level and prior performance. Whenever a proposed loan by itself, or when aggregated with outstanding extensions of credit to the same borrower, exceeds the officer's lending limits, the loan must be approved by the President or Senior Vice President/Chief Credit Officer or by Mariners Bank's Loan Committee, depending upon the dollar amount involved. The Loan Committee is comprised of all directors and one member of Mariners Bank's senior management. In addition, each loan officer has primary responsibilities to conduct credit documentation reviews of all loans made by that officer.

     Mariners Bank also maintains a program of periodic review of all new and renewed loans by an outside loan review consultant. Loans are graded from "acceptable" to "loss", depending on credit quality, with

"acceptable" representing loans which are fully satisfactory as additions to Mariners Bank's portfolio. These are loans which involve a degree of risk which is not unwarranted given the favorable aspects of the credit and which exhibit both primary and secondary sources of repayment. Classified loans or substandard loans identified in the review process are added to Mariners Bank's Internal Watchlist and allowances are established for such loans. Additionally, Mariners Bank is examined regularly by the FDIC and the California State Banking Department at which time a further review of loans is conducted.

     The classified and substandard loans identified in the review process are largely due to a decline in local real estate values during the last several years. Management believes that it has adequately provided an allowance to cover estimated losses in the credit portfolio. Significant further deterioration in Southern California real estate values could materially impact future operating results, liquidity, or capital resources.

     The following table provides information with respect to the components of Mariners' nonperforming assets at the dates indicated (amounts in thousands):

                                                     THREE MONTHS
                                                        ENDED           YEAR ENDED DECEMBER 31,
                                                      MARCH 31,       ----------------------------
                                                         1995          1994       1993       1992
                                                     ------------     ------     ------     ------
Non-Accrual Loans..................................     $  680        $   41     $    8     $    8
Loans 90 Days Past Due and Still Accruing..........        241           482      1,478        568
Other Real Estate Owned............................        881           911        597        838
                                                        ------        ------     ------     ------
          Total Nonperforming Assets...............     $1,802        $1,434     $2,083     $1,414
                                                        ======        ======     ======     ======
Nonperforming Loans as a Percentage of Total Gross
  Loans............................................       1.80%         1.04%      2.96%      0.99%
Nonperforming Loans as a Percentage of the
  Allowance for Loan Losses........................        117%           65%       212%        90%
Nonperforming Assets as a Percentage of Total
  Assets...........................................       2.28%         1.75%      2.54%      1.58%

     Non-accrual loans are generally past due 90 days or are loans that management believes the interest on which may not be collectible. At March 31, 1995, non-accrual loans were comprised of a real estate loan secured by a second trust deed on a vacant residential lot and a real estate loan secured by a second trust deed on a single family residential property.

     Other real estate owned is acquired through foreclosure or other means. These properties are recorded on an individual asset basis at the estimated fair value less selling expenses. At March 31, 1995, other real estate owned was comprised of $161,000 in a single family residence and $720,000 in two commercially zoned lots.

DEPOSITS

     Deposits represent the primary source of funding for Mariners' lending and investing needs. Total deposits have declined since 1992, consistent with the overall reduction in loan demand. Total deposits were $82,492,000 at the end of 1992, decreasing to $74,637,000 at the end of 1993, decreasing to $73,962,000 at the end of 1994 and ending at $70,860,000 at March 31, 1995.

     The following table summarizes the distribution of average deposits and the average rates paid for the periods indicated (amounts in thousands):

                                         MARCH 31,                         DECEMBER 31,
                                    -------------------     -------------------------------------------
                                           1995                    1994                    1993
                                    -------------------     -------------------     -------------------
                                    AVERAGE     AVERAGE     AVERAGE     AVERAGE     AVERAGE     AVERAGE
                                    BALANCE      RATE       BALANCE      RATE       BALANCE      RATE
                                    -------     -------     -------     -------     -------     -------
NOW Accounts......................  $11,836      1.15 %     $11,629      1.18 %     $12,123      1.57 %
Savings Deposits..................   12,286      2.28 %      17,046      2.26 %      20,783      4.90 %
Money Market Accounts.............   15,188      2.55 %      15,540      2.37 %      16,333      2.59 %
TCD Less than $100,000............   10,706      4.37 %      10,058      3.72 %      10,960      3.88 %
TCD $100,000 or More..............    4,872      4.52 %       3,668      3.49 %       3,268      3.86 %
                                    -------                 -------                 -------
Total Interest-Bearing Deposits...   54,888      2.72 %      57,941      2.40 %      63,467      2.78 %
Non Interest-Bearing Demand
  Deposits........................   15,161                  15,405                  13,528
                                    -------                 -------                 -------
Total Average Deposits............  $70,049      2.13 %     $73,346      1.90 %     $76,995      2.29 %
                                    =======     =====       =======     =====       =======     =====

     The scheduled maturity distribution of Mariners' time deposits of $100,000 or greater, as of March 31, 1995, were as follows (amounts in thousands):

                Three Months or Less................................  $2,425
                Over Three Months to One Year.......................   2,538
                                                                      ------
                          Total.....................................  $4,963
                                                                      ======

LIQUIDITY AND ASSET/LIABILITY MANAGEMENT

     The objective of Mariners' asset/liability strategy is to manage liquidity and interest rate risks to ensure the safety and soundness of Mariners and its capital base, while maintaining adequate net interest margins and spreads to provide an appropriate return to Mariners' shareholders.

     Liquidity, which primarily represents Mariners' ability to meet fluctuations in deposit levels and provide for customers' credit needs, is managed through various funding strategies that reflect the maturity structures of the sources of funds being gathered and the assets being funded. Liquidity is further augmented by payments of principal and interest on loans and increases in short-term liabilities such as demand deposits, short-term certificates of deposit, and overnight purchases of federal funds. Short-term investments, primarily federal funds sold and federal fund lines of credit provided by Mariners' correspondent banks, are the primary means for providing immediate liquidity. In order to meet its liquidity requirements, Mariners' endeavors to maintain a liquidity ratio in excess of 20%. The liquidity ratio is equivalent to the sum of cash and due from banks, interest-earning deposits with other financial institutions, federal funds sold, and investment securities, divided by deposits. As of March 31, 1995, December 31, 1994, and 1993, Mariners' liquidity ratio was 34.9%, 38.4%, and 38.9%, respectively.

     Mariners has generally been able to control its exposure to changing interest rates by maintaining primarily floating interest rate loans and a majority of its time certificates in relatively short maturities.

     The table below sets forth the interest rate sensitivity of Mariners' interest-earning assets and interest-bearing liabilities as of March 31, 1995, using the interest rate sensitivity gap ratio (amounts in thousands). For purposes of the following table, an asset or liability is considered rate-sensitive within a specified period when it can be repriced or matures within its contractual terms.

                                                            AFTER THREE    AFTER ONE
                                                            MONTHS BUT     YEAR BUT
                                             WITHIN THREE   WITHIN ONE    WITHIN FIVE   AFTER FIVE
                                                MONTHS         YEAR          YEARS        YEARS       TOTAL
                                             ------------   -----------   -----------   ----------   -------
INTEREST-EARNING ASSETS:
Federal Funds Sold.........................    $  6,400       $     0       $     0      $      0    $ 6,400
Investment Securities......................       2,874         6,655         2,698         1,606     13,833
Gross Loans................................      44,003         2,330         3,137         1,596     51,066
                                             ------------   -----------   -----------   ----------   -------
          Total............................      53,277         8,985         5,835         3,202     71,299
INTEREST-BEARING LIABILITIES:
Money Market and NOW Deposits..............      26,894             0             0             0     26,894
Savings....................................      11,689             0             0             0     11,689
Time Deposits..............................       6,737         8,331           753            10     15,831
                                             ------------   -----------   -----------   ----------   -------
          Total............................      45,320         8,331           753            10     54,414
                                             ------------   -----------   -----------   ----------   -------
          Interest Rate Sensitivity Gap....    $  7,957       $   654       $ 5,082      $  3,192    $16,885
                                             ==========      ========      ========       =======    =======
Cumulative Interest Rate Sensitivity Gap...    $  7,957       $ 8,611       $13,693      $ 16,885    $16,885
Cumulative Interest Rate Sensitivity Gap
  Ratio Based on Total Assets..............       10.08%        10.91%        17.35%        21.39%     21.39%

     Since interest rate changes do not affect all categories of assets and liabilities equally or simultaneously, a cumulative gap analysis alone cannot be used to evaluate Mariners' interest rate sensitivity position. To supplement traditional gap analysis, Mariners performs simulation modeling to estimate the potential effects of changing interest rates. The process allows Mariners to explore the complex relationships within the gap over time and various interest rate environments.

CAPITAL ADEQUACY

     In 1990, the banking industry began to phase in new regulatory capital adequacy requirements based on risk-adjusted assets. These requirements take into consideration the risk inherent in investments, loans, and other assets for both on-balance sheet and off-balance sheet items. Under these requirements, the regulatory agencies have set minimum thresholds for Tier 1 capital, total capital and leverage ratios. At March 31, 1995, Mariners Bank's capital exceeded all minimum regulatory requirements and Mariners Bank was considered to be "well capitalized" as defined in the regulations issued by the FDIC. Mariners Bank's risk-based capital ratios, shown below as of March 31, 1995, have been computed in accordance with regulatory accounting policies.

                                                            MINIMUM
                                                          REQUIREMENTS    BANK
                                                          ------------   ------
                Tier 1................................        4.00%      13.25%
                Total.................................        8.00%      14.50%
                Leverage Ratio........................        3.00%       9.39%

     Mariners' capital ratios do not differ significantly from the above as Mariners Bank is its primary asset

     The primary source of funds for payment of dividends, interest expense, and miscellaneous cash needs of Mariners is dividends received from Mariners Bank. The amount of dividends that a bank may pay in any year is subject to certain regulatory restrictions. Generally, dividends paid in a given year by a bank are limited to its net profit, as defined by regulatory agencies, for the year combined with its retained net income for the preceding two-years. However, a bank may not pay dividends if such payments would leave the bank inadequately capitalized. Hence, the ability of Mariners Bank to pay dividends will depend on its future net income and capital requirements.

EFFECTS OF INFLATION

     The impact of inflation on a financial institution can differ significantly from that exerted on other companies. Banks, as financial intermediaries, have many assets and liabilities which may move in concert with inflation both as to interest rates and value. This is especially true for companies, such as Mariners, with a high percentage of interest rate-sensitive assets and liabilities. It is Mariners' policy to have the majority of its loan portfolio be variable interest rate loans. A company can reduce the impact of inflation if it can manage its interest rate sensitivity gap. Mariners attempts to structure its mix of financial instruments and manage its interest rate sensitivity gap in order to minimize the potential adverse effects of inflation or other market forces on its net interest income and therefore its earnings and capital.

                        INFORMATION CONCERNING ELDORADO

     Eldorado Bancorp ("Eldorado") is a California corporation organized in January, 1981 and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Eldorado's principal business is to serve as a bank holding company for Eldorado Bank, and has no subsidiary or affiliated business other than Eldorado Bank. Eldorado may, in the future, however, consider acquiring or establishing businesses engaged in non-banking activities as permitted under Federal Reserve Board regulations. Eldorado has not as yet established any specific plans to enter into any of the permitted non-banking activities and, except for the transactions contemplated by the Merger Agreement, neither Eldorado nor Eldorado Bank is involved in any negotiations for the acquisition of any such business.

ELDORADO BANK

     Eldorado Bank was incorporated under the laws of the State of California on February 3, 1972, was licensed by the California State Banking Department and commenced operations as a California state chartered bank on May 1, 1972. Eldorado Bank's accounts are insured by the FDIC. Eldorado Bank is not a member of the Federal Reserve System.

     Eldorado Bank's original banking and its headquarters office is located in Tustin, California, approximately 35 miles south of Los Angeles. Eldorado Bank also operates one banking office in each of Irvine, Laguna Hills, San Bernardino, Indio, Palm Desert, Orange and Huntington Beach, California and two banking offices in San Clemente, California.

SERVICES PROVIDED BY ELDORADO BANK

     Eldorado Bank's organization and operations have been designed to meet the banking needs of individuals and small to medium-sized businesses located in the areas of Orange, San Bernardino and Riverside counties of California. Eldorado Bank's commitment to provide convenience banking and a complete range of personalized services is evidenced by early evening hours and Saturday banking hours at some locations, drive-up facilities and automatic teller machines at its banking offices, innovative professional programs, and departmentalized service centers.

     Eldorado Bank offers a full range of commercial banking services including the acceptance of checking and savings deposits, the making of commercial loans, various types of consumer loans and real estate loans, and provision of safe deposit, collection, travelers' checks, notary public and other customary non-deposit banking services. Eldorado Bank also provides lease financing of automobiles and other equipment. Eldorado Bank is a card issuing bank for MasterCard and Visa and merchant depository for MasterCard and Visa drafts, enabling merchants to deposit both types of drafts with Eldorado Bank. Eldorado Bank also offers special services to senior citizens, who constitute an important segment of the population in Eldorado Bank's service area.

     Eldorado Bank is not dependent on a single or a few customers for its deposits, most of which are obtained from individuals and small to medium-sized businesses. This results in relatively small average deposit balances, which makes Eldorado Bank less subject to adverse effects from the loss of a substantial depositor. At December 31, 1994, no individual, corporate or public depositor accounted for as much as 5% of Eldorado Bank's total deposits and the accounts of the five largest depositors represented only 7.0% of total deposits.

COMPETITION

     Eldorado Bank faces substantial competition for deposits and loans throughout its market areas. The primary factors in competing for deposits are interest rates, personalized services, the quality and range of financial services, convenience of office locations and office hours. Competition for deposits comes primarily from other commercial banks, savings institutions, credit unions, money market funds and other investment alternatives. The primary factors in competing for loans are interest rates, loan origination fees, the quality and range of lending services and personalized services. Competition for loans comes primarily from other commercial banks, savings institutions, mortgage banking firms, credit unions and other financial intermediaries. Eldorado Bank faces competition for deposits and loans throughout its market areas not only from local institutions but also from out-of-state financial intermediaries which have opened loan production offices or which solicit deposits in its market areas. Many of the financial intermediaries operating in Eldorado Bank's market areas offer certain services, such as trust, investment and international banking services, which Eldorado Bank does not offer directly. Additionally, banks with larger capitalization and financial intermediaries not subject to bank regulatory restrictions have larger lending limits and are thereby able to serve the needs of larger customers.

     Eldorado Bank competes principally on the basis of personalized attention and special services which it provides its customers, principally individuals and small to medium size businesses and by promotional activities of Eldorado Bank's officers, directors, employees and shareholders. Most of Eldorado Bank's offices offer extended weekday banking hours and some branches offer Saturday banking hours. Eldorado Bank also operates drive-up banking facilities at nine of its branches and provides a variety of personalized services. In addition, Eldorado Bank operates 24-hour automatic teller machines (ATM) at seven of its locations and is a member of Instant Teller network and Plus System network, which link bank ATMs nationwide. Eldorado Bank has also increased the range of services which it provides in order to meet the expanding banking requirements of its customers. In 1985, Eldorado Bank established a Small Business Administration department.

     For customers whose loan demands exceeds Eldorado Bank's lending limits, Eldorado Bank has attempted in the past, and intends to continue in the future, to arrange for such loans on a participation basis with correspondent banks. Eldorado Bank also assists customers requiring other services, such as trust services not offered by Eldorado Bank, by obtaining such services from trust companies and correspondent banks.

PROPERTIES

     Eldorado Bank owns its principal executive office and banking office located in Tustin, California, and owns its banking offices located in San Bernardino, Palm Desert, Orange and Huntington Beach, California. Eldorado Bank leases its banking offices in Laguna Hills, Irvine, San Clemente, California, and its administrative offices located in Irvine, California, and owns its Indio, California banking office subject to a ground lease. After completion of the Merger, Eldorado will own Mariners Bank's interests in its executive office and main banking office located in San Clemente, California and Mariners Bank's interests in its San Juan Capistrano and Dana Point, California branch offices.

LEGAL PROCEEDINGS

     There are no pending legal proceedings in which Eldorado or Eldorado Bank is a party or to which any of their respective properties are subject other than ordinary routine litigation incidental to the Bank's business, the disposition of which is not expected to have a material adverse effect on Eldorado.

                        INFORMATION CONCERNING MARINERS

     Mariners Bancorp ("Mariners") is a California corporation organized in May, 1982 and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Mariners' principal business is to serve as a holding company for Mariners Bank. Mariners has no subsidiary or affiliated business other than Mariners Bank.

MARINERS BANK

     Mariners Bank was organized by Mariners and commenced operations on October 6, 1982 as a national banking association. In 1989, Mariners Bank was converted into a California state-chartered bank, primarily to take advantage of higher lending limits under California law. The Bank's accounts are insured by the FDIC. The Bank is not a member of the Federal Reserve System.

     Mariners Bank's headquarters office is located in San Clemente, California, approximately 65 miles south of Los Angeles. Mariners Bank also operates one banking office in San Juan Capistrano, California and another in Dana Point, California, known as the Monarch Beach Office. Both of these communities are approximately 55 miles south of Los Angeles.

SERVICES PROVIDED BY MARINERS BANK

     Mariners Bank's organization and operations have been designed to meet the banking needs of individuals, and small to medium sized businesses located in South Orange County. Mariners Bank's commitment to provide convenient banking and a complete range of personalized services is evidenced by early evening hours, Saturday banking, courier service and automated teller machines at its banking offices.

     Mariners Bank offers a full range of commercial banking services including the acceptance of checking and savings deposits and the making of commercial, real estate and consumer loans, with a particular emphasis on real estate construction loans which typically have short term (12 to 18 month) maturities and are usually secured by deeds of trust on real property. Mariners Bank also provides safe deposit, collection, travelers' checks, notary public and other customary non-deposit banking services. Mariners Bank is a card-issuing bank for MasterCard and Visa and merchant depository for MasterCard and Visa drafts, enabling merchants to deposit both types of drafts with Mariners Bank. Mariners Bank also offers special services to senior citizens, who constitute a significant segment of the population in Mariners Bank's service area.

     Mariners Bank is not dependent on a single or a few customers for its deposits, most of which are obtained from individuals and small to medium-sized businesses. This results in relatively small average deposit balances, which makes Mariners Bank less subject to adverse effects from the loss of a substantial depositor. At March 31, 1995, no individual, corporate or public depositor accounted for as much as 2% of Mariners Bank's total deposits and the accounts of the five largest depositors represented only 4.8% of total deposits.

                   MANAGEMENT AND OPERATIONS AFTER THE MERGER

MANAGEMENT

     Upon consummation of the Merger, Mariners will be merged with and into Eldorado Bank, with Eldorado Bank as the surviving entity. The Merger Agreement provides that, promptly after the Effective Time, Eldorado shall cause the number of directors on the Boards of Directors of Eldorado and Eldorado Bank to be increased by two and the vacancies thereby created to be filled by the election of Mr. Richard Korsgaard and Mrs. Julia M. Di Giovanni, who are directors of Mariners and Mariners Bank. All ten current members of the Board of Directors of Eldorado in office at the Effective Time will continue to serve as directors. If, following consummation of the Merger, any person designated to serve as director declines or is unable to serve, Eldorado will have the right to designate another person to serve in such person's stead.

     Set forth below is certain information concerning each person who is anticipated to become a member of the Board of Directors of Eldorado and Eldorado Bank upon consummation of the Merger.

     Continuing Directors. The ten members of the Eldorado Board of Directors in office at the Effective Time of the Merger will continue as directors of Eldorado. The current Board of Directors of Eldorado is composed of the following persons:

                               DIRECTOR OF                     PRINCIPAL OCCUPATION
         NAME           AGE   ELDORADO SINCE                 AND BUSINESS EXPERIENCE
- ----------------------  ---   --------------   ----------------------------------------------------
Michael B. Burns......  54         1982        Mr. Burns is, and for more than the past five years
                                               has been, owner and President of Fiesta Ford
                                               Lincoln-Mercury (auto dealership).
J.B. Crowell..........  62         1981        Mr. Crowell is, and for more than the past five
                                               years has been, President and Chief Executive
                                               Officer of Eldorado. Mr. Crowell also has been Chief
                                               Executive Officer of Eldorado Bank since its
                                               inception in 1972. In addition, Mr. Crowell was
                                               President of Eldorado Bank from 1972 to February 16,
                                               1993, when he was appointed Chairman.
Raymond E. Dellerba...  47         1993        Mr. Dellerba is, and since February 1993 has been,
                                               the President and Chief Operating Officer of
                                               Eldorado Bank. In April 1993 Mr. Dellerba was
                                               appointed Executive Vice President of Eldorado. From
                                               December 1990 until his employment by Eldorado Bank,
                                               Mr. Dellerba was President of CommerceBank, and
                                               became President of its parent, CommerceBancorp,
                                               beginning in January 1992. Mr. Dellerba also served
                                               as a director of CommerceBank and CommerceBancorp,
                                               beginning in March 1989. In August 1994,
                                               approximately 18 months after Mr. Dellerba
                                               terminated his employment with CommerceBancorp and
                                               CommerceBank, CommerceBancorp filed a petition in
                                               bankruptcy following the closing of CommerceBank by
                                               the FDIC.
Lynne Pierson Doti....  47         1994        Dr. Pierson Doti is, and for more than the past five
                                               years she has been, a Professor of Economics at
                                               Chapman University, in Orange, California. Dr.
                                               Pierson Doti is a member of the Board of Trustees of
                                               the Economic and Business Historical Society and an
                                               author of three books and numerous articles on
                                               banking.
Rolf J. Engen.........  65         1981        Mr. Engen is, and for more than the past five years
                                               has been, owner and President of Rolf J. Engen, Inc.
                                               (private investments).

                               DIRECTOR OF                     PRINCIPAL OCCUPATION
         NAME           AGE   ELDORADO SINCE                 AND BUSINESS EXPERIENCE
- ----------------------  ---   --------------   ----------------------------------------------------
Warren Finley.........  63         1981        Mr. Finley is, and for more than the past five years
                                               has been, an attorney engaged in the private
                                               practice of law.
Warren D. Fix.........  57         1994        Mr. Fix was appointed to serve on the Board of
                                               Directors of Eldorado and Eldorado Bank in June 1994
                                               by the other members of the Boards of Directors of
                                               Eldorado and Eldorado Bank. Mr. Fix is, and since
                                               1992 has been, a partner in the Contriarian Group, a
                                               private investment and management company. From 1989
                                               to 1992 Mr. Fix was the President and Chief
                                               Operating Officer of Pacific Company, a real estate
                                               company, and from 1964 to 1989 he was Senior Vice
                                               President/Chief Financial Officer of the Irvine
                                               Company. He also serves as a director of Alexander
                                               Hagen Properties, Inc.
Andrew J. Sfingi......  68         1982        Mr. Sfingi is, and since 1993 has been, a
                                               Broker/Agent for Sfingi & Hannon/Curtis-Kieley
                                               Insurance Services. From 1987 to 1993 he was
                                               Chairman, and from 1987 to April 1988 was also Chief
                                               Executive Officer, of Sfingi & Hannon Enterprises,
                                               Inc. (d/b/a Sfingi & Hannon Insurance Services). For
                                               more than five years prior thereto, he served as
                                               President and owner of A.J. Sfingi & Associates, an
                                               insurance brokerage firm.
Donald E. Sodaro......  61         1993        Mr. Sodaro is, and since 1989 has been, owner of The
                                               Accord Group, Inc., an asset management company. For
                                               more than five years prior thereto, Mr. Sodaro was
                                               President and Chief Executive Officer of Sixpence
                                               Inns, Inc., which he founded in 1970.
George H. Wells.......  61         1981        Mr. Wells is a private investor. For more than five
                                               years prior to August 1987, Mr. Wells held various
                                               executive positions with Technology Marketing
                                               Incorporated, a publicly owned computer development
                                               services and software company, including Chairman,
                                               President, Treasurer and Chief Financial Officer.

     Directors are elected at each annual shareholders' meeting to serve for a one-year term and until their successors are elected and qualified. The Board of Directors of Eldorado held 13 meetings during the year ended December 31, 1994. Each incumbent director attended at least 75% of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).

     Designated Directors. It is anticipated that Mrs. Julia M. Di Giovanni and Mr. Richard Korsgaard, who are members of the Board of Directors of Mariners, will become Directors of Eldorado and Eldorado Bank following consummation of the Merger and will serve until the next annual meeting of shareholders of Eldorado and Eldorado Bank and until their respective successors are elected and qualify.

     Mrs. Di Giovanni is 76 years of age and is, and for more than the past five years has been, a private investor and an officer, director and shareholder of Cal-Coast Security, Inc. and a director of Cal-Coast Alarm, Inc., the principal businesses of which are commercial and residential security and alarms. She was elected to the Board of Directors of Mariners Bancorp and Mariners Bank in 1991.

     Mr. Korsgaard is 54 years of age and is, and for more than the past five years has been, the President, Chief Executive Officer and a director of Mariners Bank and the President and a director of Mariners Bancorp. In 1991, Mr. Korsgaard was also appointed Chief Executive Officer of Mariners Bancorp.

Mr. Korsgaard is also the chairman of the community board of directors of Samaritan Medical Center, San Clemente, a joint venture of Samaritan Health Systems and Columbia/HCA Health Care Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of Eldorado has established an Audit Committee, a Management and Incentive Committee (which functions essentially as a Compensation Committee), and a Nominating Committee.

     The Audit Committee is currently comprised of three directors selected by the Chairman of the Board of the Bank. The present members of the Audit Committee are Messrs. Sfingi, Sodaro and Finley. The Audit Committee is authorized to handle all matters which it deems appropriate regarding Eldorado's independent accountants and to otherwise communicate and act upon matters relating to the review and audit of Eldorado's books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by Eldorado. The Audit Committee also makes recommendations to the Board of Directors with respect to the selection of Eldorado's independent accountants. The Audit Committee held 17 meetings during the year ended December 31, 1994.

     The Management and Incentive Committee is comprised of four directors selected by the Chairman of the Board of Directors of Eldorado. The members of the Management and Incentive Committee are Messrs. Engen, Crowell, Sodaro and Dellerba. The Management and Incentive Committee makes decisions with respect to compensation to be paid to executive officers of Eldorado Bank and is responsible for evaluating and approving compensation and fringe benefit programs for the employees of Eldorado Bank. The Management and Incentive Committee held six meetings during the year ended December 31, 1994.

     The Nominating Committee is comprised of three directors who are selected by the Chairman of the Board of Directors of Eldorado. The current members of the Nominating Committee are Messrs. Crowell, Engen and Mrs. Pierson Doti. The principal responsibility of the Nominating Committee is to identify and screen candidates for vacancies on the Board of Directors of Eldorado and Eldorado Bank. The Nominating Committee held two meetings during the year ended December 31, 1994.

     There are no family relationships among any of Eldorado's officers or directors.

EXECUTIVE OFFICERS

     The following individuals are anticipated to be the executive officers of Eldorado and Eldorado Bank at the Effective Time, with the positions indicated:

           NAME                                               POSITION
- --------------------------  -----------------------------------------------------------------------------
J.B. Crowell..............  President and Chief Executive Officer of Eldorado; Chairman of the Board and
                            Chief Executive Officer of Eldorado Bank
Raymond E. Dellerba.......  Executive Vice President of Eldorado; President and Chief Operating Officer
                            of Eldorado Bank
David R. Brown............  Executive Vice President and Chief Financial Officer of Eldorado and of
                            Eldorado Bank
William J. Lewis..........  Executive Vice President and Chief Credit Officer of Eldorado Bank
John J. McCauley..........  Executive Vice President of Eldorado Bank
Richard Korsgaard.........  Executive Vice President of Eldorado Bank

     Neither Eldorado nor Mariners is aware of any material relationship between Eldorado, its directors or executive officers or their affiliates, and Mariners or its directors or executive officers or their affiliates, except as contemplated by the Merger Agreement or as described herein. In the ordinary course of business and from time to time, Eldorado may enter into banking transactions with certain of Mariners directors, executive officers and their affiliates.

OPERATIONS AFTER THE MERGER

     Upon consummation of the Merger, the separate corporate existences of Mariners will cease. By virtue of the Merger and at the Effective Time, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of Mariners (including, without limitation, its shares of capital stock of Mariners Bank) shall be vested in Eldorado Bank, and all rights of creditors and liens upon any property of Mariners shall be preserved and all debts, liabilities and duties of Mariners shall be debts, liabilities and duties of Eldorado Bank and may be enforced against it to the same extent as if they had been incurred or contracted by Eldorado Bank.

     As a result of the Merger, Mariners Bank will become a wholly-owned subsidiary of Eldorado Bank. Pursuant to the Merger Agreement, Eldorado and Mariners have also agreed to effect the merger of Mariners Bank with and into Eldorado Bank, with Eldorado Bank as the surviving corporation. As a result of such merger, the separate corporate existence of Mariners Bank will cease, and the effect of such merger on the assets and liabilities of Mariners Bank will be similar to those resulting from the Merger of Mariners into Eldorado Bank. The merger of Mariners Bank into Eldorado Bank is expected to be consummated immediately after the Effective Time of Merger.

     Mariners Bank has three branches, one located at Mariners main office in San Clemente, California and one each located in San Juan Capistrano and Dana Point, California. It is expected that, after the merger of Mariners Bank into Eldorado Bank, the branches of Mariners Bank will become branches of Eldorado Bank.

COMPENSATION OF EXECUTIVE OFFICERS OF ELDORADO

     The following table sets forth information regarding the compensation received for the three fiscal years ended December 31, 1994 by the Chief Executive Officer and the other executive officers of Eldorado or Eldorado Bank (the "Named Executive Officers"). All compensation was paid to the Named Executive Officers by Eldorado Bank.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM COMPENSATION
                                                                    ------------------------------
                                                                                       PAYOUTS
                                                                       AWARDS       --------------
                                        ANNUAL COMPENSATION         -------------     LONG-TERM
                                  -------------------------------   STOCK OPTIONS   INCENTIVE PLAN      ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR   SALARY($)    BONUS($)(2)     (SHARES)       PAYMENTS(3)     COMPENSATION(1)
- --------------------------------  ----   ---------    -----------   -------------   --------------   ---------------
J.B. Crowell....................  1994   $ 200,000(4)   $35,000         15,000             N/A           $15,165
President and Chief               1993     196,562(4)       -0-          6,000             N/A            13,696
  Executive Officer of Eldorado   1992     165,700(4)     8,000            -0-             N/A            12,922
  & Chairman and Chief Executive
  Officer of Eldorado Bank
Raymond E. Dellerba(5)..........  1994     150,000       35,000         20,000             -0-             2,875
  Executive Vice President of     1993     131,250          -0-         20,000             -0-               -0-
  Eldorado and President and      1992         N/A          N/A            N/A             N/A               N/A
  Chief Operating Officer of
  Eldorado Bank
David R. Brown..................  1994     107,455       14,050          6,000             -0-            10,108
  Executive Vice President and    1993      95,000          -0-            -0-           4,200             7,541
  Chief Financial Officer of      1992      95,000        7,000            -0-           4,200             7,443
  Eldorado & Eldorado Bank
John J. McCauley(6).............  1994     125,000       36,235(7)       5,000             -0-             4,640
  Executive Vice President of     1993      96,000       36,823(7)       9,000             -0-             3,400
  Eldorado Bank                   1992      96,000       48,328(7)         -0-             -0-               -0-
William J. Lewis(8).............  1994      52,131        7,600          7,500             N/A               -0-
  Executive Vice President and    1993         N/A          N/A            N/A             N/A               N/A
  Chief Credit Officer of         1992         N/A          N/A            N/A             N/A               N/A
  Eldorado Bank

- ---------------
(1) All Other Compensation for 1992, 1993 and 1994 is comprised of (i) amounts contributed to Eldorado's Stock Bonus Plan and to Eldorado's 401(k) Plan (the "401k Plan") in 1994, 1993 or 1992 for the account of Named Executive Officers, and (ii) earnings on amounts contributed to the foregoing plans and earnings on contributions made to Eldorado's Deferred Compensation Plan (the "Deferred Compensation Plan") for the accounts of the Named Officers, as follows: Mr. Crowell: $3,750, $4,497 and $4,300 contributed to the 401k Plan in 1994, 1993 and 1992, respectively, and $11,415, $9,199 and $8,622 of earnings in 1994, 1993 and 1992, respectively, on amounts in the Deferred Compensation Plan (Mr. Crowell does not participate in the Stock Bonus
    Plan); Mr. Dellerba: $1,000 contributed to the Stock Bonus Plan in 1994, and $1,875 contributed to the 401K Plan in 1994; Mr. Brown: $1,200 and $344 contributed to Stock Bonus Plan in 1994 and 1992, respectively, $2,478 contributed to the 401K Plan in 1994 and $2,375 contributed to the 401K Plan in each of 1993 and 1992, and $6,430, $5,166 and $4,724 of earnings in 1994,
    1993 and 1992, respectively, on amounts in the Deferred Compensation Plan; and Mr. McCauley: $1,400 contributed to the Stock Bonus Plan for 1994, $3,240 and $3,400 contributed to the 401K Plan in 1994 and 1993, respectively. Except for Mr. McCauley's participation in the 401K Plan, neither Mr. Dellerba nor Mr. McCauley were eligible to participate in any of these Plans in 1992 and 1993, and Mr. Lewis was not eligible to participate in these Plans in 1994.

(2) Following the end of each fiscal year, Eldorado Bank determines the bonuses, if any, to be awarded to Mr. Crowell under the bonus provisions of his employment agreement with Eldorado Bank and to be awarded to the Named Executive Officers (other than Mr. Crowell) pursuant to Eldorado Bank's Officers' Incentive Plan (the "Officers' Incentive Plan"), in each case based on Eldorado Bank's performance in such fiscal year. Amounts shown in this column are bonuses awarded and paid on a current basis to the Named Executive Officers or contributed to a deferred compensation plan for the Named Executive Officers' account. Bonuses awarded and paid on a current basis for 1994 were as follows: Mr. Crowell: $35,000; Mr. Dellerba: $35,000; Mr. Brown: $14,050; Mr. McCauley: $12,500; and Mr. Lewis: $7,600 (Mr. Lewis was first employed by the Bank and the Company in July 1994). No bonuses were contributed to the deferred compensation plan for the account of any of the Named Executive Officers in 1994 and no bonuses were awarded and paid on a current basis or were contributed to the deferred compensation plan in 1993 to or for the account of the Named Executive Officers under the Officers' Incentive Plan or to Mr. Crowell under his employment agreement. In 1992, no bonuses were awarded or paid on a current basis to Mr. Crowell or to any of the Named Executive Officers under the Officers' Incentive Plan; however, bonuses of $8,000 and $7,000 were contributed for the accounts of Mr. Crowell and Mr. Brown, respectively, to the deferred compensation plan in 1992.

(3) In certain instances, payment of a portion of the bonuses awarded under the Officers' Incentive Plan for a particular year is made contingent upon attainment by the Bank of earnings goals and the continued employment of the participant over the next two succeeding fiscal years. The contingent portion of such bonuses is not included in the Compensation Table as part of annual compensation for the year for which the contingent award is made. Instead, the bonus award is shown as a "long-term incentive plan payment" for the year in which the contingency is satisfied and a payment is made to the named officer. For 1994 the Bank awarded the following contingent bonuses under the Officers' Incentive Plan, which will be paid in 1995 and 1996, as indicated, if Eldorado Bank achieves or exceeds its earnings and goals, and if the named participant remains employed by Eldorado Bank, over the next two fiscal years: Mr. Dellerba: $17,500 for 1995 and $17,500 for 1996; Mr. Brown: $7,025 for 1995 and $7,025 for 1996; Mr. McCauley: $6,250
    for 1995 and $6,250 for 1996; and Mr. Lewis: $3,800 for 1995 and $3,800 for
    1996. Mr. Crowell is not eligible to receive such contingent awards. No such contingent bonuses were awarded in 1993 or 1992 and, as a result, there were no long-term incentive plan payments in 1994. Amounts shown as long-term incentive plan payments to Mr. Brown in 1992 and 1993 were the result of contingent bonus awards made to him in prior years pursuant to the Officers' Incentive Plan.

(4) Salary figures for Mr. Crowell include directors' fees paid to him by Eldorado and Eldorado Bank in 1992 and 1993. Director fees to Mr. Crowell ceased in March 1993.

(5) Mr. Dellerba was first employed by Eldorado Bank and became an executive officer in February 1993. As a result, Mr. Dellerba received no compensation from Eldorado or Eldorado Bank in years prior to 1993.

(6) Mr. McCauley was designated as an Executive Officer effective in January
    1993.

(7) Mr. McCauley's bonus for 1994 includes, and bonuses for 1993 and 1992 consist of, commissions paid by the Bank to him in connection with the production of SBA loans, as follows: $23,685 in 1994, $36,823 in

    1993 and $48,328 in 1992. Effective September 1, 1994, this commission program was discontinued and Mr. McCauley became a participant in the Officers' Incentive Plan.

(8) Mr. Lewis was first employed by Eldorado Bank, and was designated as an Executive Officer, in July 1994. As a result, Mr. Lewis received no compensation from Eldorado or Eldorado Bank in years prior to 1994. Mr. Lewis' base annual salary is $110,000.

     Option Grants. The following table provides information on option grants in fiscal year 1994 to the Named Officers.

                                                                                        POTENTIAL REALIZABLE
                                                                                         VALUE OF OPTIONS AT
                                           PERCENT OF                                  ASSUMED ANNUAL RATES OF
                                         TOTAL OPTIONS                                STOCK PRICE APPRECIATION
                             OPTIONS        GRANTED         EXERCISE                     FOR OPTION TERM(4)
                            GRANTED IN   IN FISCAL YEAR      PRICE       EXPIRATION   -------------------------
           NAME              1994(1)        1994(2)       ($/SHARE)(3)     DATES          5%            10%
- --------------------------  ----------   --------------   ------------   ----------   -----------   -----------
J.B. Crowell..............    15,000         13.4%           $8.125        3-16-99    $ 76,781.25   $193,781.25
Raymond E. Dellerba.......    20,000         17.8%            8.125        3-16-99    $102,375.00   $258,375.00
David R. Brown............     6,000          5.3%            8.125        3-16-99    $ 30,712.50   $ 77,512.50
John J. McCauley..........     5,000          5.0%            8.125        3-16-99    $ 25,593.75   $ 64,593.75
William J. Lewis..........     7,500          6.7%             9.75        7-20-99    $ 46,068.75   $116,268.75

- ---------------
(1) Options are immediately exercisable upon grant. Each option has a maximum term of five years, subject to earlier termination in the event of the optionee's cessation of employment with Eldorado.

(2) Options to purchase an aggregate of 112,150 shares were granted to employees and non-employee directors in fiscal 1994.

(3) The exercise price may be paid in cash, in shares of Eldorado's Common Stock valued at fair market value on the date of exercise, or through a cashless exercise procedure.

(4) There is no assurance that the values that may be realized on exercise of such options will be at or near the values estimated in the table, which utilizes arbitrary compounded rates of growth of the price of Eldorado's Common Stock of 5% and 10% per year.

     Option Exercises and Fiscal Year-End Values. The following table provides information on option exercises in fiscal 1994 by the Named Officers and the value of the unexercised options held by the Named Officers as of December 31, 1994.

                                                                                             VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS
                                                          OPTIONS AT DECEMBER 31, 1994      AT DECEMBER 31, 1994(1)
                         SHARES ACQUIRED      VALUE       -----------------------------   ---------------------------
         NAME              ON EXERCISE     REALIZED ($)   EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -----------------------  ---------------   ------------   -----------     -------------   -----------   -------------
J.B. Crowell...........        -0-             $-0-         $21,000          $18,000        $29,925        $37,200
Raymond E. Dellerba....        -0-              -0-          12,000           28,000         13,500         44,000
David R. Brown.........        -0-              -0-           9,200            5,800         11,350         13,525
John J. McCauley.......        -0-              -0-           5,400            9,600         15,225         27,900
William J. Lewis.......        -0-              -0-           1,500            6,000          1,125          4,500

- ---------------
(1) The average of the high and low prices of Eldorado's common stock on December 31, 1994 on the American Stock Exchange was $10.50.

     Employment Agreements. Mr. Crowell is employed as Chairman and Chief Executive Officer of Eldorado Bank under an Employment Agreement (the "Crowell Agreement"), which became effective on March 1, 1993, and expires on December 31, 1996. The Crowell Agreement establishes a minimum annual salary of $200,000 for all services to be rendered by Mr. Crowell to Eldorado and Eldorado Bank, including in his capacity as a member of the Board of Directors of Eldorado and Eldorado Bank. In addition, Mr. Crowell is entitled to earn a bonus, for each fiscal year that he is employed, the amount of which will be determined according to a formula based on the net income of Eldorado Bank and other performance factors for that year.

A portion of any such bonus that is awarded to Mr. Crowell will be deferred and will be paid in each of the next two succeeding years, but only if certain minimum performance goals are achieved by Eldorado Bank in each such succeeding year. If Mr. Crowell is terminated by Eldorado or Eldorado Bank without cause, he is entitled to receive a lump sum payment equal to the lesser of twelve months' salary at the then-applicable rate, or the balance payable for the remaining term of the Crowell Agreement (a "termination payment"). In the event of a merger or reorganization where Eldorado or Eldorado Bank is not the surviving party or more than fifty percent of the stock of Eldorado or Eldorado Bank is converted into cash or securities, or a sale of all or substantially all of the assets of Eldorado or Eldorado Bank, or the dissolution or liquidation of Eldorado or Eldorado Bank (collectively, a "reorganization or dissolution"), all outstanding options granted to Mr. Crowell vest immediately. The Crowell Agreement may not be terminated in the event of a reorganization or dissolution; if, however, Mr. Crowell's employment is terminated subsequent to a reorganization or dissolution and prior to the end of the term of his Agreement, the surviving entity in such reorganization or dissolution must pay Mr. Crowell $200,000 per year for the lesser of one year or to age 65, but in either event not less than the termination payment payable to Mr. Crowell discussed above. Notwithstanding the foregoing, in the event that proceedings for the liquidation of Eldorado or Eldorado Bank are commenced by regulatory authorities, the Crowell Agreement will be terminated and Mr. Crowell will be entitled to receive an amount equal to the termination payment discussed above.

     A salary continuation program also has been established for Mr. Crowell under which Mr. Crowell (or, in the event of his death, his heirs) will receive $94,000 per year from Eldorado Bank for 15 years following his reaching age 65 or his death or disability, whichever first occurs.

     Mr. Dellerba is employed by Eldorado Bank as President and Chief Operating Officer pursuant to an employment agreement that became effective February 16, 1993, for a term which expires on December 31, 1996 (the "Dellerba Agreement"). The Dellerba Agreement establishes a minimum annual salary of $150,000 for all services rendered by Mr. Dellerba to Eldorado and Eldorado Bank, including in his capacity as a member of the Board of Directors of Eldorado or Eldorado Bank. Mr. Dellerba is also entitled to earn an annual bonus, the amount of which will be determined based on Eldorado Bank's earnings and its achievement of related performance goals. A portion of each year's bonus will be deferred and its payment will be made contingent based on Eldorado Bank's performance in the two succeeding years. If Mr. Dellerba is terminated by Eldorado or Eldorado Bank without cause, he is entitled to receive a termination payment equal to six months' base salary at the then-applicable rate. The Dellerba Agreement may not be terminated in the event of a reorganization or dissolution; if, however, he is terminated following a reorganization or dissolution prior to the expiration of the Dellerba Agreement, the surviving entity in such reorganization or dissolution must pay Mr. Dellerba a lump sum equal to one year of his then-applicable base salary. Notwithstanding the foregoing, in the event that proceedings for the liquidation of Eldorado or Eldorado Bank are commenced by regulatory authorities, the Dellerba Agreement will be terminated, and Mr. Dellerba would be entitled to receive an amount equal to the lesser of six months' base salary at the then-applicable rate, or the remaining balance payable to Mr. Dellerba under the Dellerba Agreement.

     Mr. Brown is presently employed with Eldorado Bank pursuant to an Employment Agreement expiring on December 31, 1995 (the "Brown Agreement"). The Brown Agreement establishes a minimum base salary of $95,000 per year for Mr. Brown. In addition, Mr. Brown is entitled to receive an annual bonus pursuant to the Officers' Incentive Plan. In the event Mr. Brown is terminated by Eldorado Bank or any successor to Eldorado Bank without cause, he is entitled to receive a termination payment in an amount equal to six months of his then base salary.

     Compensation of Directors. Each non-employee director of Eldorado, other than the Chairman of the Board, receives monthly director's fees of $200 for each meeting of the Board of Directors of Eldorado and each committee meeting attended. Each non-employee director of Eldorado Bank also receives director's fees of $900 for each meeting of the Board of Directors of Eldorado Bank attended and $200 for each committee meeting attended. The maximum amount of director's fees which any non-employee director of Eldorado or Eldorado Bank may earn is $2,300 per month. The Chairman of the Board of Directors of Eldorado receives fees of $2,300 per month. However, pursuant to the Crowell Agreement and the Dellerba Agreement, no director fees are paid to Messrs. Crowell and Dellerba.

     Compensation Committee Interlocks and Insider Participation. The Management and Incentive Committee of Eldorado, which functions as a compensation committee, is composed of four directors, Messrs. Engen and Sodaro, who are non-employee directors, and Mr. Crowell, who is the President and Chief Executive Officer of Eldorado and Chairman and Chief Executive Officer of Eldorado Bank, and Mr. Dellerba who is an Executive Vice President of Eldorado and the President and Chief Operating Officer of Eldorado Bank. Mr. Crowell and Mr. Dellerba do not participate in proceedings or decisions of the Management and Incentive Committee regarding their compensation, which is subject to the approval of the full Board of Directors.

     Certain Relationships and Related Transactions. Eldorado Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, principal shareholders and their associates on substantially the same terms, including interest rates and collateral securing the loans, as those prevailing at the same time for comparable transactions with unaffiliated persons, and which do not involve more than the normal risk of collectability, nor present other unfavorable features. The largest aggregate amount of loans which Eldorado Bank had outstanding to directors of Eldorado Bank and their associates during the year ended December 31, 1994 was $2,542,949, which represented 9.0% of Eldorado Bank's equity capital at the time such loans were outstanding and includes $238,601 of unused borrowing capacity under lines of credit established by Eldorado Bank.

COMPENSATION OF EXECUTIVE OFFICERS OF MARINERS

     The following table sets forth compensation received for the three fiscal years ended December 31, 1994 by Richard Korsgaard, the President and Chief Executive Officer of Mariners, who will become a Director and executive officer of Eldorado upon consummation of the Merger:

                           SUMMARY COMPENSATION TABLE

                                                                  ANNUAL COMPENSATION
                                                         -------------------------------------
                                                                                  OTHER ANNUAL
           NAME AND PRINCIPAL POSITION          YEAR     SALARY($)    BONUS($)    COMPENSATION
    ------------------------------------------  -----    --------     -------     ------------
    Richard Korsgaard.........................   1994    $125,000     $10,933        $7,200
      President and Chief Executive Officer      1993     125,000      34,651         7,200
      of Mariners                                1992     106,600      40,610         7,200

     Option Exercises and Fiscal Year-End Values. The following table provides information concerning the value of the unexercised options held by Mr. Korsgaard as of December 31, 1994.

                                                                               VALUE OF UNEXERCISED
                                             NUMBER OF UNEXERCISED             IN-THE-MONEY OPTIONS
                                         OPTIONS AT DECEMBER 31, 1994         AT DECEMBER 31, 1994(1)
                                         -----------------------------     -----------------------------
                   NAME                  EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
    -----------------------------------  -----------     -------------     -----------     -------------
    Richard Korsgaard..................      720              480              $ 0              $ 0

- ---------------
(1) Pursuant to the Merger Agreement, all of Mr. Korsgaard's stock options to purchase shares of Mariners Common Stock will be cancelled prior to the Effective Time of the Merger. See "THE MERGER AGREEMENT -- Treatment of Mariners Stock Options."

(2) The last reported sale price of Mariners Common Stock on December 31, 1994 known to management of Mariners was $9.50. The exercise price of Mr. Korsgaard's stock options is $11.00 per share.

     Compensation of Directors. Julia M. Di Giovanni, a director of Mariners who will become a director of Eldorado upon consummation of the Merger, received $15,218 from Mariners in 1994 as compensation for services rendered as a Director of Mariners. Non-employee directors of Mariners receive a monthly fee of $550, and $200 per loan committee meeting attended, for services at Board and committee meetings. Mariners also pays the premium for family comprehensive medical and dental insurance or reimburse non-employee directors for such premiums.

     Certain Relationships and Related Transactions. Mariners Bank has had, and in the future expects to have, banking transactions in the ordinary course of its business with directors, principal shareholders and their associates on substantially the same terms, including interest rates and collateral securing the loans, as those prevailing at the time for comparable transactions with unaffiliated persons, and which do not involve more than the normal risk of collectability, nor present other unfavorable features. As of December 31, 1994 the aggregate amount of loans which Mariners Bank had outstanding to directors and executive officers of Mariners Bank and their associates was approximately $847,000.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                       OWNERS AND MANAGEMENT OF ELDORADO

     The following table sets forth information regarding the beneficial ownership of Eldorado Common Stock, as of July 15, 1995 and as adjusted to give effect to the consummation of the Merger, by: (i) each person known by Eldorado to be the beneficial owner of more than five percent (5%) of the outstanding shares of Eldorado Common Stock; (ii) each of Eldorado's directors and the two persons designated by Mariners to become directors of Eldorado upon consummation of the Merger; (iii) Eldorado's Named Executive Officers; and (iv) all executive officers and directors of Eldorado as a group.

                                                            SHARES BENEFICIALLY OWNED(1)
                                            -------------------------------------------------------------
                                                AS OF JULY 15, 1995                  AS ADJUSTED
                                            ----------------------------     ----------------------------
             NAME AND ADDRESS               NUMBER      PERCENT OF CLASS     NUMBER      PERCENT OF CLASS
- ------------------------------------------  -------     ----------------     -------     ----------------
J.B. Crowell..............................  271,517(2)         9.8%          271,517            8.0%
  17752 East Seventeenth Street
  Tustin, CA 92680
Michael B. Burns..........................   40,815(3)         1.5%           40,815            1.2%
Raymond E. Dellerba.......................   24,690(4)           *            24,690              *
Lynne Pierson Doti........................    6,000(5)           *             6,000              *
Rolf J. Engen.............................   61,529(6)         2.2%           61,529            1.8%
Warren Finley.............................   37,945(7)         1.4%           37,945            1.1%
Warren D. Fix.............................    7,000(8)           *             7,000              *
Andrew J. Sfingi..........................   41,228(9)         1.5%           41,228            1.2%
Donald E. Sodaro..........................   38,733(10)        1.4%           38,733            1.1%
George H. Wells...........................  103,413(11)        3.7%          103,413            3.1%
Julia M. Di Giovanni......................        0             --           102,595            3.0%
Richard Korsgaard.........................        0             --            42,220            1.2%
All directors and executive officers as a
  group (15 person) ......................  657,327(12)       23.8%          802,142           23.0%

- ---------------
* Less than one percent

 (1) Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. All shares are owned of record and beneficially except as otherwise indicated.

 (2) Includes 21,600 shares which may be purchased on exercise of stock options, 24,739 shares held in Mr. Crowell's account by Eldorado's Employee Stock Ownership Plans, and 2,606 shares held by his spouse as custodian for their children.

 (3) Includes 7,600 shares which may be purchased on exercise of stock options.

 (4) Includes 21,000 shares which may be purchased on exercise of stock options.

 (5) Includes 3,000 shares which may be purchased on exercise of stock options.

 (6) Includes 7,600 shares which may be purchased on exercise of stock options.

 (7) Includes 7,600 shares which may be purchased on exercise of stock options.

 (8) Includes 3,000 shares which may be purchased on exercise of stock options.

 (9) Includes 7,600 shares which may be purchased on exercise of stock options.

(10) Includes 5,600 shares which may be purchased on exercise of stock options.

(11) Includes 7,600 shares which may be purchased on exercise of stock options.

(12) Includes the shares described in notes (2) through (11) above.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                       OWNERS AND MANAGEMENT OF MARINERS

     The following table sets forth information regarding the beneficial ownership of Mariners Common Stock as of July 15, 1995 by: (i) each person known by Mariners to be the beneficial owner of more than five percent (5%) of the outstanding shares of Mariners Common Stock; (ii) each of Mariners directors; and (iii) all executive officers and directors of Mariners as a group.

                                                             SHARES BENEFICIALLY OWNED(1)
                                                            ------------------------------
                       NAME AND ADDRESS(2)                  NUMBER        PERCENT OF CLASS
        --------------------------------------------------  -------       ----------------
        Julia M. Di Giovanni..............................  102,595(3)           16.3%
        Tom M. Chou.......................................   56,012(4)            8.9%
          941 Calle Negocio
          San Clemente, CA 92673
        Richard Korsgaard.................................   42,220(5)            6.7%
        Dwayne H. Berger..................................   39,938(6)            6.3%
        William P. Moffatt, M.D...........................   37,151(7)            5.9%
        Eric R. Smith.....................................   35,260(8)            5.6%
        Don R. McCanne, M.D...............................   26,646(9)            4.2%
        Harry W. Finigan..................................    4,345                 *
        William G. Kearns.................................   11,864(10)           1.9%
        Robert F. Nichols, Jr.............................   16,855(11)           2.7%
        All directors and executive officers as a group
          (11) persons....................................  319,684(12)          50.7%

- ---------------
  * Less than one percent

 (1) Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. All shares are owned of record and beneficially except as otherwise indicated.

 (2) The address of each of Mrs. Di Giovanni and Messrs. Korsgaard, Berger, and Smith and Dr. Moffatt is care of Mariners Bancorp, 115 Calle de Industrias, San Clemente, California 92672-3897.

 (3) Includes 101,633 shares held in the name of the Di Giovanni Family Trust, of which Mrs. Di Giovanni is the Trustee.

 (4) Includes 33,375 shares held by Mr. Chou as custodian for a minor child and 22,637 shares held in the name of the Chou Family Trust, of which Mr. Chou is the Trustee.

 (5) Excludes 1,200 shares issuable upon the exercise of stock options (see note
     (12) below).

 (6) Includes 39,601 shares held in the name of the Berger Family Trust, of which Mr. Berger is the Trustee. Excludes 1,200 shares issuable upon the exercise of stock options (see note (12) below).

 (7) Includes 1,350 shares held in the name of the Moffatt Family Trust, of which Dr. Moffatt is the Trustee, and 35,464 shares held in the name of the William P. Moffatt, M.D. and Gary D. Ketron, M.D., Inc. Profit Sharing Plan, in which Dr. Moffatt shares beneficial ownership.

 (8) Includes 33,748 shares held by Mr. Smith as custodian for minor children.

 (9) Includes 26,509 shares held in the name of the Don R. McCanne, M.D., Inc. Pension Plan and Profit Sharing Plan, in which Dr. McCanne shares beneficial ownership.

(10) Excludes 1,200 shares issuable upon the exercise of stock options (see note
     (12) below).

(11) Includes 16,855 shares held in the name of the Robert F. Nichols, Jr. and Anna Nichols Trust, of which Mr. Nichols is a Trustee.

(12) Includes the shares described in notes (3) and (4), (6) through (9) and
     (11) above. Excludes 7,200 shares issuable upon the exercise of stock options, which are to be cancelled pursuant to the Merger Agreement prior to the Effective Time of the Merger. See "THE MERGER -- Treatment of Mariners Stock Options" and "THE MERGER -- Interests of Certain Persons in the Merger -- Mariners Stock Options."

                      DESCRIPTION OF ELDORADO COMMON STOCK

GENERAL

     Eldorado's authorized capital stock consists of 12,500,000 shares of Common Stock, no par value, and 5,000,000 shares of Preferred Stock, no par value. No shares of Eldorado Preferred Stock will be issued in connection with the Merger and none are outstanding.

ELDORADO COMMON STOCK

     Each share of Eldorado Common Stock has one vote on all matters on which shareholders are entitled or permitted to vote, including the election of directors. Holders of Eldorado Common Stock are entitled to cumulative voting in any election of directors at a meeting of shareholders if any shareholder has given notice at such meeting prior to the voting of such shareholder's intention of cumulative votes. Under cumulative voting, each shareholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares the shareholder is entitled to vote. Such votes may be cast for one nominee or distributed among two or more candidates as the shareholder sees fit. Holders of Eldorado Common Stock have no redemption rights, participate ratably in any distribution of assets to holders of Eldorado Common Stock in liquidation (subject to any preferential rights of any outstanding series of Preferred Stock), and have no preemptive or other subscription rights. Holders of Eldorado Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of Eldorado out of funds legally available therefor, subject to the rights of the holders of any outstanding shares of Preferred Stock.

ELDORADO PREFERRED STOCK

     Preferred Stock may be issued in one or more series with such rights, preferences and privileges as the Board of Directors of Eldorado may determine. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change of control of Eldorado without further action by the shareholders, and may adversely affect the voting power and other relative rights of holders of Eldorado Common Stock. Eldorado has no present plans to issue any shares of Preferred Stock.

                       CERTAIN REGULATORY CONSIDERATIONS

GENERAL

     As bank holding companies, both Eldorado and Mariners are subject to the supervision of the Federal Reserve Board. Eldorado and Mariners are also bank holding companies within the meaning of Section 3700 of the California Financial Code. As such, they are subject to examination by, and may be required to file reports with, the California Superintendent. Regulations have not yet been proposed or adopted, nor have steps otherwise been taken, to implement the Superintendent's powers under this statute. As California chartered banks, Eldorado Bank and Mariners Bank are subject to regulation, supervision, and regular examination by the California Superintendent. Eldorado Bank and Mariners Bank are insured and are therefore subject to regulation by the FDIC. Bank holding companies and banks are extensively regulated under both federal and state law. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. A change in applicable law or regulation may have a material effect on the business of Eldorado or Mariners.

     Eldorado is a legal entity separate and distinct from its subsidiary Eldorado Bank. Accordingly, the right of Eldorado, and thus the right of Eldorado's creditors, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of Eldorado in its capacity as a creditor may be recognized. The principal sources of Eldorado's revenues are dividends and fees from Eldorado Bank.

     Mariners is a legal entity separate and distinct from Mariners Bank. At present, substantially all of Mariners' revenues, including funds available for the payments of dividends and other operating expenses, are and will continue to be paid by dividends paid to Mariners from Mariners Bank.

CAPITAL

     The Federal Reserve Board, in the case of bank holding companies such as Eldorado and Mariners, in general, measure capital adequacy by using a risk-based capital framework and by monitoring compliance with minimum leverage ratio guidelines. The required minimum ratio of total risk-based capital to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit) (the total risk-based capital ratio) is 8%. At least half of the total capital, or 4%, is to be comprised of common equity, qualifying perpetual preferred stock, and minority interests in the equity accounts of consolidated subsidiaries, less deductible intangibles ("Tier 1 Capital"). The remainder ("Tier 2 Capital") may consist of other preferred stock, certain other instruments (limited in the case of subordinated debt) and a portion of the reserve for possible credit losses up to 1.25% of total risk-weighted assets. The aggregate amount of Tier 1 Capital and Tier 2 Capital is referred to herein as "Total Capital." In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies and banks. These guidelines provide for a minimum leverage ratio (Tier 1 Capital to quarterly average total assets less deductible intangibles) of 3% for bank holding companies and banks that meet certain criteria, including the maintenance of the highest regulatory rating. All other bank holding companies and banks are required to maintain a leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points.

     In addition to considering specific minimum capital levels, the regulatory agencies review capital adequacies in light of a variety of factors including asset quality. Bank regulators continue to indicate their desire to raise beyond current levels the capital requirements applicable to banking organizations. However, it is difficult to predict whether and when higher capital requirements would be imposed and, if so, at what levels and on what schedule. In addition, institutions which meet certain regulatory capital requirements, but are not "well capitalized" are subject to certain restrictions and disadvantages, such as restrictions on the receipt of brokered deposits.

     Failure to satisfy the minimum capital requirements of the regulatory guidelines and requirements could subject a banking organization to enforcement action by the regulatory authorities, including the termination of FDIC deposit insurance.

     Set forth below are the minimum regulatory capital ratios and the capital ratios for each of Eldorado and Mariners, and their respective banking subsidiaries, as of March 31, 1995, and the pro forma combined capital ratios of Eldorado and Eldorado Bank and Mariners and Mariners Bank as of March 31, 1995 as if the Merger had been effective as of such date:

                                                      MINIMUM                         ELDORADO
              ELDORADO AND ELDORADO BANK               RATIO         ELDORADO           BANK
    -----------------------------------------------  ---------     ------------     -------------
    Total Risk Based Capital Ratio.................        8.0%        16.07%           15.80%
    Tier 1 Risk Based Capital Ratio................        4.0         14.80            14.54
    Leverage Ratio.................................  3.0 - 5.0          9.71             9.38

                                                      MINIMUM                         MARINERS
              MARINERS AND MARINERS BANK               RATIO         MARINERS           BANK
    -----------------------------------------------  ---------     ------------     -------------
    Total Risk Based Capital Ratio.................        8.0%        14.71%           14.50%
    Tier 1 Risk Based Capital Ratio................        4.0         13.46            13.25
    Leverage Ratio.................................  3.0 - 5.0          9.31             9.39

                                                                                    ELDORADO BANK
                                                                     ELDORADO       AND MARINERS
                                                      MINIMUM      AND MARINERS         BANK
                  PRO FORMA COMBINED                   RATIO         COMBINED         COMBINED
    -----------------------------------------------  ---------     ------------     -------------
    Total Risk Based Capital Ratio.................        8.0%        13.76%           13.56%
    Tier 1 Risk Based Capital Ratio................        4.0         12.50            12.29
    Leverage Ratio.................................  3.0 - 5.0         10.59            10.64

     Eldorado's and Mariners' subsidiary banks' capital ratios as of March 31, 1995 exceeded all general minimum capital requirements imposed by the FDIC.

LIMITATIONS ON DIVIDENDS

     Under the California GCL, holders of Eldorado Common Stock are entitled to dividends when and as declared by Eldorado's Board of Directors out of funds legally available therefore, subject to the dividend preference, if any, on preferred stock that may be outstanding in the future.

     Federal Reserve Board policy prohibits bank holding companies, like Eldorado and Mariners, from declaring or paying a cash dividend which would impose undue pressure on the capital of subsidiary banks or would be funded only through borrowings or other arrangements that might adversely affect the holding company's financial position. The policy further declares that a bank holding company should not continue its existing rate of cash dividends on its common stock unless its net income is sufficient to fully fund each dividend and its prospective rate of earnings retention appears consistent with its capital needs, asset quality, and overall financial condition. Other Federal Reserve Board policies forbid the payment by bank subsidiaries to their parent companies, like Eldorado and Mariners, of management fees which are unreasonable in amount or exceed the fair market value of the services rendered (or, if no market exists, actual costs plus a reasonable profit).

     The ability of the subsidiary banks to make dividend payments to Eldorado is subject to statutory and regulatory restrictions. Under California law, the Board of Directors of a California chartered bank, like Eldorado Bank and Mariners Bank, may declare cash dividends, subject to the restriction that the amount available for the payment of cash dividends shall be the lesser of retained earnings of the bank or the bank's net income for its last three fiscal years (less the amount of any distributions to shareholders made during such period). If the above test is not met, dividends may be paid with the prior approval of the California Superintendent in an amount not exceeding the greatest of the bank's retained earnings, the bank's net income for its last fiscal year, or the bank's net income for its current fiscal year.

SUPPORT OF BANK SUBSIDIARIES

     A depository institution insured by the FDIC can be held liable for any loss incurred by,or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (a) the default of a commonly controlled FDIC insured depository institution or (b) any assistance provided by the FDIC to a commonly controlled FDIC insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance.

     Under Federal Reserve Board regulations, a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe or unsound manner. In addition, it in the Federal Reserve Board's policy that in serving as a source of strength to its subsidiary banks, a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company's failure to meet its obligations to serve as a source of strength to its subsidiary banks will generally be considered by the Federal Reserve Board to be an unsafe and unsound banking practice or a violation of the Federal Reserve Board regulations or both. This doctrine is commonly known as the "source of strength" doctrine.

BORROWINGS BY HOLDING COMPANIES FROM AFFILIATES

     Eldorado Bank and Mariners Bank are subject to certain restrictions imposed by federal law on any extensions of credit to, or the issuance of a guarantee or letter of credit on behalf of, their respective holding companies or other affiliates, the purchase of or investment in stock or other securities thereof, the taking of such securities as collateral for loans and the purchase of assets of such parents or other affiliates. Such restrictions prevent such parents and such other affiliates from borrowing from the subsidiary bank unless the loans are secured by marketable obligations of designated amounts. Additionally, each secured loan to an affiliate is generally limited to an amount not exceeding ten percent (10%) of the bank's capital and surplus, and such loans between the lending bank and its affiliates are limited to an amount not to exceed twenty percent (20%) of the lending bank's capital and surplus. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extensions of credit, lease, or sale of property or furnishing of services.

FDICIA

     Insurance Premiums. In connection with the recapitalization of the Bank Insurance Fund ("BIF"), the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") requires the FDIC to set semi-annual assessment rates for BIF members at levels sufficient to increase the BIF's reserve ratio to a designated level within a prescribed period of time, not to exceed 15 years from the date that the FDIC promulgates the applicable time schedule. Pursuant to FDICIA, the FDIC has developed a risk-based assessment system, under which the assessment rate for an insured depository institution varies according to the level of risk incurred in its activities. An institution's risk category is based upon whether the institution is well capitalized, adequately capitalized, or less than adequately capitalized. Each insured depository institution is also to be assigned to one of the following "supervisory subgroups": Subgroup A, B, or C. Subgroup A institutions are financially sound institutions with few minor weaknesses; Subgroup B institutions are institutions that demonstrate weaknesses which, if not corrected, could result in significant deterioration; and, Subgroup C institutions are institutions for which there is a substantial probability that the FDIC will suffer a loss in connection with the institution unless effective action is taken to correct the areas of weakness. Based on its capital and supervisory subgroups, each BIF or Savings Association Insurance Fund member institution is assigned an annual FDIC assessment rate varying between 0.23% per annum (for well capitalized Subgroup A institutions) and 0.31% per annum (for undercapitalized Subgroup C institutions). Each of Eldorado Bank and Mariners Bank was considered well capitalized as of March 31, 1995.

     Prompt Corrective Action. FDICIA substantially revised the bank regulatory provisions of the Federal Deposit Insurance Act and several other federal banking statutes. Among other things, FDICIA requires federal banking agencies to broaden the scope of regulatory corrective action taken with respect to depository institutions that do not meet minimum capital requirements and to take such actions promptly in order to minimize losses to the FDIC. In connection with FDICIA, federal banking agencies are required to establish capital measures (including both a leverage measure and risk-based capital measure) and to specify for each capital measure the levels at which depository institutions will be considered "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," or "critically undercapitalized."

     Under FDICIA, the Federal Reserve Board has adopted regulation establishing relevant capital measures and relevant capital levels. The relevant capital measures are the total risk-based capital ratio, Tier 1 risk-based capital (the ratio of Tier 1 Capital to risk-weighted assets) and the leverage ratio. Under the regulations, a Federal Reserve System member bank will be (a) well capitalized if it has a total risk-based capital ratio of ten percent (10%) or greater, a Tier 1 risk-based capital ratio of six percent (6%) or greater, and a leverage ratio of five percent (5%) or greater and is not subject to any written agreement, order, or capital directive by the Federal Reserve Board to meet and maintain a specific capital level for any capital measure; (b) adequately capitalized if it has a total risk-based capital ratio of eight percent (8%) or greater, a Tier 1 risk-based capital ratio of four percent (4%) or greater, and a leverage ratio of four percent (4%) or greater (three percent (3%) in certain circumstances) and is not well capitalized; (c) undercapitalized if it has a total risk-based capital ratio of less than eight percent (8%), a Tier 1 risk-based capital ratio of less than four percent (4%), or a leverage ratio of less than four percent (4%) (three percent (3%) in certain circumstances); (d) significantly undercapitalized if it has a total risk-based capital ratio of less than six percent (6%), a Tier 1 risk-based capital ratio of less than three percent (3%), or a leverage ratio of less than three percent (3%); and, (e) critically undercapitalized if its tangible equity is equal to or less than two percent (2%) of average quarterly tangible assets.

     FDICIA authorizes the appropriate federal banking agency, after notice and an opportunity for a hearing, to treat a well capitalized, adequately capitalized, or undercapitalized insured depository institution as if it has a lower capital-based classification if it is an unsafe or unsound condition or engaging in an unsafe or unsound practice. Thus, an adequately capitalized institution can be subjected to the restrictions on undercapitalized institutions (provided that a capital restoration plan cannot be required of the institution) described below and an undercapitalized institution can be subjected to the restrictions applicable to significantly undercapitalized institutions described below.

     FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to growth limitations and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of (a) an amount equal to five percent (5%) of the depository institution's total assets at the time it became undercapitalized and
(b) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

     Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized institutions are subject to the appointment of a receiver or conservator.

     FDICIA requires each federal banking agency, including the Federal Reserve Board and the OCC, to revise its risk-based capital standards within eighteen months of enactment of FDICIA to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risks of non-traditional activities, as well as reflect the actual performance and expected risk of loss on multi-family mortgages. In September 1993, the Federal Reserve Board, the OCC and the FDIC issued a Joint Notice of

Proposed Rulemaking which sets forth for consideration two alternative frameworks to take amount of interest rate risk, under which institutions with excess exposure would be required to hold additional capital. Under one alternative, banks would be required to hold capital sufficient to cover the amount of interest rate risk exposure in excess of a threshold level. Such exposure would be measured in terms of the change in the present value of an institution's assets minus the change in the present value of its liabilities and off-balance sheet positions for a specified shift in market interest rates. Under the second alternative, the regulators would not establish an explicit minimum capital requirement for interest rate risk. Instead, examiners would consider results of quantitative measures of interest rate exposure and other factors in evaluating a bank's overall capital adequacy. Eldorado and Mariners are unable to predict the form in which the interest rate risk regulations will ultimately be adopted or the effect such regulations would have on the operations and capital adequacy of Eldorado and Eldorado Bank or Mariners and Mariners Bank.

     Brokered Deposits. Under FDICIA, a bank cannot accept brokered deposits (which term is defined to include payment of an interest rate more than 75 basis points above prevailing rates) unless (a) it is well capitalized or (b) it is adequately capitalized and receives a waiver from the FDIC. A bank that cannot receive brokered deposits also cannot offer "pass-through" insurance on certain employee benefit accounts. In addition, a bank that is adequately capitalized may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates. There are no such restrictions on a bank that is well capitalized. Each of Eldorado Bank and Mariners Bank was well capitalized as of March 31, 1995 for purposes of the foregoing.

     Safety and Soundness Standards. FDICIA requires that each of the federal bank regulatory agencies prescribe by regulation the depository institution and depository institution holding company standards related to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, and employee compensation, fees, and benefits as well as standards specifying minimum earnings sufficient to absorb losses without impairing capital, and to the extent feasible, a minimum ratio of market value to book value for publicly traded shares and such other standards relating to the foregoing as it deems appropriate. A holding company or institution that fails to comply with such standards will be required to submit a plan designed to achieve such compliance. If no such plan is submitted or a failure to implement such a plan exists, the depository institution or holding company would become subject to additional regulatory action or enforcement proceedings. While the federal banking agencies were required to adopt final regulations no later than August 1, 1993, to become effective no later than December 1, 1993, the agencies have most recently issued only a Joint Notice of Proposed Rulemaking in November 1993 which would implement the safety and soundness provisions of FDICIA. The proposal counties general standards and statements of policy in the areas discussed above, including a requirement that a bank's classified assets not exceed total capital plus ineligible allowances, a requirement that earnings be sufficient to absorb losses without impairing capital and a prohibition of the payment of excessive compensation. The federal banking agencies have indicated in the Notice that the proposal does not represent a change in the agencies' policies but rather a codification of the fundamental standards need by the agencies to assess the operations and management of institutions. Since the standards have not yet been prescribed in final form, neither Eldorado nor Mariners can assess the significance of the impact such standards will have no their operations, which could be material.

     Real Estate Lending Standards. Pursuant to authority contained in FDICIA, the federal banking agencies have adopted regulations which require depository institutions to establish and maintain written internal real estate lending policies. These policies must be consistent with safe and sound banking practices and be appropriate for the size and nature of the institution involved. Additionally, they must be established by each institution only after it has considered the Interagency Guidelines for Real Estate Lending Policies, which are made a part of the final regulations. The regulations require that certain specific standards be addressed relating to loan portfolio diversification standards, prudent underwriting standards (including loan-to-value limits), loan administration procedures, and documentation, approval and reporting requirements. Each institution's lending policies must be reviewed and approved by the institution's board of directors at least once a year. Finally, each institution is expected to monitor conditions in its real estate market to ensure that its lending policies are appropriate for current market conditions. The regulations do not set forth specific loan-to-value limits, but the Interagency Guidelines do provide certain limits which should not be exceeded except under limited circumstances.

     Improved Examinations. Effective January 1, 1994, all insured depository institutions, except certain small, well capitalized institutions, must undergo a full-scope, on-site examination by their primary federal banking agency at least once every 12 months. The cost of examinations of insured depository institutions and any affiliates may be assessed by the appropriate federal banking agency against each institution or affiliate as it deems necessary or appropriate.

     Other Items. FDICIA also, among other things, (i) limits the percentage of interest paid on brokered deposits and limits the unrestricted use of such deposits to only those institutions that are well capitalized; (ii) requires the FDIC to charge insurance premiums based on the risk profile of each institutions; (iii) eliminates "pass through" deposit insurance for certain employee benefit accounts unless the depository institution is well capitalized or, under certain circumstances, adequately capitalized; (iv) provides that, subject to certain limitations, any federal savings association may acquire or be acquired by any insured depository institution; (v) prohibits state chartered insured banks from engaging as principal in any type of activity that is not permissible for a national bank unless the FDIC permits such activity and the bank meets all of its regulatory capital requirements; and (vi) prohibits state chartered insured banks from acquiring or retaining, with certain exceptions, any equity investment of a type, or in an amount, that is not permissible for a national bank.

     The impact of FDICIA on Eldorado and Eldorado Bank and on Mariners and Mariners Bank is uncertain, especially since many of the regulations promulgated thereunder have only been recently adopted and certain of the law's provisions still need to be defined through future regulatory action. Certain provisions, such as the recently adopted real estate lending standards and the rules to be adopted governing compensation, fees and other operating policies, may affect the way in which Eldorado and Mariners conduct their business, and other provisions, such as those relating to the establishment of the risk-based premium system may affect Eldorado's and Mariners' results of operations.

POTENTIAL ENFORCEMENT ACTIONS

     Bank holding companies, and their institution-affiliated parties may be subject to potential enforcement actions by the Federal Reserve Board, the OCC, or the FDIC for unsafe or unsound practices in conducting their businesses, or for violations of any law, rule or regulation or provision, any consent order with any agency, any condition imposed in writing by the agency or any written agreement with the agency. Enforcement actions may include the imposition of a conservator or receiver, additional cease-and-desist orders and written agreements, the termination of insurance of deposits, the imposition of civil money penalties and removal and prohibition orders against institution-affiliated parties.

INTERSTATE BANKING AND BRANCHING LEGISLATION

     On September 29, 1994, the President signed into law the Riegel-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Branching Act"). Under the Branching Act and in general terms, beginning one year after September 29, 1994, a bank holding company that is adequately capitalized and managed may acquire an existing bank located in another state. A bank holding company would not be permitted to make such an acquisition if, upon consummation, it would control (a) more than ten percent (10%) of United States insured depository institution deposits, or (b) thirty percent (30%) or more of such deposits in the state in which the bank is located. A state may limit the percentage of total deposits in that state that may be held by any one bank or bank holding company if application of such limitation does not discriminate against out-of-state banks. An out-of-state holding company may not acquire a state bank in existence for less than a minimum length of time prescribed by state law (up to 5 years) subject to each state's power to waive such prohibition.

     The Branching Act also permits, in general terms, and beginning June 1, 1997, insured banks located in different states to merge, subject to appropriate regulatory approval. Each state may permit such combination earlier than June 1, 1997. The same concentration prohibitions discussed in the preceding paragraph apply.

The Branching Act also permits a national or state bank to establish branches in a state other than its home state, if permitted by the laws of that state, subject to the same requirements and conditions as for a merger transaction.

     The Branching Act is likely to increase competition in Eldorado's and Mariners' market areas, especially from larger financial institutions and their holding companies. It is difficult to assess the impact such likely increased competition will have on the operations of Eldorado or Mariners, but it could be material.

                      COMPARISON OF RIGHTS OF SHAREHOLDERS

     The rights of Eldorado's shareholders are governed by Eldorado's Articles of Incorporation (the "Eldorado Articles"), its Bylaws (the "Eldorado Bylaws") and the laws of the State of California, the rights of Mariners' shareholders are governed by Mariners' Articles of Incorporation (the "Mariners Articles"), its Bylaws (the "Mariners Bylaws") and the State of California. After the Effective Time of the Merger, the rights of Mariners shareholders who become Eldorado shareholders will be governed by the Eldorado Articles and the Eldorado Bylaws and the laws of the State of California. In most respects, the rights of Eldorado shareholders and Mariners shareholders are similar; except that certain of such rights are different as a result of the fact that the Eldorado Common Stock is listed for trading on the AMEX. The following is a summary of certain differences between the rights of Eldorado shareholders and the rights of Mariners shareholders under their respective Articles of Incorporation and Bylaws.

AUTHORIZED CAPITAL

     Mariners. The Mariners Articles, as amended to date, authorize the issuance of 2,250,000 shares of Common Stock, without par value, of which 630,276 shares were outstanding on the Mariners Record Date.

     Eldorado. The Eldorado Articles, as amended to date, authorize the issuance of 12,500,000 shares of Common Stock, without par value, of which 2,758,788 shares were outstanding on the Eldorado Record Date and up to 630,276 additional shares would be issued upon consummation of the Merger to holders of Mariners Common Stock. The Eldorado Articles also authorize the issuance of 5,000,000 shares of Preferred Stock, none of which are issued. Although Eldorado has not issued Preferred Stock to date, will not issue Preferred Stock as part of the consideration of the Merger, and has no present intention of any plans or proposals to issue any shares of Preferred Stock, Eldorado is authorized to issue Preferred Stock without obtaining the approval of the holders of Eldorado Common Stock. The Board of Directors of Eldorado also has broad authority relating to the issuance of Preferred Stock, including the authority to designate one or more series of Preferred Stock and to fax the number of shares constituting any such series, and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, including dividend rights, conversion rights, voting rights, redemption provisions, liquidation preferences and protective provisions. The issuance of Preferred Stock may have the effective of delaying, deferring or preventing a change of control of Eldorado, and could adversely affect the voting power and relative rights of holders of Eldorado Common Stock. See "DESCRIPTION OF ELDORADO COMMON STOCK."

DISSENTERS' RIGHTS

     Under California law, a dissenting shareholder of a corporation participating in certain transactions may demand to receive cash in an amount equal to the fair market value of his or her shares in lieu of the consideration the shareholder would otherwise receive in the transaction. Each holder of Mariners Common Stock has that right. However, because the Eldorado Common Stock is listed for trading on the AMEX, no holders of Eldorado Common Stock are entitled to dissenters' rights unless holders of five percent of the outstanding shares of Eldorado Common Stock properly demand payment of the fair market value of their shares in accordance with such dissenters' rights. See "THE
MERGER -- Dissenters' Rights."

SIZE OF THE BOARD OF DIRECTORS

     Mariners. The Mariners Bylaws provide that the authorized number of directors shall be not less than eight nor more than 15, with the exact number currently set at nine (9) directors. Although changes in the minimum or maximum numbers of directors must be approved by the shareholders, the Board of Directors of Mariners has the authority to fix the exact number of directors within the range stated in the Mariners Bylaws.

     Eldorado. The Eldorado Bylaws provide that the authorized number of directors shall be not less than nine nor more than 13, with the exact number currently set at ten (10) directors. The Board of Directors of Eldorado also has the authority to fix the exact number of directors within the range stated in the Eldorado Bylaws. Upon consummation of the Merger, the Board of Directors intends to increase the exact number of directors to 12 to provide for the election of Richard Korsgaard and Julia M. Di Giovanni as directors of Eldorado.

ELECTIONS OF DIRECTORS

     Mariners. Mariners has historically elected all of its directors at each annual meeting, and holders of Mariners Common Stock are entitled to cumulative voting in the election of directors if certain procedures are followed. Each person so elected to serve as a director is elected to hold office until the next annual meeting of shareholders and until a successor has been elected and qualified. Under cumulative voting, every shareholder entitled to vote at any election of directors may cumulative such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit.

     Eldorado. Eldorado has also historically elected all of its directors at each annual meeting, and holders of Eldorado Common Stock are entitled to cumulative voting in the election of directors if certain procedures are followed. Under California law, a corporation with outstanding Shares listed on the AMEX may, by amendment of its articles of incorporation or bylaws, adopt provisions to divide the board of directors into two or three classes to serve for terms of two or three years respectively, or to eliminate cumulative voting, or both. If the board is divided into two classes, the authorized number of directors must not be less than six and one-half of the directors or as close an approximation as possible shall be elected at each annual meeting. If the board is divided into three classes, the authorized number of directors shall no less than nine and one-third of the directors or as close an approximation as possible shall be elected at each annual meeting of shareholders. In addition, the terms of any shares of Preferred Stock which may be authorized by Eldorado in the future may provide for specific representation on the Board by persons to be elected by the holders of such shares, voting as a separate class. The Board of Directors of Eldorado does not presently intend to propose any amendment to the Eldorado Articles or the Eldorado Bylaws to adopt provisions dividing the Board into classes or to eliminate cumulative voting, or to authorize or issue any shares of Preferred Stock. Any such amendment to the Eldorado Articles or the Eldorado Bylaws or issuance of shares of Preferred Stock could have the effect of delaying, deferring or preventing a change of control of Eldorado, and could adversely affect the ability of Eldorado shareholders to obtain representation on the Board of Directors of Eldorado.

                         SHAREHOLDER PROPOSALS FOR 1996
                         ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder desiring to submit a proposal for action at the 1996 Annual Meeting of Shareholders of Eldorado which is desired to be presented in Eldorado's Proxy Statement with respect to such meeting must be received by Eldorado at its principal executive officers no later than November 24, 1995. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects are regulated by the Exchange Act, Rules and Regulations of the Commission and other laws and regulations to which interested persons should refer.

                                 LEGAL MATTERS

     The validity of the shares of Eldorado Common Stock to be issued in connection with the Merger will be passed upon by Stradling, Yocca, Carlson & Rauth, Newport Beach, California. The federal income tax consequences in connection with the Merger will be passed upon by Covington & Burling, Washington, D.C.

                                    EXPERTS

     The consolidated financial statements of Eldorado Bancorp and subsidiary as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 have been included in this Joint Proxy Statement and the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere in this Joint Proxy Statement and Registration Statement, and upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG Peat Marwick LLP covering the December 31, 1994 financial statements contains an explanatory paragraph which states that, as discussed in Note 1 to the Consolidated Financial Statements, Eldorado Bancorp and its subsidiary adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in 1994.

     The consolidated financial statements of Mariners Bancorp and subsidiary as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 have been included in this Joint Proxy Statement and the Registration Statement in reliance upon the report of Dayton & Associates, independent certified public accountants, appearing elsewhere in this Joint Proxy Statement and Registration Statement, and upon the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
ELDORADO BANCORP AND SUBSIDIARY
  Report of KPMG Peat Marwick LLP.....................................................   F-2
  Consolidated Balance Sheets as of December 31, 1994 and 1993........................   F-3
  Consolidated Statements of Operations for each of the years in the three-year period
     ended December 31, 1994..........................................................   F-4
  Consolidated Statements of Shareholders' Equity for the years ended December 31,
     1994, 1993 and 1992..............................................................   F-5
  Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1993
     and 1992.........................................................................   F-6
  Notes to Consolidated Financial Statements..........................................   F-7
  Consolidated Balance Sheets (Unaudited) as of March 31, 1995 and 1994...............  F-23
  Consolidated Statements of Earnings (Unaudited) for the Three Months Ended March 31,
     1995 and 1994....................................................................  F-24
  Consolidated Statements of Shareholders' Equity (Unaudited) for the Three Months
     Ended March 31, 1995 and the Years Ended December 31, 1992, 1993 and 1994........  F-25
  Consolidated Statements of Cash Flows (Unaudited) for the Three Months Ended March
     31, 1995 and 1994................................................................  F-26
  Notes to Consolidated Financial Statements (Unaudited)..............................  F-27

MARINERS BANCORP AND SUBSIDIARY
  Report of Dayton & Associates.......................................................  F-28
  Consolidated Balance Sheets as of December 31, 1994 and 1993........................  F-29
  Consolidated Statements of Income for the years ended December 31, 1994, 1993 and
     1992.............................................................................  F-30
  Consolidated Statements of Changes in Stockholders' Equity for the years ended
     December 31, 1994, 1993 and 1992.................................................  F-31
  Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1993 and 1992.........................................................................  F-32
  Notes to Consolidated Financial Statements..........................................  F-33
  Consolidated Balance Sheets (Unaudited) as of March 31, 1995 and 1994...............  F-42
  Consolidated Statements of Income (Unaudited) for the Three Months Ended March 31,
     1995 and 1994....................................................................  F-43
  Consolidated Statements of Changes in Stockholders' Equity for the Three Months
     Ended March 31, 1995 and the (Unaudited) Years Ended December 31, 1992, 1993 and
     1994.............................................................................  F-44
  Consolidated Statements of Cash Flows (Unaudited) for the Three Months Ended March
     31, 1995 and 1994................................................................  F-45
  Notes to Consolidated Financial Statements (Unaudited)..............................  F-46

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Eldorado Bancorp:

     We have audited the consolidated balance sheets of Eldorado Bancorp and subsidiary (the "Company") as of December 31, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Eldorado Bancorp and subsidiary at December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994 in conformity with generally accepted accounting principles.

     As discussed in note 1 to the consolidated financial statements, the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities", in 1994.

                                          KPMG PEAT MARWICK LLP

Orange County, California
January 25, 1995

                        ELDORADO BANCORP AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1994 AND 1993

                                                                      1994             1993
                                                                  ------------     ------------
ASSETS
Cash and due from banks (notes 2 and 13)........................  $ 23,950,000     $ 22,303,000
Federal funds sold (note 13)....................................     9,000,000       38,500,000
Interest bearing deposits with banks (note 13)..................            --          594,000
Investment securities available-for-sale (notes 3 and 13).......    86,107,000               --
Investment securities held-to-maturity -- approximate market value of $562,000 in 1994 and $63,080,000 in 1993 (notes 3 and
  13)...........................................................       586,000       61,901,000
SBA loans held for sale (note 13)...............................     3,274,000        1,363,000
Loans and direct lease financing (notes 4, 11 and 13)...........   171,874,000      182,465,000
Less allowance for possible credit losses (notes 5 and 13)......     5,564,000        4,740,000
                                                                  ------------     ------------
          Net loans and direct lease financing..................   166,310,000      177,725,000
Premises and equipment, net (note 6)............................     7,433,000        7,209,000
Accrued interest receivable.....................................     1,618,000        1,385,000
Other assets....................................................     2,682,000        4,398,000
Other real estate owned, net (note 5)...........................       973,000        4,892,000
Goodwill, net of accumulated amortization of $694,000 in 1994
  and $584,000 in 1993..........................................     1,113,000        1,223,000
Current income taxes (note 7)...................................       280,000        1,418,000
Deferred income taxes (note 7)..................................       696,000          376,000
                                                                  ------------     ------------
                                                                  $304,022,000     $323,287,000
                                                                  ============     ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Deposits (notes 3 and 13):
     Demand, non-interest bearing...............................  $ 79,347,000     $ 75,288,000
     Savings and money market...................................   145,958,000      162,049,000
     Time certificates under $100,000...........................    23,102,000       27,174,000
     Time certificates of $100,000 or more......................    22,919,000       28,288,000
                                                                  ------------     ------------
          Total deposits........................................   271,326,000      292,799,000
  Federal funds purchased (note 13).............................     1,030,000        1,105,000
  Other liabilities (note 9)....................................     2,572,000        2,094,000
                                                                  ------------     ------------
          Total liabilities.....................................   274,928,000      295,998,000
Commitments and contingencies (notes 11 and 13)
Shareholders' equity (notes 8, 11, and 12):
  Preferred stock, no par value; authorized 5,000,000 shares,
     none issued................................................            --               --
  Common stock, no par value; authorized 12,500,000 shares,
     issued and outstanding 2,756,728 shares in 1994 and
     2,752,255 in 1993..........................................    17,462,000       17,427,000
  Securities valuation allowance, net...........................      (345,000)              --
  Retained earnings.............................................    11,977,000        9,862,000
                                                                  ------------     ------------
          Total shareholders' equity............................    29,094,000       27,289,000
                                                                  ------------     ------------
                                                                  $304,022,000     $323,287,000
                                                                  ============     ============

          See accompanying notes to consolidated financial statements.

                        ELDORADO BANCORP AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                         1994            1993            1992
                                                      -----------     -----------     -----------
Interest income:
  Loans, including fees (note 4)....................  $16,170,000     $17,245,000     $21,742,000
  Investment securities.............................    3,721,000       2,629,000       3,206,000
  Federal funds sold................................      905,000       1,385,000       1,175,000
  Direct lease financing............................      227,000         309,000         369,000
  Interest bearing deposits with banks..............       11,000          11,000          16,000
                                                      -----------     -----------     -----------
          Total interest income.....................   21,034,000      21,579,000      26,508,000
Interest expense:
  Savings and money market..........................    3,103,000       3,669,000       4,989,000
  Time certificates under $100,000..................      782,000         738,000       1,560,000
  Time certificates of $100,000 or more.............      725,000       1,252,000       1,850,000
  Other.............................................       16,000          27,000          51,000
                                                      -----------     -----------     -----------
          Total interest expense....................    4,626,000       5,686,000       8,450,000
                                                      -----------     -----------     -----------
          Net interest income.......................   16,408,000      15,893,000      18,058,000
Provision for possible credit losses (note 5).......    2,006,000       3,576,000       1,735,000
                                                      -----------     -----------     -----------
          Net interest income after provision for
            possible credit losses..................   14,402,000      12,317,000      16,323,000
Other income:
  Service charges on deposit accounts...............    2,222,000       1,865,000       2,220,000
  Escrow fees.......................................           --         122,000         197,000
  Bank card discounts...............................      822,000         752,000         911,000
  Gain on sales of SBA loans........................      279,000       1,433,000       1,325,000
  Loan servicing income.............................      875,000         283,000         174,000
  Net gain (loss) on sales and write-down of
     investment securities, net (note 3)............     (131,000)        (81,000)       (502,000)
  Other.............................................      781,000         605,000         505,000
                                                      -----------     -----------     -----------
          Total other income........................    4,848,000       4,979,000       4,830,000
Operating expenses:
  Salaries..........................................    4,518,000       5,905,000       5,963,000
  Employee benefits (note 9)........................    1,791,000       1,827,000       1,826,000
  Occupancy.........................................    1,865,000       1,607,000       1,840,000
  Furniture and equipment...........................      832,000         692,000         777,000
  Other real estate owned (note 5)..................      388,000       4,620,000         383,000
  Other (note 10)...................................    5,542,000       5,490,000       5,774,000
                                                      -----------     -----------     -----------
          Total operating expenses..................   14,936,000      20,141,000      16,563,000
                                                      -----------     -----------     -----------
          Earnings(loss) before income taxes........    4,314,000      (2,845,000)      4,590,000
Income taxes (benefit) (note 7).....................    1,758,000      (1,118,000)      1,832,000
                                                      -----------     -----------     -----------
          Net earnings(loss)........................  $ 2,556,000     $(1,727,000)    $ 2,758,000
                                                      ===========     ===========     ===========
Net earnings(loss) per common share.................  $      0.93     $     (0.63)    $      1.00
                                                      ===========     ===========     ===========
Weighted average number of shares used in per share
  calculation.......................................    2,753,934       2,751,445       2,755,549

          See accompanying notes to consolidated financial statements.

                        ELDORADO BANCORP AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                        COMMON STOCK           SECURITIES                       TOTAL
                                   -----------------------     VALUATION       RETAINED     SHAREHOLDERS'
                                    SHARES       AMOUNT      ALLOWANCE, NET    EARNINGS        EQUITY
                                   ---------   -----------   --------------   -----------   -------------
Balance, December 31, 1991.......  2,717,255   $17,398,000              --    $ 9,939,000    $ 27,337,000
Cash dividends declared ($0.32
  per share).....................         --            --              --       (887,000)       (887,000)
Stock options exercised (note
  8).............................     84,373       510,000              --             --         510,000
Stock repurchased and
  cancelled......................    (55,994)     (508,000)             --             --        (508,000)
Net earnings.....................         --            --              --      2,758,000       2,758,000
                                   ----------  -----------      ----------    -----------     -----------
Balance, December 31, 1992.......  2,745,634    17,400,000              --     11,810,000      29,210,000
Cash dividends declared ($0.08
  per share).....................         --            --              --       (221,000)       (221,000)
Stock options exercised (note
  8).............................     12,621        86,000              --             --          86,000
Stock repurchased and
  cancelled......................     (6,000)      (59,000)             --             --         (59,000)
Net loss.........................         --            --              --     (1,727,000)     (1,727,000)
                                   ----------  -----------      ----------    -----------     -----------
Balance, December 31, 1993.......  2,752,255    17,427,000              --      9,862,000      27,289,000
Net unrealized holding gain on
  securities available-for-sale
  as of January 1, 1994..........         --            --    $  1,179,000             --       1,179,000
Cash dividends declared ($0.16
  per share).....................         --            --              --       (441,000)       (441,000)
Stock options exercised (note
  8).............................      4,473        35,000              --             --          35,000
Change in net unrealized holding
  gain on securities
  available-for-sale.............         --            --      (1,524,000)            --      (1,524,000)
Net earnings.....................         --            --              --      2,556,000       2,556,000
                                   ----------  -----------      ----------    -----------     -----------
Balance, December 31, 1994.......  2,756,728   $17,462,000    $   (345,000)   $11,977,000    $ 29,094,000
                                   ==========  ===========      ==========    ===========     ===========

          See accompanying notes to consolidated financial statements.

                        ELDORADO BANCORP AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                        YEARS ENDED 1994, 1993 AND 1992

                                                                1994              1993             1992
                                                            -------------     ------------     ------------
Cash flows from operating activities:
  Net earnings(loss)......................................  $   2,556,000     $ (1,727,000)    $  2,758,000
  Adjustments to reconcile net earnings (loss) to net cash
    provided by operating activities:
    Depreciation and amortization.........................        998,000          879,000        1,013,000
    Amortization of goodwill..............................        110,000          169,000          131,000
    Provision for possible credit losses..................      2,006,000        3,576,000        1,735,000
    Provision for possible losses on other real estate
      owned...............................................        118,000        4,270,000           28,000
    Decrease in market value of securities................        575,000               --               --
    Unrealized loss on securities, net of tax.............       (345,000)              --               --
    (Gain) loss on sales of premises and equipment........          8,000          (22,000)         103,000
    Gain on sales of SBA loans............................       (279,000)      (1,433,000)      (1,325,000)
    (Gain) loss on sale of other real estate owned........        (36,000)          26,000           92,000
    Loss on sales of investment securities
      available-for-sale..................................        131,000           81,000          502,000
    Amortization of deferred income, discounts and fees...       (438,000)        (496,000)        (430,000)
    Loan fees collected...................................        508,000          191,000          974,000
  Changes in assets and liabilities:
    Increase in goodwill..................................             --               --          (83,000)
    Increase (decrease) in accrued interest receivable....       (233,000)         471,000          584,000
    (Increase) decrease in current income taxes and other
      assets..............................................      1,783,000         (982,000)         497,000
    Increase in deferred income taxes.....................       (320,000)        (776,000)         (65,000)
    Increase (decrease) in other liabilities..............        478,000           54,000         (346,000)
                                                            -------------     ------------     ------------
         Net cash provided by operating activities........      7,620,000        4,281,000        6,168,000
                                                            -------------     ------------     ------------
Cash flows from investing activities:
  Proceeds from maturity of securities
    available-for-sale....................................     71,448,000       18,996,000       10,283,000
  Proceeds from sales of securities available-for-sale....      3,948,000        9,350,000        4,955,000
  Purchase of securities available-for-sale...............   (100,405,000)              --               --
  Purchase of securities held-to-maturity.................       (586,000)              --               --
  Purchase of investment securities.......................             --      (47,025,000)     (13,934,000)
  Net (increase)decrease in interest bearing deposits with
    banks.................................................        594,000         (396,000)         300,000
  Proceeds from sale of loans.............................      6,720,000       13,190,000       15,414,000
  Increase in commercial loans held for sale..............     (8,352,000)     (11,326,000)     (13,555,000)
  Purchase of loans.......................................    (11,665,000)              --               --
  Net decrease in loans and leases........................     21,004,000       24,108,000       19,320,000
  Purchases of premises and equipment.....................     (1,147,000)      (1,122,000)        (538,000)
  Proceeds from sales of premises and equipment...........         14,000          140,000           54,000
  Proceeds from sales of other real estate owned..........      4,908,000        2,904,000        2,283,000
  Capital expenditures for other real estate owned........             --         (318,000)              --
                                                            -------------     ------------     ------------
         Net cash provided by investing activities........    (13,519,000)       8,501,000       24,582,000
                                                            -------------     ------------     ------------
Cash flows from financing activities:
  Net decrease in deposits................................  $ (21,473,000)    $(16,333,000)    $(15,234,000)
  Net increase (decrease) in federal funds purchased......        (75,000)       1,105,000         (687,000)
  Principal payments on subordinated capital note.........             --               --          (15,000)
  Dividends paid..........................................       (441,000)        (221,000)        (882,000)
  Proceeds from stock options exercised...................         35,000           86,000          510,000
  Repurchase of common stock..............................             --          (59,000)        (508,000)
                                                            -------------     ------------     ------------
Net cash used in financing activities.....................    (21,954,000)     (15,422,000)     (16,816,000)
                                                            -------------     ------------     ------------
Increase(decrease) in cash and cash equivalents...........    (27,853,000)      (2,640,000)      13,934,000
Cash and cash equivalents at beginning of year............     60,803,000       63,443,000       49,509,000
                                                            -------------     ------------     ------------
Cash and cash equivalents at end of year..................  $  32,950,000     $ 60,803,000     $ 63,443,000
                                                            ==============    =============    =============
Supplemental disclosures of cash flow information:
  Cash paid for --
    Interest..............................................  $   4,653,000     $  5,890,000     $  8,768,000
    Income taxes, net.....................................      2,986,000          465,000        2,533,000
Dividends accrued and paid in subsequent years............             --               --          219,000
Transfer of loans to other real estate owned..............      1,071,000        3,697,000        8,568,000
Transfer of investment securities to securities
  available-for-sale......................................     61,901,000               --               --

          See accompanying notes to consolidated financial statements.

                        ELDORADO BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The consolidated financial statements include the accounts of Eldorado Bancorp (the "Company") and its wholly owned subsidiary, Eldorado Bank (the "Bank"). All intercompany balances and transactions have been eliminated in consolidation. Eldorado Bancorp has no significant assets or liabilities other than its investment in the Bank.

     The consolidated financial statements have been prepared in conformity with generally accepted accounting principles and prevailing practices within the banking industry. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

  Business

     The Bank provides a full range of banking services to individual and corporate customers throughout Orange, Riverside and San Bernardino Counties. The Bank is subject to competition from other financial institutions. The Bank is also subject to the regulations of certain federal and state agencies and undergoes periodic examination by those regulatory authorities.

  Investment Securities

     In May 1993, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). SFAS 115 requires that investments be classified as "held to maturity", "available for sale" or "trading securities". The statement defines investments in securities as "held to maturity" based upon a positive intent and ability to hold those securities to maturity. Investments held to maturity are to be reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as "trading securities" and are to be reported at fair value, with unrealized gains and losses included in operations. Equity and debt securities not classified as "held to maturity" or "trading securities" are classified as "available for sale" and are recorded at fair value, with unrealized gains and losses excluded from operations and reported as a separate component of stockholders' equity, net of the tax effect.

     SFAS 115 was required to be adopted by the Company in 1994. Accordingly, the Company reclassified its entire investment security portfolio as of January 1, 1994 as Securities Available For Sale which were adjusted to reflect fair market value. Previously, the investment securities were carried at cost, adjusted for the accretion of discounts and amortization of premiums.

     The designation of securities is made by management at the time of acquisition. The Company has purchased securities "held to maturity" since the implementation of SFAS 115.

  Loans and Direct Lease Financing

     Loans are reported at the principal amount outstanding, net of unearned income. Interest on loans is computed by methods which generally result in level rates of return on principal amounts outstanding. Interest accruals are discontinued when, in the opinion of management, it is deemed uncollectible.

     Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. The accrual of interest on loans is discontinued when reasonable doubt exists as to the full, timely collection of interest or principal and, generally, when a loan becomes contractually past-due by 90 days or more with

                        ELDORADO BANCORP AND SUBSIDIARY
respect to principal or interest. The accrual of interest may be continued on a loan contractually past-due 90 days or more with respect to interest or principal if the Company is in the process of collection, and collection of principal and interest is deemed probable.

     When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period income. Income on such loans is then recognized only to the extent that cash is received and where the future collection of principal is probable. Accruals are resumed on loans only when they are brought fully current with respect to interest and principal and when, in the judgement of management, the loan is estimated to be fully collectible.

     A loan is classified as a restructured loan when certain modifications, such as the reduction of interest rates to below market or forgiveness or deferral of principal payments, are made to contractual terms due to a borrower's financial condition. Certain restructured loan agreements call for additional interest or principal to be paid on a deferred or contingent basis.

     The Bank has direct financing leases under which it purchases automobiles and equipment which are in turn leased to its customers. Direct financing leases are recorded at the sum of the aggregate lease rentals receivable and the estimated residual value of the equipment, net of unearned income. The related unearned income is deferred and amortized into income so as to produce a level rate of return.

  Loan Origination Fees and Costs

     Loan origination fees and direct costs associated with lending are netted and amortized to interest income as an adjustment to the yield over the respective lives of the loans using a method that approximates the level-yield method over the period to maturity. At December 31, 1994 and 1993, net deferred loan fees of $153,000 and $247,000, respectively, are included in loans.

  Sales of Loans

     The Bank has realized gains from the sale of the guaranteed portion of "Small Business Administration" loans. Gains or losses are recognized upon completion of the sale (net of related commissions paid that are directly attributable to the sale) and are based on the difference between the net sales proceeds and the relative fair value of the portion of the loan sold versus the portion of the loan retained. Loans held for sale are carried at the lower of cost or estimated market value.

  Allowance for Possible Credit Losses

     The allowance for possible credit losses is established through a provision for possible credit losses charged to expense. Loans and leases are charged against the allowance for possible credit losses when management believes that the collectibility of principal is unlikely. The allowance is an amount that management believes will be adequate to absorb losses inherent in existing loans, leases and commitments to extend credit, based on the evaluations of the collectibility and prior loss experience of loans, leases and commitments to extend credit. The evaluations take into consideration such factors as changes in the nature and volume of the portfolio; overall portfolio quality; loan concentrations; specific problem loans, leases and commitments; and current and anticipated economic conditions that may affect the borrowers' ability to pay.

     Management believes that the allowance for possible credit losses is adequate. While management uses available information to recognize losses on loans and leases, future additions to the allowance may be necessary based on changes in economic conditions. In addition, both federal and state regulators, as an integral part of their examination process, periodically review the Bank's allowance for possible credit losses. These agencies may require the Company to recognize additions to the allowance based on their judgement about information available to them at the time of their examination.

                        ELDORADO BANCORP AND SUBSIDIARY

  Other Real Estate Owned

     Other real estate owned consists of real estate acquired in settlement of loans. Other real estate owned is carried at the lower of cost or estimated fair value less selling costs. The recognition of gains and losses on the sale of real estate is dependent upon various factors relating to the nature of the property sold, the terms of the sale and the future involvement of the Company.

     When there is indication that a borrower no longer has equity in property collateralizing a loan and it is doubtful that equity will be rebuilt in the foreseeable future and proceeds for repayment of the loan can be expected to come only from the operation or sale of the collateral, the property is considered repossessed in-substance ("in-substance foreclosure"). Both in-substance foreclosures and real estate acquired in settlement of loans are recorded at the lower of the unpaid balance of the loan at the settlement date or fair value less selling costs of the collateral. Subsequently, valuation allowances for estimated losses are provided against income if the carrying value of real estate exceeds estimated fair value less selling costs. Legal fees and direct costs, including foreclosure, appraisal and other related costs, are expensed as incurred. While management uses currently available information to provide for losses on real estate, future additions to the allowance may be necessary based on future economic conditions. In addition, the regulatory agencies periodically review the allowance for real estate losses and such agencies may require the Company to recognize additions to the allowance based on information and factors not available to management.

  Premises and Equipment

     Premises and equipment are stated at cost, less accumulated depreciation and amortization which is charged to expense on a straight-line basis over the estimated useful lives of the assets, from 3 to 30 years, or, in the case of leasehold improvements, over the terms of the leases if shorter than the estimated useful lives.

  Goodwill

     The Company has classified as goodwill the cost in excess of fair value of the net assets (including tax attributes) of businesses acquired in purchase transactions. Goodwill is being amortized on a straight-line method over fifteen years. The Company periodically reviews goodwill to assess recoverability from projected, undiscounted net cash flows of the related business unit, and impairments would be recognized in operating results if a permanent diminution in value were to occur.

  Income Taxes

     Income taxes are accounted for under the asset and liability method of accounting. Under the asset and liability method, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

  Statements of Cash Flows

     For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and Federal funds sold. Generally, Federal funds are purchased and sold for one-day periods.

  Earnings(loss) per Share

     Earnings(loss) per common share are based on the weighted average number of shares outstanding. Stock options have been excluded from the computation, as their effect is immaterial.

                        ELDORADO BANCORP AND SUBSIDIARY

  Reclassifications

     Certain items in the 1993 and 1992 consolidated financial statements have been reclassified to conform to the 1994 presentation.

  Current Accounting Pronouncements

     In May 1993, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" ("SFAS 114") and in October 1994, the FASB issued Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures" ("SFAS 118"). Under the provisions of SFAS 114, a loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. SFAS 114 requires creditors to measure impairment of a loan based on the present value of expected future cash flows discounted at the loan's effective interest rate. If the measure of the impaired loan is less than the recorded investment in the loan, a creditor shall recognize the impairment by recording a valuation allowance with a corresponding charge to provision for estimated losses on loans. This statement also applies to restructured loans and eliminates the requirement to classify loans that are in-substance foreclosures as foreclosed assets except for loans where the creditor has physical possession of the underlying collateral but not legal title. SFAS 114 applies to financial statements for fiscal years beginning after December 15, 1994. The Company expects to adopt the statement on January 1, 1995 and does not expect that the adoption of the statement will have a material impact on the Company's results of operations or financial position.

     SFAS 118 amends SFAS 114 to allow a creditor to use existing methods for recognizing interest income on impaired loans. In addition, SFAS 118 amends certain disclosure requirements of SFAS 114.

     In October 1994, the FASB issued Statement of Financial Accounting Standards No. 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments" ("SFAS 119"). This statement amends Statement of Financial Accounting Standards No. 105, "Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk" and Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments", and provides specific disclosure requirements for derivative financial instruments. SFAS 119 is effective for financial statements issued for fiscal years ending after December 15, 1994. The disclosures required by SFAS 119 are included herein.

(2) RESTRICTED CASH BALANCES

     Aggregate reserves (in the form of deposits with the Federal Reserve Bank) approximating $4,760,000 were maintained to satisfy Federal regulatory requirements at December 31, 1994.

                        ELDORADO BANCORP AND SUBSIDIARY

(3) INVESTMENT SECURITIES

     A summary of investment securities follows:

                                                              DECEMBER 31, 1994
                                          ---------------------------------------------------------
                                                            GROSS          GROSS         ESTIMATED
                                           AMORTIZED      UNREALIZED     UNREALIZED        FAIR
                                             COST           GAINS          LOSSES          VALUE
                                          -----------     ----------     ----------     -----------
Available-For-Sale Securities:
  US Treasury securities and obligations
     of other US government corporations
     and agencies.......................  $76,948,000..   $  986,000     $1,524,000     $76,410,000
  Obligations of states and political
     subdivisions.......................      290,000          5,000             --         295,000
  Corporate debt securities.............    7,389,000         10,000        118,000       7,281,000
  Mortgage backed securities............    2,055,000         66,000             --       2,121,000
                                          -----------     ----------     ----------     -----------
                                          $86,682,000     $1,067,000     $1,642,000     $86,107,000
                                           ==========      =========      =========      ==========
Held-To-Maturity Securities:
  Obligations of states and political
     subdivisions.......................  $   586,000             --     $   24,000     $   562,000

                                                              DECEMBER 31, 1993
                                          ---------------------------------------------------------
US Treasury securities and obligations
  of other US government corporations
  and agencies..........................  $44,222,000     $  528,000     $   20,000     $44,730,000
Obligations of states and political
  subdivisions..........................    1,195,000         27,000             --       1,222,000
Corporate debt securities...............    8,380,000        380,000          3,000       8,757,000
Mortgage backed securities..............    4,589,000        282,000          9,000       4,862,000
Other...................................    3,515,000             --          6,000       3,509,000
                                          -----------     ----------     ----------     -----------
                                          $61,901,000     $1,217,000     $   38,000     $63,080,000
                                           ==========      =========      =========      ==========

     At December 31, 1994, investment securities with a carrying value of $8,908,000 were pledged to secure public deposits or for other purposes required by law.

     Maturities of investment securities are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                 AMORTIZED       ESTIMATED
                                                                   COST         FAIR VALUE
                                                                -----------     -----------
    Available-For-Sale Securities:
      Due in one year or less.................................  $73,955,000     $73,556,000
      Due after one year through five years...................    8,053,000       7,895,000
      Due after five years through ten years..................    3,063,000       3,002,000
      Due after ten years.....................................    1,611,000       1,654,000
                                                                -----------     -----------
                                                                $86,682,000     $86,107,000
                                                                -----------     -----------
    Held-To-Maturity Securities At Cost:
      Due after five through ten years........................  $   586,000     $   562,000
                                                                ===========     ===========

                        ELDORADO BANCORP AND SUBSIDIARY

     Proceeds from sales of investments in debt securities during 1994, 1993 and 1992 were $3,948,000, $9,350,000 and $4,955,000, respectively. The Bank experienced gross losses on sales of available-for-sale debt securities of $131,000 in 1994. A gross gain of $49,000 was realized on sales in 1993. Gross losses and writedowns of $130,000 were recognized in 1993.

(4) LOANS AND DIRECT LEASE FINANCING

     A summary of loans and direct lease financing follows:

                                                                  1994             1993
                                                              ------------     ------------
    Commercial -- unsecured.................................  $ 33,435,000     $ 41,025,000
    Commercial -- secured...................................    33,552,000       26,698,000
    Interim construction....................................     4,789,000       13,039,000
    Real estate.............................................    78,607,000       80,088,000
    Installment.............................................    18,945,000       17,961,000
    Lease financing.........................................     1,286,000        2,716,000
    Credit cards and other..................................     1,298,000        1,357,000
    Less unearned income, discounts and fees................       (38,000)        (419,000)
                                                              ------------     ------------
                                                              $171,874,000     $182,465,000
                                                              ============     ============

     At December 31, 1994, 1993, and 1992, the Bank had loans of approximately $3,161,000, $2,092,000, and $2,927,000 respectively, on which the accrual of interest had been discontinued. If these loans had been current throughout their terms, interest and fees on loans would have increased by approximately $144,000, $108,000, and $103,000 for 1994, 1993 and 1992, respectively.

     Restructured loans at December 31, 1994 amounted to $7,069,000. Under the original terms of the restructured loans, interest earned would have totaled $980,000 for the year ended December 31, 1994. Under the restructured terms, interest income recorded amounted to $841,000 in 1994. The Company charged off $269,000 in 1994 in connection with restructured loans.

     The Bank serviced loans for others totaling $88,656,000 and $36,871,000 at December 31, 1994 and 1993, respectively.

     The Company grants construction, commercial and consumer loans to customers throughout the Southern California area. Although the Company has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the real estate markets in Orange, Riverside and San Bernardino counties of California.

     In the ordinary course of business, the Bank has granted loans to certain related parties and their affiliates. These loans are made under terms which are consistent with the Bank's normal lending policies. A summary of activity with respect to these loans follows:

                                                                   1994            1993
                                                                -----------     -----------
    Balance outstanding, beginning of year....................  $ 4,547,000     $ 6,305,000
    Loans granted during year.................................           --         563,000
    Repayments during year....................................   (2,296,000)     (2,321,000)
                                                                -----------     -----------
    Balance outstanding, end of year..........................  $ 2,251,000     $ 4,547,000
                                                                ===========     ===========

                        ELDORADO BANCORP AND SUBSIDIARY

(5) ALLOWANCES FOR POSSIBLE CREDIT LOSSES AND OTHER REAL ESTATE OWNED

     A summary of activity in the allowance for possible credit losses follows:

                                                     1994            1993            1992
                                                  -----------     -----------     -----------
    Balance at beginning of year................  $ 4,740,000     $ 3,530,000     $ 3,757,000
    Credits charged-off.........................   (1,574,000)     (2,534,000)     (2,077,000)
    Recoveries on credits previously
      charged-off...............................      169,000         168,000         115,000
                                                  -----------     -----------      ----------
    Net charge-offs.............................   (1,405,000)     (2,366,000)     (1,962,000)
    Increase in allowance for possible credit
      losses through acquisition................      223,000              --              --
    Provision for possible credit losses........    2,006,000       3,576,000       1,735,000
                                                  -----------     -----------
    Balance at end of year......................  $ 5,564,000     $ 4,740,000     $ 3,530,000
                                                  ===========     ===========     ===========

     A summary of activity in the valuation allowance on other real estate owned follows:

                                                        1994            1993          1992
                                                     -----------     -----------     -------
    Balance at beginning of year...................  $ 3,220,000     $    28,000     $    --
    Additions to valuation allowance charged to
      operations...................................      118,000       4,270,000      28,000
    Recognized losses on other real estate owned
      charged against the allowance................   (2,931,000)     (1,078,000)         --
                                                     -----------     -----------     -------
    Balance at end of year.........................  $   407,000     $ 3,220,000     $28,000
                                                     ===========     ===========     =======

(6) PREMISES AND EQUIPMENT

     A summary of premises and equipment follows:

                                                                     1994           1993
                                                                  -----------    -----------
    Land........................................................  $ 2,467,000    $ 2,467,000
    Buildings...................................................    5,095,000      5,094,000
    Furniture, fixtures and equipment...........................    3,746,000      4,617,000
    Leasehold improvements......................................    1,596,000      1,602,000
    Leasehold interests.........................................      732,000        732,000
                                                                  -----------    -----------
                                                                   13,636,000     14,512,000
    Less accumulated depreciation and amortization..............    6,203,000      7,303,000
                                                                  -----------    -----------
                                                                  $ 7,433,000    $ 7,209,000
                                                                    =========      =========

                        ELDORADO BANCORP AND SUBSIDIARY

(7) INCOME TAXES

     The components of income taxes (benefit) are as follows:

                                                     CURRENT       DEFERRED         TOTAL
                                                    ----------     ---------     -----------
    1994
      Federal.....................................  $1,512,000     $(252,000)    $ 1,260,000
      State.......................................     336,000       162,000         498,000
                                                    ----------     ---------     -----------
                                                    $1,848,000     $ (90,000)    $ 1,758,000
                                                     =========     =========      ==========
    1993
      Federal.....................................  $ (344,000)    $(523,000)    $  (867,000)
      State.......................................       2,000      (253,000)       (251,000)
                                                    ----------     ---------     -----------
                                                    $ (342,000)    $(776,000)    $(1,118,000)
                                                     =========     =========      ==========
    1992
      Federal.....................................  $1,365,000     $ (46,000)    $ 1,319,000
      State.......................................     532,000       (19,000)        513,000
                                                    ----------     ---------     -----------
                                                    $1,897,000     $ (65,000)    $ 1,832,000
                                                     =========     =========      ==========

     Income taxes (benefit) differed from the expected Federal statutory rate as follows:

                               1994                    1993                      1992
                              AMOUNT        %         AMOUNT          %         AMOUNT        %
                            ----------     ----     -----------     -----     ----------     ----
    Expected income taxes
      (benefit)...........  $1,467,000     34.0     $  (967,000)    (34.0)    $1,536,000     34.0
    State franchise taxes,
      net of Federal
      income tax
      benefit.............     325,000     (7.5)       (166,000)     (5.8)       338,000      7.5
    Other income not
      subject to tax......     (50,000)    (1.2)        (75,000)     (2.6)      (107,000)    (2.4)
    Other.................      16,000      0.4          90,000       3.1         65,000      1.4
                            ----------     ----     -----------     -----     ----------     ----
                            $1,758,000     40.7     $(1,118,000)    (39.3)    $1,832,000     40.5
                             =========     ====      ==========     =====      =========     ====

                        ELDORADO BANCORP AND SUBSIDIARY

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1994 and 1993 are as follows:

                                                                   1994            1993
                                                                -----------     -----------
    Deferred tax assets:
      Loans, due to allowance for possible credit losses......  $ 1,232,000     $ 1,045,000
      Other real estate owned.................................      197,000         369,000
      Investment securities...................................       10,000         250,000
      Securities valuation allowance..........................      230,000              --
      State taxes.............................................      112,000              --
      Accrued compensation....................................      171,000         110,000
      Other...................................................      141,000          66,000
                                                                -----------     -----------
                                                                  2,093,000       1,840,000
    Deferred tax liabilities:
      Premises and equipment..................................   (1,170,000)     (1,274,000)
      Deferred loan origination fees and costs................      (50,000)       (107,000)
      Other...................................................     (177,000)        (83,000)
                                                                -----------     -----------
                                                                 (1,397,000)     (1,464,000)
                                                                -----------     -----------
    Net deferred tax asset....................................  $   696,000     $   376,000
                                                                ===========     ===========

     In determining the possible future realization of deferred tax assets, SFAS 109 requires that future taxable income from the following sources be taken into account: (a) the reversal of taxable temporary differences; (b) future operations exclusive of reversing temporary differences; (c) future operations exclusive of reversing temporary differences; and (d) tax planning strategies that, if necessary, would be implemented to accelerate taxable income into years in which net operating losses might otherwise expire. As of December 31, 1994 and 1993, there was no valuation allowance against deferred tax assets. Deferred tax assets as of December 31, 1994 and 1993 have been recognized to the extent of the expected reversal of taxable temporary differences and the amount of Federal income tax paid in the carryback period which would be recoverable through the carryback of net operating losses.

     Certain factors beyond management's control can effect future levels of earnings and no assurance can be given that sufficient earnings will be generated to fully realize the recorded tax benefits. Management believes, however, that the remaining temporary differences will reverse during periods in which the Company generates net taxable earnings.

(8) STOCK OPTION PLANS

     An incentive stock option plan approved by shareholders during 1980 ("1980 Plan") provides that options covering an aggregate of 185,374 shares of the Company's unissued common stock may be exercised at a rate of 20% per year and expire five years from the date the options are granted.

     A nonqualified stock option plan approved by the shareholders during 1982 ("1982 Plan") provides that options covering an aggregate of 131,637 shares of the Company's unissued common stock may be granted to salaried officers, key employees or directors at prices not less than the fair market value of such shares at dates of grant. Options granted may be exercised at a rate of 20% per year and expire rive years from the date the options are granted.

     An incentive stock option plan approved by the shareholders during 1989 ("1989 Plan") provides that incentive stock options and nonqualified options covering an aggregate of 132,000 shares of the Company's unissued common stock may be granted to salaried officers, key employees or directors at prices no less than

                        ELDORADO BANCORP AND SUBSIDIARY
the fair market value of such shares at dates of grant. Options granted may be exercised at a rate of 20% per year and expire five years from the date the options are granted.

     A stock option plan approved by the shareholders in 1992 ("1992 Plan") provides that incentive stock options and nonqualified options covering an aggregate of 140,000 shares of the Company's unissued common stock may be granted to salaried officers, key employees or directors at prices no less than the fair market value of such shares at dates of grant. Options granted may be exercised at a rate of 20% per year and expire 5 years from the date the options are granted.

     A summary of transactions in the Plans for the three years ended December 31, 1994 follows:

                                                        AVAILABLE
                                                        FOR GRANT     OUTSTANDING     PRICE PER SHARE
                                                        ---------     -----------     ---------------
Balance at December 31, 1991..........................     24,708       256,788        $ 5.82 - 14.88
  Shares authorized under the 1992 Plan...............    140,000            --                    --
  Options granted.....................................     (1,000)        1,000          9.00 -  9.00
  Options exercised...................................         --       (84,373)         6.15 -  6.82
  Options cancelled...................................     19,577       (19,577)         5.82 - 14.88
                                                        ---------     -----------

Balance at December 31, 1992..........................    183,285       153,838          5.82 - 14.88
  Options granted.....................................    (83,000)       83,000          7.13 - 10.00
  Options exercised...................................         --       (12,621)         6.82 -  8.38
  Options cancelled...................................     54,457       (54,457)         6.82 - 14.13
                                                        ---------     -----------

Balance at December 31, 1993..........................    154,742       169,760          7.13 - 14.88
  Options granted.....................................   (112,150)      112,150          8.13 - 12.25
  Options exercised...................................         --        (4,473)         8.13 -  8.63
  Options cancelled...................................     15,687       (15,687)         8.13 - 14.88
  Options expired under 1980 plan.....................    (15,400)      (15,400)         8.13 - 14.88
  Options expired under 1982 plan.....................    (13,500)      (13,500)         8.13 - 14.88
                                                        ---------     -----------

Balance at December 31, 1994..........................     29,379       232,850        $ 7.13 - 14.88
                                                         ========     =========

     At December 31, 1994, 109,010 options were exercisable at prices ranging from $7.13 to $14.88 per share.

(9) EMPLOYEE BENEFIT PLANS

     The Company has a stock bonus plan covering substantially all employees who satisfy the age and length of service requirements. Under the terms of the plan, the Company contributes to a trust fund such amounts (not to exceed 15% of compensation) as determined annually by the Board of Directors. The Company's contribution was approximately $60,000, $0 and $15,000 for 1994 and 1993, and 1992 respectively.

     In 1984, the Company established a pretax savings and profit sharing plan under Section 401(K) of the Internal Revenue Code. The employees of the Company are eligible to participate in the 40l(k) profit sharing plan if they are twenty-one years of age or older and have completed 500 hours of service. Under the plan, eligible employees are able to contribute up to 10% of their compensation (some limitations apply to highly compensated employees). Company contributions are discretionary and are determined annually by the Board of Directors. The Company's contribution was approximately $24,000, $75,000 and $75,000 for 1994, 1993 and 1992, respectively.

     The Company has an employment agreement with an executive officer covering an approximate four year period. This agreement contains an incentive compensation provision which provides for payment, in addition to regular salary, of an amount based upon Company earnings (adjusted for certain transactions) in excess of a

                        ELDORADO BANCORP AND SUBSIDIARY
stated return on equity. The agreement also provides for a defined benefit pension plan that includes the following pension costs for the years ended December 31, 1994 and 1993:

                                                                         1994        1993
                                                                       --------    --------
    Service cost of benefits earned during the year..................  $ 25,000    $ 24,000
    Interest costs of projected benefit obligation...................    38,000      22,000
    Amortization of net loss.........................................     7,000          --
    Net amortization and deferral....................................    23,000      34,000
                                                                        -------     -------
                                                                       $ 93,000    $ 80,000
                                                                        =======     =======

     The funded status of the plan at December 31, 1994 and 1993 was as follows:

                                                                      1994         1993
                                                                    --------     ---------
    Actuarial present value of vested benefit obligation..........  $496,000     $ 519,000
    Accumulated and projected benefit obligation..................   496,000       519,000
    Plan assets at fair value.....................................        --            --
    Projected benefit obligation in excess of plan assets.........   496,000       519,000
    Unrecognized net gain.........................................     9,000            --
    Unrecognized prior service cost...............................   (80,000)     (225,000)
    Accrued pension liability.....................................   425,000       294,000
      Additional minimum liability................................    71,000       225,000
                                                                    --------     ---------
    Accrued pension and retirement cost included in accompanying
      financial statements........................................  $496,000     $ 519,000
                                                                    ========     =========

     The projected benefit obligation was determined using a weighted-average assumed discount rate of 9.00 per cent at year end and 7.25 percent for the years ended December 31, 1994 and 1993, respectively.

(10) OTHER EXPENSES

     A summary of other operating expenses follows:

                                                        1994           1993           1992
                                                     -----------    -----------    -----------
    Data processing................................  $ 1,269,000    $ 1,296,000    $   878,000
    Assessment and processing fees.................      811,000        800,000        817,000
    Legal..........................................      170,000        244,000        315,000
    Marketing......................................      264,000        276,000        765,000
    Merchant discounts.............................      437,000        394,000        426,000
    Customer service...............................      172,000        174,000        366,000
    Other..........................................    2,419,000      2,306,000      2,207,000
                                                      ----------     ----------     ----------
                                                     $ 5,542,000    $ 5,490,000    $ 5,774,000
                                                      ==========     ==========     ==========

(11) COMMITMENTS AND CONTINGENCIES

     The Company leases facilities from nonaffiliated parties under operating leases expiring at various dates through April 2011. A majority of the leases contain renewal options covering periods ranging from one to thirty years. Certain leases for bank premises provide for the payment by the lessee of property taxes, insurance premiums, cost of maintenance and other items. Total rental expense before sublease rental income amounted to approximately $810,000, $849,000 and $916,000 in 1994, 1993 and 1992, respectively.

                        ELDORADO BANCORP AND SUBSIDIARY

     In connection with the 1986 sale of its North San Bernardino branch, the Company subleased the facilities to the nonaffiliated purchaser under a lease which expires in February 2006, with one renewal option for five years. Rental income for 1994, 1993 and 1992 under this lease was approximately $108,000 each year.

     Future minimum rental payments and rental income receivable under noncancellable operating leases are as follows:

    YEAR ENDING                                        RENTAL        SUBLEASE         NET
    DECEMBER 31                                       EXPENSE         INCOME        EXPENSE
    -----------------------------------------------  ----------     ----------     ----------
    1995...........................................  $  909,000     $  139,000     $  770,000
    1996...........................................     712,000        135,000        577,000
    1997...........................................     676,000        132,000        544,000
    1998...........................................     640,000        115,000        525,000
    1999...........................................     640,000        108,000        532,000
    Thereafter.....................................   4,814,000        657,000      4,157,000
                                                     ----------     ----------     ----------
                                                     $8,391,000     $1,286,000     $7,105,000
                                                     ==========     ==========     ==========

     In the normal course of business, the Bank makes various commitments and incurs certain contingent liabilities which are not reflected in the accompanying consolidated financial statements. These commitments and contingencies include various guarantees, commitments to extend credit and standby and commercial letters of credit. At December 31, 1994 and 1993, the Bank had outstanding commitments to extend credit of approximately $35,879,000 and $40,088,000, respectively, of which $3,112,000 and $3,513,000, respectively, related to standby letters of credit.

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby letters of credit and financial guarantees written are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter-party. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

REGULATORY MATTERS

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was signed into law on December 19, 1991. Regulations implementing the prompt corrective action provisions of FDICIA became effective on December 19, 1992. In addition to the prompt corrective action requirements, FDICIA includes significant changes to the legal and regulatory environment for insured depository institutions, including reductions in insurance coverage for certain kinds of deposits, increased supervision by the Federal regulatory agencies, increased reporting requirements for insured institutions and new regulations concerning internal controls, accounting and operations.

     The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized", "adequately capitalized", "undercapitalized", "significantly undercapitalized" and "critically undercapitalized". Institutions categorized as "under capitalized" or worse are subject to certain restrictions, including the requirement to file a capital plan with its primary Federal regulator, prohibitions on the payment of dividends and management fees, restrictions on

                        ELDORADO BANCORP AND SUBSIDIARY
executive compensation and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution by the FDIC, including requirements to raise additional capital, sell assets or sell the entire institution.

     To be considered "adequately capitalized", an institution must generally have a leverage ratio of at least 4%, a Tier 1 risk-based capital ratio of at least 4% and a total risk-based capital ratio of at least 8%. An institution is deemed to be "critically undercapitalized" if it has a tangible equity ratio of 2% or less.

     At December 31, 1994, the Bank's leverage ratio was 9.1%, Tier 1 risk-based ratio was 13.9% and total risk-based ratio was 15.5% (unaudited). At December 31, 1994, the Bank is in the "well-capitalized" category.

     At periodic intervals, both the FDIC and the state banking regulators routinely examine the Company's financial statements as part of their legally prescribed oversight of the banking industry. The FDIC conducted an examination in the first quarter of 1993. As a result of the examination, the Company entered into an informal agreement (the "Agreement") with the FDIC. The Agreement contains certain restrictions on the Company's operations such as requirements for the Company to reduce the level of classified assets, maintain an adequate loan loss reserve and minimum capital levels, revise written plans and policies and comply with additional periodic reporting requirements, as well as a requirement for regulatory approval of dividends. Management has implemented policies and procedures and has achieved the quantitative goals which they believe satisfy the provisions of the Agreement to date. Management intends to comply with any remaining requirements of the Agreement.

  Litigation

     The Company is party to various lawsuits which have arisen in the normal course of its business. In the opinion of management, based upon the advice of the Company's legal counsel, the disposition of all pending litigation will not have a material adverse effect on the Company's consolidated financial statements.

(12) FEDERAL RESERVE ACT

     Section 23A of the Federal Reserve Act restricts the Bank from making loans or advances to the Company in excess of 10% of its capital stock and surplus. Each loan or extension of credit to the Company must be secured at the time of transaction by collateral having a market value of 100% or 130%, depending on the collateral, of the amount funded. At December 31, 1994, the Bank is permitted to make loans of approximately $1,746,000 to the Company.

(13) DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Bank's financial instruments.

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate the value:

  Cash and Short-Term Investments

     For cash, the carrying amount is a reasonable estimate of fair value.

  Investment Securities

     The fair value of the investment securities is estimated based on bid prices published in financial sources or bid quotations received from securities dealers.

                        ELDORADO BANCORP AND SUBSIDIARY

  Loan Receivables

     Fair values are estimated for portfolios of loans with similar financial characteristics. The fair value of loans is calculated by discounting estimated future cash flows using current rates that similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

  Deposit Liabilities

     The fair value of demand deposits, savings accounts, and money market deposits is the amount payable on demand at the reporting date. The fair value of certificates of deposit is based on the discounted value of contractual cash flows using market rates.

  Commitments to Extend Credit and Standby Letters of Credit

     The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of guarantees and letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparts at the reporting date.

                                                           1994                        1993
                                                  -----------------------     -----------------------
                                                  CARRYING     ESTIMATED      CARRYING     ESTIMATED
                                                   AMOUNT      FAIR VALUE      AMOUNT      FAIR VALUE
                                                  --------     ----------     --------     ----------
                                                                    (IN THOUSANDS)
Financial Assets:
  Cash and short-term investments...............  $ 32,950      $  32,950     $ 61,397      $  61,397
  Investment securities.........................        --             --       61,901         63,080
  Securities available-for-sale.................    86,107         86,107           --             --
  Securities held-to-maturity...................       586            562           --             --
  Commercial loans held for sale................     3,274          3,470        1,363          1,499
  Loans and direct lease financing, net.........   166,310        165,058      177,725        176,634

Financial liabilities:
  Deposits......................................  $271,326      $ 288,723     $292,799      $ 292,680
  Federal funds purchased.......................     1,030          1,030        1,105          1,105

Unrecognized financial instruments:
  Commitments to extend credit..................        --      $     (79)          --      $     (22)
  Standby letters of credit.....................        --             --           --             --

  Limitations

     Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect a premium or discount that could result from offering for sale at one time the Bank's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Bank's financial instruments, fair value estimates are based on judgements regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

                        ELDORADO BANCORP AND SUBSIDIARY

     Fair value estimates are based on existing on-and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets or liabilities include the property, plant, equipment, and goodwill. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

(14) CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY

     Following are condensed balance sheets for Eldorado Bancorp only as of December 31, 1994 and 1993, and condensed statements of earnings and cash flows for each of the years in the three-year period ended December 31, 1994.

                                 BALANCE SHEETS

                           DECEMBER 31, 1994 AND 1993

                                                                   1994            1993
                                                                -----------     -----------
    Assets
      Cash....................................................  $   223,000     $   130,000
      Investment securities...................................       25,000          32,000
      Investment in subsidiary................................   28,760,000      27,101,000
      Other assets............................................       86,000          26,000
                                                                -----------     -----------
                                                                $29,094,000     $27,289,000

    Liabilities and shareholders' equity
      Accrued expenses........................................  $        --     $        --
                                                                -----------     -----------

    Shareholders' equity
      Preferred stock.........................................  $        --     $        --
      Common stock............................................   17,462,000      17,427,000
      Retained earnings.......................................   11,977,000       9,862,000
      Securities valuation allowance..........................     (345,000)             --
                                                                -----------     -----------
              Total shareholders' equity......................   29,094,000      27,289,000
                                                                -----------     -----------
                                                                $29,094,000     $27,289,000
                                                                ===========     ===========

                             STATEMENTS OF EARNINGS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                       1994           1993            1992
                                                    ----------     -----------     ----------
    Other income..................................  $       --     $     1,000     $       --
    Other expenses................................    (119,000)       (125,000)      (130,000)
    Income tax benefit (expense)..................      37,000          55,000         (4,000)
                                                    ----------     -----------     ----------
                                                       (82,000)        (69,000)      (134,000)
    Equity in earnings (loss) of subsidiary.......   2,638,000      (1,658,000)     2,892,000
                                                    ----------     -----------     ----------
    Net earnings (loss)...........................  $2,556,000     $(1,727,000)    $2,758,000
                                                    ==========     ===========     ==========

                        ELDORADO BANCORP AND SUBSIDIARY

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                           1994           1993            1992
                                                        ----------     -----------     ----------
Cash flows from operating activities:
  Net earnings (loss).................................  $2,556,000     $(1,727,000)    $2,758,000
  Adjustments to reconcile net earnings (loss) to net
     cash from operating activities:
     Amortization.....................................      13,000          13,000         22,000
     Equity in (earnings) loss of subsidiary..........  (2,638,000)      1,658,000     (2,892,000)
     Changes in assets and liabilities:
       Decrease (increase) in investment securities...          --              --        (12,000)
       (Increase) decrease in other assets............      23,000              --        (10,000)
       Decrease in accrued expenses...................          --        (220,000)        (2,000)
                                                        ----------     -----------     ----------
          Net cash used in operating activities.......     (46,000)       (276,000)      (136,000)

Cash flows from investing activities:
  Dividend received from subsidiary...................     545,000         320,000      1,277,000
                                                        ----------     -----------     ----------
          Net cash provided by investing activities...     545,000         320,000      1,277,000

Cash flows from financing activities:
  Proceeds from stock options exercised...............      35,000          86,000        510,000
  Dividends paid ($0.16, $0.08, and $0.32 per share,
     respectively)....................................    (441,000)       (221,000)      (882,000)
  Repurchase of common stock..........................          --         (59,000)      (508,000)
                                                        ----------     -----------     ----------
          Net cash used in financing activities.......    (406,000)       (194,000)      (880,000)
          Net increase (decrease) in cash.............      93,000        (150,000)       261,000
Cash at beginning of year.............................     130,000         280,000         19,000
                                                        ----------     -----------     ----------
Cash at end of year...................................  $  223,000     $   130,000     $  280,000
                                                        ==========     ===========     ==========

                        ELDORADO BANCORP AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                       MARCH 31,     DECEMBER 31,
                                                                         1995            1994
                                                                       ---------     ------------
ASSETS
Cash and due from banks..............................................  $  24,411       $ 23,950
Federal funds sold...................................................     21,800          9,000
Investment securities available-for-sale.............................     81,231         86,107
Investment securities held-to-maturity (market value $1,085 and $562
  at March 31, 1995 and December 31, 1994, respectively).............      1,088            586
Commercial loans held for sale.......................................      1,353          3,274
Loans and direct lease financing.....................................    167,262        171,874
Less allowance for possible credit loss..............................      5,153          5,564
                                                                        --------       --------
          Net loans and direct lease financing.......................    162,109        166,310

Deferred income taxes................................................        443            696
Premises and equipment, net..........................................      7,462          7,433
Accrued interest receivable and other assets.........................      5,567          5,693
Other real estate owned, net.........................................      2,300            973
                                                                        --------       --------
                                                                       $ 307,764       $304,022
                                                                        ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Deposits
     Demand, non-interest bearing....................................  $  78,873       $ 79,347
     Savings and money market........................................    143,078        145,958
     Time certificates under $100,000................................     24,162         23,102
     Time certificates of $100,000 or more...........................     22,731         22,919
                                                                        --------       --------
          Total deposits.............................................    268,844        271,326
  Other liabilities..................................................      2,901          2,572
  Federal funds purchased............................................      5,888          1,030
                                                                        --------       --------
          Total liabilities..........................................    277,633        274,928

Shareholders' equity
  Preferred stock, no par value; authorized 5,000,000 shares, none
     issued..........................................................         --             --
  Common stock, no par value; authorized 12,500,000 shares, issued and outstanding 2,756,728 shares in 1995 and 2,752,255 shares in
     1994............................................................     17,462         17,462
  Securities valuation allowance, net................................         31           (345)
  Retained earnings..................................................     12,638         11,977
                                                                        --------       --------
                                                                          30,131         29,094
                                                                        --------       --------
          Total shareholders' equity and liabilities.................  $ 307,764       $304,022
                                                                        ========       ========

                        ELDORADO BANCORP AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF EARNINGS
                                  (UNAUDITED)
              (DOLLARS IN THOUSANDS EXCEPT FOR EARNINGS PER SHARE
               AND WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING)

                                                                         THREE MONTHS ENDED
                                                                              MARCH 31,
                                                                       ----------------------
                                                                         1995         1994
                                                                       ---------    ---------
Interest Income
  Loans............................................................    $   4,129    $   4,017
  Investment securities............................................        1,255          702
  Interest bearing deposits with banks.............................           --            7
  Federal funds sold...............................................          224          237
  Direct lease financing...........................................           36           78
                                                                       ---------    ---------
                                                                           5,644        5,041
Interest Expense
  Savings, NOW and money market deposits...........................          735          773
  Time deposits of $100,000 or more................................          225          188
  Time deposits under $100,000.....................................          240          202
  Other............................................................           39            2
                                                                       ---------    ---------
          Total interest expense...................................        1,239        1,165
                                                                       ---------    ---------
  Net interest income..............................................        4,405        3,876
Provision for loan and lease losses................................          302          652
                                                                       ---------    ---------
  Net interest income after provision for loan and lease losses....        4,103        3,224
Other Income
  Service charges on deposit accounts..............................          503          414
  Loan servicing income............................................          221          235
  Bank card discounts..............................................          209          207
  Gain (loss) on sale of SBA loans.................................          (52)         154
  Security losses, net.............................................           (2)         (49)
  Other............................................................          111          125
                                                                       ---------    ---------
                                                                             990        1,086
Other Expense
  Salaries.........................................................        1,054        1,123
  Employee benefits................................................          570          547
  Net occupancy expense of bank premises...........................          376          365
  Furniture and equipment expense..................................          223          194
  Other real estate owned expense/writedowns.......................           61          (13)
  Other............................................................        1,312        1,251
                                                                       ---------    ---------
                                                                           3,596        3,467
                                                                       ---------    ---------
Earnings before income taxes.......................................        1,497          843
Income Taxes.......................................................          615          340
                                                                       ---------    ---------
          Net Earnings.............................................       $  882       $  503
                                                                       =========    =========
Earnings per common share..........................................       $  .32       $  .18
                                                                      ==========    =========
Weighted average common shares outstanding.........................    2,756,728    2,747,891

                        ELDORADO BANCORP AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                     FOR THREE MONTHS ENDED MARCH 31, 1995
                                      AND
                FOR YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992
                                  (UNAUDITED)

                                                                SECURITIES                       TOTAL
                                 COMMON STOCK                   VALUATION       RETAINED     SHAREHOLDERS'
                                    SHARES         AMOUNT     ALLOWANCE, NET    EARNINGS        EQUITY
                                 ------------   ------------  --------------   -----------   -------------
Balance, December 31, 1992.....    2,745,634     $17,400,000   $         --    $11,810,000    $ 29,210,000
Cash dividends declared ($0.08
  per share)...................           --              --             --       (221,000)       (221,000)
Stock options exercised (note
  8)...........................       12,621          86,000             --             --          86,000
Stock repurchased and
  cancelled....................       (6,000)       (59,000)             --             --         (59,000)
Net loss.......................           --              --             --     (1,727,000)     (1,727,000)
                                   ---------     -----------    -----------    -----------     -----------
Balance, December 31, 1993.....    2,752,255      17,427,000             --      9,862,000      27,289,000
Net unrealized holding gain on
  securities available-for-sale
  as of January 1, 1994........           --              --   $  1,179,000             --       1,179,000
Cash dividends declared ($0.16
  per share)...................           --              --             --       (441,000)       (441,000)
Stock options exercised (note
  8)...........................        4,473          35,000             --             --          35,000
Change in net unrealized
  holding gain on securities
  available-for-sale...........           --              --     (1,524,000)            --      (1,524,000)
Net earnings...................           --              --             --      2,556,000       2,556,000
                                   ---------     -----------    -----------    -----------     -----------
Balance, December 31, 1994.....    2,756,728      17,462,000       (345,000)    11,977,000      29,094,000
Cash dividends declared ($0.08
  per share)...................           --              --             --       (221,000)       (221,000)
Change in net unrealized
  holding gain on securities
  available-for-sale...........           --              --        376,000             --         376,000
Net earnings...................           --              --             --        882,000         882,000
                                   ---------     -----------    -----------    -----------     -----------
Balance, March 31, 1995........    2,756,728     $17,462,000   $     31,000    $12,638,000    $ 30,131,000
                                   =========     ===========    ===========    ===========     ===========

                      ELDORADO BANCORP AND ITS SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                    THREE MONTHS     THREE MONTHS
                                                                       ENDED            ENDED
                                                                     MARCH 31,        MARCH 31,
                                                                        1995             1994
                                                                    ------------     ------------
Cash Flows from operating activities:
  Net earnings....................................................    $    882         $    503
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation and amortization................................         182              178
     Amortization of goodwill.....................................          28               27
     Provision for possible credit losses.........................         302              652
     Provision for possible losses on other real estate owned.....          58               14
     (Gain) loss on sale of SBA loans.............................          52             (154)
     (Gain) loss on sale of securities available-for-sale.........           2               49
     Amortization of deferred income, discounts and fees..........         (40)             157
     Loan fees collected..........................................         121               --
     (Gain) loss on sales of other real estate owned..............          (1)               4
     Increase in market value of securities.......................        (628)            (464)
     Unrealized gain on securities, net of tax....................         376              278
  Change in assets and liabilities net of effects from
     acquisitions of banks:
     (Increase) decrease in accrued interest receivable...........         (17)            (256)
     (Increase) decrease in other assets/current tax receivable
      and other real estate owned.................................      (1,322)             846
     Increase (decrease) in other liabilities.....................         329             (282)
     (Increase) decrease in deferred income taxes.................         253              186
                                                                      --------         --------
          Total adjustments.......................................        (305)           1,235
                                                                      --------         --------
          Net cash provided by operating activities...............         577            1,738
Cash flows from investing activities:
  Proceeds from maturity of securities available-for-sale.........      28,296           13,501
  Proceeds from sale of securities available-for-sale.............          --            1,918
  Purchase of securities available-for-sale.......................     (22,764)         (27,002)
  Purchase of securities held-to-maturity.........................        (503)              --
  Net (increase) decrease in interest bearing deposits with
     banks........................................................          --              198
  Net (increase) decrease in loans and leases.....................       3,819            8,998
  Purchases of premises and equipment.............................        (241)             (66)
  Proceeds from sale of other real estate owned...................          53              594
  Proceeds from sale of loans.....................................       1,162            2,599
  Net (increase) decrease in commercial loans held for sale.......         707           (2,332)
  Purchase of loans...............................................          --          (11,665)
                                                                      --------         --------
          Net cash provided by (used in) investing activities.....    $ 10,529         $(13,257)
                                                                      --------         --------
Cash flow from financing activities:
  Net increase (decrease) in deposits.............................    $ (2,482)        $  2,217
  Net increase (decrease) in federal funds purchased..............       4,858           (1,105)
  Dividends paid..................................................        (221)              --
                                                                      --------         --------
          Net cash provided by financing activities...............       2,155            1,112
                                                                      --------         --------
Increase (decrease) in cash and cash equivalents..................      13,261          (10,407)
Cash and cash equivalents at beginning of year....................      32,950           60,803
                                                                      --------         --------
Cash and cash equivalents at March 31.............................    $ 46,211         $ 50,396
                                                                      ========         ========

                        ELDORADO BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE A -- BASIS OF PRESENTATION

     The consolidated financial statements for interim periods are unaudited. In the opinion of management, all material adjustments necessary for fair presentation of the interim financial statements have been included.

     Interim period financial statements are not necessarily indicative of results to be expected for the entire year.

NOTE B -- EARNINGS PER SHARE

     Net earnings per common share are based upon the weighted average number of shares outstanding during each period.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Mariners Bancorp and Subsidiary
San Clemente, California

     We have audited the accompanying consolidated balance sheets of Mariners Bancorp and Subsidiary as of December 31, 1994, and December 31, 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mariners Bancorp and Subsidiary as of December 31, 1994, and December 31, 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

                                          DAYTON & ASSOCIATES

January 13, 1995
Laguna Hills, California

                        MARINERS BANCORP AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                       1994            1993
                                                                    -----------     -----------
ASSETS
Cash and Due from Banks...........................................  $ 4,799,172     $ 3,095,600
Interest-Bearing Deposits.........................................    2,369,000       2,166,000
Securities Held to Maturity -- Note B.............................   14,251,185       8,345,352
Federal Funds Sold................................................    6,950,000      15,400,000
Loans -- Note C:
  Commercial......................................................    7,434,083       5,961,875
  Construction Financing..........................................   15,133,598      13,889,363
  Real Estate.....................................................   24,945,134      27,822,240
  Consumer........................................................    2,761,059       2,539,374
                                                                    -----------     -----------
          TOTAL LOANS.............................................   50,273,874      50,212,852
  Net Deferred Loan Fees..........................................     (215,282)       (192,028)
  Allowance for Possible Credit Losses............................     (807,000)       (700,000)
                                                                    -----------     -----------
          NET LOANS...............................................   49,251,592      49,320,824
Premises and Equipment -- Note D..................................    1,596,127       1,807,954
Other Real Estate Owned...........................................      910,683         597,032
Accrued Interest and Other Assets.................................    1,664,131       1,406,898
                                                                    -----------     -----------
                                                                    $81,791,890     $82,139,660
                                                                    ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Noninterest-Bearing Demand......................................  $16,616,647     $13,817,018
  Money Market and NOW............................................   29,250,115      29,364,397
  Savings.........................................................   13,027,835      18,221,495
  Time Deposits Under $100,000....................................   10,423,600       9,931,253
  Time Deposits $100,000 and Over.................................    4,644,036       3,302,559
                                                                    -----------     -----------
          TOTAL DEPOSITS..........................................   73,962,233      74,636,722
Accrued Interest and Other Liabilities............................      506,572         335,480
                                                                    -----------     -----------
          TOTAL LIABILITIES.......................................   74,468,805      74,972,202
Commitments and Contingencies -- Note J
Stockholders' Equity -- Note G:
  Common Stock -- Authorized 1,500,000 Shares; Issued and
     Outstanding; 630,276 in 1994 and 1993........................    2,111,318       2,111,318
  Retained Earnings...............................................    5,211,767       5,056,140
                                                                    -----------     -----------
          TOTAL STOCKHOLDERS' EQUITY..............................    7,323,085       7,167,458
                                                                    -----------     -----------
                                                                    $81,791,890     $82,139,660
                                                                    ===========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                        MARINERS BANCORP AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                 YEARS ENDED DECEMBER 31,
                                                         -----------------------------------------
                                                            1994           1993           1992
                                                         -----------    -----------    -----------
INTEREST INCOME
  Interest and Fees on Loans...........................  $ 5,034,557    $ 5,490,219    $ 6,410,854
  Interest on Investment Securities....................      682,437        472,730        374,102
  Other Interest Income................................      510,827        443,254        358,238
                                                         -----------    -----------    -----------
          TOTAL INTEREST INCOME........................    6,227,821      6,406,203      7,143,194
INTEREST EXPENSE
  Interest on Demand Deposits..........................      504,605        611,597        860,684
  Interest on Savings Deposits.........................      386,168        603,001        832,743
  Interest on Time Deposits............................      501,747        551,939        849,172
  Interest on Note Payable.............................           --             --         20,412
                                                         -----------    -----------    -----------
          TOTAL INTEREST EXPENSE.......................    1,392,520      1,766,537      2,563,011
                                                         -----------    -----------    -----------
          NET INTEREST INCOME..........................    4,835,301      4,639,666      4,580,183
Provision for Credit Losses............................      182,000        280,000        148,000
                                                         -----------    -----------    -----------
          NET INTEREST INCOME AFTER
          PROVISION FOR CREDIT LOSSES..................    4,653,301      4,359,666      4,432,183
NONINTEREST INCOME
  Voucher Control and Appraisal Fees...................      221,703        128,581        138,260
  Mortgage Fees........................................      468,080      1,800,530      1,579,111
  Service Charges and Fees.............................      373,867        406,632        416,099
  Other Income.........................................      566,841        427,806        286,681
                                                         -----------    -----------    -----------
                                                           1,630,491      2,763,549      2,420,151
                                                         -----------    -----------    -----------
                                                           6,283,792      7,123,215      6,852,334
NONINTEREST EXPENSE
  Salaries and Employee Benefits.......................    2,334,001      2,405,970      2,188,126
  Occupancy Expenses...................................      575,841        554,133        694,244
  Furniture and Equipment..............................      236,226        240,245        235,254
  Other Expenses -- Note F.............................    2,804,069      2,732,132      2,371,508
                                                         -----------    -----------    -----------
                                                           5,950,137      5,932,480      5,489,132
                                                         -----------    -----------    -----------
          INCOME BEFORE INCOME TAXES...................      333,655      1,190,735      1,363,202
Income Taxes -- Note E.................................      115,000        488,000        551,000
                                                         -----------    -----------    -----------
          NET INCOME...................................  $   218,655    $   702,735    $   812,202
                                                           =========      =========      =========
Per Share Data:
  Net Income...........................................  $       .35    $      1.12    $      1.29
                                                           =========      =========      =========
  Number of Shares Used in Computation.................      630,276        628,838        627,635
                                                           =========      =========      =========

  The accompanying notes are an integral part of these consolidated financial statements.

                        MARINERS BANCORP AND SUBSIDIARY

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                   COMMON STOCK
                                             ------------------------
                                             NUMBER OF                     RETAINED
                                              SHARES         AMOUNT        EARNINGS        TOTAL
                                             ---------     ----------     ----------     ----------
BALANCE AT JANUARY 1, 1992.................   627,276      $2,090,318     $3,541,203     $5,631,521
Proceeds from the Exercise of Stock
  Options..................................       450           3,150                         3,150
Net Income for the Year....................                                  812,202        812,202
                                              -------      ----------     ----------     ----------
BALANCE AT DECEMBER 31, 1992...............   627,726       2,093,468      4,353,405      6,446,873
Proceeds from the Exercise of Stock
  Options..................................     2,550          17,850                        17,850
Net Income for the Year....................                                  702,735        702,735
                                              -------      ----------     ----------     ----------
BALANCE AT DECEMBER 31, 1993...............   630,276       2,111,318      5,056,140      7,167,458
Dividends Paid.............................                                  (63,028)       (63,028)
Net Income for the Year....................                                  218,655        218,655
                                              -------      ----------     ----------     ----------
BALANCE AT DECEMBER 31, 1994...............   630,276      $2,111,318     $5,211,767     $7,323,085
                                              =======      ==========     ==========     ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                        MARINERS BANCORP AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               YEARS ENDED DECEMBER 31,
                                                      -------------------------------------------
                                                         1994            1993            1992
                                                      -----------     -----------     -----------
OPERATING ACTIVITIES
  Net Income........................................  $   218,655     $   702,735     $   812,202
     Adjustments to Reconcile Net Income to Net Cash
       Provided by Operating Activities:
       Depreciation and Amortization................      235,915         244,793         371,896
       Deferred Income Taxes........................      (26,000)        (15,000)        (82,000)
       Provision for Credit Losses..................      182,000         280,000         148,000
       Provision for Loss on Other Real Estate
          Owned.....................................       18,000         148,000              --
       Net Gain on Sale of Other Real Estate
          Owned.....................................     (110,241)             --              --
       Net Increase from Cash Surrender Value-Life
          Insurance.................................      (17,235)        (17,651)        (19,405)
       Net Change in Accrued Interest, Other Assets,
          and Other Liabilities.....................      (42,906)       (348,530)        (66,567)
                                                      -----------     -----------     -----------
          NET CASH PROVIDED BY OPERATING
            ACTIVITIES..............................      458,188         994,347       1,164,126
INVESTING ACTIVITIES
  Net Change in Interest-Bearing Deposits...........     (203,000)       (584,000)      1,559,000
  Proceeds from Sales of Other Real Estate Owned....    1,520,335         689,518              --
  Purchases of Held-to-Maturity Securities..........   (9,724,485)             --              --
  Proceeds from Maturities of Held-to-Maturity
     Securities.....................................    3,818,652              --              --
  Proceeds from Maturities of Investment
     Securities.....................................           --       2,420,317       1,539,190
  Purchases of Investment Securities................           --      (6,550,755)       (542,266)
  Net Change in Loans...............................   (1,854,513)      6,979,818        (609,590)
  Increase in Other Real Estate Owned...............           --              --         601,088
  Purchases of Premises and Equipment...............      (24,088)       (112,045)     (1,335,564)
                                                      -----------     -----------     -----------
          NET CASH PROVIDED (USED) BY INVESTING
            ACTIVITIES..............................   (6,467,099)      2,842,853       1,211,858
FINANCING ACTIVITIES
  Net Change in Demand Deposits and Savings
     Accounts.......................................   (2,508,313)     (5,385,584)     16,900,871
  Net Change in Time Deposits.......................    1,833,824      (2,469,209)     (5,671,290)
  Principle Payments on Note Payable................           --        (169,160)       (160,960)
  Payments for Dividends............................      (63,028)             --              --
  Proceeds from Exercise of Stock Options...........           --          17,850           3,150
                                                      -----------     -----------     -----------
          NET CASH USED BY FINANCING ACTIVITIES.....     (737,517)     (8,006,103)     11,071,771
                                                      -----------     -----------     -----------
          INCREASE (DECREASE) IN CASH AND CASH
            EQUIVALENTS.............................   (6,746,428)     (4,168,903)     13,447,755
Cash and Cash Equivalents at Beginning of Year......   18,495,600      22,664,503       9,216,748
                                                      -----------     -----------     -----------
          CASH AND CASH EQUIVALENTS AT END OF
            YEAR....................................  $11,749,172     $18,495,600     $22,664,503
                                                      -----------     -----------     -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Loans Transferred to Other Real Estate Owned......  $ 1,741,744     $   597,033     $   236,430
  Cash Paid During the Year for Interest............  $ 1,356,720     $ 1,976,578     $ 2,506,755
  Cash Paid During the Year for Income Taxes........  $   192,000     $   609,000     $   586,950

  The accompanying notes are an integral part of these consolidated financial statements.

                        MARINERS BANCORP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of Mariners Bancorp (the Company), and its wholly-owned subsidiary, Mariners Bank (the
Bank).

  Cash Equivalents

     For the purpose of presentation in the statements of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "Cash and Due from Banks" and "Federal Funds Sold"

  Securities Held to Maturity

     Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

  Loans Held for Sale

     Mortgage and SBA loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance by charges to income.

  Loans

     Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding unpaid principal balances reduced by any charge-offs or specific valuation accounts and net of any deferred fees or costs on originated loans, or unamortized premiums or discounts on purchased loans.

     Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

     The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

  Other Real Estate Owned

     Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of cost or fair value minus estimated costs to sell. Revenue and expenses from operations and additions to the valuation allowance are included in other expenses.

  Income Taxes

     Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

                        MARINERS BANCORP AND SUBSIDIARY

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  Premises and Equipment

     Land is carried at cost. Bank premises, furniture and equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization.

  Financial Instruments

     In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

  Net Income per Share

     Net income per share of common stock has been computed on the basis of the weighted average number of shares of common stock outstanding.

  Reclassifications

     Certain reclassifications of prior year amounts have been made to conform with current year classifications.

  Current Accounting Pronouncements

     In May, 1993, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan ("SFAS 114") and in October, 1994, the FASB issued Statement of Financial Accounting Standards No. 118, Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures ("SFAS 118"). Under the provisions of SFAS 114, a loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. SFAS 114 requires creditors to measure impairment of a loan based on the present value of expected future cash flows discounted at the loan's effective interest rate. If the measure of the impaired loan is less than the recorded investment in the loan, a creditor shall recognize the impairment by recording a valuation allowance with a corresponding charge to provision for estimated losses on loans. This statement also applies to restructured loans and eliminates the requirement to classify loans that are in-substance foreclosures as foreclosed assets except for loans where the creditor has physical possession of the underlying collateral but not legal title. SFAS 114 applies to financial statements for fiscal years beginning after December 15, 1994. The Company expects to adopt the statement on January 1, 1995 and does not expect that the adoption of the statement will have a material impact on the Company's results of operations or financial position.

     SFAS 118 amends SFAS 114 to allow a creditor to use existing methods for recognizing interest income on impaired loans. In addition, SFAS 118 amends certain disclosure requirements of SFAS 114.

     In December, 1991, the FASB issued SFAS 107, Disclosures About Fair Value of Financial Instruments ("SFAS 107"). Implementation of SFAS No. 107 is required for fiscal years ending after December 15, 1992 for institutions with assets greater than $150 million, and for fiscal years ending after December 15, 1995 for all other institutions, however, earlier adoption is permitted. SFAS No. 107 requires disclosures about fair value for all financial instruments. The Company will implement this statement in 1995.

     In October, 1994, the FASB issued SFAS No. 119, Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments ("SFAS 119"). This statement amends SFAS No. 105, Disclosure

                        MARINERS BANCORP AND SUBSIDIARY

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk and SFAS 107 and provides specific disclosure requirements for derivative financial instruments. The Company will implement this statement in 1995.

NOTE B -- INVESTMENT SECURITIES

     Debt and equity securities have been classified in the consolidated balance sheets according to management's intent. The carrying amount of securities and their approximate market values at December 31 were as follows:

                                                GROSS          GROSS        ESTIMATED
                                              AMORTIZED      UNREALIZED     UNREALIZED       MARKET
                                                COST           GAINS          LOSSES          VALUE
                                             -----------     ----------     ----------     -----------
HELD-TO-MATURITY SECURITIES:
DECEMBER 31, 1994:
  U.S. Treasury Securities.................  $ 5,385,647      $   3,238      $  97,885     $ 5,291,000
  U.S. Government Agencies and
     Corporations..........................    5,461,722         13,424        235,146       5,240,000
  Mortgage-Backed Securities...............    2,495,328         12,924          2,252       2,506,000
  State and Municipal Securities...........      908,488          6,552         24,040         891,000
                                             -----------       --------       --------     -----------
                                             $14,251,185      $  36,138      $ 359,323     $13,928,000
                                             ===========       ========       ========     ===========
DECEMBER 31, 1993:
  U.S. Treasury Securities.................  $ 4,084,168      $  46,832      $      --     $ 4,131,000
  U.S. Government Agencies and
     Corporations..........................      500,517         13,483             --         514,000
  Mortgage-Backed Securities...............    3,165,328         39,461         19,789       3,185,000
  State and Municipal Securities...........      595,339         22,661             --         618,000
                                             -----------       --------       --------     -----------
                                             $ 8,345,352      $ 122,437      $  19,789     $ 8,448,000
                                             ===========       ========       ========     ===========

     Investment securities carried at approximately $5,352,000 and $3,811,000, at December 31, 1994 and December 31, 1993, respectively, were pledged to secure public deposits and other purposes as required by law.

     The scheduled maturities of securities held to maturity at December 31, 1994, are as follows:

                                                                                 ESTIMATED
                                                                   AMORTIZED      MARKET
                                                                     COST          VALUE
                                                                  -----------   -----------
    Due in One Year or Less.....................................  $ 8,777,068   $ 8,528,000
    Due from One Year to Five Years.............................    2,666,791     2,586,000
    Due from Five to Ten Years..................................      126,276       116,000
    Due after Ten Years.........................................      185,722       192,000
                                                                  -----------   -----------
                                                                   11,755,857    11,422,000
    Mortgage-Backed Securities..................................    2,495,328     2,506,000
                                                                  -----------   -----------
                                                                  $14,251,185   $13,928,000
                                                                  ===========   ===========

     In May of 1993, the Financial Accounting Standards Board issued Statement No. 115, Accounting for Certain Investments in Debt Securities. The Bank adopted the provisions of the new standard in its financial statements as of January 1, 1994.

                        MARINERS BANCORP AND SUBSIDIARY

NOTE C -- LOANS

     The Bank's loan portfolio consists primarily of loans to borrowers within the South Orange County area of Southern California. Although the Bank seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate and real estate associated businesses are among the principal industries in the Bank's market area and, as a result, the Bank's loan and collateral portfolios are, to some degree, concentrated in those industries.

     The Bank also originates mortgage and SBA loans for sale to institutional investors. At December 31, 1994, and December 31, 1993, the Bank was servicing approximately $4,818,000 and $2,961,000, respectively, in loans previously sold.

     A summary of the changes in the allowance for possible credit losses for the years ended December 31 follows:

                                                          1994          1993          1992
                                                        --------     ----------     --------
    Balance at Beginning of Year......................  $700,000     $  690,000     $687,000
      Additions to the Allowance Charged to Expense...   182,000        280,000      148,000
      Recoveries on Loans Charged Off.................     3,000         32,000        3,000
                                                        --------     ----------     --------
                                                         885,000      1,002,000      838,000
    Less Loans Charged Off............................    78,000        302,000      148,000
                                                        --------     ----------     --------
                                                        $807,000     $  700,000     $690,000
                                                        ========     ==========     ========

     A summary of loans past due 90 days or more and still accruing interest and those loans on which the accrual of interest has been discontinued as of December 31 follows:

                                                          1994          1993          1992
                                                        --------     ----------     --------
    Loans Past Due 90 Days or More and Still Accruing
      Interest........................................  $486,000     $1,478,000     $568,000
                                                        ========     ==========     ========
    Loans on Nonaccrual...............................  $ 42,000     $    8,000     $   None
                                                        ========     ==========     ========

NOTE D -- PREMISES AND EQUIPMENT

     A summary of premises and equipment as of December 31 follows:

                                                                     1994           1993
                                                                  ----------     ----------
    Buildings and Improvements..................................  $  775,000     $  775,000
    Leasehold Improvements......................................     847,724        838,902
    Furniture, Fixtures, and Equipment..........................   1,071,585      1,058,990
                                                                  ----------     ----------
                                                                   2,694,309      2,672,892
    Less Accumulated Depreciation and Amortization..............   1,098,182        864,938
                                                                  ----------     ----------
                                                                  $1,596,127     $1,807,954
                                                                  ==========     ==========

                        MARINERS BANCORP AND SUBSIDIARY

NOTE E -- INCOME TAXES

     The provisions for income taxes included in the consolidated statements of income for the years ended December 31 consist of the following:

                                                           1994         1993         1992
                                                         --------     --------     --------
    Current:
         Federal.....................................    $ 91,000     $360,000     $469,000
         State.......................................      50,000      143,000      164,000
                                                         --------     --------     --------
    .................................................     141,000      503,000      633,000
         Deferred....................................     (26,000)     (15,000)     (82,000)
                                                         --------     --------     --------
                                                         $115,000     $488,000     $551,000
                                                         ========     ========     ========

     A comparison of the federal statutory income tax rates to the Company's effective income tax rates follows:

                                                  1994                1993                1992
                                             ---------------     ---------------     ---------------
                                              AMOUNT    RATE      AMOUNT    RATE      AMOUNT    RATE
                                             --------   ----     --------   ----     --------   ----
Federal Tax Rate...........................  $113,000   34.0%    $405,000   34.0%    $463,000   34.0%
California Franchise Taxes, Net of Federal
  Tax Benefit..............................    24,000    7.2%      86,000    7.2%      98,000    7.2%
Other Items, Net...........................   (22,000)  (6.7%)     (3,000)  (0.2%)    (10,000)  (0.8%)
                                             --------   ----     --------   ----     --------   ----
Bank's Effective Rate......................  $115,000   34.5%    $488,000   41.0%    $551,000   40.4%
                                             ========   ====     ========   ====     ========   ====

     The following is a summary of the components of the net deferred tax asset and liability accounts recognized in the accompanying consolidated balance sheets:

                                                                       1994         1993
                                                                     --------     --------
    Deferred Tax Assets:
      Allowance for Credit Losses Due to Tax Limitations...........  $275,000     $229,000
      Premises and Equipment Due to Depreciation Differences.......    16,000           --
      Other Assets/Liabilities.....................................    13,000       61,000
                                                                     --------     --------
                                                                      304,000      290,000
                                                                     --------     --------
    Deferred Tax Liability:
      Premises and Equipment Due to Depreciation Differences.......        --      (12,000)
                                                                     --------     --------
    Net Deferred Taxes.............................................  $304,000     $278,000
                                                                     ========     ========

                        MARINERS BANCORP AND SUBSIDIARY

NOTE F -- OTHER EXPENSES

     A summary of other expenses for the years ended December 31 is as follows:

                                                        1994           1993           1992
                                                     ----------     ----------     ----------
    Commissions....................................  $  134,894     $  616,548     $  529,113
    Data Processing................................     363,409        362,785        345,567
    Loan Processing................................     113,412        249,175        112,275
    Marketing Expenses.............................     103,240         99,551        103,005
    Other Real Estate Owned........................      73,818        173,926          3,563
    Regulatory Assessments.........................     181,300        192,657        184,033
    Settlement of Litigation.......................     785,000             --             --
    Other Expenses.................................   1,048,996      1,037,490      1,093,952
                                                     ----------     ----------     ----------
                                                     $2,804,069     $2,732,132     $2,371,508
                                                     ==========     ==========     ==========

NOTE G -- STOCK OPTION PLAN

     Under the 1982 Mariners Bancorp Stock Option Plan approved by shareholders, options may be granted to salaried officers, key employees, and directors to purchase a maximum of 76,500 shares of authorized but unissued common shares at the fair market value at the date the options are granted. The terms and conditions (including exercise date and number of shares) are determined by the Board of Directors. The plan expired June 22, 1992, and no further options may be granted thereafter.

     Options granted by the Board of Directors to salaried officers and key employees are to be designated as "incentive stock options" (as defined in Section 422A of the Internal Revenue Code). Options granted to directors are to be designated as non-qualified options.

     Changes in the number of shares subject to option during the years ended December 31 are summarized as follows:

                                                            1994        1993         1992
                                                           -------     -------     --------
    Outstanding at Beginning of Year...................      8,400      10,950        3,000
    Options Granted ($11.00 per Share).................         --          --        8,400
    Options Forfeited..................................     (1,200)         --           --
    Options Exercised..................................        (--)     (2,550)        (450)
                                                           -------     -------     --------
    Outstanding at End of Year.........................      7,200       8,400       10,950
                                                           =======     =======     ========
    Total Option Price.................................    $79,200     $92,400     $110,250
                                                           =======     =======     ========
    Options Exercisable................................      5,280       4,800        6,150
                                                           =======     =======     ========
    Available for Future Grants........................       None        None         None
                                                           =======     =======     ========

                        MARINERS BANCORP AND SUBSIDIARY

NOTE H -- RELATED PARTY TRANSACTIONS

     In the ordinary course of business, the Bank has granted loans to certain officers and directors and the companies with which they are associated. In the Bank's opinion, all loans and loan commitments to such parties are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time of comparable transactions with other persons. A summary of activity with respect to these loans for the years ended December 31 follows:

                                                                     1994           1993
                                                                  ----------     ----------
    Balance Outstanding at Beginning of Year....................  $1,419,000     $1,345,000
    Loans Granted...............................................          --        140,000
    Repayments..................................................    (572,000)       (66,000)
                                                                  ----------     ----------
    Balance Outstanding at End of Year..........................  $  847,000     $1,419,000
                                                                  ==========     ==========

NOTE I -- RETIREMENT SAVINGS PLAN

     In late 1988, the Company adopted a retirement savings plan, which allows eligible employees to invest a portion of their base salary into the plan. The Company may match 50% of the amount contributed by the employee up to a maximum of 3% of their salary. In addition, the Company also adopted a profit sharing plan whereby the Board of Directors may make an annual discretionary contribution. The combined retirement expense was approximately $36,000 in 1994, $57,000 in 1993, and $55,000 in 1992.

NOTE J -- COMMITMENTS AND CONTINGENCIES

     The Company and its subsidiary have entered into leases for its branches and operating facilities. These leases include provisions for periodic rent increases as well as payment by the lessee of certain operating expenses.

     Total rental expense included in occupancy expense and furniture and equipment expense was approximately $296,000 in 1994 and $365,000 in 1993.

     The approximate future minimum annual payments for these leases by year are as follows:

                1995.............................................  $  226,000
                1996.............................................     195,000
                1997.............................................     202,000
                1998.............................................     209,000
                1999.............................................     216,000
                Thereafter.......................................     530,000
                                                                   -----------
                                                                   $1,578,000
                                                                   ===========

     The minimum rental payments shown above are given for the existing lease obligations and are not a forecast of future rental expense.

     The Company is involved in various litigation which has arisen in the ordinary course of its business. In the opinion of management, the disposition of such pending litigation will not have a material effect on the Company's financial statements.

     In the normal course of business, the Bank enters into financial commitments to meet the financing needs of its customers. These financial commitments include commitments to extend credit and standby letters of credit. Those instruments involve to varying degrees, elements of credit and interest rate risk not recognized in the Company's consolidated financial statements.

                        MARINERS BANCORP AND SUBSIDIARY

NOTE J -- COMMITMENTS AND CONTINGENCIES -- (CONTINUED)
     The Company's exposure to credit loss in the event of nonperformance on commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for loans reflected in the financial statements.

     The Company had the following outstanding financial commitments as of December 31 whose contractual amount represents credit risk:

                                                               1994            1993
                                                            -----------     -----------
        Commitments to Extend Credit......................  $26,595,000     $18,228,000
        Standby Letters of Credit.........................      651,000         316,000
                                                            -----------     -----------
                                                            $27,246,000     $18,544,000
                                                            ===========     ===========

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Standby letters of credit are conditional commitments to guarantee the performance of a Bank customer to a third party. Since some of the commitments and standby letters of credit are expected to expire without being drawn upon, the total amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank is based on management's credit evaluation of the customer. The majority of the Bank's commitments to extend credit and standby letters of credit are secured by real estate.

NOTE K -- OTHER MATTERS

     Banker's Support Services (BSSC), a subsidiary of the holding company, was merged with the Bank in 1994. BSSC provided voucher disbursement, inspection, and appraisal services primarily to the Bank.

NOTE L -- REGULATORY MATTERS

     All depository institutions are required by law to maintain reserves on transaction accounts and nonpersonal time deposits in the form of cash balances at the Federal Reserve Bank. These reserve requirements, which can be offset by cash balances held at the Bank, totaled $611,000 at December 31, 1994.

     Federal regulations require the Bank to meet certain capital standards. The risk based capital standard requires the Bank to achieve a minimum ratio of total capital to risk-weighted assets of 8% (of which at least 4% must contain of common stock and retained earnings, less goodwill).

     Tier 1 capital, which consists primarily The Bank is also required to achieve a minimum leverage ratio of 3%. The leverage ratio basically consists of Tier 1 capital divided by average total assets. As in the case of the risk-based capital guidelines, the leverage ratio constitutes only a supervisory minimum, and those institutions experiencing or anticipating significant growth or those with high or inordinate levels of risk will be expected to maintain capital well above the minimum level.

     At December 31, 1994, the Bank's leverage ratio was 9.39%, Tier 1 risk-weighted ratio was 13.25%, and total risk-weighted ratio was 14.50% (unaudited). At December 31, 1994, the Bank is in the "well-capitalized" category.

                        MARINERS BANCORP AND SUBSIDIARY

NOTE M -- CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY

     The following are condensed balance sheets for Mariners Bancorp only as of December 31, 1994 and 1993 and condensed statements of income and cash flows for each of the three years in the period ended December 31, 1994.

                                 BALANCE SHEETS

                                                                         1994           1993
                                                                      ----------     ----------
Assets:
  Cash............................................................    $   68,208     $   33,814
  Investment in Bank..............................................     7,255,877      7,133,644
                                                                      ----------     ----------
                                                                      $7,324,085     $7,167,458
                                                                       =========      =========
Liabilities and Stockholders' Equity:
  Other Liabilities...............................................    $    1,000     $       --
  Stockholders' Equity............................................     7,323,085      7,167,458
                                                                      ----------     ----------
                                                                      $7,324,085     $7,167,458
                                                                       =========      =========

                              STATEMENTS OF INCOME

                                                               1994         1993         1992
                                                             --------     --------     --------
Other Income.............................................    $  1,023     $    594     $  2,892
Other Expenses...........................................      (6,204)      (6,080)     (22,382)
Equity in Income of the Bank.............................     223,836      708,221      831,692
                                                             --------     --------     --------
          Net Income.....................................    $218,655     $702,735     $812,202
                                                             ========     ========     ========

                            STATEMENTS OF CASH FLOWS

                                                            1994          1993          1992
                                                          ---------     ---------     ---------
Cash Flows from Operating Activities:
  Net Income..........................................    $ 218,655     $ 702,735     $ 812,202
  Equity in Income of the Bank........................     (223,836)     (708,221)     (831,692)
  Change in Other Assets and Other Liabilities........        1,000         4,566       (17,468)
                                                          ---------     ---------     ---------
                                                             (4,181)         (920)      (36,958)
Cash Flows from Investing Activities:
  Dividends from the Bank.............................      101,603       145,000       120,000
Cash Flows from Financing Activities:
  Principle Payment on Note Payable...................           --      (169,160)     (160,960)
  Dividends Paid......................................      (63,028)           --            --
  Proceeds from Stock Options.........................           --        17,850         3,150
                                                          ---------     ---------     ---------
                                                            (63,028)     (151,310)     (157,810)
                                                          ---------     ---------     ---------
  Increase (Decrease) in Cash.........................       34,394        (7,230)      (74,768)
  Cash at Beginning of Year...........................       33,814        41,044       115,812
                                                          ---------     ---------     ---------
  Cash at End of Year.................................    $  68,208     $  33,814     $  41,044
                                                          =========     =========     =========

                        MARINERS BANCORP AND SUBSIDIARY

                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                                       MARCH 31,     DECEMBER 31,
                                                                         1995            1994
                                                                       ---------     ------------
                                                                         (DOLLARS IN THOUSANDS)
ASSETS
Cash and Due from Banks..............................................   $ 4,497        $  4,799
Interest-Bearing Deposits............................................     1,180           2,369
Securities Held to Maturity..........................................    12,653          14,251
Federal Funds Sold...................................................     6,400           6,950
Loans
  Commercial.........................................................     4,960           7,434
  Construction Financing.............................................    21,281          15,134
  Real Estate........................................................    22,274          24,945
  Consumer...........................................................     2,551           2,761
                                                                        -------         -------
          TOTAL LOANS................................................    51,066          50,274
  Net Deferred Loan Fees.............................................      (227)           (215)
  Allowance for Possible Credit Losses...............................      (787)           (807)
                                                                        -------         -------
          NET LOANS..................................................    50,052          49,252
Premises and Equipment...............................................     1,548           1,596
Other Real Estate Owned..............................................       881             911
Accrued Interest and Other Assets....................................     1,715           1,664
                                                                        -------         -------
                                                                        $78,926        $ 81,792
                                                                        =======         =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Noninterest-Bearing Demand.........................................   $16,446        $ 16,617
  Money Market and NOW...............................................    26,894          29,250
  Savings............................................................    11,689          13,028
  Time Deposits Under $100,000.......................................    10,868          10,423
  Time Deposits $100,000 and Over....................................     4,963           4,644
                                                                        -------         -------
          TOTAL DEPOSITS.............................................    70,860          73,962
Accrued Interest and Other Liabilities...............................       617             507
                                                                        -------         -------
          TOTAL LIABILITIES..........................................    71,477          74,469
                                                                        -------         -------
Stockholders' Equity
  Common Stock -- Authorized 1,500,000 Shares; Issued and
     Outstanding; 630,276............................................     2,111           2,111
  Retained Earnings..................................................     5,338           5,212
                                                                        -------         -------
          TOTAL STOCKHOLDERS' EQUITY.................................     7,449           7,323
                                                                        -------         -------
                                                                        $78,926        $ 81,792
                                                                        =======         =======

                        MARINERS BANCORP AND SUBSIDIARY

                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                             THREE MONTHS
                                                                                 ENDED
                                                                               MARCH 31,
                                                                         ---------------------
                                                                          1995          1994
                                                                         -------       -------
                                                                              (DOLLARS IN
                                                                         THOUSANDS, EXCEPT FOR
                                                                               EARNINGS
                                                                              PER SHARE)
INTEREST INCOME
  Interest and Fees on Loans...........................................  $ 1,428       $ 1,215
  Interest on Investment Securities....................................      167            95
  Other Interest Income................................................      102           119
                                                                         -------       -------
          TOTAL INTEREST INCOME........................................    1,697         1,429

INTEREST EXPENSE
  Interest on Demand Deposits..........................................      131           122
  Interest on Savings Deposits.........................................       70           100
  Interest on Time Deposits............................................      172           114
                                                                         -------       -------
          TOTAL INTEREST EXPENSE.......................................      373           336
                                                                         -------       -------
          NET INTEREST INCOME..........................................    1,324         1,093
Provision for Credit Losses............................................       30            54
                                                                         -------       -------
          NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES........    1,294         1,039

NONINTEREST INCOME
  Voucher Control and Appraisal Fees...................................       39            34
  Mortgage Fees........................................................      101           329
  Service Charges and Fees.............................................       93           123
  Other Income.........................................................       45           127
                                                                         -------       -------
                                                                             278           613
                                                                         -------       -------
                                                                           1,572         1,652

NONINTEREST EXPENSE
  Salaries and Employee Benefits.......................................      585           637
  Occupancy Expenses...................................................      164           161
  Furniture and Equipment..............................................       60            62
  Other Expenses.......................................................      490           564
                                                                         -------       -------
                                                                           1,299         1,424
                                                                         -------       -------
          INCOME BEFORE INCOME TAXES...................................      273           228
Income Taxes...........................................................      115            96
                                                                         -------       -------
          NET INCOME...................................................  $   158       $   132
                                                                         -------       -------
Per Share Data:
  Net Income...........................................................      .25           .21
                                                                         =======       =======
  Number of Shares Used in Computation.................................  630,276       630,276
                                                                         =======       =======

                        MARINERS BANCORP AND SUBSIDIARY

     CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (UNAUDITED)

                                                           COMMON STOCK
                                                       --------------------
                                                       NUMBER OF                RETAINED
                                                        SHARES       AMOUNT     EARNINGS     TOTAL
                                                       ---------     ------     --------     ------
                                                                  (DOLLARS IN THOUSANDS)
BALANCE AT JANUARY 1, 1993...........................   627,726      $2,093      $4,353      $6,446
Proceeds from the Exercise of Stock Options..........     2,550          18                      18
Net Income for the Year..............................                               703         703
                                                        -------      ------      ------      ------
BALANCE AT DECEMBER 31, 1993.........................   630,276       2,111       5,056       7,167
Dividends Paid.......................................                               (63)        (63)
Net Income for the Year..............................                               219         219
                                                        -------      ------      ------      ------
BALANCE AT DECEMBER 31, 1994.........................   630,276       2,111       5,212       7,323
Dividends Declared...................................                               (32)        (32)
Net Income for Three Months..........................                               158         158
                                                        -------      ------      ------      ------
BALANCE AT MARCH 31, 1995............................   630,276      $2,111      $5,338      $7,449
                                                        =======      ======      ======      ======

                        MARINERS BANCORP AND SUBSIDIARY

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                 THREE MONTHS ENDED MARCH 31,
                                                                 -----------------------------
                                                                  1995                  1994
                                                                 -------               -------
                                                                    (DOLLARS IN THOUSANDS)
OPERATING ACTIVITIES
  Net Income...................................................  $   158               $   132
  Adjustments to Reconcile Net Income to Net Cash Provided by
     Operating Activities:
     Depreciation and Amortization.............................       68                    92
     Provision for Credit Losses...............................       30                    54
     Provision for Loss on Other Real Estate Owned.............       30                    18
     Net Gain on Sale of Other Real Estate Owned...............       --                  (104)
     Net Change in Accrued Interest, Other Assets and Other
       Liabilities.............................................       28                   251
                                                                 -------               -------
          NET CASH PROVIDED BY OPERATING ACTIVITIES............      314                   443
INVESTING ACTIVITIES
  Net (Increase) Decrease in Interest-Bearing Deposits.........    1,189                  (583)
  Proceeds from Sales of Other Real Estate Owned...............       --                 1,187
  Purchases of Held-to-Maturity Securities.....................   (1,006)               (4,259)
  Proceeds from Maturities of Held-to-Maturity Securities......    2,591                   296
  Net Change in Loans..........................................     (831)                  (78)
  Purchases of Premises and Equipment..........................       (7)                  (13)
                                                                 -------               -------
          NET CASH PROVIDED (USED)
          BY INVESTING ACTIVITIES..............................    1,936                (3,450)
FINANCING ACTIVITIES
  Net Decrease in Demand Deposits and Savings Accounts.........   (3,866)               (1,604)
  Net Change in Time Deposits..................................      764                   359
  Payments for Dividends.......................................       --                   (32)
                                                                 -------               -------
          NET CASH USED BY FINANCING ACTIVITIES................   (3,102)               (1,277)
                                                                 -------               -------
          DECREASE IN CASH AND CASH EQUIVALENTS................     (852)               (4,284)
Cash and Cash Equivalents at Beginning of Year.................   11,749                18,496
                                                                 -------               -------
          CASH AND CASH EQUIVALENTS
          AT MARCH 31..........................................  $10,897               $14,212
                                                                 =======               =======

                        MARINERS BANCORP AND SUBSIDIARY

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE A -- BASIS OF PRESENTATION

     The financial statements for interim periods are unaudited. In the opinion of management, all material adjustments necessary for fair presentation of the interim financial statements have been included.

     Interim period financial statements are not necessarily indicative of results to be expected for the entire year.

NOTE B -- EARNINGS PER SHARE

     Net earnings per common share are based upon the weighted average number of shares outstanding during each period.

ANNEXES:
     Annex A:  Agreement and Plan of Reorganization and Merger
     Annex B:  Opinion of the Findley Group
     Annex C:  Opinion of James R. Miller
     Annex D:  Chapter 13 of the California General Corporation Law

                                    ANNEX A

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                               DATED MAY 22, 1995

                                  BY AND AMONG

                                MARINERS BANCORP

                                 MARINERS BANK

                                ELDORADO BANCORP

                                      AND

                                 ELDORADO BANK

                               TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            ----
ARTICLE 1.  DEFINITIONS...................................................................   A-1
ARTICLE 2.  THE MERGER....................................................................   A-6
    Section 2.1        The Merger.........................................................   A-6
    Section 2.2        Effect of Merger...................................................   A-6
    Section 2.3        Articles of Incorporation..........................................   A-7
    Section 2.4        EB Stock...........................................................   A-7
    Section 2.5        Conversion of MARINERS Common Stock................................   A-7
    Section 2.6        Cancellation of MARINERS Stock Options.............................   A-8
    Section 2.7        Exchange Procedures................................................   A-8
    Section 2.8        Bank Merger........................................................   A-9
    Section 2.9        Effect of Bank Merger..............................................   A-9
                       Boards of Directors of ELDORADO and EB following the Effective
    Section 2.10       Time...............................................................   A-9
ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF MARINERS....................................   A-9
    Section 3.1        Organization; Corporate Power; Etc.................................   A-9
    Section 3.2        Licenses and Permits...............................................  A-10
    Section 3.3        Subsidiaries.......................................................  A-10
    Section 3.4        Authorization of Agreement; No Conflicts...........................  A-10
    Section 3.5        Capital Structure..................................................  A-11
    Section 3.6        MARINERS Filings...................................................  A-11
    Section 3.7        Accuracy of Information Supplied...................................  A-12
    Section 3.8        Compliance with Applicable Laws....................................  A-13
    Section 3.9        Litigation.........................................................  A-13
    Section 3.10       Agreements with Banking Authorities................................  A-14
    Section 3.11       Insurance..........................................................  A-14
    Section 3.12       Title to Assets other than Real Property...........................  A-14
    Section 3.13       Real Property......................................................  A-14
    Section 3.14       Taxes..............................................................  A-14
    Section 3.15       Performance of Obligations.........................................  A-16
    Section 3.16       Loans and Investments..............................................  A-16
    Section 3.17       Brokers and Finders................................................  A-17
    Section 3.18       Material Contracts.................................................  A-17
    Section 3.19       Absence of Material Adverse Effect.................................  A-17
    Section 3.20       Undisclosed Liabilities............................................  A-17
    Section 3.21       Employees; Employee Benefit Plans; ERISA...........................  A-17
    Section 3.22       Powers of Attorney.................................................  A-20
    Section 3.23       Intellectual Property Rights.......................................  A-20
    Section 3.24       Hazardous Materials................................................  A-20
    Section 3.25       Stock Options......................................................  A-21
    Section 3.26       Interest Rate Risk Management Instruments..........................  A-21
                       Effective Date of Representations, Warranties, Covenants and
    Section 3.27       Agreements.........................................................  A-21
ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF ELDORADO....................................  A-21
    Section 4.1        Organization; Corporate Power; Etc.................................  A-21
    Section 4.2        Licenses and Permits...............................................  A-22
    Section 4.3        Authorization of Agreement; No Conflicts...........................  A-22
    Section 4.4        Capital Structure of ELDORADO......................................  A-23

                                                                                            PAGE
                                                                                            ----
    Section 4.5        ELDORADO Filings...................................................  A-23
    Section 4.6        Accuracy of Information Supplied...................................  A-24
    Section 4.7        Compliance With Applicable Laws....................................  A-24
    Section 4.8        Litigation.........................................................  A-25
    Section 4.9        Agreements with Banking Authorities................................  A-25
    Section 4.10       Performance of Obligations.........................................  A-25
    Section 4.11       Brokers and Finders................................................  A-25
    Section 4.12       Absence of Material Adverse Effect.................................  A-25
    Section 4.13       Undisclosed Liabilities............................................  A-25
    Section 4.14       Insurance..........................................................  A-25
    Section 4.15       Taxes..............................................................  A-26
    Section 4.16       Hazardous Materials................................................  A-26
                       Effective Date of Representations, Warranties, Covenants and
    Section 4.17       Agreements.........................................................  A-26
ARTICLE 5.  ADDITIONAL AGREEMENTS.........................................................  A-26
    Section 5.1        Access to Information, Due Diligence, etc..........................  A-26
    Section 5.2        Shareholder Approval...............................................  A-27
    Section 5.3        Taking of Necessary Action.........................................  A-28
    Section 5.4        Registration Statement and Applications............................  A-28
    Section 5.5        Expenses...........................................................  A-29
    Section 5.6        Notification of Certain Events.....................................  A-29
    Section 5.7        Environmental Assessment...........................................  A-30
    Section 5.8        Closing Schedules..................................................  A-31
    Section 5.9        Additional Accruals/Appraisals.....................................  A-31
ARTICLE 6.  CONDUCT OF BUSINESS...........................................................  A-32
    Section 6.1        Affirmative Conduct of MARINERS and MB.............................  A-32
    Section 6.2        Negative Covenants of MARINERS and MB..............................  A-35
    Section 6.3        Conduct of ELDORADO................................................  A-37
ARTICLE 7.  CONDITIONS PRECEDENT TO CLOSING...............................................  A-38
    Section 7.1        Conditions to the Parties' Obligations.............................  A-38
    Section 7.2        Conditions to ELDORADO's and EB's Obligations......................  A-39
    Section 7.3        Conditions to MARINER's and MB's Obligations.......................  A-41
ARTICLE 8.  TERMINATION, AMENDMENTS AND WAIVERS...........................................  A-42
    Section 8.1        Termination........................................................  A-42
    Section 8.2        Effect of Termination; Survival....................................  A-43
    Section 8.3        Amendment..........................................................  A-43
    Section 8.4        Waiver.............................................................  A-43
    Section 8.5        Liquidated Damages; Cancellation Fee...............................  A-43
ARTICLE 9.  GENERAL PROVISIONS............................................................  A-44
    Section 9.1        Non-Survival of Representations and Warranties.....................  A-44
    Section 9.2        Notices............................................................  A-44
    Section 9.3        Counterparts.......................................................  A-45
    Section 9.4        Entire Agreement/No Third Party Rights/Assignment..................  A-45
    Section 9.5        Non-disclosure of Agreement........................................  A-45
    Section 9.6        Governing Law......................................................  A-45
    Section 9.7        Headings/Table of Contents.........................................  A-45
    Section 9.8        Enforcement of Agreement...........................................  A-46
    Section 9.9        Severability.......................................................  A-46

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

     This AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the "Agreement") is entered into as of May 22, 1995 by and among MARINERS BANCORP, a California corporation ("MARINERS"), MARINERS BANK, a California state chartered bank ("MB"), which is a wholly-owned subsidiary of MARINERS, ELDORADO BANCORP, a California corporation ("ELDORADO"), and ELDORADO BANK, a California state chartered bank ("EB"), which is a wholly-owned subsidiary of ELDORADO.

                             W I T N E S S E T H :

     WHEREAS, the respective Boards of Directors of MARINERS and ELDORADO have determined that it is in the best interests of MARINERS and ELDORADO and their respective shareholders for MARINERS to be merged with and into EB, and following consummation of such Merger, that MB also be merged with and into EB, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the California Corporations Code and other applicable laws; and

     WHEREAS, it is the intention of the parties that the merger of MARINERS with and into EB be consummated pursuant to Section 368(a)(1)(A) and Section 368(a)(2)(D) of the IRC; and

     WHEREAS, the respective Boards of Directors of MARINERS, MB, ELDORADO and EB have approved this Agreement and the transactions contemplated hereby; and

     WHEREAS, MARINERS' Board of Directors has resolved to recommend approval of the merger of MARINERS and EB to its shareholders; and

     WHEREAS, ELDORADO's Board of Directors has resolved to recommend approval of the merger of MARINERS and EB to its shareholders.

     NOW, THEREFORE, in consideration of these premises and the representations, warranties and agreements herein contained, MARINERS and MB and ELDORADO and EB hereby agree as follows:

ARTICLE 1.  DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

     "Acquisition Event" shall mean any of the following:

     (a) Prior to the termination of this Agreement, MARINERS shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or shall have entered or announced an intention to enter into a letter of intent, an agreement-in-principle or a definitive agreement with any Person (other than ELDORADO or any Subsidiary of ELDORADO) to effect, an Acquisition Transaction or failed to publicly oppose a Tender Offer or an Exchange Offer (as defined below). As used herein, the term "Acquisition Transaction" shall mean (i) a merger, consolidation or similar transaction involving MARINERS or any of its Subsidiaries (other than internal mergers, reorganizations, consolidations or dissolutions involving only existing Subsidiaries), (ii) the disposition, by sale, lease, exchange, dissolution or liquidation, or otherwise, of all or substantially all of the assets of MARINERS or MB or any asset or assets of MARINERS or MB the disposition or lease of which would result in a material change in the business or business operations of MARINERS or MB, a transfer of any shares of stock or other securities of MB to any Person other than MARINERS, or a material change in the assets, liabilities or results of operations or in the future prospects of MARINERS or MB, including, but not limited to a grant of an option entitling any Person (other than ELDORADO or any Subsidiary of ELDORADO) to acquire any shares of stock of MB or any assets material to either of the respective businesses of MARINERS or MB; or (iii) the issuance, sale or other disposition (including, without limitation, by way of merger, consolidation, share exchange or any similar transaction) of shares of Common Stock or other Equity Securities, or the grant of any option, warrant or other right to acquire shares of Common Stock or other Equity Securities, representing directly, or on an as-exercised, as-exchanged or as-converted basis (in the case of options, warrants, rights or exchangeable or convertible Equity Securities), 15% or more of the voting securities of MARINERS; or

     (b) Prior to termination of this Agreement (i) any Person (other than ELDORADO, or any Subsidiary of ELDORADO or a person who is a party to a Director-Shareholder Agreement) shall have increased the number of shares of MARINERS' Common Stock over which such person has beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by a number that is greater than 1% of the then outstanding shares of MARINERS' Common Stock if, after giving effect to such increase, such Person owns, beneficially, more than 5% of MARINERS' outstanding shares of Common Stock, or (ii) any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, more than 5% of the then outstanding shares of MARINERS Common Stock; or

     (c) The approval by MARINERS' shareholders of, or the consummation by MARINERS or MB of, any Acquisition Transaction as described in Subsection (a) of this Paragraph within a period of two hundred seventy (270) days following: (i) the termination of this Agreement by ELDORADO pursuant to Sections 8.1.1, 8.1.3, 8.1.5, 8.1.6, 8.1.9, 8.1.11 or 8.1.13, or by ELDORADO pursuant to Section 8.1.15 solely by reason of the failure of any of the conditions set forth in Sections 7.2.1, 7.2.3, 7.2.4 or 7.2.5 to have been satisfied, where such failure shall have been caused in whole or in part by any action or inaction within the control of MARINERS, MB, any Subsidiary of MARINERS or MB, or the directors or executive officers of MARINERS or of MB or any of their Subsidiaries (it being understood that any action or inaction outside of the control of MARINERS, MB, their Subsidiaries, and the respective directors and executive officers thereof, such as, by way of example only, the filing of a lawsuit against any of them or the outcome of the vote by shareholders of MARINERS (other than shareholders who are also directors of MARINERS) on approval of this Merger and this Agreement, shall not come within this Subsection (c) of this paragraph); or (ii) the termination of this Agreement by MARINERS pursuant to Section 8.1.14 by reason of the failure of the condition set forth in Section 7.3.7 to have been satisfied.

     "Acquisition Proposal" shall have the meaning given such term in Section 6.2.5.

     "Affected Party" shall have the meaning given to it in Section 5.8.

     "Affiliate" or "affiliate" shall mean, with respect to any other Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person.

     "Affiliate Agreements" shall have the meaning given to such term in Section 5.3.3.

     "Average ELDORADO Closing Price" shall have the meaning given to that term in Section 2.5.

     "Bank Merger" shall have the meaning given such term in Section 2.8.

     "Bank Merger Agreement" shall have the meaning given such term in Section 2.8.

     "Benefit Arrangement" shall have the meaning given such term in Section 3.21.4.

     "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

     "Book Value" shall have the meaning given to it in Section 5.9.2

     "Business Day" shall mean any day, other than a Saturday, Sunday or any other day, such as a legal holiday, on which California state banks in California are not open for substantially all their banking business.

     "California Corporations Code" shall mean the General Corporation Law of the State of California.

     "California Financial Code" shall mean the Financial Code of the State of California.

     "Cash Component" shall have the meaning given to such term in Section 2.5.

     "Classified Assets" shall have the meaning given to such term in Section 6.1.15.

     "Closing" shall have the meaning given to such term in Section 2.1.

     "Closing Date" shall have the meaning given to such term in Section 2.1.

     "Closing Schedules" shall have the meaning given to such term in Section
5.8.

     "Collateralizing Real Estate" shall have the meaning given to such term in
Section 3.24.1.

     "Default" shall mean, as to any party to this Agreement, a failure by such party to perform, in any material respect, any of the agreements or covenants of such party contained in Articles 5 or 6.

     "Determination Date" shall mean the last business day of the calendar month immediately preceding the calendar month in which the Effective Time occurs.

     "Disclosed Matters" shall have the meaning given such term in Section
5.7.1.

     "Dissenting Shares" shall mean shares of Common Stock of MARINERS which come within all of the descriptions set forth in Subparagraphs (1), (2), (3) and
(4) of Paragraph (a) of Section 1300 of the California Corporations Code.

     "Dissenting Shareholder Notices" shall mean the notice required to be given to record holders of Dissenting Shares pursuant to Paragraph (a) of Section 1301 of the California Corporations Code.

     "EB" shall have the meaning set forth in the preamble to this Agreement.

     "Effective Time" shall have the meaning given such term in Section 2.1.

     "ELDORADO" shall have the meaning set forth in the preamble to this Agreement.

     "ELDORADO Common Stock" shall mean the Common Stock, no par value per share, of ELDORADO.

     "ELDORADO Fairness Opinion" shall have the meaning given to such term in
Section 7.2.13.

     "ELDORADO Filings" shall have the meanings given such term in Section 4.5.

     "ELDORADO Financial Statements" shall mean the financial statements of ELDORADO that were filed on SEC Form 10-K for the year ended December 31, 1994 and the unaudited financial statements filed on SEC Form 10-Q for the quarter ended March 31, 1995.

     "ELDORADO SEC Documents" shall have the meaning set forth in Section 4.5.2.

     "Employee plan" shall have the meaning given such term in Section 3.21.3.

     "Environmental Laws" shall mean and include any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Entity pertaining to health or to the environment, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act Amendments, the Occupational Safety and Health Act of 1970, as amended, the Resource Conversation and Recovery Act of 1976, as amended ("RCRA"), the Hazardous Materials Transportation Act of 1975, as amended, the Safe Drinking Water Act, as amended, and the Toxic Substances Control Act, as amended.

     "Equity Securities" shall have the meaning given to such term in the Exchange Act.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" shall mean First Interstate Bank, or such other Person as ELDORADO shall have appointed to perform the duties set forth in Section 2.7.

     "Exchange Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of an exchange offer or the filing by any Person of a registration statement under the Securities Act with respect to an exchange offer to purchase any shares of MARINERS Common Stock such that, upon consummation of such offer, such Person would own or control 15% or more of the then outstanding shares of MARINERS Common Stock.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

     "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles.

     "Governmental Entity" shall mean any court, federal, state, local or foreign government or any administrative agency or commission or other governmental authority or instrumentality whatsoever.

     "Hazardous Substances" shall have the meaning given such term in Section 3.24.4.

     "Intellectual Property" shall have the meaning given such term in Section 3.23.

     "IRC" shall mean the Internal Revenue Code of 1986, as amended.

     "Interest Rate Management Arrangements" shall have the meaning given to such term in Section 3.26.

     "Knowledge" shall mean, with respect to any representation or warranty contained in this Agreement: (1) as to ELDORADO or EB, the actual knowledge, after reasonable inquiry, of any executive officer of ELDORADO listed on
Schedule 1A hereto; and (2) as to MARINERS, the actual knowledge, after reasonable inquiry, of any director or executive officer of MARINERS or MB that is listed by name on Schedule 1B hereto.

     "Last Regulatory Approval" shall mean the final Requisite Regulatory Approval required, from any Governmental Entity under applicable federal laws of the United States and laws of any state having jurisdiction over the Merger or Bank Merger, to permit the parties to consummate the Merger and Bank Merger.

     "Loan-in-Foreclosure" shall have the meaning given to such term in Section 5.9.2.

     "Material Adverse Effect" shall mean a material adverse effect: (i) on the business, assets, results of operations, financial condition or prospects of a Person and its subsidiaries, if any, taken as a whole (unless specifically indicated otherwise); or (ii) on the ability of a Person that is a party to this Agreement to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

     "Material Adverse Event" shall have the meaning given to such term in
Section 8.1.13.

     "Merger" shall have the meaning set forth in Section 2.1.

     "MARINERS" shall have the meaning set forth in the preamble of this Agreement.

     "MARINERS Certificates" shall have the meaning given such term in Section 2.7.1.

     "MARINERS Common Stock" shall mean the common stock, no par value, of MARINERS and any Common Stock of MARINERS created pursuant to any recapitalization, reorganization, or similar event or any subdivision or combination of shares of common stock or similar event.

     "MARINERS Consolidated Tangible Net Worth" shall mean the difference between:

          (A) The total shareholders' equity of MARINERS as of the Determination Date, determined in accordance with Generally Accepted Accounting Principles applied consistently with prior periods (but not including (i) any equity raised by MARINERS subsequent to the date of this Agreement from the capital or private markets or otherwise; or (ii) any amount attributable to the actual exercise of any MARINERS Stock Options between the date of this Agreement and the Closing Date or (iii) any reduction in MB's loan loss, OREO or other contingency reserves);

     and

          (B) Reserves for loan or other credit losses and reserves for losses on OREO and for other contingencies (if and to the extent not already deducted in the determination of MARINERS' shareholders equity); excess mortgage servicing rights; the fees and costs incurred by MARINERS or MB attributable to the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby including the amounts required to be expended to reacquire outstand-ing stock options as provided in Section 2.6 (if and to the extent not already deducted in the determination of MARINERS' shareholders equity); the amounts of goodwill, if any, core deposit intangibles and any other intangible assets on the books of MARINERS; and the following amounts attributable to the period from January 1, 1995 to the Determination Date:
     (1) gains on securities transactions, including mark-to-market gains; (2) gains and income attributable to real estate development activities, including sales of OREO; (3) gains from the sale or other disposition of assets not in the ordinary course of business; and (4) gains attributable to non-recurring extraordinary items or to changes related to new accounting principles and changes in application of existing accounting principles; it being understood and agreed that the items in clauses (1) to
     (4) of this paragraph (B) shall be determined net of any related tax benefits.

     "MARINERS' Fairness Opinion" shall have the meaning given to such term in
Section 7.3.7.

     "MARINERS Filings" shall have the meaning given such term in Section 3.6.1.

     "MARINERS Financial Statements" shall have the meaning given to such term in Section 3.7.3.

     "MARINERS Stock Options" shall mean any options to purchase any MARINERS Common Stock or any other Equity Securities of MARINERS granted on or prior to the Effective Time, whether pursuant to the MARINERS Stock Option Plan or otherwise.

     "MARINERS Stock Option Plan" shall mean MARINERS' written Stock Option Plan as described in Schedule 3.25 hereto.

     "MB" shall have the meaning given to such term in the preamble to this Agreement.

     "MB FDIC Documents" shall have the meaning given to such term in Section 3.6.2.

     "New Certificates" shall have the meaning given to such term in Section 2.7.1.

     "Perfected Dissenting Shares" shall mean Dissenting Shares as to which the recordholder has made demand on MARINERS in accordance with Paragraph (b) of
Section 1301 of the California Corporations Code and has not withdrawn such demand prior to the Effective Time.

     "Per Share Merger Consideration" shall have the meaning given to such term in Section 2.5.

     "Persons" or "persons" shall mean an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, Governmental Entity or any other legal entity whatsoever.

     "Properties" shall have the meaning given to such term in Section 3.24.1.

     "Proxy Statement" shall have the meaning given to such term in Section
3.7.2.

     "Registration Statement" shall have the meaning given to such term in
Section 3.7.2.

     "Regulatory Authority" shall mean any Governmental Entity, the approval of which is legally required for consummation of the Merger or the Bank Merger.

     "Requisite Regulatory Approvals" shall have the meaning set forth in
Section 7.1.2.

     "Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed with respect to federal, state, local and foreign Taxes, and the term "Return" means any one of the foregoing Returns.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Site Assessment" shall have the meaning given to such term in Section
5.7.1.

     "Stock Component" shall have the meaning given to such term in Section 2.5.

     "Subsidiary" shall mean, with respect to any corporation (the "parent"), any other corporation, association or other business entity of which more than 50% of the shares of the Voting Stock are owned or controlled, directly or indirectly, by the parent or by one or more Subsidiaries of the parent, or by the parent and one or more of its Subsidiaries.

     "Subsidiary Merger Agreement" shall have the meaning given to such term in
Section 2.1.

     "Superior Proposal" shall have the meaning given to such term in Section 6.2.5.

     "Surviving Bank" shall have the meaning given to such term in Section 2.8.

     "Surviving Corporation" shall have the meaning given to such term in
Section 2.1.

     "Taxes" shall mean all federal, state, local and foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

     "Tax Filings" shall mean any applications, reports, statements or other Returns required to be filed with any local, state of federal Governmental Entity before the Merger or the Bank Merger may become effective, including, but not limited to, any filing required to be made with the California Franchise Tax Board to obtain Tax Clearance Certificates for the Merger and Bank Merger.

     "Tender Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of a tender offer or the filing by any person of a registration statement under the Securities Act with respect to, a tender offer to purchase any shares of MARINERS Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding voting securities of MARINERS.

     "Understanding" shall have the meaning set forth in Section 6.1.5.

     "Voting Securities" or "Voting Stock" shall mean the stock or other securities or any other interest entitling the holders thereof to vote in the election of the directors, trustees or Persons performing similar functions of the Person in question, including, without limitation, non-voting securities that are convertible or exchangeable into voting securities, but shall not include any stock or other interest so entitling the holders thereof to vote only upon the happening of a contingency (other than a conversion or exchange thereof into voting securities), whether or not such contingency has occurred.

ARTICLE 2.  THE MERGERS

     Section 2.1 The Merger. Subject to the terms and conditions of this Agreement, as promptly as practicable following the receipt of the Last Regulatory Approval and the expiration of all applicable waiting periods, MARINERS shall be merged with and into EB, EB shall be the Surviving Corporation in such merger, and each of the then outstanding shares of MARINERS Common Stock shall be automatically converted into a right to receive the Per Share Merger Consideration, all pursuant to the Agreement of Merger attached to this Agreement as Exhibit 2.1 (the "Subsidiary Merger Agreement") and in accordance with the applicable provisions of the California Financial Code and the California Corporations Code (the "Merger"). The closing of the Merger (the "Closing") shall take place at a location and time and Business Day to be designated by ELDORADO and reasonably concurred in by MARINERS (the "Closing Date") which shall not, however, be later than forty-five (45) days after receipt of the last Regulatory Approval and expiration of all applicable waiting periods. The Merger shall be effective when the Subsidiary Merger Agreement (together with any other documents required by law to effectuate the Merger) shall have been approved by the Superintendent of Banks and filed with the Secretary of State of the State of California. When used in this Agreement, the term "Effective Time" shall mean the time of filing of the Subsidiary Merger Agreement with the Secretary of State, and "Surviving Corporation" shall mean EB.

     Section 2.2 Effect of Merger. By virtue of the Merger and at the Effective Time, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of MARINERS and EB shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the estates and interests of every kind of MARINERS and EB, including all debts due to either of them, shall be as effectively the property of the Surviving Corporation as they were of MARINERS and EB immediately prior to the Effective Time, and the title to any real estate vested by deed or otherwise in either MARINERS or EB shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of MARINERS and EB shall be preserved unimpaired and all debts, liabilities and duties of MARINERS and EB shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Merger.

     Section 2.3 Articles of Incorporation. The articles of incorporation of EB in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with the provisions thereof and the name of the Surviving Corporation shall be "Eldorado Bank."

     Section 2.4 EB Stock. The authorized and issued capital stock of EB, all of the shares of which are owned by ELDORADO, shall not be affected by the Merger and shall continue to be outstanding at and after the Effective Time.

     Section 2.5 Conversion of MARINERS Common Stock.

          2.5.1 Each share of MARINERS Common Stock outstanding immediately prior to the Effective Time shall be converted at the Effective Time into and become the right to receive the Per Share Merger Consideration; provided, however, that any Perfected Dissenting Shares shall not be so converted and in lieu of such conversion shall be treated in accordance with the applicable provisions of Section 1300 et. seq. of the California Corporations Code.

          2.5.2 The Per Share Merger Consideration into which each outstanding share of MARINERS Common Stock (other than Dissenting Shares) shall be converted at the Effective Time shall consist of one (1) share of ELDORADO Common Stock (the "Stock Component") and cash in the amount of $7.30 (the "Cash Component"), plus any increases and minus any decreases in the Cash Component of the Per Share Merger Consideration as provided in Subsections
     2.5.2.1 and 2.5.2.2 hereof.

             2.5.2.1 Stock Price Cash Adjustment. If the average of the closing prices of ELDORADO Common Stock for all of the trading days in the calendar month immediately prior to the month in which the Effective Time occurs ("Average ELDORADO Closing Price") is less than $12.00, then the Cash Component of the Per Share Merger Consideration shall be increased by an amount equal to the difference between $12.00 and the Average ELDORADO Closing Price, provided, however, that the maximum amount of such increase shall not exceed $1.50. If, on the other hand, the Average ELDORADO Closing Price is greater than $13.00, then the Cash Component of the Per Share Merger Consideration shall be decreased in an amount equal to the difference between the Average ELDORADO Closing Price and $13.00, provided, however, that the maximum amount of such decrease shall not exceed $1.00.

             2.5.2.2 MARINERS Consolidated Tangible Net Worth Adjustment. If the sum of $7,400,000 exceeds MARINERS Consolidated Tangible Net Worth at the Determination Date, then the Cash Component of the Merger Consideration, as the same may have been adjusted pursuant to Subsection
        2.5.2.1 hereof, shall be reduced by an amount equal to the quotient resulting from dividing such excess by the total number of shares of MARINERS Common Stock outstanding immediately prior to the Effective Time. If MARINERS Consolidated Tangible Net Worth exceeds $7,600,000, then the Cash Component of the Per Share Merger Consideration, as the same may have been adjusted pursuant to Subsection 2.5.2.1 hereof, shall be increased by an amount equal to the quotient resulting from dividing such excess by the total number of shares of MARINERS Common Stock outstanding immediately prior to the Effective Time.

          2.5.3 The Per Share Merger Consideration shall be further appropriately adjusted to reflect any recapitalization, reorganization, reclassification, split-up, merger, consolidation, exchange, stock or other

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     dividend or distribution (other than cash dividends), made, declared or effective with respect to the ELDORADO Common Stock between the date of this Agreement and the Effective Time.

     Section 2.6 Cancellation of MARINERS Stock Options. Prior to the Effective Time, all outstanding rights with respect to MARINERS Common Stock or any other Equity Securities of MARINERS pursuant to stock options, whether under the MARINERS Stock Option Plan or otherwise, shall be cancelled on the terms set forth in Schedule 2.6.

     Section 2.7 Exchange Procedures. On or as soon as practicable after the Effective Time, (i) ELDORADO will deliver to the Exchange Agent certificates representing the number of shares of ELDORADO Common Stock issuable in the Merger; and (ii) EB will deliver to the Exchange Agent the cash payable as part of the Merger Consideration pursuant to Section 2.5 hereto (after giving effect to the adjustments called for by Subsections 2.5.2.1 and 2.5.2.2 hereof).

          2.7.1 Upon surrender to the Exchange Agent for cancellation of one or more certificates for shares of MARINERS Common Stock ("MARINERS Certificates"), accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent shall, as promptly as practicable thereafter, deliver to each holder of such surrendered MARINERS Certificates, certificates representing the appropriate number of shares of ELDORADO Common Stock ("New Certificates") and a check for payment of the Cash Component payable in respect of the shares of the MARINERS Common Stock represented by MARINERS Certificates surrendered by such holder. In no event shall the holders of MARINERS Certificates be entitled to receive interest on cash amounts due them hereunder in respect of their MARINERS Common Stock.

          2.7.2 Until a MARINERS Certificate has been surrendered and exchanged as herein provided, each share of MARINERS Common Stock represented by such MARINERS Certificate shall represent, on and after the Effective Time, the right to receive the Per Share Merger Consideration into which each such share of MARINERS Common Stock shown thereon has been converted as provided by Section 2.5. No dividends or other distributions that are declared on any shares of ELDORADO Common Stock into which any shares of MARINERS Common Stock have been converted at the Effective Time shall be paid to the holder of such MARINERS' shares until the MARINERS Certificates evidencing such MARINERS' shares have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends or other distributions, from and after the Effective Time, will be paid to such holders in accordance with the terms of such ELDORADO Common Stock. In no event shall the holders entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

          2.7.3 No transfer taxes shall be payable by any shareholder in respect of the issuance of New Certificates, except that if any New Certificate is to be issued in a name other than that in which the MARINERS Certificates surrendered shall have been registered, it shall be a condition of such issuance that the holder requesting such issuance shall properly endorse the certificate or certificates and shall pay to ELDORADO or the Exchange Agent any transfer taxes payable by reason thereof, or of any prior transfer of such surrendered certificate, or establish to the satisfaction of ELDORADO or the Exchange Agent that such taxes have been paid or are not payable.

          2.7.4 Any ELDORADO Common Stock or cash delivered to the Exchange Agent and not distributed pursuant to this Section 2.7 at the end of nine months from the Effective Time, shall be returned to ELDORADO, in which event the Persons entitled thereto shall look only to ELDORADO for payment thereof.

          2.7.5 Notwithstanding anything to the contrary set forth in Sections
     2.7.2 and 2.7.3 hereof, if any holder of MARINERS Common Stock shall be unable to surrender such holder's MARINERS Certificates because such certificates have been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety satisfactory to Exchange Agent and ELDORADO.

          2.7.6 The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of ELDORADO Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of ELDORADO Common Stock for the account of the Persons entitled thereto.

          2.7.7 After the Effective Time, there shall be no further registration of transfers of the shares of MARINERS Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing such shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for ELDORADO Common Stock as provided in this Article 2.

     Section 2.8 Bank Merger. Concurrently herewith, MB and EB shall enter into a merger agreement in the form of Exhibit 2.8 hereto (the "Bank Merger Agreement"), pursuant to which, immediately following the consummation of the Merger, MB shall be merged with and into EB (the "Bank Merger"). EB shall be the Surviving Bank in the Bank Merger, the shares of EB Common Stock outstanding immediately prior to the consummation of the Bank Merger will be unaffected by the Bank Merger and shall continue to be outstanding at the time of and after consummation of the Bank Merger, and all of the shares of common stock of MB outstanding immediately prior to the effectiveness of the Bank Merger shall be automatically cancelled and no consideration shall be issued therefor, all as provided in the Bank Merger Agreement. The Bank Merger shall be effective when, and the term "Bank Merger Effective Time" shall mean the time that, a copy of the Bank Merger Agreement (together with any other documents required by law to effectuate the Bank Merger) that has been approved by the Superintendent of Banks and filed with the Secretary of State of the State of California, is filed with the California Superintendent of Banks pursuant to the applicable requirements of the California Financial Code. The filing of the Bank Merger Agreement with the California Secretary of State shall occur immediately after the Effective Time of the Merger. When used in this Agreement, the term "Surviving Bank" shall mean EB.

     Section 2.9 Effect of Bank Merger. By virtue of the Bank Merger and at the Bank Merger Effective Time, all of the rights, privileges, powers and franchises and all property and assets of every kind and description of MB and EB shall be vested in and be held and enjoyed by the Surviving Bank, without further act or deed, and all the estates and interests of every kind of MB and EB, including all debts due to either of them, shall be as effectively the property of the Surviving Bank as they were of MB and EB immediately prior to the Bank Merger Effective Time, and the title to any real estate vested by deed or otherwise in either MB or EB shall not revert or be in any way impaired by reason of the Bank Merger; and all rights of creditors and liens upon the property of MB and EB shall be preserved unimpaired and all debts, liabilities and duties of MB and EB shall be debts, liabilities and duties of the Surviving Bank and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it, and none of such debts, liabilities or duties shall be expanded, increased, broadened or enlarged by reason of the Bank Merger.

     Section 2.10 Boards of Directors of ELDORADO and EB following the Effective Time. At the Effective Time the two directors of MARINERS named on Schedule
2.10 shall be appointed as directors of ELDORADO and EB to serve until the next annual meeting of shareholders of ELDORADO and EB and until their successors are elected and qualify.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF MARINERS.

     MARINERS and MB represent and warrant to ELDORADO as follows:

     Section 3.1 Organization; Corporate Power; Etc. MARINERS is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business substantially as they are being conducted on the date of this Agreement. MARINERS also is a bank holding company registered under the BHCA. MARINERS has all requisite corporate power and authority to enter into this Agreement and, subject to its obtaining the approval of its shareholders and the obtaining of all Requisite Regulatory Approvals to consummate the transactions contemplated hereby. MB is a California state chartered bank duly organized, validly existing and in good standing under the laws of the State of California. MB, and each other Subsidiary of MARINERS or MB, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business substantially as it is being conducted on the date of this Agreement. MB is authorized by the California Superintendent of Banking to conduct a general banking business. MB is not a member of the Federal Reserve System. MB's deposits are insured by the FDIC in the manner and to the full extent provided by law. MB maintains and operates branch offices only in the State of California. Neither the scope of the business of MARINERS or of MB, or any other Subsidiary of MARINERS or MB, nor the location of any of their respective properties, requires that MARINERS or MB or any of their Subsidiaries be licensed or qualified to conduct business in any jurisdiction other than the State of California.

     Section 3.2 Licenses and Permits. Except as disclosed on Schedule 3.2, MARINERS and MB, and each of their respective Subsidiaries, have all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on MARINERS or MB or on the ability of MARINERS or MB to consummate the transactions contemplated by this Agreement. The properties, assets, operations and businesses of MARINERS and MB, and those of their respective Subsidiaries, are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses, certificates, franchises, rights and permits.

     Section 3.3 Subsidiaries. Other than as set forth on Schedule 3.3, there is no corporation, partnership, joint venture or other entity in which MARINERS or MB owns, directly or indirectly (except as pledgee pursuant to loans or stock or other interest held as the result of or in lieu of foreclosure pursuant to pledge or other security arrangement) any equity or other voting interest or position.

     Section 3.4 Authorization of Agreement; No Conflicts.

          3.4.1 The execution and delivery of this Agreement and the Subsidiary Merger Agreement by MARINERS, and the execution and delivery of the Bank Merger Agreement by MB, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of MARINERS and MB, subject only to the approval of this Agreement, the Subsidiary Merger Agreement and the Merger by MARINERS' shareholders. This Agreement has been duly executed and delivered by MARINERS and MB and constitutes a valid and binding obligation of MARINERS and MB, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally, by general equitable principles. The Subsidiary Merger Agreement upon due execution thereof by MARINERS, and the Bank Merger Agreement, upon its due execution by MB, when filed in accordance with the applicable provisions of the California Corporations Code and the California Financial Code, will constitute valid and binding obligations of MARINERS and MB, respectively, each enforceable in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles.

          3.4.2 Except as disclosed on Schedule 3.4, the execution and delivery of this Agreement and the Subsidiary Merger Agreement, and the execution and delivery of the Bank Merger Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the respective Articles of Incorporation or Bylaws of MARINERS or MB or, except for the necessity of obtaining Requisite Regulatory Approvals and approval of the shareholders of MARINERS, any material mortgage, indenture, lease, agreement or other material instrument or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to MARINERS or MB or any of their respective assets or properties, other than any such conflict, violation, default or loss which
     (i) will not have a Material Adverse Effect on MARINERS or MB, or on ELDORADO or EB following consummation of the Merger and Bank Merger, or
     (ii) will be cured or waived prior to the Effective Time. No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required in connection with the execution and delivery of this Agreement or the Subsidiary Merger Agreement by MARINERS and MB or the Bank Merger Agreement by MB or the consummation by MARINERS or MB of the transactions contemplated hereby or thereby, except for (a) filings required in order to obtain the Requisite Regulatory Approvals; (b) the filing of the Subsidiary Merger Agreement and the Bank Merger Agreement with the Superintendent of Banks of the State of California and the Secretary of State of California; and (c) Tax Filings.

     Section 3.5 Capital Structure.

          3.5.1 The authorized capital stock of MARINERS consists solely of 1,500,000 shares of Common Stock, no par value per share. At the close of business on the Business Day next preceding the date of this Agreement, 630,276 shares of Common Stock were outstanding and no shares of Common Stock were reserved for issuance for any purposes except that 7,200 shares of Common Stock were reserved for issuance pursuant to the MARINERS Stock Option Plan. All outstanding shares of MARINERS capital stock are validly issued, fully paid and non-assessable. Such shares do not possess any preemptive rights and were not issued in violation of any preemptive rights or any similar rights of any Person. Except for the MARINERS Stock Options described on Schedule 3.25 to this Agreement, there are not outstanding on the date of this Agreement any Equity Securities, including, without limitation, any options, warrants, calls, or rights or other securities, that are convertible or exercisable into, or exchangeable for, or entitle any one to purchase or otherwise acquire, any shares of Common Stock or other Equity Securities of MARINERS and MARINERS is not a party to or bound by any agreement obligating it to sell or issue any shares of Common Stock or other Equity Securities of MARINERS or to grant to any Person any option, warrant, call or right to purchase or acquire any shares of Common Stock or other Equity Securities of MARINERS.

          3.5.2 The authorized capital stock of MB consists solely of 320,000 shares of Common Stock, no par value. At the close of business on the Business Day next preceding the date of this Agreement, 200,000 shares of Common Stock were outstanding and no shares of Common Stock were reserved for issuance for any purposes whatsoever. All outstanding shares of MB capital stock are validly issued, fully paid and non-assessable (except for assessments made pursuant to Section 662 of the California Financial Code) and do not possess any preemptive rights and were not issued in violation of any preemptive rights or any similar rights of any Person. There are not outstanding on the date of this Agreement any Equity Securities, including, without limitation, any options, warrants, calls, or rights, that are convertible or exercisable into, or exchangeable for, or which entitle any one to purchase or otherwise acquire, any authorized and unissued or issued and outstanding shares of Common Stock or other Equity Securities of MB and neither MARINERS nor MB is a party to or bound by any agreement obligating either of them to sell or issue any authorized and unissued or issued and outstanding shares of Common Stock or other Equity Securities of MB or to grant to any one any option, warrant, call or right to purchase or acquire any authorized and unissued or issued and outstanding shares of Common Stock or other Equity Securities of MB.

          3.5.3 MARINERS is the direct and sole owner, beneficially and of record, of all of the issued and outstanding capital stock of MB, free and clear of all liens, pledges, charges and other encumbrances of any nature whatsoever.

     Section 3.6 MARINERS Filings.

          3.6.1 Since January 1, 1992, MARINERS and MB, and their respective Subsidiaries, have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (a) the Federal Reserve Board or any Federal Reserve Bank; (b) the California Superintendent of Banks; (c) the Federal Deposit Insurance Corporation; and (d) any other federal, state or local governmental or regulatory authority. All such reports, registrations and filings, and all reports sent to MARINERS' shareholders during the three-year period ended December 31, 1994 (whether or not filed with any Regulatory Authority), are collectively referred to as the "MARINERS Filings." As of their respective filing or mailing dates, each of the past MARINERS Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such non-compliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The MARINERS Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the consolidated financial position of MARINERS as of the dates thereof and the consolidated results of its operations, cash flows and changes in shareholders' equity for the periods then ended. Copies of the MARINERS Filings have been made available to ELDORADO (except to the extent prohibited by law).

          3.6.2 MB has filed all reports, and any amendments required to be made thereto, that since January 1, 1992 was required to be filed by MB with the FDIC (the "MB FDIC Documents"), all of which have been made available to ELDORADO. As of their respective dates, the MB FDIC Documents complied in all material respects with the applicable requirements of the Federal Deposit Insurance Act, as the case may be, and the rules and regulations of the FDIC thereunder applicable to such MB FDIC Documents, and none of the MB FDIC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of MB included in the MB FDIC Documents comply in all material respects with applicable regulatory accounting requirements and with the published rules and regulations of the FDIC (as applicable) with respect thereto, and, in the case of any financial statements, have been prepared in accordance with Generally Accepted Accounting Principles, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by regulations of the FDIC) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the financial position of MB as of the dates thereof and the results of its operations and cash flows for the periods then ended.

     Section 3.7 Accuracy of Information Supplied.

          3.7.1 No representation or warranty of MARINERS or MB contained in this Agreement or any statement, schedule, exhibit or certificate given or to be given by or on behalf of MARINERS or MB, or any of their respective Subsidiaries, to ELDORADO in connection herewith and none of the information supplied or to be supplied by MARINERS or MB or their Subsidiaries to ELDORADO under this Agreement contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          3.7.2 None of the information supplied or to be supplied by MARINERS for inclusion or incorporation by reference in, or relating to MARINERS and included or incorporated by reference in, (i) the Registration Statement on Form S-4 to be filed with the SEC by ELDORADO in connection with the issuance of shares of ELDORADO Common Stock in the Merger (including the Proxy Statement and prospectus constituting a part thereof, the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Proxy Statement and any amendment or supplement thereto will, at all times from the date of mailing to shareholders of MARINERS through the date of the meeting of shareholders of MARINERS to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, the AMEX or any Governmen-tal Entity in connection with the Merger, the issuance of any shares of ELDORADO Common Stock in connection with the Merger, or any Requisite Regulatory Approvals will, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to ELDORADO, EB and their Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          3.7.3 MARINERS has or will deliver to ELDORADO copies of: (a) the audited consolidated balance sheets of MARINERS and its consolidated Subsidiaries as of December 31, 1994, 1993 and 1992 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended and the related notes to such consolidated financial statements, all as audited by Dayton & Associates, independent public accountants (the "MARINERS Financial Statements"), and MARINERS will hereafter until the Closing Date deliver to ELDORADO copies of additional financial statements of MARINERS as provided in Sections 5.1.1(iii) and 6.1.11(iii). The MARINERS Financial Statements have been prepared (and all of said additional financial statements will be prepared) in accordance with Generally Accepted Accounting Principles, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) consistently followed throughout the periods covered by such statements, and present (and, when prepared, will present) fairly the consolidated financial position of MARINERS and its consolidated Subsidiaries as of the respective dates indicated and the consolidated results of their operations, cash flows and changes in shareholders' equity at the respective dates and for the respective periods covered by such financial statements (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount). In addition, MARINERS has delivered to ELDORADO copies of all management or other letters delivered to MARINERS by its independent accountants in connection with any of the MARINERS Financial Statements or by such accountants or any consultant regarding the internal controls or internal compliance procedures and systems of MARINERS or MB issued at any time since January 1, 1992, and will make available for inspection by ELDORADO or its representatives, at such times and places as ELDORADO may reasonably request, reports and working papers produced or developed by such accountants or consultants.

     Section 3.8 Compliance with Applicable Laws.  Except as disclosed on
Schedule 3.8, the businesses of MARINERS and MB, and their respective Subsidiaries (including, without limitation, the offering of financial planning services and non-deposit investment products to MB customers), are not being conducted in violation of any law, ordinance or regulation, except for violations which individually or in the aggregate would not have a Material Adverse Effect on MARINERS or MB, or ELDORADO or EB at or following the Effective Time. Except as set forth in Schedule 3.8, no investigation or review by any Governmental Entity with respect to MARINERS or MB is pending or, to the Knowledge of MARINERS or MB threatened, nor has any Governmental Entity indicated to MARINERS or MB an intention to conduct the same.

     Section 3.9 Litigation. Except as set forth in Schedule 3.9, there is no suit, action or proceeding or investigation pending, or to the Knowledge of MARINERS or MB threatened, against MARINERS or MB or any of their respective Subsidiaries which, if adversely determined, would have a Material Adverse Effect on MARINERS or MB or their Subsidiaries; nor is there any judgment, decree, consent order, injunction or order of any Governmental Entity or arbitrator outstanding against MARINERS or MB or any of their Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, any such Material Adverse Effect. Schedule 3.9 contains a true, correct and complete list, including identification of the applicable insurance policy covering such litigation, if any, subject to reservation of rights, if any, the applicable deductible and the amount of any reserve therefor, of all pending litigation in which MARINERS or MB or any of their Subsidiaries is a named party, and except as disclosed on Schedule 3.9, all of the litigation shown on such Schedule is adequately covered by insurance in force, except for applicable deductibles, or have been adequately reserved for in accordance with MARINERS' prior business practices.

     Section 3.10 Agreements with Banking Authorities.  Except as set forth on
Schedule 3.10, none of MARINERS or any Subsidiary is a party to any written agreement or memorandum of understanding with or order or directive from any Governmental Entity.

     Section 3.11 Insurance. MARINERS and MB and their Subsidiaries have in full force and effect policies of insurance with respect to their assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for their businesses, operations, properties and assets. Schedule 3.11 contains a list of all policies of insurance and bonds carried and owned by MARINERS or MB or any Subsidiary. None of MARINERS or MB or any of their Subsidiaries is in default under any such policy of insurance or bond such that it can be cancelled and all material claims thereunder have been filed in timely fashion. MARINERS and MB and their Subsidiaries have filed claims with, or given notice of claim, to their insurers or bonding companies in timely fashion with respect to all material matters and occurrences for which they believe they have coverage.

     Section 3.12 Title to Assets other than Real Property. MARINERS, MB and their respective Subsidiaries have good and marketable title to all their properties and assets (other than real property which is the subject to Section 3.13), owned or leased by MARINERS, MB or any of their Subsidiaries, free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature except as disclosed on Schedule 3.12 and except for: (a) encumbrances as set forth in the MARINERS Financial Statements; (b) liens for current Taxes not yet due which have been fully reserved for and (c) encumbrances, if any, that are not substantial in character, amount or extent and do not detract materially from the value, or interfere with present use or the sale or other disposition of the property subject thereto or affected thereby. All of such properties and assets are, and require only routine maintenance to keep them, in good working condition, normal wear and tear excepted.

     Section 3.13 Real Property. Schedule 3.13 is an accurate list and general description of all real property owned or leased by MARINERS, MB or any of their Subsidiaries, including Other Real Estate Owned ("OREO"). Each of MARINERS, MB and their respective Subsidiaries has good and marketable title to the real properties that it owns, as described in such Schedule, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (a) rights of lessors, lessees or sublessees in such matters that are reflected in a written lease; (b) current taxes (including assessments collected with taxes) not yet due and payable; (c) encumbrances, if any, that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with present use, or the ability of MARINERS or MB to dispose, of the property subject thereto or affected thereby; and (d) other matters as described in Schedule 3.13. MARINERS, MB and their Subsidiaries have valid leasehold interests in the leaseholds they respectively hold, free and clear of all mortgages, liens, security interest, charges, claims, assessments and encumbrances, except for (a) claims of lessors, co-lessees or sublessees in such matters as are reflected in a written lease; (b) title exceptions affecting the fee estate of the lessor under such leases and (c) other matters as described in
Schedule 3.13. The activities of MARINERS, MB and their Subsidiaries with respect to all real property owned or leased by them for use in connection with their operations are in all material respects permitted and authorized by applicable zoning laws, ordinances and regulations and all laws and regulations of any Governmental Entity. Except as set forth in Schedule 3.13, MARINERS, MB and their respective Subsidiaries enjoy quiet possession under all material leases to which either is the lessee and all of such leases are valid and in full force and effect. The buildings and improvements on real properties owned or leased by MARINERS, MB or any of their Subsidiaries are in good condition and repair, and do not require more than normal and routine maintenance, to keep them in such condition, normal wear and tear excepted.

     Section 3.14 Taxes.

          3.14.1 Filing of Returns. Except as set forth on Schedule 3.14(a), MARINERS, MB and their Subsidiaries have duly prepared and filed federal, state, local and foreign Returns (for Tax or informational purposes) which were required to be filed by or in respect of MARINERS, MB and their Subsidiaries, or any of their properties, income and/or operations on or prior to the Closing Date. As of the time they were filed, the foregoing Returns accurately reflected the material facts regarding the

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     income, business, asset, operations, activities, status, and any other information required to be shown thereon. No extension of time within which MARINERS, MB or any of their Subsidiaries may file any Return is currently in force.

          3.14.2 Payment of Taxes. Except as disclosed on Schedule 3.14(b) with respect to all amounts in respect of Taxes imposed on MARINERS, MB or any Subsidiary or for which MARINERS, MB or any Subsidiary is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been or will be fully complied with in all material respects, and all such amounts required to be paid by or on behalf of MARINERS, MB or any Subsidiary to taxing authorities or others on or before the date hereof have been paid.

          3.14.3 Audit History. Except as disclosed on Schedule 3.14(c), there is no review or audit by any taxing authority of any Tax liability of MARINERS, MB or any Subsidiary currently in progress. Except as disclosed on Schedule 3.14(c), MARINERS, MB and their Subsidiaries have not received any written notices within the three years preceding the Closing Date of any pending or threatened audit, by the Internal Revenue Service or any state, local or foreign agency, any Returns or Tax liability of MARINERS, MB or any Subsidiary for any period, where such pending or threatened audit has not been resolved. MARINERS, MB and their Subsidiaries currently have no unpaid deficiencies assessed by the Internal Revenue Service or any state, local or foreign taxing authority arising out of any examination of any of the Returns of MARINERS, MB or any Subsidiaries filed for fiscal years ended on or after December 31, 1988 through the Closing Date, nor to the Knowledge of MARINERS is there reason to believe that any material deficiency will be assessed.

          3.14.4 Statute of Limitations. Except as disclosed on Schedule 3.14(d), no agreements are in force or are currently being negotiated by or on behalf of MARINERS, MB or any Subsidiaries for any waiver or for the extension of any statute of limitations governing the time of assessments or collection of any Tax. No closing agreements or compromises concerning Taxes of MARINERS, MB or any Subsidiaries are currently pending.

          3.14.5 Withholding Obligations. MARINERS, MB and their Subsidiaries have withheld from each payment made to any of their respective officers, directors and employees, the amount of all applicable Taxes, including, but not limited to, income tax, social security contributions, unemployment contributions, backup withholding and other deductions required to be withheld therefrom by any Tax law and have paid the same to the proper Taxing authorities within the time required under any applicable Tax law.

          3.14.6 Tax Liens. There are no Tax liens, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any assets owned by MARINERS, MB or their Subsidiaries, except for liens for Taxes that are not yet due and payable.

          3.14.7 Safe Harbor Lease Property. None of the assets owned by MARINERS, MB or their Subsidiaries is property that is required to be treated as being owned by any other Person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the IRC.

          3.14.8 Security for Tax-Exempt Obligations. None of the assets owned by MARINERS, MB or their Subsidiaries directly or indirectly secures any debt, the interest on which is tax-exempt under Section 103(a) of the IRC.

          3.14.9 Tax-Exempt Use Property. None of the assets owned by MARINERS, MB or their Subsidiaries is "tax-exempt use property" within the meaning of
     Section 168(h) of the IRC.

          3.14.10 Foreign Person. None of MARINERS, MB or their Subsidiaries is a person other than a United States person within the meaning of the IRC.

          3.14.11 No Withholding. The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the IRC, or of Subchapter A of Chapter 3 of the IRC.

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          3.14.12 Tax Reserves.  MARINERS, MB and their Subsidiaries have made full and adequate provision and reserve for all federal, state, local or foreign Taxes for the current period for which Tax and information returns are not yet required to be filed. The MARINERS Financial Statements contain fair and sufficient accruals for the payment of all Taxes for the periods covered by the MARINERS Financial Statements and all periods prior thereto.

          3.14.13 Tax Elections. No new elections with respect to Taxes or any changes in current elections with respect to Taxes affecting the assets owned by MARINERS, MB or their Subsidiaries shall be made after the date of this Agreement without the prior written consent of ELDORADO, which shall not be unreasonably withheld. ELDORADO shall be deemed to have consented in writing to any election MARINERS, MB or their Subsidiaries shall desire to make if: (i) the electing Person shall have notified the Chief Financial Officer of ELDORADO in writing of its desire to make such election, including in such notice a reasonably complete summary of the election it desires to make and the reasons it desires to make such election at least 20 Business Days prior to the due date (including extensions thereof) for filing such election, and (ii) ELDORADO shall not have responded in writing to such notice by the fifth Business Day prior to the due date (including extensions thereof) for filing such election.

          3.14.14 IRC Section 382 Applicability. None of MARINERS, MB or any of their Subsidiaries, including any party joining in any consolidated return to which MARINERS is a member, underwent an "ownership change" as defined in IRC Section 382(g) within the "testing period" (as defined in IRC
     Section 382) ending immediately before the Effective Time, and not taking into account any transactions contemplated by this Agreement.

          3.14.15 Disclosure Information. Within 45 days of the date of this Agreement, MARINERS will deliver to ELDORADO a schedule setting forth the following information with respect to MARINERS and as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (a) MARINERS' basis in its assets; (b) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to MARINERS; and
     (c) the amount of any deferred gain or loss allocable to MARINERS and arising out of any deferred intercompany transactions.

     Section 3.15 Performance of Obligations. MARINERS, MB and their Subsidiaries have performed all material obligations required to be performed by them to date and none of MARINERS, MB nor any Subsidiary is in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement, written or oral, to which any is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default or breach, where such default or breach or failure to perform would have a Material Adverse Effect on MARINERS or MB or their Subsidiaries. To MARINERS' Knowledge, and except as disclosed on Schedule 3.15 or in the portion of Schedule 3.16 that identifies 90-day past due or classified or nonaccrual loans, no party with whom MARINERS, MB or any of their Subsidiaries has an agreement that is of material importance to the businesses of MARINERS or MB or their Subsidiaries is in default thereunder.

     Section 3.16 Loans and Investments. Except as set forth on Schedule 3.16, all loans, leases and other extensions of credit, and guaranties, security agreements or other agreements supporting any loans or extensions of credit, and investments of MARINERS, MB or their Subsidiaries are, and constitute, in all material respects, the legal, valid and binding obligations of the parties thereto and are enforceable against such parties in accordance with their terms, except as the enforceability thereof may be limited by applicable law and otherwise by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as described in Schedule 3.16, as of April 30, 1995, no loans or investments held by MARINERS, MB or any Subsidiary are (i) more than ninety days past due with respect to any scheduled payment of principal or interest, other than loans on a non-accrual status; (ii) classified as "loss," "doubtful," "substandard" or "specially mentioned" by MARINERS, MB or any federal or state banking regulators; or (iii) on a non-accrual status in accordance with MB's loan review procedures. Except as set forth on Schedule 3.16, none of such investments (other than loans) are subject to

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any restrictions, contractual, statutory or other, that would materially impair the ability of the entity holding such investment to dispose freely of any such investment at any time, except restrictions on the public distribution or transfer of any such investments under the Securities Act and the regulations thereunder or state securities laws and pledges or security interests given in connection with government deposits. All loans, leases or other extensions of credit outstanding, or commitments to make any loans, leases or other extensions of credit to any Affiliates of MARINERS or MB are disclosed on Schedule 3.16. For outstanding loans or extensions of credit or commitments to make loans or extensions of credit where the original principal amounts are in excess of $25,000 and which by their terms are either secured by collateral or supported by a guaranty or similar obligation the security interests have been duly perfected in all material respects and have the priority they purport to have in all material respects, other than by operation of law, and, in the case of each guaranty or similar obligation, each has been duly executed and delivered to MARINERS, MB or any Subsidiary, and to MARINERS' and MB's Knowledge, is still in full force and effect.

     Section 3.17 Brokers and Finders. Except as set forth on Schedule 3.17, none of MARINERS, MB or any of their Subsidiaries is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement, the Subsidiary Merger Agreement or the Bank Merger Agreement, nor the consummation of the transactions provided for herein or therein, will result in any liability to any broker or finder. MARINERS agrees to indemnify and hold harmless ELDORADO and EB and their respective affiliates, and to defend with counsel selected by ELDORADO and EB and reasonably satisfactory to MARINERS from and against any liability, cost or expense, including attorneys' fees, incurred in connection with a breach of this Section 3.17.

     Section 3.18 Material Contracts. Schedule 3.18 to this Agreement contains a complete and accurate written list of all material agreements, obligations or understandings, written and oral, to which MARINERS, MB or any Subsidiary is a party as of the date of this Agreement, except for loans and other extensions of credit made by MB in the ordinary course of its business and those items specifically disclosed in the MARINERS Financial Statements.

     Section 3.19 Absence of Material Adverse Effect. Since January 1, 1995, the respective businesses of MARINERS, MB and their Subsidiaries have been conducted only in the ordinary course, in the same manner as theretofore conducted, and no event or circumstance has occurred or is expected to occur which has had or which, with the passage of time or otherwise, could reasonably be expected to have a Material Adverse Effect on MARINERS or MB.

     Section 3.20 Undisclosed Liabilities. Except as disclosed on Schedule 3.20, none of MARINERS, MB or any of their Subsidiaries has any liabilities or obligations, either accrued, contingent or otherwise, that are material to MARINERS and its Subsidiaries (including MB) taken as a whole and that have not been reflected or disclosed in the MARINERS Financial Statements. Neither MARINERS nor MB has any Knowledge of any basis for the assertion against either of them, or any of their Subsidiaries, of any liability, obligation or claim (including, without limitation, that of any Governmental Entity) that will have or cause, or could reasonably be expected to have or cause, a Material Adverse Effect as to MARINERS or MB that is not fully and fairly reflected and disclosed in the MARINERS Financial Statements or in Schedule 3.20.

     Section 3.21 Employees; Employee Benefit Plans; ERISA.

          3.21.1 All obligations of MARINERS, MB or their Subsidiaries for payment to trusts or other funds or to any Governmental Entity or to any individual, director, officer, employee or agent (or his or her heirs, legatees or legal representatives) with respect to unemployment compensation benefits, profit-sharing, pension or retirement benefits or social security benefits, whether arising by operation of law, by contract or by past custom, have been properly accrued for the periods covered thereby on the MARINERS Financial Statements and paid when due. All obligations of MARINERS, MB or their Subsidiaries, whether arising by operation of law, by contract or by past custom for vacation or holiday pay, bonuses and other forms of compensation which are payable to their respective directors, officers, employees or agents have been properly accrued on the MARINERS Financial Statements for the periods covered thereby and paid when due. Except as set forth on Schedule 3.21(a), there are no unfair labor practice complaints, strikes, slowdowns, stoppages or other controversies pending or, to the

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

     Knowledge of MARINERS and MB, attempts to unionize or controversies threatened between MARINERS, MB or any Subsidiary or Affiliate and, or relating to, any of their employees that are likely to have a Material Adverse Effect on MARINERS and its Subsidiaries, including MB, taken as a whole. None of MARINERS, MB or any Subsidiary is a party to any collective bargaining agreement with respect to any of their employees and, except as set forth on Schedule 3.21(a), none of MARINERS, MB or any Subsidiary is a party to a written employment contract with any of their employees and there are no understandings with respect to the employment of any officer or employee of MARINERS, MB or any Subsidiary which are not terminable by MARINERS, MB or such Subsidiary without liability on not more than thirty
     (30) days' notice. Except as disclosed in the MARINERS Financial Statements for the periods covered thereby, all sums due for employee compensation have been paid and all employer contributions for employee benefits, including deferred compensation obligations, and any benefits under any Employee Plan (as defined in Section 3.21.3 hereof) or any Benefit Arrangement (as defined in Section 3.21.4 hereof) have been duly and adequately paid or provided for in accordance with plan documents. Except as set forth on Schedule 3.21(a), no director, officer or employee of MARINERS, MB or any Subsidiary is entitled to receive any payment of any amount under any existing agreement, severance plan or other benefit plan as a result of the consummation of any transaction contemplated by this Agreement, the Subsidiary Merger Agreement or the Bank Merger Agreement. MARINERS, MB and their Subsidiaries have complied with all applicable federal and state statutes and regulations which govern workers' compensation, equal employment opportunity and equal pay, including, but not limited to, all civil rights laws, Presidential Executive Order 1124, and the Fair Labor Standards Act of 1938, as amended and the Americans with Disabilities Act.

          3.21.2 MARINERS has delivered as Schedule 3.21(b) a complete list of:

             (a) All current employees of MARINERS, MB or any of their Subsidiaries together with each employee's age, tenure with MARINERS, MB or such Subsidiary, title or job classification, and the current annual rate of compensation anticipated to be paid to each such employee; and

             (b) All Employee Plans and Benefit Arrangements, including all plans or practices providing for current compensation or accruals for active Employees, including, but not limited to, all employee benefit plans, all pension, profit-sharing, retirement, bonus, stock option, incentive, deferred compensation, severance, long-term disability, medical, dental, health, hospitalization, life insurance or other insurance plans or related benefits.

          3.21.3 Except as disclosed on Schedule 3.21(b), none of MARINERS, MB or any of their Subsidiaries maintains, administers or otherwise contributes to any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to any provisions of ERISA and covers any employee, whether active or retired, of MARINERS, MB or any of their Subsidiaries (any such plan being herein referred to as an "Employee Plan"). True and complete copies of each such Employee Plan, including amendments thereto, have been previously delivered to ELDORADO, together with (i) all agreements regarding plan assets with respect to such Employee Plans, (ii) a true and complete copy of the annual reports for the most recent three years (Form 5500 Series including, if applicable, Schedules A and B thereto) prepared in connection with any such Employee Plan, (iii) a true and complete copy of the actuarial valuation reports for the most recent three years, if any, prepared in connection with any such Employee Plan covering any active employee of MARINERS, MB or their Subsidiaries, (iv) a copy of the most recent summary plan description of each such Employee Plan, together with any modifications thereto, and (v) a copy of the most recent favorable determination letter (if applicable) from the Internal Revenue Service for each Employee Plan. None of the Employee Plans is a "multiemployer plan" as defined in Section 3(37) of ERISA or a "multiple employer plan" as covered in Section 412(c) of the IRC, and none of MARINERS, MB or any of their Subsidiaries has been obligated to make a contribution to any such multiemployer or multiple employer plan within the past five years. None of the Employee Plans of MARINERS, MB or any of their Subsidiaries is, or for the last five years has been, subject to Title IV of ERISA. Each Employee Plan which is intended to be qualified under
     Section 401(a) of the IRC is so qualified and each trust maintained pursuant thereto is exempt from income tax under Section 501(a) of

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

     the IRC, and none of MARINERS, MB or any of their Subsidiaries is aware of any fact which has occurred which would cause the loss of such qualification or exemption.

          3.21.4 Except as disclosed in Schedule 3.21(b), none of MARINERS, MB or any of their Subsidiaries maintains (other than base-salary and base wages) any form of current or deferred compensation, bonus, stock option, stock appreciation right, severance pay, salary continuation, retirement or incentive plan or arrangement for the benefit of any director, officer or employee, whether active or retired, of MARINERS, MB or any of their Subsidiaries or for any class or classes of such directors, officers or employees. Except as disclosed in Schedule 3.21(b), none of MARINERS, MB or any of their Subsidiaries maintains any group or individual health or insurance, welfare or similar plan or arrangement for the benefit of any director, officer or employee of MARINERS, MB or any of their Subsidiaries, whether active or retired, or for any class or classes of such directors, officers or employees. Any such plan or arrangement described in this
     Section 3.21.4, copies of which have been delivered to ELDORADO, shall be herein referred to as a "Benefit Arrangement."

          3.21.5 All Employee Plans and Benefit Arrangements are operated in material compliance with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the IRC, applicable to such plans or arrangements, and plan documents relating to any such plans or arrangements, comply with or will be amended to comply with applicable legal requirements. None of MARINERS, MB or any of their Subsidiaries, nor any Employee Plan, nor any trusts created thereunder, nor any trustee, administrator nor any other fiduciary thereof, has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, that could subject MARINERS, MB or any of their Subsidiaries or ELDORADO or EB to liability under Section 409 or 502(i) of ERISA or Section 4975 of the IRC or that would adversely affect the qualified status of such plans; each "plan official" within the meaning of
     Section 412 of ERISA of each Employee Plan is bonded to the extent required by such Section 412; with respect to each Employee Plan, to MARINERS' and MB's Knowledge, no employee of MARINERS, MB or any Subsidiary, nor any fiduciary of any Employee Plan, has engaged in any breach of fiduciary duty as defined in Part 4 of Subtitle B of Title I of ERISA which could subject MARINERS, MB or any of their Subsidiaries to liability if MARINERS, MB or any such Subsidiary is obligated to indemnify such Person against liability. Except as disclosed in Schedule 3.21(c), MARINERS, MB and their Subsidiaries have not failed to make any contribution or pay any amount due and owing as required by law or the terms of any Employee Plan or Benefit Arrangement.

          3.21.6 Except as set forth on Schedule 3.21(d), no Employee Plan or Benefit Arrangement has any liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local or foreign taxes, interest or penalty other than liability for claims arising in the course of the administration of each such plan. Except as set forth on Schedule 3.21(d), there is no pending, or to MARINERS' and MB's Knowledge threatened, legal action, proceeding or investigation against any Employee Plan which could result in liability to such Plans, other than routine claims for benefits, and there is no basis for any such legal action, proceeding or investigation.

          3.21.7 Each Benefit Arrangement which is a group health plan (within the meaning of such term under IRC Section 4980B(g)(2)) complies and has complied with the requirements of Section 601 through 608 of ERISA or
     Section 4980B of the IRC governing continuation coverage requirements for employee-provided group health plans.

          3.21.8 Except as disclosed in Schedule 3.21(e), none of MARINERS, MB or any of their Subsidiaries maintains any Employee Plan or Benefit Arrangement pursuant to which any benefit or other payment will be required to be made by MARINERS, MB or any of their Subsidiaries or Affiliates or pursuant to which any other benefit will accrue or vest in any director, officer or employee of MARINERS, MB or any Subsidiary or Affiliate thereof, in either case as a result of the consummation of the transactions contemplated by this Agreement, the Subsidiary Merger Agreement or the Bank Merger Agreement.

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     Section 3.22 Powers of Attorney.  No power of attorney or similar authorization given by MARINERS, MB or any Subsidiary thereof is presently in effect or outstanding other than powers of attorney given in the ordinary course of business with respect to routine matters.

     Section 3.23 Intellectual Property Rights. Schedule 3.23 is a complete and accurate list of all United States and foreign patents, trademarks, service marks, copyrights and all pending applications therefor, whether or not issued (the "Intellectual Property"), that relate to or are used in the operation of any of the respective businesses of MARINERS, MB or any of their Subsidiaries or the rights of MARINERS, MB or their Subsidiaries thereunder.

     Section 3.24 Hazardous Materials.  Except as set forth on Schedule 3.24:

          3.24.1 Except for ordinary and necessary quantities of cleaning, pest control and office supplies, and other small quantities of Hazardous Substances that are used in the ordinary course of the respective businesses of MARINERS, MB and their Subsidiaries and in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in and de minimus quantities discharged from motor vehicles in their ordinary operation on any of the Properties (as defined below), MARINERS, MB and their Subsidiaries have not engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or the disposal, of Hazardous Substances other than as permitted by and only in compliance with applicable law. No Hazardous Substances have been released, emitted or disposed of, or otherwise deposited, on, in or from any real property which is now or has been previously owned since January 1, 1990, or which is currently or during the past three years was leased, by MARINERS, MB or any of their Subsidiaries, including Other Real Estate Owned (collectively, the "Properties"), or to MARINERS' or MB's Knowledge, on or in any real property in which MARINERS, MB or any of their Subsidiaries now holds any security interest, mortgage or other lien or interest with an underlying obligation in excess of $25,000 ("Collateralizing Real Estate"), except for (i) Disclosed Matters;
     (ii) ordinary and necessary quantities of cleaning, pest control and office supplies used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in and de minimus quantities discharged from motor vehicles in their ordinary operation on such real properties; and (iii) such releases, emissions, disposals or deposits which constituted a violation of an Environmental Law but did not have a Material Adverse Effect on the real property involved and would not result in the incurrence or imposition of any liability, expense, penalty or fine against MARINERS, MB or any of their Subsidiaries in excess of $25,000 individually or in the aggregate. No activity has been undertaken on any of the Properties since January 1, 1990, and to the Knowledge of MARINERS and MB no activities have been or are being undertaken on any of the Collateralizing Real Estate, that would cause or contribute to:

             (a) any of the Properties or Collateralizing Real Estate becoming a treatment, storage or disposal facility within the meaning of RCRA or any similar state law or local ordinance;

             (b) a release or threatened release of any Hazardous Substances under circumstances which would violate any Environmental Laws; or

             (c) the discharge of Hazardous Substances into any soil, subsurface water or ground water or into the air, or the dredging or filling of any waters, that would require a permit or any other approval under the Federal Water Pollution Control Act, 33 U.S.C. sec. 1251 et seq., the Clean Air Act, as amended, 42 U.S.C. sec. 7401 et seq., or any similar federal or state law or local ordinance;

the cumulative effect of which would have a material adverse effect on the Property or Collateralizing Real Estate involved.

          3.24.2 To the Knowledge of MARINERS and MB, there are not, and never have been, any underground storage tanks located in or under any of the Properties or the Collateralizing Real Estate.

          3.24.3 None of MARINERS, MB or any of their Subsidiaries has received any written notice of, and to the Knowledge of MARINERS or MB none has received any verbal notice of, any pending or threatened claims, investigations, administrative proceedings, litigation, regulatory hearings or requests or demands for remedial or responsive actions or for compensation, with respect to any of the Properties or Collateralizing Real Estate, alleging noncompliance with or violation of any Environmental Law or seeking relief under any Environmental Law and none of the Properties or Collateralizing Real Estate is listed on the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites, or, to the Knowledge of MARINERS or MB, any other list, schedule, log, inventory or record of hazardous waste sites maintained by any federal, state or local agency.

          3.24.4 "Hazardous Substances" shall mean any hazardous, toxic or infectious substance, material, gas or waste which is regulated by any local, state or federal Governmental Entity, or any of their agencies.

     Section 3.25 Stock Options. There are no stock appreciation rights outstanding or available under the MARINERS Stock Option Plan. Schedule 3.25 to this Agreement contains a description of the MARINERS Stock Option Plan and list of all MARINERS Stock Options outstanding, indicating for each: (a) the grant date; (b) whether vested or unvested; (c) exercise price; and (d) a vesting schedule by optionee.

     Section 3.26 Interest Rate Risk Management Instruments. All interest rate swaps, floors and option agreements and similar interest rate risk management arrangements to which MARINERS, MB or any of their Subsidiaries is a party, or by which any of their properties or assets may be bound, are listed or described on Schedule 3.26 hereto ("Interest Rate Management Arrangements"). All such Interest Rate Management Arrangements were entered into in the ordinary course of their respective businesses, in accordance with commercially reasonable banking practices and applicable rules, regulations and policies of the California Superintendent of Banks and are legal, valid and binding obligations enforceable in accordance with their terms against MARINERS, MB or their Subsidiaries that are parties thereto and, to the Knowledge of MARINERS and MB, against all other parties thereto (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and by general equitable principles). All counterparties to such Interest Rate Management Arrangements are financially responsible and are able to adequately perform their obligations under such Arrangements. MARINERS, MB and their Subsidiaries that are parties to such Arrangements have duly performed their obligations under such Arrangements to the extent that such obligations to perform have accrued and, to MARINERS' and MB's Knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any other party to any such Interest Rate Management Arrangements.

     Section 3.27 Effective Date of Representations, Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of MARINERS and MB set forth in this Agreement shall be deemed to be made on and as of the date hereof and as of the Effective Time.

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF ELDORADO

     ELDORADO and EB represent and warrant to MARINERS that:

     Section 4.1 Organization; Corporate Power; Etc. ELDORADO and EB are each corporations duly organized, validly existing and in good standing under the laws of the State of California and each of them has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business substantially as they are being conducted on the date of this Agreement. ELDORADO is a bank holding company registered under the BHCA. EB is a state chartered bank authorized to conduct a general banking business in the State of California. Each of ELDORADO's other Subsidiaries has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business substantially as they are being conducted on the date of this Agreement, except where the failure to have such power or authority would not have a Material Adverse Effect on ELDORADO and EB taken as a whole or the ability of either of them to consummate the transactions contemplated by this Agreement. Each of ELDORADO and EB has all requisite corporate power and authority to enter into this Agreement and, subject to and on obtaining the approval of ELDORADO's shareholders and all Requisite Regulatory Approvals, each of ELDORADO and

EB will have the requisite corporate power and authority to perform its respective obligations hereunder with respect to the consummation of the transactions contemplated hereby. EB is authorized by the California Superintendent of Banks to conduct a general banking business in California. EB is not a member of the Federal Reserve System. EB's deposits are insured by the FDIC in the manner and to the full extent provided by law. Neither the scope of business of ELDORADO or any Subsidiary, including EB, nor the location of any of their respective properties requires that ELDORADO, EB or any of their respective Subsidiaries be licensed to conduct business in any jurisdiction other than those jurisdictions in which they are licensed or qualified to do business as a foreign corporation where the failure to be so licensed or qualified would, individually or in the aggregate, have a Material Adverse Effect on ELDORADO and EB taken as a whole.

     Section 4.2 Licenses and Permits. ELDORADO, EB and their respective Subsidiaries have all material licenses, certificates, franchises, rights and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on ELDORADO and EB taken as a whole. The properties, assets, operations and businesses of ELDORADO and its Subsidiaries, including EB, are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses, certificates, franchises and permits.

     Section 4.3 Authorization of Agreement; No Conflicts.

          4.3.1 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of ELDORADO and EB. This Agreement has been duly executed and delivered by ELDORADO and EB and constitutes a legal, valid and binding obligation of ELDORADO and EB enforceable against each of them in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles, and the Subsidiary Merger Agreement and the Bank Merger Agreement, upon approval of this Agreement and the transactions contemplated hereby by ELDORADO's shareholders, the receipt of all Requisite Regulatory Approvals and the due execution and filing of such Agreements in accordance with the applicable provisions of the California Corporations Code and California Financial Code, will constitute a valid and binding obligations of EB enforceable in accordance with their terms.

          4.3.2 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not conflict with, or result in any violation of or default or loss of a material benefit under, any provision of the respective Articles of Incorporation or Bylaws of ELDORADO or EB or, except for the necessity of obtaining the approval of ELDORADO's shareholders and Requisite Regulatory Approvals, any material mortgage, indenture, lease, agreement or other material instrument, or any permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ELDORADO or EB, their respective properties or any of their respective Subsidiaries, other than any such conflict, violation, default or loss which (i) will not have a Material Adverse Effect on ELDORADO and EB taken as a whole; or (ii) will be cured or waived prior to the Effective Time. No material consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement by ELDORADO and EB or the performance by ELDORADO and EB of their respective obligations hereunder, except for (a) filings required in order to obtain Requisite Regulatory Approvals and the approval of ELDORADO's shareholders,
     (b) the filing of the Registration Statement (including the Proxy Statement and Prospectus of ELDORADO constituting a part thereof) with the SEC relating to the Merger and the declaration of effectiveness of the Registration Statement by the SEC and any applicable State securities law regulatory authorities, (c) the filing and approval of the Subsidiary Merger Agreement and the Bank Merger Agreement with the California Superintendent of Banks and the Secretary of the State of California; (d) any approvals required to be obtained pursuant to the BHCA or the Federal Deposit Insurance Act or any other required governmental approval for the execution and delivery of this Agreement by ELDORADO and EB or the consummation of the Merger or Bank Merger; (e) any consents, authorizations, approvals, filings or exemptions required to be made or obtained under the securities or "blue sky" laws of various jurisdictions in connection with the issuance of shares of ELDORADO Common Stock contemplated by this Agreement; and (f) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules of the AMEX.

     Section 4.4 Capital Structure of ELDORADO. On the date of this Agreement, the authorized capital stock of ELDORADO consists of 12,500,000 shares of ELDORADO Common Stock, without par value, and 5,000,000 shares of Preferred Stock without par value. At the close of business on May 19, 1995, 2,756,888 shares of ELDORADO Common Stock were outstanding, 313,140 shares of ELDORADO Common Stock were reserved for issuance pursuant to employee stock option and other employee stock plans (the "ELDORADO Stock Plans"), and no shares of ELDORADO Preferred Stock were outstanding or were reserved for issuance by ELDORADO. Subject to the receipt of the approval of this Agreement and the Merger by ELDORADO's shareholders, the issuance of the shares of ELDORADO Common Stock proposed to be issued pursuant to this Agreement at the Effective Time will have been duly authorized by all requisite corporate action of ELDORADO, and such shares, when issued as contemplated by this Agreement, will constitute duly authorized, validly issued, fully paid and non-assessable shares of ELDORADO Common Stock, and will not have been issued in violation of the preemptive or similar rights of any Person. As of the date of this Agreement, and except for this Agreement and the ELDORADO Stock Plans, ELDORADO does not have outstanding any options, warrants, calls, rights, commitments, securities or agreements of any character to which ELDORADO is a party or by which it is bound obligating ELDORADO to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of ELDORADO or obligating ELDORADO to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

     Section 4.5 ELDORADO Filings.

          4.5.1 Since January 1, 1992, ELDORADO and its Subsidiaries, including EB, have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with (a) the Federal Reserve Board or any Federal Reserve Bank;
     (b) the Federal Deposit Insurance Corporation; (c) the California Superintendent of Banks; (d) the SEC; and (f) any other applicable federal, state or local governmental or regulatory authority. All such reports, registrations and filings are collectively referred to as the "ELDORADO Filings". Except to the extent prohibited by law, copies of the ELDORADO Filings have been made available to MARINERS. As of their respective filing dates, each of the past ELDORADO Filings (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental or regulatory authority with which it was filed (or was amended so as to be so promptly following discovery of any such noncompliance) and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The ELDORADO Financial Statements, together with the financial statements contained in the ELDORADO Filings, have been prepared in accordance with Generally Accepted Accounting Principles, or applicable regulatory accounting principles, consistently followed throughout the periods covered by such statements (except as may be indicated in the notes thereto) and fairly present (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount) the consolidated financial position of ELDORADO as of the respective dates indicated and the consolidated results of its operations and changes in cash flows at the respective dates and for the respective periods covered by such financial statements.

          4.5.2 ELDORADO has filed each report, schedule, registration statement and definitive proxy statement and amendments to each of the foregoing since January 1, 1992 that ELDORADO was required to file with the SEC since such date (the "ELDORADO SEC Documents"), all of which have been made available to MARINERS. As of their respective dates, the ELDORADO SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such ELDORADO SEC Documents, and none of the ELDORADO SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of ELDORADO included in the ELDORADO SEC Documents comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with Generally Accepted Accounting Principles, or applicable regulatory accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the consolidated financial position of ELDORADO as at the dates thereof and the consolidated results of its operations and cash flows or changes in financial position for the periods then ended.

     Section 4.6 Accuracy of Information Supplied.

          4.6.1 No representation or warranty of ELDORADO or EB contained in this Agreement or any statement, schedule, exhibit or certificate given or to be given by or on behalf of ELDORADO to MARINERS in connection herewith and none of the information supplied or to be supplied by ELDORADO to MARINERS under this Agreement contains or will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          4.6.2 None of the information supplied or to be supplied by ELDORADO or relating to ELDORADO or EB which is included or incorporated by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by ELDORADO in connection with the issuance of shares of ELDORADO Common Stock in the Merger (including the Proxy Statement and prospectus constituting a part thereof, the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Proxy Statement and any amendment or supplement thereto will, at all times from the date of mailing to respective shareholders of ELDORADO and MARINERS through the date of the meeting of shareholders of MARINERS to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) applications and forms to be filed with securities or "blue sky" authorities, self regulatory authorities, the AMEX or any Governmental Entity in connection with the Merger, the issuance of any shares of ELDORADO Common Stock in connection with the Merger, or any Requisite Regulatory Approvals will, at the time filed or at the time they become effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement (except for such portions thereof that relate only to MARINERS, MB and their Subsidiaries) will comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

     Section 4.7 Compliance With Applicable Laws. Except as disclosed in the ELDORADO SEC Documents filed prior to the date of this Agreement, the respective businesses of ELDORADO, EB and their Subsidiaries are not being conducted in violation of any law, ordinance or regulation, except for violations which individually or in the aggregate would not, have a Material Adverse Effect on ELDORADO and its Subsidiaries (including EB) taken as a whole. No investigation or review by any Governmental Entity with respect to ELDORADO or EB is pending or, to the Knowledge of ELDORADO and EB, threatened, nor has any Governmental Entity indicated to ELDORADO or EB an intention to conduct the same, other than those the outcome of which, as far as can be reasonably foreseen, will not have a Material Adverse Effect on ELDORADO and its Subsidiaries (including EB) taken as a whole.

     Section 4.8 Litigation. Except as disclosed in the ELDORADO SEC Documents, there is no suit, action or proceeding pending or, to ELDORADO's or EB's Knowledge, threatened against or affecting ELDORADO or any of its Subsidiaries (including EB) which would have a Material Adverse Effect on ELDORADO and its Subsidiaries (including EB) taken as a whole; nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against ELDORADO or any of its Subsidiaries, including EB, that has or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

     Section 4.9 Agreements with Banking Authorities.  Except as set forth on
Schedule 4.9, neither ELDORADO nor any subsidiary of ELDORADO is a party to any written agreement or memorandum of understanding with or order or directive from any Governmental Entity.

     Section 4.10 Performance of Obligations. ELDORADO and its Subsidiaries (including EB) have performed in all material respects all of the obligations required to be performed by them to date and none of ELDORADO or any of its Subsidiaries, including EB, is in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a Material Adverse Effect on ELDORADO and its Subsidiaries, including EB, taken as a whole. To ELDORADO's and MB's Knowledge, no party with whom ELDORADO or any of its Subsidiaries, including EB, has an agreement that is of material importance to the business of ELDORADO and its Subsidiaries (including EB) taken as a whole, is in default thereunder.

     Section 4.11 Brokers and Finders. Except as set forth on Schedule 4.11, neither ELDORADO nor EB is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby. ELDORADO agrees to indemnify and hold harmless and defend MARINERS and its affiliates, with counsel reasonably satisfactory to MARINERS' Chief Executive Officer, from and against any liability, cost or expense, including attorneys' fees, incurred in connection with a breach of this Section 4.11.

     Section 4.12 Absence of Material Adverse Effect. Except as disclosed in ELDORADO SEC Documents, since December 31, 1994, the respective businesses of ELDORADO and its Subsidiaries (including EB) have been conducted only in the ordinary course, in substantially the same manner as theretofore conducted, and no event or circumstance has occurred or is expected to occur which, with the passage of time or otherwise, has had or is likely to have a Material Adverse Effect on ELDORADO and its Subsidiaries, including EB, taken as a whole.

     Section 4.13 Undisclosed Liabilities. ELDORADO and its Subsidiaries, including EB, have no liabilities or obligations, either accrued, contingent or otherwise, that are material to ELDORADO and its Subsidiaries (including EB) taken as a whole and that have not been: (a) reflected or disclosed in the ELDORADO Financial Statements; (b) incurred subsequent to December 31, 1994 in the ordinary course of business; or (c) disclosed in writing to MARINERS prior to the date of this Agreement or in ELDORADO's quarterly report on Form 10-Q for the quarter ended March 31, 1995, a copy of which has been furnished to MARINERS. ELDORADO knows of no basis for the assertion against it or any of its Subsidiaries, including EB, of any liability, obligation or claim (including without limitation that of any Governmental Entity) that is likely to result in or cause a Material Adverse Effect on ELDORADO and its Subsidiaries, including EB, taken as a whole, that is not fairly reflected in the ELDORADO Financial Statements or in the ELDORADO SEC Documents.

     Section 4.14 Insurance. ELDORADO and EB and their Subsidiaries have in full force and effect policies of insurance with respect to their assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for their businesses, operations, properties and assets. None of ELDORADO or EB or any of their Subsidiaries is in default under any such policy of insurance or bond such that it can be cancelled and all material claims thereunder have been filed in timely fashion.

     Section 4.15 Taxes.

          4.15.1 Filing of Returns. Except as set forth on Schedule 4.15(a), ELDORADO, EB and their Subsidiaries have duly prepared and filed federal, state, local and foreign Returns (for Tax or informational purposes) which were required to be filed by or in respect of ELDORADO, EB and their Subsidiaries, or any of their properties, income and/or operations on or prior to the Closing Date.

          4.15.2 Payment of Taxes. Except as disclosed on Schedule 4.15(b) with respect to all amounts in respect of Taxes imposed on ELDORADO, EB or any Subsidiary or for which MARINERS, EB or any Subsidiary is or could be liable, whether to taxing authorities (as, for example, under law) or to other Persons (as, for example, under Tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been or will be fully complied with in all material respects, and all such amounts required to be paid by or on behalf of ELDORADO, EB or any Subsidiary to taxing authorities or others on or before the date hereof have been paid.

     Section 4.16 Hazardous Materials.  Except as set forth on Schedule 4.16:

          4.16.1 To the Knowledge of ELDORADO and EB, except for ordinary and necessary quantities of cleaning, pest control and office supplies, and other small quantities of Hazardous Substances that are used in the ordinary course of the respective businesses of ELDORADO, EB and their Subsidiaries and in compliance with applicable Environmental Laws, or ordinary rubbish, debris and nonhazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in and de minimus quantities discharged from motor vehicles in their ordinary operation, ELDORADO, EB and their Subsidiaries have not engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or the disposal, of Hazardous Substances on or from or into any of the real properties which are owned and operated by ELDORADO or EB in the ordinary conduct of their businesses, except for any instance of non-compliance that does not and is not excepted to have a Material Adverse Effect on, or result in the imposition of a liability that is material to, ELDORADO and its Subsidiaries (including EB taken as a whole).

     Section 4.17 Effective Date of Representations, Warranties, Covenants and Agreements. Each representation, warranty, covenant and agreement of ELDORADO or EB set forth in this Agreement shall be deemed to be made on and as of the date hereof and as of the Effective Time.

ARTICLE 5. ADDITIONAL AGREEMENTS

     Section 5.1 Access to Information, Due Diligence, etc.

          5.1.1 Upon reasonable notice, MARINERS, MB and their Subsidiaries shall permit ELDORADO and EB and their accountants, counsel and other representatives reasonable access to their officers, employees, properties, books, contracts, commitments and records and from the date hereof through the Effective Time, shall furnish or provide access to ELDORADO as soon as practicable, (i) a copy of each MARINERS Filing filed subsequent to the date of this Agreement promptly after such document has been filed with the appropriate Governmental Entity, provided, however, that copies of any Returns relating to Taxes of any of MARINERS, MB or any of their Subsidiaries shall be furnished to ELDORADO at least 15 Business Days prior to the proposed date of filing thereof and shall not be filed without the prior approval of ELDORADO, which approval shall not be unreasonably withheld or delayed; (ii) unless otherwise prohibited by law, a copy of each report, schedule and other documents filed or received by it during such period with any Regulatory Authority or the Internal Revenue Service, as to documents other than related to employees or customers and other than those distributed to banks generally; (iii) as promptly as practicable following the end of each calendar month after the date hereof, a consolidated balance sheet of MARINERS as of the end of such month; and
     (iv) all other information concerning its business, properties, assets, financial condition, results of operations, liabilities, personnel and otherwise as ELDORADO or EB may reasonably request.

          5.1.2 Upon reasonable notice, ELDORADO and EB shall allow to MARINERS and its accountants, counsel and other representatives such access to their officers, employees, properties, books, contracts, commitments and records as ELDORADO provides to financial analysts in the normal course of business and, from the date hereof through the Effective Time at MARINERS' request, shall furnish to MARINERS as soon as practicable, a copy of each ELDORADO SEC Document filed since the date of this Agreement.

          5.1.3 Until the Effective Time, a representative of EB shall be entitled and shall be invited to attend meetings of the Boards of Directors of MARINERS and MB, and of the Loan Committee of MB, and at least ten (10) days' prior written notice of the dates, times and places of such meetings shall be given to EB except that in the case of special meetings EB shall receive the same number of days' prior notice as MB's directors receive for such meetings; provided, however, that such representative shall excuse himself or herself from any portion of any such meetings that (i) relate to approval of, or the exercise of any rights under, this Agreement by MARINERS or MB, and (ii) involve discussions between such Boards of Directors or such Loan Committee and legal counsel for MARINERS or MB that are entitled to be protected from disclosure under an attorney-client privilege which would be lost due to the presence of such representative of EB.

          5.1.4 MARINERS, MB, EB and ELDORADO each agrees to keep confidential and not divulge to any other party or Person (other than to the employees, attorneys accountants and consultants of each who have a need to receive such information and other than as may be required by law or the rules of the AMEX) any information received from the other, unless and until such documents and other information otherwise becomes publicly available. In the event of termination of this Agreement for any reason, the parties shall promptly return, or at the election of the other party destroy, all non-public documents obtained from the other and any copies or notes of such documents (except as otherwise required by law) and, upon the request of the other party, confirm such destruction to the other in writing.

     Section 5.2 Shareholder Approval.

          5.2.1 ELDORADO and MARINERS each shall promptly call a meeting of its respective shareholders to be held at the earliest practicable date after the date on which the initial Registration Statement is filed with the SEC, but in no event later than December 31, 1995, for the purpose of approving this Agreement and authorizing the Subsidiary Merger Agreement and the Merger. The ELDORADO Board of Directors will recommend to the ELDORADO shareholders, and the MARINERS' Board of Directors will recommend to the MARINERS' shareholders, approval of this Agreement, the Subsidiary Merger Agreement and the Merger; provided, however, that the ELDORADO Board of Directors may withdraw such recommendation if its financial advisor modifies or withdraws the Fairness Opinion referenced in Subsection 7.2.14 below; and that the MARINERS Board of Directors may withdraw its recommendation if such Board of Directors believes in good faith (based on a written opinion of a financial advisor that is experienced in evaluating the fairness of Acquisition Proposals) that a Superior Proposal (defined below) has been made and shall have determined in good faith, after consultation with and based on written advice of its outside legal counsel, that the withdrawal of such recommendation is necessary for such Board of Directors to comply with its fiduciary duties under applicable law.

          5.2.2 If the Merger is approved by vote of the shareholders of MARINERS, then, within ten (10) days thereafter MARINERS shall send a Dissenting Shareholder Notice to each recordholder of any Dissenting Shares.

          5.2.3 Prior to the Effective Time of the Merger, ELDORADO, as the sole shareholder of EB, shall take all action necessary for the consummation of the Merger by EB, and MARINERS, as the sole shareholder of MB, shall take all action necessary for the consummation by MB of the Bank Merger subsequent to the approval of such action by ELDORADO and its counsel.

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     Section 5.3 Taking of Necessary Action.

          5.3.1 Subject to the terms and conditions of this Agreement, each of the parties hereto agrees, subject to applicable laws and the fiduciary duties of MARINERS', MB's, ELDORADO's or EB's Boards of Directors, as advised in writing by their respective counsel, to use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Subsidiary Merger Agreement and Bank Merger, including, without limitation, the delivery of any certificate or other document reasonably requested by counsel to a party to this Agreement. Without limiting the foregoing, ELDORADO and EB and MARINERS and MB will use their reasonable efforts to obtain all consents of third parties and Government Entities necessary or, in the reasonable opinion of ELDORADO or MARINERS advisable for the consummation of the transactions contemplated by this Agreement. Without limiting the foregoing, ELDORADO shall cause EB to take all actions necessary to execute and file the Subsidiary Merger Agreement and to effect all transactions contemplated of EB by this Agreement and MARINERS shall cause MB to take all actions necessary to execute and file the Bank Merger Agreement and to effect all transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the Subsidiary Merger Agreement or the Bank Merger Agreement, or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of MARINERS or to vest the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of MB, the proper officers or directors of ELDORADO and EB or MARINERS and MB, as the case may be, shall take all such necessary action. Notwithstanding the foregoing, nothing in this Agreement shall be construed to require MARINERS to take any action (or omit to take any action) which may affect the Per Share Merger Consideration, except as may be specifically provided for or required by this Agreement.

          5.3.2 The obligations of MARINERS contained in Section 6.2.5 of this Agreement shall continue to be in full force and effect despite any Default thereof by reason of receipt of a Superior Proposal (defined below) and any Default thereof by the defaulting party shall entitle ELDORADO to such legal or equitable remedies as may be provided in this Agreement or by law notwithstanding that any action or inaction of the board of directors or officers of the defaulting party which is required to enable such party to fulfill such obligations may be excused based on the continuing fiduciary obligations of such party's board of directors and officers to its shareholders. Notwithstanding the foregoing, however, in the event of a termination of this Agreement by ELDORADO and the actual payment of the liquidated damages to ELDORADO as provided for in Section 8.5 of this Agreement, none of MARINERS, MB or their respective directors or officers shall have any obligations or liabilities of any kind under this Agreement by reason of any such Default, and ELDORADO and EB shall have no further obligations of any kind under this Agreement.

          5.3.3 MARINERS shall use its best efforts to cause each director, executive officer and other Person who is an "affiliate" of MARINERS (for purposes of Rule 145 under the Securities Act) to deliver to ELDORADO, on the date of this Agreement, a written agreement in the form attached hereto as Exhibit 7.2.11 (the "Affiliate Agreements").

     Section 5.4 Registration Statement and Applications.

          5.4.1 ELDORADO and EB and MARINERS and MB will cooperate and jointly prepare and file as promptly as practicable the Registration Statement, (in which the Proxy Statement will be included as a prospectus), the statements, applications, correspondence or forms to be filed with appropriate State securities law regulatory authorities, and the statements, correspondence or applications to be filed to obtain the Requisite Regulatory Approvals to consummate the transactions contemplated by this Agreement. ELDORADO will print and distribute the Proxy/Prospectus and amendments thereto and, except as otherwise provided in Subsection 5.6.4, ELDORADO shall pay the expenses thereof. Each of ELDORADO and MARINERS shall use all reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and thereafter mail the Proxy Statement to the respective shareholders of ELDORADO and MARINERS. ELDORADO also shall prepare and file the listing application to be filed with the AMEX with respect to the ELDORADO Common Stock to be issued in the Merger. Each party will furnish all financial or other information, including accountant comfort letters relating thereto, certificates, consents and opinions of counsel concerning it and its Subsidiaries received by such party.

          5.4.2 Each party shall provide to the other at the request of the other party: (i) immediately prior to the filing thereof, copies of all material statements, applications, correspondence or forms to be filed with state securities law regulatory authorities, the SEC and other appropriate regulatory authorities to obtain the Requisite Regulatory Approvals to consummate the transactions contemplated by this Agreement; provided, however, that no approval need be obtained from any party to which such materials are provided; and (ii) promptly after delivery to, or receipt from, such regulatory authorities all written communications, letters, reports or other documents relating to the transactions contemplated by this Agreement.

     Section 5.5 Expenses.

          5.5.1 Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same, including, without limitation, all costs associated with any resales of ELDORADO Common Stock by Affiliates of MARINERS; provided, however, that ELDORADO will file on a timely basis at its own expense the reports required by Rule 144(c) of the Securities Act.

          5.5.2 The fees and expenses incurred by MARINERS or MB in connection with this Agreement and the transactions contemplated by this Agreement, including attorneys, accountants, financial advisors, investment bankers and any other fees, and payments made or to be made in connection with or to obtain the cancellation of MARINERS' Stock Options, shall be deducted from MARINERS Consolidated Tangible Net Worth as provided in the definition of MARINERS Consolidated Tangible Net Worth. MARINERS shall use its best efforts to ensure that its attorneys, accountants, financial advisors, investment bankers and other consultants engaged by it or MB in connection with the transaction contemplated by this Agreement submit full and final bills on or before the Determination Date and that all such expenses are paid or properly accrued prior to the Determination Date.

     Section 5.6 Notification of Certain Events.

          5.6.1 MARINERS shall provide to ELDORADO, as soon as practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Sections 6.1 and 6.2, which notice shall provide reasonable detail as to the subject matter thereof.

          5.6.2 ELDORADO shall provide to MARINERS, as soon as practicable, written notice (sent via facsimile and overnight mail or courier) of the occurrence or failure to occur of any of the events, circumstances or conditions that are the subject of Section 6.3, which notice shall provide reasonable detail as to the subject matter thereof.

          5.6.3 Each party shall promptly advise the others in writing of any change or event which could reasonably be expected to have a Material Adverse Effect on the business, properties, assets, financial condition, results of operations, liabilities or personnel of such party or on its ability to consummate the transactions contemplated by this Agreement.

          5.6.4 MARINERS and ELDORADO shall immediately notify the other in writing in the event that such party becomes aware that the Registration Statement or Proxy Statement at any time contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading or that the Registration Statement or the Proxy Statement otherwise is required to be amended as supplemented, which notice shall specify, in reasonable detail, the circumstances thereof.

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

     ELDORADO shall promptly amend and supplement such materials and disseminate the new or modified information so as to fully comply with the Securities Act and any applicable AMEX rules and regulations. If the amendment or supplement so required relates to information concerning MARINERS or MB, the out-of-pocket costs and expenses of preparing, filing and disseminating such amendment or supplement shall be borne by MARINERS.

     Section 5.7 Environmental Assessment.

          5.7.1 ELDORADO and EB shall have the right to conduct before the Closing Date, but to be commenced no later than 30 days and completed no later than 90 days after the date of this Agreement, at their sole expense, environmental site investigations and assessments ("Site Assessments") covering any real property owned or leased by MARINERS or MB (including Other Real Estate Owned currently owned by MARINERS or MB and, with the consent of the owners thereof, which MARINERS or MB shall use their reasonable efforts to obtain, Other Real Estate previously owned by MARINERS or MB) or held in trust or otherwise managed by MARINERS or MB, for the purpose of determining whether there exists on such real property any environmental condition which could result in any liability, cost or expense to ELDORADO or EB or any other owner, user or occupant of such property relating to Hazardous Substances or other adverse environmental conditions. Such Site Assessments may include both above and below the ground testing for environmental damage or the presence of Hazardous Substances on such property as may be reasonably necessary to conduct the Site Assessment in the opinion of the persons conducting such Site Assessment and MARINERS and MB shall allow such persons access to such property during normal business hours and upon reasonable prior notice in order to permit them to conduct the Site Assessment and shall otherwise cooperate with such persons in connection therewith. In exercising its rights hereunder, ELDORADO shall coordinate with MARINERS to avoid unduly interfering with the conduct of business by MARINERS and its Subsidiaries. For invasive testing (exclusive of asbestos sampling) (e.g, soil and soil boring testing), ELDORADO will first present to MARINERS the plan of testing that is contemplated by ELDORADO and ELDORADO may not conduct such testing without MARINERS' prior written consent, which shall not be unreasonably withheld or delayed. In connection with such inspection and testing, ELDORADO shall obtain at its sole cost and expense all permits and licenses required in connection with the performance of such work. ELDORADO shall repair any damages caused by its tests or inspections. ELDORADO hereby agree to defend and indemnify MARINERS and MB for all injuries and damages to persons or property caused by such surveys and testing and for the cost of removing all mechanics' or materialmen's liens on the inspected property resulting from such surveys and testing ordered by ELDORADO. As used herein, "Disclosed Matters" shall mean all information contained in the Site Assessments obtained by ELDORADO.

          5.7.2 If such Site Assessments disclose any environmental conditions which would be reasonably likely to adversely affect the value of any one or more such real properties in an amount that totals, individually or in the aggregate, $100,000 or more, or would require expenditures for remediation or could reasonably be expected to result in the incurrence of liabilities or penalties or fines, in excess of $100,000 individually or in the aggregate, ELDORADO and EB shall have the right and option to terminate this Agreement and declare it null and void by delivering written notice of termination to MARINERS within thirty (30) days after the receipt of the last such Site Assessment and including with such notice a copy of each Site Assessment that discloses any such environmental condition, unless ELDORADO is satisfied that the environmental condition can be remediated and that no liability will be incurred, as a result of such condition, to any third party or governmental entity and MARINERS agrees to reduce the Cash Component of the Per Share Merger Consideration by an amount equal to the result obtained by dividing the aggregate costs of remediation by the number of shares of MARINERS' Common Stock outstanding immediately prior to the Effective Time. In the event of any termination of this Agreement pursuant to this Section 5.7.2, neither party shall have any liability to the other pursuant to Section 8.5; except that if it is determined that MARINERS or MB knew or had reason to know of the existence of any such environmental condition or conditions prior to the Site Assessments, the same shall constitute a

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

     breach of MARINERS' representations and warranties hereunder and MARINERS and MB shall be liable to ELDORADO for liquidated damages pursuant to Subsection 8.5.2.

          5.7.3 ELDORADO and EB shall not provide any such Site Assessment, or any non-public information contained therein, to any third party, including any Governmental Entity, unless otherwise required to do so by court order or order of a regulatory agency.

     Section 5.8 Closing Schedules. MARINERS has delivered to ELDORADO and EB on or before the date of this Agreement all of the Schedules to this Agreement which MARINERS or MB are required to deliver to ELDORADO hereunder (the "MARINERS' Schedules"). Immediately prior to the Closing Date, MARINERS shall have prepared updates of the MARINERS' Schedules provided for in Articles 3 and 6 of this Agreement and shall deliver to ELDORADO revised schedules containing the updated information (or a certificate signed by MARINERS' Chief Executive Officer stating that there have been no changes on the applicable schedules); and ELDORADO or EB shall prepare and deliver to MARINERS an update of the Schedules that were delivered by ELDORADO or EB pursuant to Section 4 hereof (the "ELDORADO Schedules") containing updated information, or a certificate signed by ELDORADO's Vice President, Secretary or Assistant Secretary stating that there has been no change on the ELDORADO Schedules. (Such updated schedules shall sometimes be referred to collectively, as the "Closing Schedules.") The Closing Schedules shall be dated as of the day prior to the Closing Date and shall contain information as of the day prior to the Closing Date or as of such earlier date as is practicable in the circumstance. In the event the Closing Date Schedules disclose an event, occurrence or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on MARINERS or MB, on the one hand, or on ELDORADO or EB, on the other hand, or on consummation of the transactions contemplated by this Agreement, that was not disclosed in the previously delivered Schedules hereto, the party delivering such Closing Date Schedules (the "Affected Party") shall so notify the other party in the letter of transmittal for such Closing Date Schedules, the Closing Date shall be delayed for seven (7) Business Days and such other party shall be entitled to terminate this Agreement within five (5) Business Days after receiving such Closing Date Schedules that disclose such event, occurrence or circumstance. In the event of any such termination, the terminating party shall have no liability for such termination. The Affected Party shall have no liability to the terminating party in such an event unless (i) as a result of the existence of such event, occurrence or circumstance so disclosed in the Closing Schedules any of the representations or warranties of the Affected Party contained in this Agreement are found to have been untrue in any material respect as of the date of this Agreement, or (ii) the event, occurrence or circumstance could have been prevented in the exercise of reasonable diligence by any officers or directors of the Affected Party, in either of which cases the Affected Party shall be liable to the terminating party for Liquidated Damages as provided in Section
8.5 hereof. For purposes of this Section 5.8, ELDORADO and EB shall be considered a single party and MARINERS and MB shall be considered a single party.

     Section 5.9 Additional Accruals/Appraisals.

          5.9.1 Prior to the Determination Date, at ELDORADO's request, MARINERS or MB shall, consistent with Generally Accepted Accounting Principles and applicable banking regulations, establish such additional accruals and reserves immediately prior to the Determination Date as may be necessary to conform MARINERS' accounting and credit and OREO loss reserve practices and methods to those of ELDORADO and EB, provided, however, that no accrual or reserve made by MARINERS pursuant to this Section 5.9.1, or any litigation or regulatory proceeding arising out of any such accrual or reserve, or any other effect on MARINERS resulting from MARINERS' compliance with this
     Section 5.9.1, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred.

          Additionally, no such accrual or reserve made by MARINERS or MB pursuant to this Section 5.9.1 shall be used by the parties in the calculation of MARINERS Consolidated Tangible Net Worth and the Per Share Merger Consideration, it being understood and agreed, however, that accruals, additions to reserves and charge-offs or write-downs of assets required by any other provisions of this Agreement,

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

     including, but not limited to those required by Section 5.9.2, shall be used by the parties in making such calculations of MARINERS' Consolidated Tangible Net Worth and the Per Share Merger Consideration.

          5.9.2 Within ninety (90) days prior to the anticipated Effective Time, MARINERS shall cause appraisals to be conducted of (i) all of MB's OREO properties and (ii) all real properties securing loans of MB as to which foreclose proceedings have been initiated either by MB or any other holder of a deed of trust or other lien on such properties or as to which the borrower has initiated bankruptcy proceedings that preclude the initiation of foreclosure proceedings ("Loans-in-Foreclosure"); provided, however, that if MB had obtained an appraisal for any such properties which was issued as of a date that will be no more than 180 days prior to the Effective Time, MB may satisfy the foregoing requirement, with respect to such properties only, with an update of such appraisal in lieu of a full appraisal thereof. Such appraisals, or updates (as the case may be), shall be conducted in accordance with all applicable banking regulations and the expenses thereof shall be borne by MB. If any such appraisal or update reveals that the fair market value of any OREO property or any real property securing a Loan-in-Foreclosure is less than the amount at which such property, or Loan-in-Foreclosure (as the case may be), is being carried on the books of MB (the "Book Value"), then, MB shall record a write-down, by means of a charge against earnings, in such Book Value to an amount equal to the fair market value of the OREO property or the property securing the Loan-in-Foreclosure, as shown in such appraisal or update, less the anticipated costs of disposing of such property.

          5.9.3 MARINERS shall continue to accrue bonuses, incentive compensation payments, 401(k) amounts and other employee benefits in a manner consistent with MARINERS' prior practice, as set forth on Schedule 5.9.3, and in accordance with Generally Accepted Accounting Principles.

ARTICLE 6.  CONDUCT OF BUSINESS

     Section 6.1 Affirmative Conduct of MARINERS and MB. During the period from the date of execution of this Agreement through the Effective Time, each of MARINERS and MB shall carry on its businesses, and shall cause each of its respective Subsidiaries to carry on its business, in the ordinary course in substantially the manner in which heretofore conducted, subject to changes in law applicable to all California banks and directives from regulators, and use all commercially reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees, (other than terminations in the ordinary course of business) and preserve its relationship with customers, depositors, suppliers and others having business dealings with it; and, to these ends, shall fulfill each of the following:

          6.1.1 Use its commercially reasonable efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 7 hereof.

          6.1.2 Advise ELDORADO promptly in writing of any change that would have a Material Adverse Effect on its capital structure, financial condition, assets, results of operations, business or prospects or of any matter which would make the representations and warranties set forth in
     Article 3 hereof not true and correct in any material respect as of the effective date of the Registration Statement and at the Effective Time.

          6.1.3 Keep in full force and effect all of its existing material permits and licenses and those of its Subsidiaries.

          6.1.4 Use its commercially reasonable efforts to maintain insurance or bonding coverage on all material properties for which it is responsible and on its business operations, and carry not less than the same coverage for fidelity, public liability, personal injury, property damage and other risks equal to that which is in effect as of the date of this Agreement; and notify ELDORADO in writing promptly of any facts or circumstances which could affect its ability, or that of any of its Subsidiaries, to maintain such insurance or bonding coverage.

          6.1.5 Perform its contractual obligations and not breach or come into default on any of such obligations, and not amend, modify, or, except as they may be terminated in accordance with their terms,

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     terminate any material contract, agreement, understanding, commitment, or offer, whether written or oral, (collectively referred to as an "Understanding") or materially default in the performance of any of its obligations under any Understanding where such default would have a Material Adverse Effect on MARINERS or MB.

          6.1.6 Duly observe and conform to all legal requirements applicable to its business, except for any failure to so observe and conform that would not, individually or in the aggregate, and, in the future will not, have a Material Adverse Effect on MARINERS or MB.

          6.1.7 Duly and timely file as and when due all reports and Returns required to be filed with any Governmental Entity.

          6.1.8 Maintain its assets and properties in good condition and repair, normal wear and tear excepted.

          6.1.9 Promptly advise ELDORADO in writing of any event or any other transaction within the Knowledge of MARINERS or MB, whereby any Person or related group of Persons acquires, after the date of this Agreement, directly or indirectly, record or beneficial ownership (as defined in Rule 13d-3 promulgated by the SEC pursuant to the Exchange Act) or control of 5% or more of the outstanding shares of MARINERS Common Stock either prior to or after the record date fixed for the MARINERS shareholders' meeting or any adjourned meeting thereof to approve the transactions contemplated herein.

          6.1.10 (a) Maintain a reserve for loan and lease losses ("Loan Loss Reserve") at a level which is adequate to provide for all known and reasonably expected losses on loans, leases and other extensions of credit outstanding and other inherent risks in MB's portfolio of loans and leases, in accordance with Generally Accepted Accounting Principles and applicable regulatory accounting principles and banking laws and regulations and continue MB's current policy of adding to the Loan Loss Reserve (by making a provision for loan losses in) the amounts set forth in Schedule 6.1.10, provided that (i) such provision shall be increased, on the same principle that was used in establishing the current provision policy in the event of an increase in non-performing or classified loans or leases and/or a material increase in the size of MB's loan or lease portfolio, and (ii) in no event shall the Loan Loss Reserve be permitted to fall below an amount that is equal to 1.27% of the average of MB's total outstanding gross loans, leases and other extensions of credit, measured as of the last business day of each month;

          (b) Continue its current practice of charging a provision of $10,000 per month in respect of the OREO properties owned by MARINERS or MB on the date hereof and increasing that provision, on the same principle, if and to the extent MARINERS or MB came to acquire additional OREO properties between the date hereof and the Effective Time; and

          (c) Charge off all loans, receivables and other assets, or portions thereof, deemed uncollectible in accordance with Generally Accepted Accounting Principles, regulatory accounting principles, and applicable law or regulation, or which have been classified as "loss" or as directed by any regulatory authority, unless such classification or direction has been disregarded in good faith by MARINERS or MB, MARINERS or MB has submitted in writing to such regulatory authority the basis upon which it has so disregarded such classification or direction and such regulatory authority retracts its direction requiring such charge-off.

          6.1.11 Furnish to ELDORADO, as soon as practicable, and in any event within fifteen days after it is prepared: (i) a copy of any report submitted to the board of directors of MARINERS or MB and access to the working papers related thereto, provided, however, that MARINERS need not furnish ELDORADO any materials relating to deliberations of such boards of directors with respect to their approval of this Agreement, communications of MARINER's legal counsel with the Board of Directors or officers of MARINERS or MB regarding MARINER's or MB's rights against or obligations to ELDORADO or its Affiliates under this Agreement, or books, records and documents covered by the attorney-client privilege or which are attorneys' work product; (ii) copies of all material reports, renewals, filings, certificates, statements, correspondence and other documents specific to MARINERS or MB or filed with or received from the SEC, Federal Reserve Board, any Federal Reserve Bank, the FDIC, the California State Banking Department or any Governmental Entity; (iii) monthly unaudited balance

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

     sheets, statements of income and changes in shareholders' equity for MARINERS and its Subsidiaries and quarterly unaudited consolidated and consolidating balance sheets, statements of income and changes in shareholders' equity for MARINERS, in each case prepared on a basis consistent with past practice, and (iv) such other reports as ELDORADO may reasonably request (which are otherwise deliverable under this Section 6.1.11) relating to MARINERS or MB. Each of the financial statements of MARINERS or MB and delivered pursuant to this subsection 6.1.11 shall be accompanied by a certificate of the Chief Financial Officer of MARINERS to the effect that such financial statements fairly present the financial information presented therein of MARINERS or MB (as the case may be), for the periods covered, subject to recurring adjustments normal in nature and amount, necessary for a fair presentation and are prepared on a basis consistent with past practice.

          6.1.12 MARINERS agrees that through the Effective Time, as of their respect dates, (i) each MARINERS Filing will be true and complete in all material respects; and (ii) each MARINERS Filing will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any of such MARINERS Filings that is intended to present the financial position of the entities or entity during the periods involved to which it relates will fairly present in all material respects the financial position of such entities or entity and will be prepared in accordance with Generally Accepted Accounting Principles or consistent with applicable banking regulations, except as stated therein.

          6.1.13 Maintain reserves for contingent liabilities in accordance with Generally Accepted Account Principles and consistent with past practices.

          6.1.14 Promptly notify ELDORADO of the filing, or threatened filing, of any litigation, or the filing or threatened filing of any government or regulatory action, including an investigation or notice of investigation, or similar proceeding or notice of any material claims against MARINERS or MB or any of their assets.

          6.1.15 Inform ELDORADO of the amounts and categories of any loans, leases or other extensions of credit, or other assets, that have been classified by any bank regulatory authority or by any unit of MARINERS or MB as "Specially Mentioned," "Renegotiated," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Assets"). MARINERS will furnish to ELDORADO, as soon as practicable, and in any event within fifteen days after the end of each calendar month, schedules including the following: (i) Classified Assets by type (including each credit or other asset in an amount equal to or greater than $25,000), and its classification category; (ii) nonaccrual credits by type (including each credit in an amount equal to or greater than $25,000), (iii) renegotiated loans (loans on which interest has been renegotiated to lower than market rates because of the financial condition of the borrowers) by type, (iv) delinquent credits by type (including each delinquent credit in an amount equal to or greater than $25,000), including an aging into 30-89 and 90+ day categories; (v) loans or leases or other assets charged off, in whole or in part, during the previous month by type (including each such loan or lease or other asset in an amount equal to or greater than $25,000); and
     (vi) other real estate or assets owned stating with respect to each its type.

          6.1.16 Furnish to ELDORADO, upon ELDORADO's request, schedules with respect to the following: (i) participating loans and leases, stating, with respect to each, whether it is purchased or sold, the loan or lease type;
     (ii) loans or leases (including any commitments) by MARINERS or MB to any director or officer (at or above the Vice President level) of MARINERS or MB or any of their Subsidiaries, or to any Person holding 5% or more of the capital stock of MARINERS, including, with respect to each such loan or lease, the identity and, to the best Knowledge of MARINERS, the relation of the borrower to MARINERS or MB, the loan or lease type and the outstanding and undrawn amounts; and (iii) standby letters of credit, by type, (including each letter of credit in a face amount equal to or greater than $25,000); and

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

          6.1.17 Furnish to ELDORADO copies of each credit authorization package, consisting of all applications for and financial information regarding loans, renewals of loans or other extensions of credit of $100,000 or more (on a non-cumulative basis) for secured loans or secured extensions of credit and $25,000 in the case of unsecured loans or unsecured extensions of credit, which are approved by MARINERS or MB after the date of this Agreement, within ten Business Days of preparation of such packages.

          6.1.18 On or before the date hereof, one or more agreements shall have been executed and delivered by MB and its Chief Executive Officer, in form and substance satisfactory to ELDORADO, which shall (i) amend or terminate his Employment Agreement and Executive Salary Continuation Agreement with MARINERS and/or MB in the manner and to the extent set forth in Schedule
     6.1.18 hereto automatically at the Effective Time and without the necessity of any further action on the part of either of the parties thereto, and
     (ii) provide for his employment by EB effective as of the Effective Time on the terms provided in Schedule 6.1.18.

     Section 6.2 Negative Covenants of MARINERS and MB. During the period from the date of execution of this Agreement through the Effective Time, each of MARINERS and MB agrees that, without ELDORADO's prior written consent, it shall not:

          6.2.1 (a) Declare or pay any dividend on or make any other distribution in respect of any of its capital stock, other than the declaration of one (1) cash dividend on the outstanding shares of MARINERS' Common Stock of five cents ($0.05) per share in the quarter ending June 30, 1995 which shall be payable not later than 60 days after such declaration;
     (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (c) repurchase or otherwise acquire any shares of its capital stock.

          6.2.2 Take any action that would result in any of the representations and warranties set forth in the Agreement becoming untrue in any material respect or in any of the conditions to the Merger set forth in Article 7 not being satisfied, except to the extent such actions are required to be undertaken by applicable law, regulation or at the direction of any Regulatory Authority.

          6.2.3 Issue, deliver or sell, or grant, or authorize the issuance, delivery or sale or grant of, or purchase, any shares of the capital stock of MARINERS or MB or any securities convertible or exercisable into or are exchangeable for such capital stock, or any rights, warrants or options, including options under any stock option plans or enter into any agreements to do any of the foregoing.

          6.2.4 Amend its Articles of Incorporation or Bylaws, except as required by applicable law or by the terms of this Agreement.

          6.2.5 Authorize or knowingly permit any of its representatives, directly or indirectly, to solicit or encourage any Acquisition Proposal (as hereinafter defined) or participate in any discussions or negotiations with, or provide any nonpublic information to, any Person or group of persons (other than ELDORADO, EB and their representatives) concerning any such solicited Acquisition Proposal. MARINERS shall notify ELDORADO immediately if any inquiry regarding an Acquisition Proposal is received by MARINERS or MB, including the terms thereof. For purposes of this Section 6.2.5, "Acquisition Proposal" shall mean any (a) proposal pursuant to which any Person other than ELDORADO or EB would acquire or participate in a merger or other business combination or reorganization involving MARINERS or MB; (b) proposal by which any Person or group, other than ELDORADO or EB, would acquire the right to vote ten percent (10%) or more of the capital stock of MARINERS or MB entitled to vote for the election of directors; (c) acquisition of the assets of MARINERS or MB other than in the ordinary course of business; or (d) acquisition in excess of ten percent (10%) of the outstanding capital stock of MARINERS or MB, other than as contemplated by this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent MARINERS or its Board of Directors from (i) furnishing nonpublic information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition

     Proposal by such person or entity, or recommending an unsolicited bona fide written Acquisition Proposal to the shareholders of MARINERS, if and only to the extent that (A) the Board of Directors of MARINERS has determined and believes in good faith (after consultation with and the concurrence of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction materially more favorable, from a financial point of view, to MARINERS' shareholders than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and the MARINERS' Board of Directors has determined in good faith, after consultation with and based on written advice from its outside legal counsel, that such action is necessary for MARINERS to comply with its fiduciary duties to shareholders under applicable law, and (B) prior to furnishing such nonpublic information to, or entering into discussions or negotiations with, such person or entity, the MARINERS Board of Directors received from such person or entity an executed confidentiality agreement, with terms no more favorable to such party than those contained in the Confidentiality Agreement between MARINERS and ELDORADO, or (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if such Rule is applicable thereto.

          6.2.6 Acquire or agree to acquire by merging, consolidating with, or by purchasing all or a substantial portion of the assets of, or in any other manner, any business or any Person or otherwise acquire or agree to acquire any assets which are material, on a consolidated basis, to MARINERS or MB, other than in the ordinary course of business consistent with prior practice.

          6.2.7 Sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, to MARINERS or MB, except in the ordinary course of business consistent with prior practice.

          6.2.8 Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of MARINERS or MB or any of their subsidiaries or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice.

          6.2.9 Enter into any Understanding, except (a) deposits incurred, and short-term debt securities (obligations maturing within one year) issued, in the ordinary course of business of MB and consistent with prior practice, and liabilities arising out of, incurred in connection with, or related to the consummation of this Agreement, (b) commitments to make loans or other extensions of credit in the ordinary course of MB's business and consistent with prior practice; and (c) commitments to act as trustee or agent in the ordinary course of MB's business and consistent with prior practice; and (d) loan sales in the ordinary course of MB's business, without any recourse, provided that no commitment to sell loans shall extend beyond the Effective Time.

          6.2.10 Make or enter into a commitment to make any loan or other extension of credit, or enter into any commitment to make any loan or other extension of credit, to any director, officer or employee of MARINERS, MB or any of their Subsidiaries, except in accordance with practice or policy in existence on the date of this Agreement and in compliance with all applicable laws and all applicable regulations and directives of any Governmental Entity.

          6.2.11 Except in the ordinary course of business and consistent with prior practice or as required by an existing contract, and provided prior disclosure thereof has been made in Schedule 6.2.11, grant any general or uniform increase in the rates of pay of employees or employee benefits or any increase in salary or employee benefits of any officer, employee or agent or pay any bonus to any Person.

          6.2.12 Sell, transfer, mortgage, encumber or otherwise dispose of any assets or other liabilities except in the ordinary course of business and consistent with prior practice or as required by any existing contract.

          6.2.13 Make its credit underwriting policies, standards or practices relating to the making of loans and other extensions of credit, or commitments to make loans and other extensions of credit, or its Loan Loss reserve policies, less stringent than those in effect on April 30, 1995 or reduce the amount of its Loan Loss reserves or any other reserves for potential losses or contingencies.

          6.2.14 Make any capital expenditures, or commitments with respect thereto, except those in the ordinary course of business which do not exceed $15,000 individually or $50,000 in the aggregate.

          6.2.15 Except as provided in Schedule 6.1.18 or Schedule 6.2.15, renew, extend or amend any existing employment contract or agreement, enter into any new employment contract or agreement or make any bonus or any special or extraordinary payments to any Person without the prior written consent of ELDORADO.

          6.2.16 Except in the ordinary course of business consistent with prior practice, and in compliance with applicable laws and regulations, make any material investments, by purchase of stock or securities, contributions of capital, property transfers, purchases of any property or assets or otherwise, in any other individual, corporation or other entity.

          6.2.17 Except as otherwise required to correct a prior filing, compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith) or file any appeal from an asserted deficiency except in a form previously approved by ELDORADO, in writing, or file or amend any federal, foreign or state tax return or report or make any tax election or change any method or period of accounting unless required by generally accepted accounting principles or applicable law and, then, only after submitting such return or report or proposed tax election or change in any method or period of accounting, to ELDORADO for its approval, which it shall not unreasonably withhold or delay.

          6.2.18 Except as contemplated in this Agreement, terminate any Employee Plan or Benefit Arrangement.

          6.2.19 Change its fiscal year or methods of accounting in effect at December 31, 1994, except as required by changes in Generally Accepted Accounting Principles or regulatory accounting principles as concurred in by MARINERS' independent public accountants.

          6.2.20 Take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the IRC.

          6.2.21 Take or cause to be taken into OREO any property without (a) an environmental report reporting no adverse environmental condition on such property, with a copy of such report delivered to ELDORADO and EB prior to taking such property into OREO; and (b) the written consent of ELDORADO or EB, which shall not be unreasonably withheld.

     Section 6.3 Conduct of ELDORADO. During the period from the date of execution of this Agreement through the Effective Time, ELDORADO agrees (except to the extent MARINERS shall otherwise consents in writing) to do the following:

          6.3.1 Use its commercially reasonable efforts, or cooperate with others, to expeditiously bring about the satisfaction of the conditions specified in Article 7 hereof;

          6.3.2 Not take any action that would or might result in any of the representations and warranties of ELDORADO or EB set forth in the Agreement becoming untrue or any of the conditions to the Merger set forth in Article 7 not being satisfied, except to the extent such actions are undertaken pursuant to the requirements of any applicable law, or the regulations or the direction of any Regulatory Authority; and

          6.3.3 Not take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the IRC as a tax-free reorganization.

          6.3.4 Advise MARINERS promptly in writing of any change that would have a Material Adverse Effect on its capital structure, consolidated financial condition, consolidated assets, consolidated results of operations, business or prospects or of any matter which would make the representations and warranties set forth in Article 4 hereof not true and correct in any material respect as of the effective date of the Registration Statement and at the Effective Time.

          6.3.5 ELDORADO agrees that through the Effective Time, as of their respect dates, (i) each ELDORADO Filing will be true and complete in all material respects; and (ii) each ELDORADO Filing will comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading. Any financial statement contained in any of such ELDORADO Filings that is intended to present the financial position of the entities or entity during the periods involved to which it relates will fairly present in all material respects the financial position of such entities or entity and will be prepared in accordance with Generally Accepted Accounting Principles or consistent with applicable banking regulations, except as stated therein.

          6.3.6 Promptly notify MARINERS of the filing, or threatened filing, of any litigation, or the filing or threatened filing of any government or regulatory action, including an investigation or notice of investigation, or similar proceeding against ELDORADO or EB or any of their assets, which is expected to have a Material Adverse Effect on ELDORADO and its Subsidiaries (including EB) taken as a whole.

ARTICLE 7. CONDITIONS PRECEDENT TO CLOSING

     Section 7.1 Conditions to the Parties' Obligations. The obligations of all the parties to this Agreement to effect the Merger shall be subject to the fulfillment of the following conditions:

          7.1.1 This Agreement, the Subsidiary Merger Agreement and the Merger shall have been validly approved by the holders of a majority of the outstanding shares of MARINERS' Common Stock entitled to vote and by the holders of a majority of the outstanding shares of ELDORADO's Common Stock entitled to vote.

          7.1.2 All permits, approvals and consents required to be obtained, and all waiting periods required to expire, prior to the consummation of the Merger and the Bank Merger under applicable federal laws of the United States or applicable laws of any state having jurisdiction over the transactions contemplated by this Agreement, the Subsidiary Merger or the Bank Merger Agreement shall have been obtained or expired, as the case may be (all such permits, approvals and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), without the imposition of any condition which in the reasonable judgment of any party to be affected by such condition is materially burdensome upon such party or its respective Affiliates or the Surviving Corporation or the Surviving Bank.

          7.1.3 There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Government Entity which: (i) makes the consummation of the Merger or Bank Merger illegal; (ii) requires the divestiture by ELDORADO or EB of any material Subsidiary or of a material portion of the business of ELDORADO or EB; or (iii) imposes any condition upon ELDORADO, EB or their Subsidiaries (other than general provisions of law applicable to all banks and bank holding companies) which in the judgment of ELDORADO or EB would be materially burdensome.

          7.1.4 The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall remain in effect. No legal, administrative, arbitration, investigatory or other proceeding by any Governmental Entity or any other Person shall have been instituted and, at what otherwise would have been the Effective Time, remain pending by or before any Governmental Entity to restrain or prohibit the transactions contemplated hereby.

          7.1.5 The shares of ELDORADO Common Stock deliverable pursuant to this Agreement shall have been duly authorized for listing, subject to notice of issuance, on the AMEX.

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

          7.1.6 ELDORADO and MARINERS shall have received an opinion from the firm designated in Schedule 7.1.6 hereto, dated the Effective Time, subject to assumptions and exceptions normally included, and in form and substance reasonably satisfactory to ELDORADO and MARINERS, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the IRC and that ELDORADO and MARINERS will each be a party to that reorganization within the meaning of
     Section 368(b) of the IRC.

          7.1.7 ELDORADO and MARINERS shall have received from each of KMPG Peat Marwick and Dayton & Associates, who are the independent public accountants of, respectively, ELDORADO and MARINERS, letters, dated at the effective date of the Registration Statement and at the Effective Time, in form and substance satisfactory to ELDORADO, EB and MARINERS and customary in scope and substance for letters delivered by independent public accountants in connection with registration statement similar to the Registration Statement.

          7.1.8 ELDORADO and MARINERS shall have received opinions of counsel for the other party in substantially the forms previously agreed to by the parties as set forth in Schedules 7.1.8A and 7.1.8B, respectively, on the dates set forth in such Schedules.

          7.1.9 No action, suit or proceeding shall have been instituted or threatened before any court or governmental body seeking to challenge or restrain the transactions contemplated by this Agreement, the Subsidiary Merger Agreement or the Bank Merger Agreement which presents a substantial risk that such transactions will be restrained or that either party hereto may suffer material damages or other relief as a result of consummating such transactions.

     Section 7.2 Conditions to ELDORADO's and EB's Obligations. The obligations of ELDORADO and EB to effect the Merger shall be subject to the fulfillment (or waiver, in writing, by ELDORADO and EB) of the following conditions:

          7.2.1 Except as otherwise provided in this Section 7.2, (a) the respective representations and warranties of MARINERS and MB contained in
     Article 3 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on MARINERS or MB or the Surviving Corporation or the Surviving Bank, or upon the consummation of the transactions contemplated hereby; (b) MARINERS and MB shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on MARINERS or MB or the Surviving Corporation or the Surviving Bank, or upon the consummation of the transactions contemplated hereby; (c) none of the events or conditions entitling ELDORADO to terminate this Agreement under
     Article 8 shall have occurred and be continuing; and (d) MARINERS and MB shall have delivered to ELDORADO certificates dated the date of the Effective Time and signed by their Chief Executive Officer to the effect set forth in Subsections 7.2.1(a), (b) and (c).

          7.2.2 There shall have been obtained, without the imposition of any material burden or restriction on any of the parties hereto not in existence on the date hereof, each consent to the consummation of the Merger or the Bank Merger required to be obtained from any Person under any agreement, contract or license to which MARINERS or MB is a party or by or under which it is bound or licensed, the withholding of which might have a Material Adverse Effect on MARINERS or MB, or on ELDORADO or EB at or following the Effective Time, or on the transactions contemplated by this Agreement.

          7.2.3 MARINERS shall have delivered the Closing Schedules to ELDORADO on the day immediately preceding the Closing Date and none of such Closing Schedules shall reflect any item that was not on the Schedules delivered on the date of execution of this Agreement that would have, or could be reasonably likely to have, a Material Adverse Effect on MARINERS or MB, or on ELDORADO or EB at or after the Effective Time, or on the consummation of the transactions contemplated hereby.

          7.2.4 MB's Loan Loss Reserve on the Determination Date shall be an amount that is at least equal to one and twenty-seven hundredths percent (1.27%) of the average of MB's total outstanding gross loans, leases and other extensions of credit for the month ending on that date (the "Determination Date Loan Loss Reserve") after giving effect to MB's compliance with the provisions of Section 6.1.10; and MB shall have complied with (i) its other obligations under Section 6.1.10 and (ii) its obligations under Section 5.9.2 hereof with respect to OREO properties.

          7.2.5 Between the date of this Agreement and the Effective Time, no event or circumstance shall have occurred which had or could reasonably be expected to have a Material Adverse Effect on MARINERS or MB, or their Subsidiaries, and ELDORADO shall have received a certificate signed on behalf of MARINERS by the President and Chief Executive Officer of MARINERS and MB to such effect.

          7.2.6 ELDORADO shall have received from Dayton & Associates, independent public accountants, letters dated as of the Effective Time, after customary review but without audit, in form and substance satisfactory to ELDORADO, (i) certifying that the conditions set forth in Subsection 7.2.4 have been satisfied, and (ii) setting forth, as of the Determination Date, (A) MARINERS' Consolidated Net Worth; (B) MB's Loan Loss Reserve; (C) the amount of MB's OREO and OREO Valuation Reserves; and
     (D) the amount of expenses incurred by MARINERS or MB in connection with this Agreement and the transactions contemplated hereby, either paid or accrued through the Business Day immediately prior to the Closing Date.

          7.2.7 ELDORADO shall have received, on or before the date hereof, copies of the fully executed and delivered agreements by which all outstanding MARINERS' Stock Options have been cancelled.

          7.2.8 ELDORADO shall have received from its legal counsel an opinion regarding securities matters in form and substance customary for transactions of the type contemplated by this Agreement and reasonably satisfactory to ELDORADO.

          7.2.9 Counsel for ELDORADO shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to ELDORADO hereunder or that are reasonably requested by such counsel.

          7.2.10 The sale of the ELDORADO Common Stock resulting from the Merger shall have been qualified or registered with the appropriate State securities law or "blue sky" regulatory authorities of all States in which qualification or registration is required under the State securities laws, and such qualifications or registration shall not have been suspended or revoked.

          7.2.11 MARINERS shall have delivered to ELDORADO not later than the date of this Agreement all of the executed Affiliate Agreements in the form attached hereto as Exhibit 7.2.11.

          7.2.12 None of MARINERS, MB or any of their Subsidiaries shall be subject to any memorandum of understanding, cease and desist order, or other agreement with any Governmental Entity restricting the conduct of any of their respective businesses, prospects and operations, so as to have a Material Adverse Effect.

          7.2.13 The Findley Group shall not have revoked, at any time prior to the Effective Time, its opinion, rendered to the Board of Directors of ELDORADO on May 22, 1995 (the "ELDORADO Fairness Opinion"), to the effect that the terms of the Merger, from a financial standpoint, are fair to the shareholders of ELDORADO.

          7.2.14 The Average ELDORADO Closing Price is less than $15.00.

          7.2.15 All of MARINERS' director-shareholders shall have delivered to ELDORADO on the date of this Agreement the Director-Shareholder Agreements in the form attached hereto as Exhibit 7.2.15.

          7.2.16 ELDORADO shall have received on the date hereof fully executed non-competition agreements, in substantially the form attached as Exhibit
     7.2.16 to this Agreement, from the Persons listed on Schedule 7.2.16.

     Section 7.3 Conditions to MARINER's and MB's Obligations. The obligation of MARINERS and MB to effect the Merger shall be subject to the fulfillment of the following conditions:

          7.3.1 Except as otherwise provided in this Section 7.3, (a) the representations and warranties of ELDORADO and EB contained in Article 4 shall be true in all material respects as of the Effective Time as though made at the Effective Time, except to the extent they expressly refer to an earlier time and except where the failure to be true, individually or in the aggregate, would not have or would not be reasonably likely to have, a Material Adverse Effect on ELDORADO and EB, taken as a whole, or upon consummation of the transactions contemplated by this Agreement; (b) ELDORADO and EB shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with them prior to or at the Effective Time, except where the failure to so perform and comply, individually or in the aggregate, would not have or would not be reasonably likely to have a Material Adverse Effect on ELDORADO and EB, taken as a whole, or upon the consummation of the transactions contemplated by this Agreement; (c) none of the events or conditions entitling MARINERS to terminate this Agreement under Article 8 shall have occurred and be continuing; and (d) ELDORADO and EB shall each have delivered to MARINERS certificates dated the date of the Effective Time and signed by a duly authorized officer to the effect set forth in Subsections 7.3.1(a), (b) and (c).

          7.3.2 Counsel for MARINERS shall have approved, in the exercise of counsel's reasonable discretion, the validity of all transactions herein contemplated, as well as the form and substance of all opinions, certificates, instruments of transfer and other documents to be delivered to MARINERS hereunder or reasonably requested by such counsel.

          7.3.3 There shall not have been any change in the consolidated financial condition, aggregate consolidated net assets, shareholders' equity, business, or consolidated operating results of ELDORADO and its Subsidiaries (including EB) taken as a whole, from December 31, 1994 to the Effective Time that results in a Material Adverse Effect as to ELDORADO and its Subsidiaries (including EB) taken as a whole.

          7.3.4 The Average ELDORADO Closing Price shall be greater than $9.50 per share.

          7.3.5 Prior to the Closing Date ELDORADO and EB shall have taken all corporate action required to effectuate the appointment of the two individuals named on Schedule 2.10 hereto to their respective Boards of Directors effective immediately after the Effective Time of the Merger.

          7.3.6 ELDORADO shall have delivered its Closing Schedules to MARINERS on the day immediately preceding the Closing Date and none of such Closing Schedules shall reflect any item that was not on the ELDORADO Schedules (or in the ELDORADO Financial Statements) delivered on the date of execution of this Agreement by ELDORADO or EB that has had or would have a Material Adverse Effect on ELDORADO and its Subsidiaries (including EB) taken as a whole at or after the Effective Time, or on the consummation of the transactions contemplated hereby.

          7.3.7 James R. Miller shall not have revoked, at any time prior to the meeting of MARINERS' shareholders at which the Merger is to be voted on, its opinion, rendered to the Board of Directors of MARINERS on May 22, 1995 (the "MARINERS' Fairness Opinion"), to the effect that the terms of the Merger, from a financial standpoint, are fair to the shareholders of MARINERS.

ARTICLE 8.  TERMINATION, AMENDMENTS AND WAIVERS

     Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of MARINERS and the shareholders of ELDORADO:

          8.1.1 By mutual consent of the Boards of Directors of MARINERS and ELDORADO;

          8.1.2 By ELDORADO or MARINERS upon the failure to satisfy any conditions specified in Section 7.1 if such failure is not caused by any action or inaction of the party requesting termination of this Agreement;

          8.1.3 By ELDORADO if an Acquisition Event shall have occurred;

          8.1.4 By MARINERS if there shall have been a material breach of any of the representations or warranties of ELDORADO or EB set forth in this Agreement, which breach, in the reasonable opinion of MARINERS, by its nature cannot be cured or is not cured prior to the Closing and which breach would, in the reasonable opinion of MARINERS, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on ELDORADO and its Subsidiaries, taken as a whole, or upon the consummation of the transactions contemplated hereby;

          8.1.5 By ELDORADO if there shall have been a material breach of any of the representations or warranties of MARINERS or MB set forth in this Agreement, which breach, in the reasonable opinion of ELDORADO, by its nature cannot be cured or is not cured prior to the Closing and which breach would, in the reasonable opinion of ELDORADO, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on MARINERS or MB or upon the consummation of the transactions contemplated hereby;

          8.1.6 By MARINERS or ELDORADO if this Agreement, the Subsidiary Merger Agreement and the Merger are not approved by MARINERS' shareholders;

          8.1.7 By MARINERS or ELDORADO if this Agreement, the Subsidiary Merger Agreement and the Merger are not approved by ELDORADO's shareholders;

          8.1.8 By MARINERS after the occurrence of a Default by ELDORADO or EB and the continuance of such Default for a period of 20 Business Days after written notice of such Default, if such Default, in the reasonable opinion of MARINERS, cannot be cured prior to the Closing or, even though curable by the Closing, it is not cured prior to the Closing.

          8.1.9 By ELDORADO after the occurrence of a Default by MARINERS and the continuance of such Default for a period of 20 Business Days after written notice of such Default, if such Default, in the reasonable opinion of ELDORADO, cannot be cured prior to the Closing or, even though curable by the Closing, it is not cured prior to the Closing.

          8.1.10 By ELDORADO in accordance with the provisions of 5.7.2 of this Agreement;

          8.1.11 By ELDORADO if the MARINERS Board of Directors does not publicly recommend in the Proxy Statement that MARINERS' shareholders approve this Agreement and the transactions contemplated hereby, or if, prior to the vote of the MARINERS' shareholders, the MARINERS Board of Directors shall have withdrawn such recommendation or modified or amended such recommendation in any respect materially adverse to ELDORADO, or if the MARINERS Board of Directors does not call and hold the shareholders' meeting as provided in Section 5.2.1;

          8.1.12 By MARINERS if the ELDORADO Board of Directors does not publicly recommend in the Proxy Statement that ELDORADO's shareholders approve this Agreement and the transactions contemplated hereby, or if, prior to the vote of its shareholders, the ELDORADO Board of Directors shall have withdrawn such recommendation or modified or amended such recommendation in any respect materially adverse to MARINERS, or if the ELDORADO Board of Directors does not call and hold the shareholders' meeting as provided in Section 5.2.1;

          8.1.13 By ELDORADO if the Closing Date Schedules disclose the occurrence of an event or the existence of any facts or circumstances, not disclosed in the Schedules or the MARINERS Financial Statements delivered to ELDORADO on or before the date hereof, that has had or could reasonably be expected to have a Material Adverse Effect on MARINERS or MB or, after the Effective Time, on ELDORADO or EB, or on the consummation of the transactions contemplated hereby (a "Material Adverse Event");

          8.1.14 By MARINERS upon the failure of any of the conditions specified in Section 7.3 to have been satisfied prior to March 31, 1996;

          8.1.15 By ELDORADO upon the failure of any of the conditions specified in Section 7.2 to have been satisfied prior to March 31, 1996;

          8.1.16 By MARINERS if the Closing Date Schedules delivered by ELDORADO with respect to ELDORADO and its Subsidiaries disclose the occurrence of an event or the existence of any facts or circumstances, not disclosed in the Schedules or the ELDORADO Financial Statements delivered to MARINERS on or before the date hereof, that has had or could reasonably be expected to have a Material Adverse Effect on ELDORADO and its Subsidiaries (including
     EB) taken as a whole, or on the consummation of the transactions contemplated hereby (an "ELDORADO Material Adverse Event");

     Section 8.2 Effect of Termination; Survival. Except as provided in Section 8.5, no termination of this Agreement as provided in Section 8.1 for any reason or in any manner shall release, or be construed as so releasing, any party hereto from its obligations pursuant to Sections 5.1.4, 5.5, 5.7, 8.5 or 9.5 hereof or from any liability or damage to any other party hereto arising out of, in connection with or otherwise relating to, directly or indirectly, said party's material breach, Default or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, or any breaches of any representation or warranty contained herein arising prior to the date of termination of this Agreement.

     Section 8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken by MARINERS' board of directors or the duly authorized committees thereof, and by the duly authorized officers or board of directors of ELDORADO at any time before or after approval hereof by the shareholders of MARINERS and the shareholders of ELDORADO; provided, however, that after any such approval by such shareholders, no amendments shall be made which by law requires further approval by such shareholders without such further approval.

     Section 8.4 Waiver. Any term or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.

     Section 8.5 Liquidated Damages; Cancellation Fee.

          8.5.1 In the event of the occurrence of an Acquisition Event (as defined in Article 1 of this Agreement), then MARINERS shall pay to ELDORADO the sum of One Million Five Hundred Thousand Dollars ($1,500,000) in cash;

          8.5.2 In the event of termination of this Agreement by MARINERS pursuant to Section 8.1.14 as a result of the revocation of the MARINERS Fairness Opinion; or a termination of this Agreement by ELDORADO pursuant to (i) Section 8.1.6 (no approval by MARINERS shareholders), or (ii) 8.1.11 (no favorable MARINERS Board recommendation or the withdrawal, modification or amendment of such recommendation in a manner materially adverse to ELDORADO, whether or not it is the result of a revocation or modification of the MARINERS Fairness Opinion, except where the absence, or the withdrawal or modification or amendment, of such Board recommendation is due to a failure of any conditions precedent contained in Section 7.1 or in Subsections 7.3.1 through 7.3.6 which entitles MARINERS to terminate this Agreement), or (iii) pursuant to Section 8.1.5 (breach of representations or warranties of MARINERS or MB) or Section 8.1.9 (Default) or Section
     8.1.13 (disclosure in the Closing Schedules of a Material Adverse Event), where such breach of representation or warranty, Default or Material Adverse Event shall have been caused in whole or in material part by any action or inaction within the control of MARINERS or MB, or any of their Subsidiaries, or any of their directors or executive officers (it being understood that any breach or Default or Material Adverse Event that occurred after the date of this Agreement and was outside of the control of MARINERS, MB their Subsidiaries, and the directors and executive officers thereof, such as, by way of example only, the filing of a lawsuit against MARINERS or MB, shall not come within clause (iii) of this Subsection 8.5.2), then, MARINERS shall pay to ELDORADO the sum of Seven Hundred Fifty Thousand Dollars ($750,000), in cash; provided, however, that if an Acquisition Event occurs within two hundred seventy (270) days following any termination by ELDORADO to which this Subsection 8.5.2 applies, MARINERS shall pay to ELDORADO an additional Seven Hundred Fifty Thousand Dollars ($750,000) in cash.

          8.5.3 In the event of the termination of this Agreement by MARINERS pursuant to (i) Section 8.1.7 (no approval by ELDORADO shareholders), or
     (ii) 8.1.12 (no favorable ELDORADO board recommendation or the withdrawal or revocation, or, modification or amendment of such recommendation in a manner materially adverse to MARINERS that is not the result of either a revocation, withdrawal or amendment or modification of the ELDORADO Fairness Opinion, or a failure of any of the conditions precedent set forth in Section 7.1 or Section 7.2 which entitles ELDORADO to terminate this Agreement), or (iii) Section 8.1.4 (breach of representations and warranties of ELDORADO or EB) or Section 8.1.8 (Default), or Section 8.1.16 (disclosure in Closing Schedules of an ELDORADO Material Adverse Event), where such breach of representation or warranty or such Default or ELDORADO Material Adverse Event shall have been caused in whole or in material part by any action or inaction within the control of ELDORADO, EB or any of their Subsidiaries, or any of their directors or executive officers (it being understood that any action or inaction outside of the control of ELDORADO, EB, their Subsidiaries and their directors and executive officers, such as, by way of example only, the filing of a lawsuit against ELDORADO or EB, shall not come within this Section 8.5.3), then, ELDORADO shall pay to MARINERS the sum of Seven Hundred Fifty Thousand Dollars ($750,000), in cash.

          8.5.4 The parties have determined that the occurrence of any of events or circumstances set forth in Subsections 8.5.1, 8.5.2 and 8.5.3 would cause a substantial damage and loss and lost business opportunities to the party terminating this Agreement as a result thereof and that the payments contemplated by Subsections 8.5.1, 8.5.2 and 8.5.3 above provide reasonable and fair compensation for such damage, loss and lost business opportunities and are not intended to be and do not constitute a penalty or forfeiture. Such payments will be made within 10 Business Days following a termination of the Agreement that gives rise to the payment of such liquidated damages pursuant to Subsections 8.5.1, 8.5.2 or 8.5.3, as applicable. Upon the making and receipt of payments due under this Section 8.5, neither party, nor any affiliates of any party, shall have any further obligation or liability of any kind under this Agreement to the other party, except pursuant to Section 5.1.4, 5.5, 5.7 and 9.5.

          8.5.5 In the event of the termination of this Agreement by ELDORADO or MARINERS and for any reason other than as specified in Subsections 8.5.1,
     8.5.2 or 8.5.3 above, none of the parties hereto, nor any affiliates of any such parties, shall have any further obligation or liability of any kind to the other party, except pursuant to Sections 5.1.4, 5.5, 5.7 and 9.5.

ARTICLE 9.  GENERAL PROVISIONS

     Section 9.1 Non-Survival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time or to a termination of this Agreement.

     Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), sent by confirmed overnight courier or telecopied (with electronic conformation and verbal confirmation for the person to whom such telecopy is addressed), on the date such notice is so delivered, mailed or sent, as the case may be, to the parties at the following addresses (or any such other address for a party as shall be specified by like notice):
          If to MARINERS at:

               Mariners Bancorp
               115 Calle de Industrias
               San Clemente, California 92672-3897
               Fax No. (714) 248-1500
               Attention: Richard Korsgaard

          with a copy to:

               Robert F. Nichols, Jr., Esq.
               22992 Mill Creek Road, Suite B
               Laguna Hills, California 92653
               Fax No. (714) 458-2820

          If to ELDORADO or EB at:

               Eldorado Bancorp
               c/o Eldorado Bank Administration
               19100 Von Karman Avenue, Suite 550
               Irvine, California 92713
               Fax No. (714) 798-1174
               Attention: J.B. Crowell

          with a copy to:

               Stradling, Yocca, Carlson & Rauth
               660 Newport Center Drive, Suite 1600
               Newport Beach, California 92660
               Fax No. (714) 725-4100
               Attention: Ben A. Frydman, Esq.

     Section 9.3 Counterparts. This Agreement may be executed in one or more counter parts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 9.4 Entire Agreement/No Third Party Rights/Assignment. This Agreement (including the documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; (c) shall not be assigned by a party, by operation of law or otherwise, without the consent of the other parties; and (d) subject to the foregoing, shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

     Section 9.5 Non-disclosure of Agreement. ELDORADO, MARINERS and EB agree, except as required by law or the rules of the AMEX, so long as this Agreement is in effect, not to issue any public notice, disclosure or press release with respect to the transactions contemplated by this Agreement without seeking the consent of the other party, which consent shall not be unreasonably withheld.

     Section 9.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to any applicable conflicts of law.

     Section 9.7 Headings/Table of Contents. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 9.8 Enforcement of Agreement. The parties hereto agree that irreparable damage will occur in the event that any of the provisions of this Agreement or the Subsidiary Merger Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provision hereof in any court of the United States or any state having jurisdiction, this begin in addition to any remedy to which they are entitled at law or in equity.

     Section 9.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, MARINERS and MB and ELDORADO and EB have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.


MARINERS BANCORP                                 ELDORADO BANCORP
By: /s/  Richard Korsgaard                       By: /s/  J.B. Crowell
    -----------------------------------------    -----------------------------------------
    Name: Richard Korsgaard                          Name: J.B. Crowell
Its: President and Chief Executive Officer       Its: President and Chief Executive Officer

MARINERS BANK                                    ELDORADO BANK
By: /s/  Richard Korsgaard                       By: /s/  J.B. Crowell
    -----------------------------------------    -----------------------------------------
    Name: Richard Korsgaard                          Name: J.B. Crowell
Its: President and Chief Executive Officer       Its: Chairman and Chief Executive Officer

                                    ANNEX B

                          OPINION OF THE FINDLEY GROUP

THE FINDLEY GROUP
[LOGO]

                                                                    May 22, 1995

Board of Directors
Eldorado Bancorp
19100 Von Karman Avenue
Suite 550
Irvine, California 92713

Dear Directors:

     We understand that Mariners Bancorp, a California corporation ("Mariners"), and Eldorado Bancorp, a California corporation ("Eldorado"), have entered into an Agreement and Plan of Reorganization dated May 22, 1995 (the "Agreement"), pursuant to which Mariners will be merged with and into Eldorado Bank, a California state chartered bank ("EB") and a wholly owned subsidiary of Eldorado, which will be the surviving entity (the "Merger"). Mariners Bank, a California state chartered bank ("MB") and a wholly owned subsidiary of Mariners shall also be merged with and into EB. Pursuant to the Merger, as more fully described in the Agreement, we understand that, except for shares as to which dissenters' rights have been perfected, each outstanding share of the common stock, no par value per share, of Mariners will be converted into and exchangeable for the Per Share Merger Consideration (as defined in the Agreement) which shall consist of one (1) share of Eldorado common stock, no par value (the "Stock Component") and cash in the amount of $7.30 (the "Cash Component"). The Cash Component is subject to increases and decreases for those events described in the Agreement which are: the Average Eldorado Closing Price (as described in the Agreement) is less than $12.00 or greater than $13.00; and/or Mariners' Tangible Consolidated Net Worth (as defined in the Agreement) is less than $7,400,000 or greater than $7,600,000. The specific adjustments to the Cash Component are set forth in Section 2.5 of the Agreement.

     You have asked for our opinion as to whether the Per Share Merger Consideration to be paid by Eldorado pursuant to the Merger is fair to Eldorado shareholders from a financial point of view, as of the date hereof.

     In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to Eldorado, EB, Mariners and MB, including the consolidated financial statements for recent years and interim periods to March 31, 1995 and certain other relevant financial and operating data relating to Eldorado, EB, Mariners and MB made available to us from published sources and from the internal records of Eldorado, EB, Mariners and MB; (ii) reviewed the Agreement; (iii) reviewed certain historical market prices and trading volumes of the common stock of Eldorado on the American Stock Exchange ("AMEX"); (iv) compared Eldorado, EB, Mariners and MB from a financial point of view with certain other companies which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations which we deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of Eldorado certain information of a business and financial nature regarding Eldorado, EB, Mariners and MB, furnished to us by them, including financial forecasts and related assumptions of Eldorado, EB, Mariners and MB; (vii) made inquiries regarding and discussed the Merger and the Agreement and other matters related thereto with Eldorado's counsel; and (viii) performed such other analyses and examinations as we have deemed appropriate.

     In connection with our review, we have not independently verified any of the foregoing information with respect to Eldorado, EB, Mariners and MB, have relied on all such information, and have assumed that all such information is complete and accurate in all material respects. With respect to the financial forecasts for Eldorado, EB, Mariners and MB provided to us by their respective managements, we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of their respective managements at the time of preparation as to the future financial performance of the Eldorado, EB, Mariners and MB and that they provide a reasonable basis upon which we can form our opinion. We have also assumed that there have been no material changes in the Eldorado, EB, Mariners or MB's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We are not experts in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for each of the Eldorado, EB, Mariners and MB are in the aggregate adequate to cover such losses. In addition, we have not reviewed any individual credit files, and we have not made an independent evaluation, appraisal or physical inspection of the assets or individual properties of the Eldorado, EB, Mariners or MB's, nor have we been furnished with any such appraisals. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereto.

     We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Agreement, without any further amendments thereto, and without waiver by Eldorado of any of the conditions to its obligations thereunder.

     Based upon the foregoing and in reliance thereon, it is our opinion that the Per Share Merger Consideration to be paid by Eldorado pursuant to the Merger is fair to the shareholders of Eldorado from a financial point of view, as of the date hereof.

     This opinion is furnished pursuant to our Engagement Letter, dated May 4, 1995 and is solely for the benefit of the Board of Directors of Eldorado. Except as provided in such Engagement Letter, this opinion may not be used or referred to by Eldorado or quoted or disclosed to any person in any manner without our prior written consent. This opinion is not intended to be and shall not be deemed to be a recommendation to any shareholder of Eldorado as to how such shareholder should vote with respect to the Merger.

                                          Very truly yours,

                                          THE FINDLEY GROUP

                                          Gary Steven Findley
                                          Co-Director

GSF:sjs

                                    ANNEX C

                           OPINION OF JAMES R. MILLER

                                  BROOKSTREET
                             SECURITIES CORPORATION

May 16, 1995

Mr. Richard Korsgaard, President
Mariners Bank
115 Calle De Industrias
San Clemente, CA 92672-3858

Dear Dick:

     This letter is my summary fairness opinion of the proposed merger between El Dorado Bancorp and Mariners Bancorp as it pertains to Mariners shareholders. A complete written opinion will follow within 10 business days.

     I find the offer made to Mariners Bancorp by El Dorado Bancorp to be in the upper range of fair valuation on both a quantitative and qualitative basis. Mariners Bank has exhibited superior performance over the past decade and in my opinion the offer reflects that factor.

     - Subject to final negotiations the proposed offer in relation to current Mariners book value is in the higher reaches of recent historic pricing.

     - The combination of cash and El Dorado Bancorp stock provides Mariners shareholders with a high quality, relatively liquid package.

     - Participation in the future of El Dorado Bancorp will allow shareholders the opportunity to share in normally anticipated accretion in earnings and book value, plus an enhancement of the possibility of a premium takeover of that institution due to its larger asset base.

     A detailed written report will follow.

                                          Sincerely,

                                          James R. Miller

2361 Campus Drive, Suite 210, Irvine, CA 92715   -   (714) 852-6800 ext. 170
                          -                          (800) 284-2578 ext. 170

                         MEMBER NASD, SiPC, SIA and NFA

                                    ANNEX D

              CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW

                                    ANNEX D

                               CORPORATIONS CODE
                             TITLE 1. CORPORATIONS
                      DIVISION 1. GENERAL CORPORATION LAW
                         CHAPTER 13. DISSENTERS' RIGHTS

CAL CORP CODE PARA. 1300. SHAREHOLDER IN SHORT-FORM MERGER; PURCHASE AT FAIR MARKET VALUE; "DISSENTING SHARES"; "DISSENTING SHAREHOLDER"

     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (i) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
     Section 25100 or (ii) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in clause (i) or (ii) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (i) were not voted in favor of the reorganization or, (ii) if described in clause (i) or (ii) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that clause (i) rather than clause (ii) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

          (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

CAL CORP CODE PARA. 1301. NOTICE TO HOLDER OF DISSENTING SHARES OF REORGANIZATION APPROVAL; DEMAND FOR PURCHASE OF SHARES; CONTENTS OF DEMAND

          (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

          (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision
     (i) of Section 1110 was mailed to the shareholder.

          (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

CAL CORP CODE PARA. 1302. STAMPING OR ENDORSING DISSENTING SHARES

     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

CAL CORP CODE PARA. 1303. DISSENTING SHAREHOLDER ENTITLED TO AGREED PRICE WITH INTEREST THEREON

     (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

CAL CORP CODE PARA. 1304. ACTION BY DISSENTERS TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE OF DISSENTING SHARES OR BOTH; JOINDER OF SHAREHOLDERS; CONSOLIDATION OF ACTIONS; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

     (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

CAL CORP CODE PARA. 1305. DUTY AND REPORT OF APPRAISERS; COURT'S CONFIRMATION OF REPORT; DETERMINATION OF FAIR MARKET VALUE BY COURT; JUDGMENT, AND PAYMENT; APPEAL; COSTS OF ACTION

     (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

CAL CORP CODE PARA. 1306. PREVENTION OF PAYMENT TO HOLDERS OF DISSENTING SHARES OF FAIR MARKET VALUE; EFFECT

     To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

CAL CORP CODE PARA. 1307. DISPOSITION OF DIVIDENDS UPON DISSENTING SHARES

     Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

CAL CORP CODE PARA. 1308. RIGHTS AND PRIVILEGES OF DISSENTING SHARES; WITHDRAWAL OF DEMAND FOR PAYMENT

     Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

CAL CORP CODE PARA. 1309 (1993) PARA. 1309. WHEN DISSENTING SHARES LOSE THEIR STATUS

     Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

          (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

          (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

          (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

          (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

CAL CORP CODE PARA. 1310. SUSPENSION OF PROCEEDINGS FOR COMPENSATION OR VALUATION PENDING LITIGATION

     If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

CAL CORP CODE PARA. 1311. SHARES TO WHICH CHAPTER INAPPLICABLE

     This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

CAL CORP CODE PARA. 1312. ATTACK ON VALIDITY OF REORGANIZATION OR SHORT-FORM MERGER; RIGHTS OF SHAREHOLDERS; BURDEN OF PROOF

     (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                      MARINERS BANCORP
      P
            This Proxy is solicited on behalf of the Board of Directors of Mariners Bancorp.
      R

                 The undersigned hereby appoints Richard Korsgaard and Don R.
      O McCanne, M.D., and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Mariners Bancorp which the
      X undersigned is entitled to represent and vote at the Special Meeting of Shareholders of Mariners Bancorp, to be held at Mariners Bank's San Clemente office located at 115 Calle de
      Y Industrias, San Clemente, California, at 10:00 a.m. on Tuesday, September 12, 1995, and any adjournments or postponements thereof, as follows:

            1. Proposal to approve the principal terms of an Agreement and Plan of Merger, dated as of May 22, 1995, by and among Eldorado Bancorp, Eldorado Bank, Mariners Bancorp and Mariners Bank (the "Merger Agreement").

                          / / FOR     / / AGAINST     / / ABSTAIN

                 WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER
            DIRECTED ABOVE. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

            (continued from reverse side)

                 Discretionary authority is hereby conferred as to any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Joint Proxy Statement/Prospectus (with all
            enclosures and attachments) dated             , 1995. The
            undersigned ratifies all that the proxies or any of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

                                                 DATED                    , 1995

                                                 -------------------------------
                                                            Signature

                                                 -------------------------------
                                                    Signature if held jointly

                                                 Please sign this proxy exactly
                                                 as your name(s) appears below.
                                                 If the stock is registered in
                                                 the names of two or more
                                                 persons, each must sign.
                                                 Executors, administrators,
                                                 trustees, guardians, attorneys
                                                 and corporate officers should
                                                 add their titles.

            IMPORTANT: Please mark, date, sign and return this Proxy in the envelope provided. No postage is required if mailed in the United States.

                                      ELDORADO BANCORP
      P
            This Proxy is solicited on behalf of the Board of Directors of
            Eldorado Bancorp.
      R
                 The undersigned hereby appoints George H. Wells, Rolf J. Engen and J.B. Crowell, and each of them individually, the attorney, agent
      O     and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Eldorado Bancorp which the undersigned is entitled to represent and vote at the Special
      X     Meeting of Shareholders of Eldorado Bancorp, to be held at the
            Sheraton Newport Hotel, located at 4545 MacArthur Boulevard,
            Newport Beach, California, at 9:00 a.m. on Tuesday, September 12,
      Y     1995, and any adjournments or postponements thereof, as follows:

            1. Proposal to approve the principal terms of an Agreement and Plan of Merger, dated as of May 22, 1995, by and among Eldorado Bancorp, Eldorado Bank, Mariners Bancorp and Mariners Bank (the "Merger Agreement") and the issuance of shares of Eldorado Bancorp Common Stock pursuant thereto.

                          / / FOR     / / AGAINST     / / ABSTAIN

                 WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER
            DIRECTED ABOVE. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT, THE TRANSACTIONS CONTEMPLATED THEREBY AND THE ISSUANCE OF SHARES OF ELDORADO BANCORP COMMON STOCK PURSUANT THERETO.

            (continued from reverse side)

                 Discretionary authority is hereby conferred as to any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Joint Proxy Statement/Prospectus (with all
            enclosures and attachments) dated             , 1995. The
            undersigned ratifies all that the proxies or any of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

                                                 DATED                    , 1995

                                                 -------------------------------
                                                            Signature

                                                 -------------------------------
                                                    Signature if held jointly

                                                 Please sign this proxy exactly
                                                 as your name(s) appears below.
                                                 If the stock is registered in
                                                 the names of two or more
                                                 persons, each must sign.
                                                 Executors, administrators,
                                                 trustees, guardians, attorneys
                                                 and corporate officers should
                                                 add their titles.

            IMPORTANT: Please mark, date, sign and return this Proxy in the envelope provided. No postage is required.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 317 of the California General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). The registrant's Articles of Incorporation authorize the registrant to provide indemnification of its officers, directors and agents for breach of duty to the registrant and its shareholders through bylaw provisions or indemnification agreements, or both, in excess of the indemnification otherwise permitted by California law, subject to certain limitations. The registrant has entered into indemnification agreements with all of its directors and certain of its executive officers which obligate the registrant to indemnify such individuals to the fullest extent permitted by applicable law. The registrant also maintains director and officer liability insurance, which provides for indemnification of the directors and officers of the registrant for certain liabilities and expenses incurred in connection with their services as directors and officers.

     In addition, as permitted by Section 204(a)(10) of the California General Corporation Law, the registrant's Articles of Incorporation provide that a director of the registrant shall not be liable to the registrant or its shareholders for monetary damages to the fullest extent permissible under California law. However, as provided by California law, such limitation of liability will not act to limit the liability of a director for (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interest of the registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the registrant or its shareholders in circumstances in which the director was aware or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the registrant or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amount to an abdication of the director's duty to the registrant or its shareholders, (vi) any improper transactions between a director and the registrant in which the director has a material financial interest or (vii) any unlawful distributions to the shareholders of the registrant or any unlawful loan of money or property to, or a guarantee of the obligation of, any director or officer of the registrant.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) EXHIBITS:

EXHIBIT NO.                                           DESCRIPTION
- -----------           ----------------------------------------------------------------------------
     2.1        --    Agreement and Plan of Reorganization and Merger, dated as of May 22, 1995, by and among the Registrant, Eldorado Bank, Mariners Bancorp and Mariners
                      Bank (attached as Annex A to the Joint Proxy Statement/Prospectus included in this Registration Statement).
     3.1        --    Articles of Incorporation of the Registrant, as amended to date (R-1).
     3.2        --    Bylaws of the Registrant, as amended to date (R-1).
     4.1        --    Form of Common Stock Certificate (R-1).
     5.1        --    Opinion of Stradling, Yocca, Carlson & Rauth as to the legality of the securities being registered
     8.1        --    Tax opinion of Covington & Burling
    10.1        --    Eldorado Bank's Qualified Stock Option Plan (R-1)
    10.2        --    Eldorado Bank -- 1980 Stock Option Plan (R-1)
    10.3        --    Eldorado Bank -- Stock Bonus Plan As Amended (R-6)
    10.4        --    Eldorado Bank -- Stock Purchase Plan and Trust As Amended (R-1)

EXHIBIT NO.                                           DESCRIPTION
- -----------           ----------------------------------------------------------------------------
    10.5        --    Eldorado Bank -- Tustin Branch Office Lease (R-1)
    10.7        --    Eldorado Bank -- Laguna Hills Branch Office Lease (R-1)
    10.9        --    Amendment to 1980 Stock Option Plan (R-2)
   10.10        --    Eldorado Bancorp -- Nonqualified Stock Option Plan -- 1982 (R-3)
   10.11        --    Eldorado Bank -- Indio Branch Office Lease (R-4)
   10.13        --    Eldorado Bank Pre-Tax Savings and Profit Sharing Trust (R-5)
   10.14        --    Eldorado Bank -- North San Bernardino Branch Office Sublease (R-7)
   10.16        --    Eldorado Bank -- Corona Lease (R-8)
   10.17        --    Eldorado Bancorp -- 1989 Stock Option Plan (R-8)
   10.18        --    Eldorado Bank -- Escrow Office Lease (R-9)
   10.19        --    Eldorado Bank -- San Clemente Main Office Lease (R-10)
   10.20        --    Eldorado Bank -- North San Clemente Office Lease (R-10)
   10.21        --    Eldorado Bank -- Administrative Office Lease (R-10)
   10.22        --    Employment Agreement, dated March 1, 1993, between Eldorado and Eldorado
                      Bank and J.B. Crowell.
   10.23        --    Employment Agreement, dated February 16, 1993, between Eldorado, Eldorado
                      Bank and Raymond E. Dellerba
   10.24        --    Employment Agreement, dated September 25, 1991, between Eldorado, Eldorado
                      Bank and David Brown
   10.25        --    Form of Employment Agreement between Eldorado Bank and Richard Korsgaard
    21.1        --    Subsidiaries of the Registrant. Eldorado Bank, a California banking corporation and wholly-owned subsidiary of the Registrant, is the only subsidiary of the Registrant.
    23.1        --    Consent of Stradling, Yocca, Carlson & Rauth (included in Exhibit 5.1)
    23.2        --    Consent of Covington & Burling (included in Exhibit 8.1)
    23.3        --    Consent of KPMG Peat Marwick LLP
    23.4        --    Consent of Dayton & Associates
    23.5        --    Consent of The Findley Group
    23.6        --    Consent of James R. Miller
    23.7        --    Consent of Julia M. Di Giovanni (to be filed by amendment)
    23.8        --    Consent of Richard Korsgaard (to be filed by amendment)
    24.1        --    Power of Attorney (included as part of the signature page of this
                      Registration Statement).

- ---------------
(R-1) Filed as an Exhibit to the Registrant's Registration Statement (File No.
      2-71499) filed on March 31, 1981, which exhibit is incorporated herein by this reference.

(R-2) Filed as Exhibit 1.3 to Post-Effective Amendment No. 1 to the Registrant's
      Registration Statement on Form S-8 (File No. 2-73352) which exhibit is incorporated herein by this reference.

(R-3) Filed as Exhibit 10.10 to the Registrant's Report on Form 10-K for the year ended December 31, 1982, which exhibit is incorporated herein by this reference.

(R-4) Filed as an Exhibit to the Registrant's Report on Form 10-K for the year ended December 31, 1983, which exhibit is incorporated herein by this reference.

(R-5) Filed as Exhibit 10.13 to the Registrant's Report on Form 10-K for the year ended December 31, 1984, which exhibit is incorporated herein by this reference.

(R-6) Filed as Exhibit 10.3 to the Registrant's Report on Form 10-K for the year ended December 31, 1985, which exhibit is incorporated herein by this reference.

(R-7) Filed as Exhibit 10.14 to the Registrant's Report on Form 10-K for the year ended December 31, 1986, which exhibit is incorporated herein by this reference.

(R-8) Filed as Exhibit 10.16 and 10.17 to the Registrant's Report on Form 10-K for the year ended December 31,1989, which exhibit is incorporated herein by this reference.

(R-9) Filed as Exhibit 10.18 to the Registrant's Report on Form 10-K for the year ended December 31, 1990, which exhibit is incorporated herein by this reference.

(R-10) Filed as Exhibit 10.19 and 10.20 to the Registrant's Report on Form 10-K for the year ended December 31, 1991, which exhibits are incorporated herein by this reference.

     (B) FINANCIAL STATEMENT SCHEDULES:

          Not Applicable

     (C) THE FAIRNESS OPINION OF THE FINDLEY GROUP AND THE FAIRNESS OPINION OF JAMES R. MILLER (ATTACHED AS ANNEXES B AND C TO THE JOINT PROXY
STATEMENT/PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT).

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes to:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (c) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on July 21, 1995.

                                          ELDORADO BANCORP

                                          By:       /s/  J. B. CROWELL
                                             ----------------------------
                                            J. B. Crowell
                                            President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below on this Registration Statement hereby constitutes and appoints J. B. Crowell and David R. Brown and each of them, with full power to act without the other, the undersigned person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for the undersigned and in the undersigned's name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to this Form S-4 Registration Statement of Eldorado Bancorp and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as the person might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                        DATE
- ----------------------------------------  ------------------------------------    -------------
           /s/  J.B. CROWELL              President and Chief Executive
- ----------------------------------------  Officer (principal executive
              J.B. Crowell                officer) and Director                   July 21, 1995

          /s/  DAVID R. BROWN             Chief Financial Officer (principal
- ----------------------------------------  financial officer and principal
             David R. Brown               accounting officer)                     July 21, 1995

        /s/  RAYMOND E. DELLERBA          Executive Vice President and
- ----------------------------------------  Director
          Raymond E. Dellerba                                                     July 21, 1995

         /s/  MICHAEL B. BURNS            Director
- ----------------------------------------
            Michael B. Burns                                                      July 21, 1995

        /s/  LYNNE PIERSON DOTI           Director
- ----------------------------------------
           Lynne Pierson Doti                                                     July 21, 1995

               SIGNATURE                                 TITLE                        DATE
- ----------------------------------------  ------------------------------------    -------------
           /s/  ROLF J. ENGEN             Director
- ----------------------------------------
             Rolf J. Engen                                                        July 21, 1995

           /s/  WARREN FINLEY             Director
- ----------------------------------------
             Warren Finley                                                        July 21, 1995

           /s/  WARREN D. FIX             Director
- ----------------------------------------
             Warren D. Fix                                                        July 21, 1995

         /s/  ANDREW J. SFINGI            Director
- ----------------------------------------
            Andrew J. Sfingi                                                      July 21, 1995

         /s/  DONALD E. SODARO            Director
- ----------------------------------------
            Donald E. Sodaro                                                      July 21, 1995

          /s/  GEORGE H. WELLS            Director
- ----------------------------------------
            George H. Wells                                                       July 21, 1995

                                 EXHIBIT INDEX

                                                                                       SEQUENTIALLY
EXHIBIT NO.                                  DESCRIPTION                              NUMBERED PAGES
- -----------           ----------------------------------------------------------      --------------
     2.1        --    Agreement and Plan of Reorganization and Merger, dated as
                      of May 22, 1995, by and among the Registrant, Eldorado
                      Bank, Mariners Bancorp and Mariners Bank (attached as
                      Annex A to the Joint Proxy Statement/Prospectus included
                      in this Registration Statement).
     3.1        --    Articles of Incorporation of the Registrant, as amended to date (R-1).
     3.2        --    Bylaws of the Registrant, as amended to date (R-1).
     4.1        --    Form of Common Stock Certificate (R-1).
     5.1        --    Opinion of Stradling, Yocca, Carlson & Rauth as to the
                      legality of the securities being registered
     8.1        --    Tax opinion of Covington & Burling
    10.1        --    Eldorado Bank's Qualified Stock Option Plan (R-1)
    10.2        --    Eldorado Bank -- 1980 Stock Option Plan (R-1)
    10.3        --    Eldorado Bank -- Stock Bonus Plan As Amended (R-6)
    10.4        --    Eldorado Bank -- Stock Purchase Plan and Trust As Amended
                      (R-1)
    10.5        --    Eldorado Bank -- Tustin Branch Office Lease (R-1)
    10.7        --    Eldorado Bank -- Laguna Hills Branch Office Lease (R-1)
    10.9        --    Amendment to 1980 Stock Option Plan (R-2)
   10.10        --    Eldorado Bancorp -- Nonqualified Stock Option Plan -- 1982
                      (R-3)
   10.11        --    Eldorado Bank -- Indio Branch Office Lease (R-4)
   10.13        --    Eldorado Bank Pre-Tax Savings and Profit Sharing Trust
                      (R-5)
   10.14        --    Eldorado Bank -- North San Bernardino Branch Office
                      Sublease (R-7)
   10.16        --    Eldorado Bank -- Corona Lease (R-8)
   10.17        --    Eldorado Bancorp -- 1989 Stock Option Plan (R-8)
   10.18        --    Eldorado Bank -- Escrow Office Lease (R-9)
   10.19        --    Eldorado Bank -- San Clemente Main Office Lease (R-10)
   10.20        --    Eldorado Bank -- North San Clemente Office Lease (R-10)
   10.21        --    Eldorado Bank -- Administrative Office Lease (R-10)
   10.22        --    Employment Agreement, dated March 1, 1993, between
                      Eldorado and Eldorado Bank and J.B. Crowell.
   10.23        --    Employment Agreement, dated February 16, 1993, between
                      Eldorado, Eldorado Bank and Raymond E. Dellerba
   10.24        --    Employment Agreement, dated September 25, 1991, between
                      Eldorado, Eldorado Bank and David Brown
   10.25        --    Form of Employment Agreement between Eldorado Bank and
                      Richard Korsgaard
    21.1        --    Subsidiaries of the Registrant. Eldorado Bank, a
                      California banking corporation and wholly-owned subsidiary of the Registrant, is the only subsidiary of the
                      Registrant.
    23.1        --    Consent of Stradling, Yocca, Carlson & Rauth (included in
                      Exhibit 5.1)
    23.2        --    Consent of Covington & Burling (included in Exhibit 8.1)

                                                                                       SEQUENTIALLY
EXHIBIT NO.                                  DESCRIPTION                              NUMBERED PAGES
- -----------           ----------------------------------------------------------      --------------
    23.3        --    Consent of KPMG Peat Marwick LLP
    23.4        --    Consent of Dayton & Associates
    23.5        --    Consent of The Findley Group
    23.6        --    Consent of James R. Miller
    23.7        --    Consent of Julia M. Di Giovanni (to be filed by amendment)
    23.7        --    Consent of Richard Korsgaard (to be filed by amendment)
    24.1        --    Power of Attorney (included as part of the signature page
                      of this Registration Statement).

- ---------------
 (R-1) Filed as an Exhibit to the Registrant's Registration Statement (File No.
       2-71499) filed on March 31, 1981, which exhibit is incorporated herein by this reference.

 (R-2) Filed as Exhibit 1.3 to Post-Effective Amendment No. 1 to the
       Registrant's Registration Statement on Form S-8 (File No. 2-73352) which exhibit is incorporated herein by this reference.

 (R-3) Filed as Exhibit 10.10 to the Registrant's Report on Form 10-K for the year ended December 31, 1982, which exhibit is incorporated herein by this reference.

 (R-4) Filed as an Exhibit to the Registrant's Report on Form 10-K for the year ended December 31, 1983, which exhibit is incorporated herein by this reference.

 (R-5) Filed as Exhibit 10.13 to the Registrant's Report on Form 10-K for the year ended December 31, 1984, which exhibit is incorporated herein by this reference.

 (R-6) Filed as Exhibit 10.3 to the Registrant's Report on Form 10-K for the year ended December 31, 1985, which exhibit is incorporated herein by this reference.

 (R-7) Filed as Exhibit 10.14 to the Registrant's Report on Form 10-K for the year ended December 31, 1986, which exhibit is incorporated herein by this reference.

 (R-8) Filed as Exhibit 10.16 and 10.17 to the Registrant's Report on Form 10-K for the year ended December 31,1989, which exhibit is incorporated herein by this reference.

 (R-9) Filed as Exhibit 10.18 to the Registrant's Report on Form 10-K for the year ended December 31, 1990, which exhibit is incorporated herein by this reference.

(R-10) Filed as Exhibit 10.19 and 10.20 to the Registrant's Report on Form 10-K for the year ended December 31, 1991, which exhibits are incorporated herein by this reference.